UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 2)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MERCATOR PARTNERS ACQUISITION CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common stock, par value $0.0001 per share
Class B common stock, par value $0.0001 per share

(2)	Aggregate number of securities to which transaction applies: 11,730,100

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee of $6,278 is equal to $107.00 per million of the maximum aggregate transaction value of $58,664,500.

(4)	Proposed maximum aggregate value of transaction: $58,664,500(1)

(1)	Pursuant to paragraphs (c), (f)(1) and (f)(3) of Rule 457 and estimated solely for the purpose of calculating the filing fee, the proposed maximum aggregate transaction value equals the sum of (i) $51,000,000 in cash, (ii) $4,000,000 in promissory notes, (iii) $2,925,000, the estimated value, solely for the purpose of calculating the filing fee pursuant to Rule 0-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of 1,300,000 shares of common stock of the Registrant, based on the average of the high and low sale prices of the Registrant’s common stock on August 17, 2006, as reported by the Over-the Counter Bulletin Board, (iv) $362,500, the estimated value, solely for the purpose of calculating the filing fee pursuant to Rule 0-11 under Exchange Act, of 1,450,000 Class W Warrants of the Registrant, based on the average of the high and low sale prices of the Registrant’s Class W Warrants on August 17, 2006, as reported by the Over-the Counter Bulletin Board, and (v) $377,000, the estimated value, solely for the purpose of calculating the filing fee pursuant to Rule 0-11 under Exchange Act, of 1,450,000 Class Z Warrants of the Registrant, based on the average of the high and low sale prices of the Registrant’s Class Z Warrants on August 17, 2006, as reported by the Over-the Counter Bulletin Board.

(5)	Total fee paid: $5,096

☑	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MERCATOR PARTNERS ACQUISITION CORP.
One Fountain Square, 11911 Freedom Drive, Suite 590
Reston, Virginia 20190
(703) 995-5534

To the Stockholders of Mercator Partners Acquisition Corp.:

You are cordially invited to attend a special meeting of the stockholders of Mercator Partners Acquisition Corp., relating to our proposed acquisitions of Global Internetworking, Inc., which we call GII, and European Telecommunications & Technology Limited, which we call ETT, and related matters. The meeting will be held at 10:00 a.m., Eastern Time, on October 13, 2006, at the offices of Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102.

At this important meeting, you will be asked to consider and vote upon the following proposals:

•	to approve the acquisition of GII pursuant to a stock purchase agreement, as amended, and the acquisition of ETT pursuant to an offer under the laws of England and Wales and related transactions;

•	to amend and restate our amended and restated certificate of incorporation to (i) change our name from “Mercator Partners Acquisition Corp.” to “Global Telecom & Technology, Inc.,” (ii) increase the number of shares of common stock we are authorized to issue from 40,000,000 to 80,000,000 and (iii) remove certain provisions only applicable to us prior to our completion of a business combination;

•	to adopt the Mercator 2006 Employee, Director and Consultant Stock Plan;

•	to elect eight persons to Mercator’s board of directors to hold office until Mercator’s next annual meeting of stockholders or until their successors are duly elected and qualified; and

•	to approve any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies.

The approval of the acquisition proposal is not conditioned on the approval of the other proposals listed above. However, the approval of the proposals to amend and restate our articles of incorporation and to elect the director-nominees are conditioned upon the approval of the acquisition proposal, and the proposal to adopt the Stock Plan is conditioned upon the approval of the acquisition proposal and the charter amendment proposal.

The affirmative vote of a majority of the shares of the Class B common stock issued in our initial public offering that are present in person or by proxy and entitled to vote at the meeting is required to approve the acquisitions of GII and ETT. The affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock is required to approve the amendment and restatement of our amended and restated certificate of incorporation. The affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock that are present in person or by proxy and entitled to vote at the meeting is required to approve adoption of the Stock Plan and the adjournment proposal. To be elected as a director a nominee must receive the affirmative vote of a plurality of the shares of our common stock and Class B common stock present in person or represented by proxy and entitled to vote at the special meeting.

Each stockholder that holds shares of the Class B common stock issued in our initial public offering or purchased following that offering in the open market has the right to vote against the acquisition proposal and, at the same time, demand that we convert that stockholder’s shares into cash equal to a pro rata portion, or approximately $5.32 per share as of September 1, 2006, of the trust account in which a substantial portion of the net proceeds of our initial public offering is deposited. If the acquisition is not completed, then your shares will not be converted to cash at this time, even if you so elected. However, if holders of 2,116,000 or more shares of Class B common stock issued in our initial public offering, an amount equal to 20% of the total number of shares of Class B common stock issued in the initial public offering, vote against the acquisition and demand conversion of their shares into a pro rata portion of the trust account, then we will not be able to consummate the acquisition. In addition, if holders of approximately 9% or more of our outstanding shares of Class B common stock exercise their conversion rights, we will have insufficient funds to pay the cash purchase price for the acquisition, and we would be unable to consummate the acquisition unless we are able to borrow funds or raise additional capital to finance the shortfall.

Our shares of Series A units, Series B units, common stock, Class B common stock, Class W warrants and Class Z warrants are listed on the Over-the-Counter Bulletin Board under the symbols MPAQU, MPABU, MPAQ, MPAQB, MPAQW and MPAQZ, respectively. The securities of GII and ETT are not listed or quoted on any national securities exchange, the Nasdaq Global Market, or the Over-the-Counter Bulletin Board. If the acquisition proposal is approved and the acquisitions of GII and ETT are consummated, the operations and assets of GII and ETT will become ours. In addition, if the charter amendment proposal is approved, our name will be changed to “Global Telecom & Technology, Inc.” upon the consummation of the acquisition.

After careful consideration of the terms and conditions of the proposed acquisitions of GII and ETT, our board of directors has determined that the acquisitions and the transactions contemplated thereby are fair to and in the best interests of Mercator and its stockholders. Our board of directors unanimously recommends that you vote or give instruction to vote “FOR” the acquisition proposal, “FOR” the charter amendment proposal, “FOR” the Stock Plan proposal, “FOR” the election of each of the nominees to our board of directors and “FOR” the adjournment proposal.

We are soliciting the enclosed proxy card on behalf of the board of directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, our officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the acquisitions and the other proposals listed above. Whether or not you plan to attend the special meeting, we urge you to read this material carefully. In particular, you should carefully consider the discussion in the section entitled “Risk Factors” beginning on page 16 of the proxy statement.

YOUR VOTE IS IMPORTANT.  WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED.

I look forward to seeing you at the meeting.

Sincerely,

H. Brian Thompson
Chairman and Chief Executive Officer

This proxy statement is dated September   , 2006, and is first being mailed to Mercator stockholders on or about          , 2006.

MERCATOR PARTNERS ACQUISITION CORP.
One Fountain Square
11911 Freedom Drive, Suite 590
Reston, Virginia 20190
(703) 995-5534

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 13, 2006

TO THE STOCKHOLDERS OF MERCATOR PARTNERS ACQUISITION CORP:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Mercator Partners Acquisition Corp., a Delaware corporation, will be held at 10:00 a.m., eastern time, on October 13, 2006, at the offices of Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102, for the following purposes:

•	to approve the acquisition of Global Internetworking, Inc. pursuant to a stock purchase agreement, as amended, and the acquisition of European Telecommunications & Technology Limited pursuant to an offer under the laws of England and Wales, and related transactions;

•	to amend and restate our amended and restated certificate of incorporation to (i) change our name from “Mercator Partners Acquisition Corp.” to “Global Telecom & Technology, Inc.,” (ii) increase the number of shares of common stock we are authorized to issue from 40,000,000 to 80,000,000 and (iii) remove certain provisions only applicable to us prior to our completion of a business combination;

•	to adopt the Mercator 2006 Employee, Director and Consultant Stock Plan;

•	to elect eight persons to Mercator’s board of directors to hold office until Mercator’s next annual meeting of stockholders or until their successors are duly elected and qualified; and

•	to approve any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies.

Our board of directors has fixed the close of business on September 20, 2006 as the date for which our stockholders are entitled to receive notice of, and to vote at, our special meeting and any adjournments or postponements thereof. Only the holders of record of our common stock and Class B common stock on that date are entitled to have their votes counted at our special meeting and any adjournments or postponements thereof.

We will not transact any other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement by our board of directors.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of our common stock or Class B common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

Our board of directors unanimously recommends that you vote “FOR” the acquisition proposal, “FOR” the charter amendment proposal, “FOR” the Stock Plan proposal, “FOR” the election of each of the nominees to our board of directors and “FOR” the adjournment proposal.

By Order of the Board of Directors,

H. Brian Thompson
Chairman of the Board and
Chief Executive Officer

September  , 2006

MERCATOR PARTNERS ACQUISITION CORP.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
MERCATOR PARTNERS ACQUISITION CORP.

The board of directors of Mercator Partners Acquisition Corp. has unanimously approved the acquisition of Global Internetworking, Inc., which we call GII, and the acquisition of European Telecommunications & Technology Limited, which we call ETT. If approved by our stockholders, we will purchase all of the outstanding shares of capital stock of GII pursuant to a stock purchase agreement, as amended, and we will purchase all of the outstanding securities of ETT from its shareholders pursuant to an offer under the laws of England and Wales. We refer to the proposed acquisitions of GII and ETT together as the Acquisition.

Furthermore, our board of directors has unanimously approved an amendment and restatement of our amended and restated certificate of incorporation to (i) change our name from “Mercator Partners Acquisition Corp.” to “Global Telecom & Technology, Inc.,” (ii) increase the number of shares of common stock we are authorized to issue from 40,000,000 to 80,000,000 and (iii) remove certain provisions only applicable to us prior to our completion of a business combination. In addition, the board of directors of Mercator also unanimously approved the adoption of the Mercator 2006 Employee, Director and Consultant Stock Plan, which we refer to as the Stock Plan, the nomination of eight individuals to serve on our board of directors, and a proposal to authorize the adjournment or postponement of the special meeting to a later date, if necessary to permit further solicitation of proxies.

If the Acquisition is completed, you will continue to hold the Mercator securities that you currently own, except that any shares of Class B common stock you own will automatically be converted into shares of common stock, unless you vote against the Acquisition and elect a cash conversion of your Class B common stock, as described below. You will not receive any of the cash paid in connection with the Acquisition. Mercator is simply acquiring the outstanding securities of GII and ETT.

Mercator was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business, initially focusing on the communications industry. Both GII and ETT are virtual network operators, which are telecommunications providers that do not own the infrastructure upon which their services are provided. Instead, they procure network capacity from existing telecommunications carriers, and integrate and resell this capacity to their customers, including enterprise customers, government agencies and other telecommunications carriers. To date, GII has primarily addressed these issues as a service provider to carriers, while ETT primarily has concentrated on providing services to enterprise customers. We believe that these businesses are complementary, and that the acquisition of ETT and GII will provide you with an opportunity to participate in a company with significant growth potential.

Mercator’s Series A units, Series B units, shares of common stock, shares of Class B common stock, Class W warrants and Class Z warrants are listed on the Over-the-Counter Bulletin Board under the symbols MPAQU, MPABU, MPAQ, MPAQB, MPAQW and MPAQZ, respectively. The securities of GII and ETT are not listed or quoted on any national securities exchange, the Nasdaq Global Market or the Over-the-Counter Bulletin Board. If the acquisition proposal is approved and the Acquisition is consummated, GII and ETT will become our subsidiaries and the operations and assets of GII and ETT will become Mercator’s. In addition, if the proposal to amend and restate our amended and restated certificate of incorporation is approved, upon the consummation of the Acquisition our name will be changed to “Global Telecom & Technology, Inc.,” the number of shares of common stock we are authorized to issue will be increased to 80,000,000 and certain provisions in our current amended and restated certificate of incorporation applicable to us prior to the consummation of a business combination will be removed.

As the stockholders of Mercator are not receiving any consideration or exchanging any of their outstanding securities in connection with the Acquisition, and are simply being asked to vote on the matter, it is not expected that the stockholders will have any tax-related issues as a result of voting on these matters. However, if you vote against the Acquisition Proposal and elect a cash conversion of your Class B common stock into your pro-rata portion of the trust account and as a result receive cash in exchange for your Class B common stock, there may be certain adverse tax consequences, such as realizing a loss on your investment in Mercator shares. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

This proxy statement provides you with detailed information about the proposed Acquisition, the proposed amendment and restatement of our amended and restated certificate of incorporation, the proposed Stock Plan, the proposed nominees for election to our board of directors, the proposed adjournment proposal and the special meeting of stockholders. We encourage you to carefully read this entire document and the documents incorporated by reference. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 16.

The acquisitions of ETT and GII cannot be completed unless at least a majority of the shares of the Class B common stock issued in our initial public offering, present in person or by proxy and entitled to vote at the special meeting as of September 20, 2006, approve the Acquisition. The affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock is required to approve the amendment and restatement of our amended and restated certificate of incorporation. The affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock that are present in person or by proxy and entitled to vote at the meeting is required to approve adoption of the Stock Plan and the adjournment proposal. To be elected as a director a nominee must receive the affirmative vote of a plurality of the shares of our common stock and Class B common stock present in person or represented by proxy and entitled to vote at the special meeting.

ANNEXES

A	Stock Purchase Agreement and Amendment to Stock Purchase Agreement
B	Form of Irrevocable Undertaking
C	Form of D. Michael Keenan Employment Agreement
D	Form of Second Amended and Restated Certificate of Incorporation
E	2006 Employee, Director and Consultant Stock Plan

v

IMPORTANT NOTES

In this proxy statement, we refer to Mercator Partners Acquisition Corp. as “Mercator,” “we,” “us” or “our.”

All references to “$” or “dollars” in this proxy statement refer to United States dollars, unless otherwise indicated. The following table sets forth the average exchange rate for one U.S. dollar expressed in British pounds sterling for each period indicated and the exchange rate at the end of such period based upon the interbank market rates for the applicable dates as reported by the website www.oanda.com.

	Six Months
	Ended
	June 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(British pounds sterling)

Rate at end of period	.55	.55	.58	.52	.56	.62	.69
Average rate for period	.56	.53	.55	.55	.61	.66	.69

On May 23, 2006, the last trading day prior to the announcement of Mercator’s proposed acquisitions of GII and ETT, the exchange rate for one U.S. dollar expressed in British pounds sterling based upon the interbank market rates for the applicable dates as reported by the website www.oanda.com was .53 British pounds.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

What is being voted on?

There are five proposals on which you are being asked to vote.

•	The first proposal is to approve the acquisition of GII pursuant to a stock purchase agreement, as amended, and the acquisition of ETT pursuant to an offer under the laws of England and Wales. We refer to this proposal as the Acquisition Proposal.

•	The second proposal is to approve an amendment and restatement of our amended and restated certificate of incorporation to change our name, increase the number of shares of our common stock we are authorized to issue and remove certain provisions only applicable to us prior to our completion of a business combination. We refer to this proposal as the Charter Amendment Proposal.

•	The third proposal is to approve the adoption of the Mercator 2006 Employee, Director and Consultant Stock Plan. We refer to this proposal as the Stock Plan Proposal.

•	The fourth proposal is to elect eight persons to Mercator’s board of directors to hold office until Mercator’s next annual meeting of stockholders or until their successors are duly elected and qualified. We refer to this proposal as the Nomination Proposal.

•	The fifth proposal is to allow the adjournment or postponement of the special meeting to a later date if necessary to permit further solicitation of proxies. We refer to this proposal as the Adjournment Proposal.

Why are we proposing the Acquisition?

We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business, initially focusing on the communications industry. Both GII and ETT are virtual network operators, which are telecommunications providers that do not own the infrastructure upon which their services are provided. Instead, they procure network capacity from existing telecommunications carriers, and integrate and resell this capacity to their customers, including enterprise customers, government agencies and other telecommunications carriers. To date, GII has primarily addressed these issues as a service provider to carriers, while ETT primarily has concentrated on providing services to enterprise customers. We believe that these businesses are complementary, and that the acquisition of ETT and GII will provide you with an opportunity to participate in a company with significant growth potential. See page 36.

Why are we proposing to amend and restate our amended and restated certificate of incorporation?

We are proposing to change our name because management desires the name of the business to reflect its operations following the Acquisition. We are proposing to increase the number of authorized shares of our common stock so that we will have a greater number of shares available for a variety of corporate purposes, including financing potential future acquisitions, raising additional capital and compensating our officers, directors and employees. Article Sixth of our amended and restated certificate of incorporation is only applicable to us prior to our completion of a business combination. In the event that the Acquisition is approved at the special meeting, Article Sixth will no longer be applicable to us. Therefore, we are proposing to eliminate Article Sixth upon the completion of the Acquisition. The amendment and restatement of our amended and restated certificate of incorporation would be effective only upon the consummation of the Acquisition.

Why are we proposing to adopt the Stock Plan?

We are proposing the Stock Plan, which would be adopted only upon the consummation of the Acquisition, to:

•	create incentives designed to motivate our employees and employees of our subsidiaries to significantly contribute toward our growth and profitability;

•	provide our executives, directors and other employees and persons who, by their position, ability and diligence are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives; and

•	attract and retain qualified executives and other employees, and to provide such persons with an opportunity to acquire an equity interest in us.

What vote is required in order to approve the Acquisition Proposal?

The approval of the Acquisition Proposal will require the affirmative vote of a majority of the shares of our Class B common stock issued in our initial public offering that are present in person or by proxy and entitled to vote at the meeting. In addition, each stockholder who holds shares of our Class B common stock issued in our initial public offering or purchased following such offering in the open market has the right to vote against the Acquisition Proposal and, at the same time, demand that we convert that stockholder’s shares into cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of our initial public offering is deposited. These shares will be converted into cash only if the Acquisition is completed. Based on the amount of cash held in the trust account as of September 1, 2006, including interest accrued as of that date, you will be entitled to convert each share of Class B common stock that you hold into approximately $5.32. However, if the holders of 2,116,000 or more shares of Class B common stock issued in our initial public offering, an amount equal to 20% of the total number of shares of Class B common stock issued in the initial public offering, vote against the Acquisition Proposal and demand conversion of their shares into a pro rata portion of the trust account, then we will not be able to consummate the Acquisition. In addition, if holders of approximately 9% or more of our outstanding shares of Class B common stock, or approximately 952,000 or more shares, exercise their conversion rights, we will have insufficient funds to pay the cash purchase price for the Acquisition. In that event, we would be unable to consummate the acquisition unless we are able to borrow funds or raise additional capital to finance the shortfall. We are currently in discussions with potential lenders regarding a potential debt financing for that purpose. However, we cannot assure you that we will be able to complete such a financing on satisfactory terms, or at all. We would have no ability to extend our deadline of October 15, 2006 to consummate a business combination in order to obtain additional financing. Accordingly, if additional financing is required to complete the Acquisition and we are unable to obtain it by that date, we would not be able to consummate the Acquisition. See “What happens if the Acquisition is not consummated?” below. If we enter into a definitive agreement to obtain financing after the date of this proxy statement but prior to the special meeting, we will file a current report on Form 8-K with the Securities and Exchange Commission, describing the material terms of the financing.

What vote is required in order to approve the Charter Amendment Proposal?

The approval of the Charter Amendment Proposal will require the affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock, voting as a single class.

What vote is required in order to approve the Stock Plan Proposal?

The approval of the Stock Plan Proposal will require the affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock that are present in person or by proxy and entitled to vote at the meeting, voting as a single class.

What vote is required to elect the nominees to the board of directors?

To be elected, a nominee must receive the affirmative vote of a plurality of the shares of our common stock and Class B common stock present or represented by proxy and entitled to vote at the special meeting, voting as a single class.

What vote is required in order to approve the Adjournment Proposal?

The approval of the Adjournment Proposal will require the affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock that are present in person or by proxy and entitled to vote at the meeting, voting as a single class.

What will I receive in the Acquisition?

Holders of our securities will continue to hold the securities of Mercator that they currently own, and will not receive any of the cash paid or securities issued in connection with the Acquisition. We are simply acquiring the outstanding securities of GII and ETT.

How are we paying for the Acquisition?

We will pay an aggregate of $14.0 million and $37.0 million in cash to the shareholders of GII and ETT, respectively. We will also issue to the GII shareholders 1.3 million shares of our common stock, $4.0 million in promissory notes with an interest rate of 6%, due on December 29, 2008, 1.45 million Class W Warrants and 1.45 million Class Z Warrants. Each of the Class W Warrants and Class Z Warrants entitles the holder to purchase one share of our common stock at a price of $5.00 per share. We will use the proceeds from the initial public offering which we completed last year to pay the cash portion of the purchase price for the Acquisition. If holders of approximately 9% or more of our outstanding shares of Class B common stock exercise their conversion rights (as described below), we will have insufficient funds available to pay the cash purchase price for the Acquisition. In that event, we would be unable to consummate the Acquisition unless we were able to borrow funds or raise additional capital to finance the shortfall. We are currently in discussions with potential lenders regarding a potential debt financing for that purpose. However, we cannot assure you that we will be able to complete such a financing on satisfactory terms, or at all. We would have no ability to extend our deadline of October 15, 2006 to consummate a business combination in order to obtain additional financing. Accordingly, if additional financing is required to complete the Acquisition and we are unable to obtain it by that date, we would not be able to consummate the Acquisition. See “What happens if the Acquisition is not consummated?” below. If we enter into a definitive agreement to obtain financing after the date of this proxy statement but prior to the special meeting, we will file a current report on Form 8-K with the Securities and Exchange Commission, describing the material terms of the financing.

Do I have conversion rights in connection with the Acquisition?

If you hold shares of Class B common stock issued in our initial public offering, then you have the right to vote against the Acquisition Proposal and demand that we convert your shares of Class B common stock into a pro rata portion of the trust account in which a substantial portion of the net proceeds of our initial public offering are held. These rights to vote against the Acquisition and demand conversion of the shares into a pro rata portion of the trust account are sometimes referred to in this proxy statement as conversion rights.

If I have conversion rights, how do I exercise them?

If you wish to exercise your conversion rights, you must vote against the Acquisition and, at the same time, demand that we convert your shares into cash. If, notwithstanding your vote, the Acquisition is completed, then you will be entitled to receive a pro rata share of the trust account in which a substantial portion of the net proceeds of our initial public offering are held, including any interest earned thereon through the date of the special meeting. Based on the amount of cash held in the trust account as of September 1, 2006, including interest accrued as of that date, you will be entitled to convert each share of Class B common stock that you hold into approximately $5.32. If you exercise your conversion rights, then you will be exchanging your shares of our Class B common stock for cash and will no longer own these shares of Class B common stock. You will only be entitled to receive cash for these shares of Class B common stock if you continue to hold these shares through the closing date of the Acquisition and then tender your stock certificate to us. If you convert your shares of Class B common stock, you will still have the right to exercise any Class W warrants and Class Z warrants you may hold. If the Acquisition is not completed, then your shares will not be converted to cash at this time, even if you so elected. See page 31.

Do I have dissenter or appraisal rights in connection with the proposals?

No appraisal rights are available under the Delaware General Corporation Law for our stockholders in connection with the Acquisition Proposal.

What happens to the funds deposited in the trust account after completion of the Acquisition?

Upon the consummation of the Acquisition, any funds remaining in the trust account after payment of amounts, if any, to Class B stockholders exercising their conversion rights, will no longer be subject to the trust account and will be used to fund the Acquisition, provide working capital and fund future acquisitions, if any.

Who will manage the company upon completion of the Acquisition?

Upon the completion of the Acquisition, we anticipate that H. Brian Thompson will continue to serve as chairman of our board of directors, and will become our executive chairman, Rhodric C. Hackman will continue to serve on our board of directors and David Ballarini will serve as our interim chief financial officer. We anticipate that D. Michael Keenan, the co-founder and chief executive officer of GII, will serve as our chief executive officer, and Christopher Britton, the founder and chief executive officer of ETT, will serve as our executive vice president and head of our Europe, Middle East and Asia operations. If all of our director-nominees are elected, our board of directors will consist of H. Brian Thompson, Rhodric C. Hackman, D. Michael Keenan, Morgan O’Brien, Alex Mendl, Didier Delepine, Howard Janzen and Sudhakar Shenoy.

What happens if the Acquisition is not consummated?

If the Acquisition is not consummated, we will be liquidated if we do not consummate a business combination by October 15, 2006. In any liquidation, the net proceeds of our initial public offering held in the trust account, plus any interest earned thereon, will be distributed pro rata to the holders of our Class B common stock, subject to potential claims of creditors and any taxes paid or payable by us. There will be no distributions from the trust fund with respect to our common stock or outstanding warrants. In any liquidation, any remaining net assets, after distribution of the trust fund to the Class B stockholders, will be distributed to holders of common stock. We do not anticipate that any assets would remain for distribution to common stockholders in any liquidation.

When do you expect the Acquisition to be completed?

It is currently anticipated that the Acquisition will be completed promptly following our special meeting of stockholders on October 13, 2006.

If I am not going to attend the special meeting of stockholders in person, should I return my proxy card instead?

Yes. After carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the enclosed proxy card in the return envelope provided herewith as soon as possible, so that your shares may be represented at our special meeting.

What will happen if I abstain from voting or fail to vote?

An abstention will have the same effect as a vote against the Acquisition Proposal, and a failure to vote will have no effect on the outcome of the Acquisition Proposal, but neither will have the effect of converting your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of our initial public offering are held. An abstention or failure to vote will have the same effect as a vote against the Charter Amendment Proposal. An abstention will have the same effect as a vote against the Stock Plan Proposal, the Nomination Proposal and the Adjournment Proposal, and a failure to vote will have no effect on the outcome of those proposals.

What do I do if I want to change my vote?

If you wish to change your vote, please send a later-dated, signed proxy card prior to the date of the special meeting or attend the special meeting and vote in person. You also may revoke your proxy by sending a notice of revocation to our corporate secretary, Rhodric C. Hackman, at the address of our corporate headquarters prior to the special meeting.

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If my shares are held in “street name” by my broker, will my broker vote my shares for me?

No. Your broker cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker.

Do I need to turn in my old certificates?

No. If you hold your securities in Mercator in certificate form, as opposed to holding them through your broker, you do not need to exchange them for certificates issued in the name of Global Telecom & Technology, Inc., which will be our new name if the Charter Amendment Proposal is approved and the Acquisition is completed. Your current certificates will represent your rights in the renamed company. You may exchange them by contacting our transfer agent, American Stock Transfer & Trust Company, and following their requirements for reissuance. If you elect to exercise your conversion rights, you will need to deliver your old certificates to us.

Will Mercator’s securities still be traded on the Over-the-Counter Bulletin Board after the Acquisition is completed?

Yes. We intend to apply to have our common stock and warrants approved for listing on The Nasdaq Global Market as soon as practicable. However, we cannot assure you that we will satisfy the listing requirements of The Nasdaq Global Market.

Who can help answer my questions?

If you have questions about the Acquisition, you may write or call Rhodric C. Hackman, Mercator Partners Acquisition Corp., One Fountain Square, 11911 Freedom Drive, Suite 590, Reston, Virginia 20190, (703) 995-5534.

SUMMARY

This summary discusses the material items of the Acquisition Proposal, the Charter Amendment Proposal, the Stock Plan Proposal, the Nomination Proposal and the Adjournment Proposal, which are described in greater detail elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you. See “Where You Can Find More Information.”

Mercator Partners Acquisition Corporation

Mercator is a blank check company organized as a corporation under the laws of Delaware on January 3, 2005. Mercator was formed to effect a business combination with an unidentified operating business. On April 15, 2005, Mercator successfully consummated an initial public offering of its equity securities from which it derived net proceeds of $55,050,876. The prices of Mercator’s shares of Series A units (each unit consisting of two shares of common stock, five Class W warrants and five Class Z warrants), Series B units (each unit consisting of two shares of Class B common stock, one Class W warrant and one Class Z warrant), common stock, Class B common stock, Class W warrants and Class Z warrants are listed on the Over-the-Counter Bulletin Board under the symbols MPAQU, MPABU, MPAQ, MPAQB, MPAQW and MPAQZ, respectively. Approximately $53.4 million of the net proceeds of the initial public offering was placed in a trust account and will be released to Mercator, subject to the exercise of conversion rights by holders of less than 20% of the Mercator Class B common stock issued in the public offering. A portion of the balance of the net proceeds from the initial public offering has been used by Mercator to pay expenses incurred in pursuit of a business combination, and the remainder of the balance is available to Mercator to pay additional expenses. As of September 1, 2006, we had approximately $770,000 in cash and cash equivalents remaining outside of the trust account, and approximately $575,000 in outstanding liabilities that are payable from this amount. We estimate that we will incur additional costs of approximately $510,000 in connection with the Acquisition, regardless of whether or not the Acquisition is successfully completed. To date, we have not taken any steps to attempt to reach agreement with any of our service providers to defer their fees. If we do not complete a business combination by October 15, 2006, then, pursuant to our amended and restated certificate of incorporation, our officers must take appropriate action to dissolve and liquidate Mercator.

The mailing address of Mercator’s executive office is One Fountain Square, 11910 Freedom Drive, Suite 590, Reston, Virginia 20910 and its telephone number is (703) 995-5534.

Industry of the Companies Proposed to be Acquired

Both GII and ETT are virtual network operators, or VNOs. VNOs are telecommunications providers that do not own the infrastructure upon which their services are provided. Instead, they procure network capacity from existing telecommunications carriers, and integrate and resell this capacity to their customers, including enterprise customers, government agencies and other telecommunications carriers. VNOs are able to bundle services provided by a number of carriers, which typically allows them to offer highly customized, cost-efficient solutions for their customers, many of whom have complex communications requirements. The VNO model is also typically attractive to customers with diverse or international telecommunications requirements.

VNOs such as GII and ETT typically serve both wholesale telecommunications service providers, which resell the VNO’s services to their end-user customers, as well as retail business enterprise customers that use the VNO’s services for their own corporate networks.

We believe that, if the Acquisition is successfully completed, we will be the only U.S. based “pure play” VNO, meaning there is no other company listed for trading in the U.S. whose operations are limited to those of a VNO.

Global Internetworking, Inc.

GII was incorporated in Virginia in September 1998. GII designs and manages customized telecommunications connectivity and outsourced wide-area network solutions for more than 100 customers. A wide-area network, or WAN, is a geographically dispersed telecommunications network. GII is headquartered in McLean, Virginia.

To deliver its services, GII has developed expert capabilities in designing and managing data network solutions that are not dependent on any particular carrier. It has entered into wholesale bandwidth purchasing contracts with more than 60 local, long-distance and competitive telecommunications carriers. GII provides the following services, integrated into four primary categories:

•	data transport and connectivity;

•	access aggregation and hubbing;

•	managed network services; and

•	professional services.

GII’s website is www.globalinternetworking.com. The information contained in, or that can be accessed through, GII’s website is not part of this proxy.

European Telecommunications & Technology Limited

ETT was incorporated under the laws of England and Wales in October 1998. ETT is a global supplier of dedicated managed data networks and value-added services serving over 100 enterprise customers, most of which are multinational enterprise corporations, in 45 countries. ETT was formed to meet the growing demand by enterprise customers for a single source of managed network services. ETT integrates and resells network capacity obtained from suppliers of a wide range of telecommunications services, including terrestrial, wireless and satellite technologies. As a result, clients are able to select optimal and fully integrated solutions on a global scale through a single source of contact for billing and services. ETT is headquartered in London, United Kingdom.

ETT’s “packaged” services, marketed under the brand “City,” consist of three primary business lines:

•	managed Internet Protocol and Internet services;

•	dedicated connectivity services; and

•	facilities management and other services.

ETT’s website is www.et-t.net. The information contained in, or that can be accessed through, ETT’s website is not part of this proxy.

The GII Acquisition

Mercator has entered into a stock purchase agreement with each of GII’s three shareholders, pursuant to which Mercator will purchase all of the issued and outstanding shares of capital stock of GII and GII will become a subsidiary of Mercator. In consideration for their shares of GII stock, the GII shareholders will receive, on a pro-rata basis, consideration with a total estimated value on the closing date of approximately $25.2 million, consisting of:

•	$14,000,000 in cash (less approximately $987,000 which will be paid to GII option holders in cancellation of their options);

•	1,300,000 shares of common stock of Mercator;

•	$4,000,000 in promissory notes with an interest rate of 6%, due on December 29, 2008;

•	1,450,000 Class W Warrants (each of which entitle the holder thereof to purchase one share of Common Stock of Mercator at a price of $5.00 per share); and

•	1,450,000 Class Z Warrants (each of which entitle the holder thereof to purchase one share of Common Stock of Mercator at a price of $5.00 per share).

966,666 of the Class W Warrants and 966,666 of the Class Z Warrants will be placed in escrow at the closing. The escrowed Class W Warrants and the Class Z Warrants will be released to the former GII shareholders when a majority of the Class W Warrants or Class Z warrants that were issued and outstanding as of the date of the stock purchase agreement have been exercised, redeemed or otherwise converted into cash or equity securities, or earlier in the event that either D. Michael Keenan or Todd J. Vecchio, GII’s executive officers, is dismissed from employment by Mercator other than for “cause,” as defined in the employment agreements they will enter into with us in connection with the Acquisition, or if there is a merger, asset sale or similar transaction that results in a change of control of Mercator.

We estimate the value of the 1,300,000 shares of common stock to be issued to the GII shareholders to be $6,731,400, based upon the average closing price of Mercator’s Class B common stock of approximately $5.18 per share during the two days prior and two days subsequent to May 23, 2006, the date of the stock purchase agreement. We estimate the aggregate value of the 483,334 Class W Warrants and 483,334 Class Z Warrants to be delivered to the former shareholders of GII at the closing to be $467,287, based upon the average closing prices of Mercator’s Class W Warrants and Class Z Warrants of approximately $0.47 and $0.49, respectively, during the two days prior and two days subsequent to May 23, 2006. We estimate the aggregate value of the 966,666 Class W Warrants and 966,666 Class Z Warrants to be placed in escrow to be $934,573, based upon the same average closing prices. The value of the Class W Warrants and Class Z Warrants to be placed in escrow is not included in the total estimated consideration value of approximately $25.2 million, but will be included in the purchase price of GII when, and if, the contingency relating to their release is satisfied.

The purchase price payable to the GII shareholders is not subject to adjustment based on GII’s financial condition, financial performance or any other criteria.

The ETT Acquisition

Mercator proposes to acquire ETT by means of an offer, which has been delivered to all 71 shareholders and option holders of ETT to acquire all of the outstanding shares of ETT for a purchase price of $37.0 million in cash. No shares of common stock or other securities of Mercator will be issued to ETT’s officers, directors or shareholders in consideration for the acquisition. The purchase price is not subject to adjustment based on ETT’s financial condition, financial performance or any other criteria. When this transaction is accomplished, ETT will become a subsidiary of Mercator.

Approval of ETT Shareholders

Under the articles of association of ETT, a prospective purchaser of ETT who has received acceptances of an offer to acquire ETT made by it which would result in it owning not less than 75% of all the issued share capital of ETT, provided that such acceptances include acceptances from a majority of certain specified ETT investors, can compulsorily acquire the shares of ETT shareholders who at the relevant time have not accepted the offer in question. This means that the prospective acquiror can acquire any shares held by the shareholders who have not accepted the offer, on the same terms as those which apply to the acquisition of the 75% of ETT’s share capital.

On or about June 13, 2006, we sent an offer to all of ETT’s shareholders offering to acquire all of their interests in ETT’s share capital. We received irrevocable undertakings, or binding commitments, to accept the offer from ETT shareholders holding an aggregate of 166,870,716 Ordinary Shares, A Ordinary Shares and Preferred Ordinary Shares of ETT, representing approximately 96% of the total issued share capital of ETT, including from a majority of the specified ETT investors required to permit a compulsory acquisition.

As the 75% acceptance threshold specified in ETT’s articles of association was achieved, we have applied the relevant provisions of the articles of association to compulsorily acquire the remaining ETT shares held by shareholders from whom we did not receive acceptances. Those shareholders will receive cash in consideration for the sale of their ETT shares. As a result of the application of the compulsory acquisition provisions of the articles of association, all ETT shareholders were deemed to have accepted the offer as of July 28, 2006, and no further approval of ETT’s shareholders is required.

Special Meeting of Our Stockholders

The special meeting of our stockholders will be held at 10:00 a.m., eastern time, on October 13, 2006, at the offices of Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102, to vote on the Acquisition Proposal, the Charter Amendment Proposal, the Stock Plan Proposal, the Nomination Proposal and the Adjournment Proposal.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock or Class B common stock as of the close of business on September 20, 2006, which is the record date for the special meeting. When voting on the Acquisition Proposal, you will have one vote for each share of our Class B common stock that you owned at the close of business on the record date. For other proposals, you will have one vote for each share of our common stock or our Class B common stock that you owned at the close of business on the record date. Our warrants do not have voting rights.

At the close of business on the record date, there were 1,150,100 shares of our common stock outstanding and 10,580,000 shares of our Class B common stock outstanding.

Vote Required to Approve the Acquisition Proposal

The approval of the Acquisition will require the affirmative vote of a majority of the shares of our Class B common stock issued in our initial public offering that are present in person or by proxy and entitled to vote at the meeting. However, we will not be able to complete the Acquisition if the holders of 2,116,000 or more shares of Class B common stock issued in our initial public offering, an amount equal to 20% of those shares, vote against the Acquisition and demand that we convert their shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of our initial public offering are held. In addition, if holders of approximately 9% or more of our outstanding shares of Class B common stock, or approximately 952,000 or more shares, exercise their conversion rights, we will have insufficient funds to pay the cash purchase price for the Acquisition. In that event, we would be unable to consummate the acquisition unless we are able to borrow funds or raise additional capital to finance the shortfall. Approval of the Acquisition Proposal is not conditioned upon the approval of the Charter Amendment Proposal, the Stock Plan Proposal, the Nomination Proposal or the Adjournment Proposal.

Vote Required to Approve the Charter Amendment Proposal

The approval of the Charter Amendment Proposal will require the affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock, voting as a single class. Approval of the Charter Amendment Proposal is conditioned upon the approval of the Acquisition Proposal, but is not conditioned upon the approval of any other proposal.

Vote Required To Approve the Stock Plan Proposal

The approval of the Stock Plan Proposal will require the affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock that are present in person or by proxy and entitled to vote at the meeting, voting as a single class. Approval of the Stock Plan Proposal is conditioned upon the approval of the Acquisition Proposal and the Charter Amendment Proposal, but is not conditioned upon the approval of any other proposal.

Vote Required for the Nomination Proposal

To be elected as a director, a nominee must receive the affirmative vote of a plurality of the shares of our common stock and Class B common stock present or represented by proxy and entitled to vote at the special meeting, voting as a single class. Approval of the Nomination Proposal is conditioned upon the approval of the Acquisition Proposal, but is not conditioned upon the approval of any other proposal.

Vote Required to Approve the Adjournment Proposal

The approval of the Adjournment Proposal will require the affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock that are present in person or by proxy and entitled to vote at the meeting, voting as a single class. Approval of the Adjournment Proposal is not conditioned upon the approval of the Acquisition Proposal, the Charter Amendment Proposal, the Stock Plan Proposal or the Nomination Proposal.

Conversion Rights

Pursuant to our amended and restated certificate of incorporation, a holder of shares of our Class B common stock issued in the initial public offering may, if the stockholder votes against the Acquisition Proposal, demand that we convert those shares into cash. This demand must be made on the proxy card at the same time that the stockholder votes against the Acquisition Proposal. If properly demanded, we will convert each share of Class B common stock as to which such demand has been made into a pro rata portion of the trust account in which a substantial portion of the net proceeds of our initial public offering are held, plus all interest earned thereon. If you exercise your conversion rights, then you will be exchanging your shares of our Class B common stock for cash and will no longer own these shares of Class B common stock. Based on the amount of cash held in the trust account as of September 1, 2006, including interest accrued as of that date, you will be entitled to convert each share of Class B common stock that you hold into approximately $5.32. You will only be entitled to receive cash for these shares of Class B common stock if you continue to hold these shares through the closing date of the Acquisition and then tender your stock certificate to us. If the Acquisition is not completed, then these shares will not be converted into cash at this time.

The Acquisition will not be completed if the holders of 2,116,000 or more shares of Class B common stock issued in our initial public offering, an amount equal to 20% of those shares, exercise their conversion rights. In addition, if holders of approximately 9% or more of our outstanding shares of Class B common stock, or approximately 952,000 or more shares, exercise their conversion rights, we will have insufficient funds to pay the cash purchase price for the Acquisition. In that event, we would be unable to consummate the acquisition unless we are able to borrow funds or raise additional capital to finance the shortfall. We are currently in discussions with potential lenders regarding a potential debt financing for that purpose. However, we cannot assure you that we will be able to complete such a financing on satisfactory terms, or at all. We would have no ability to extend our deadline of October 15, 2006 to consummate a business combination in order to obtain additional financing. Accordingly, if additional financing is required to complete the Acquisition and we are unable to obtain it by that date, we would not be able to consummate the Acquisition. If we enter into a definitive agreement to obtain financing after the date of this proxy statement but prior to the special meeting, we will file a current report on Form 8-K with the Securities and Exchange Commission, describing the material terms of the financing.

Appraisal or Dissenters Rights

No appraisal rights are available under the Delaware General Corporation Law for our stockholders in connection with the Acquisition Proposal.

Proxies

Proxies may be solicited by mail, telephone or in person.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting.

Stock Ownership

At the close of business on the record date, our executive officers, directors and director-nominee beneficially owned and were entitled to vote, in the aggregate, 4,100 shares of our common stock and 4,000 shares of our Class B common stock, representing less than 1% of the then outstanding shares of common stock and Class B common stock. Those numbers do not include an aggregate of 4,924,000 shares of common stock issuable upon exercise of warrants held by our directors, director-nominees, executive officers and affiliated entities. As of the record date, these shares and warrants had a market value of approximately $964,660 based on our common stock price of $1.50 per share, our Class B common stock price of $5.19 per share, our Class W warrant price of $0.23 per warrant and our Class Z warrant price of $0.24 per warrant.

Based solely upon information contained in public filings, as of the record date, the following stockholders beneficially owned greater than five percent of our issued and outstanding common stock or Class B common stock:

•	Pentagram Partners, L.P. beneficially owned 113,800 shares of our common stock, representing approximately 9.9% of our common stock outstanding;

•	Sapling, LLC and Fir Tree Recovery Master Fund, L.P. together beneficially owned 796,400 shares of our Class B common stock, representing approximately 7.5% of our Class B common stock outstanding;

•	Amaranth LLC and its affiliates beneficially owned 662,700 shares of our Class B common stock, representing approximately 6.3% of our Class B common stock outstanding; and

•	David M. Knott and Dorset Management Company together owned 545,000 shares of our Class B common stock, representing approximately 5.2% of our Class B common stock outstanding.

Our Board of Directors’ Recommendation

After careful consideration, our board of directors has determined unanimously that the Acquisition Proposal is fair to, and in the best interests of, us and our stockholders. Our board of directors did not obtain a fairness opinion in making this determination. The board determined that, in light of the likely cost to obtain a fairness opinion, Mercator’s existing cash resources and the board’s belief that its directors had the skill and experience to properly evaluate the fairness of the Acquisition, Mercator’s assets should not be used to pay for a fairness opinion. Our board of directors has unanimously approved the Acquisition, the amendment and restatement of our amended and restated certificate of incorporation, the adoption of the Stock Plan, the election of each of the nominees listed in this proxy statement to our board of directors and the proposal to allow the adjournment of the special meeting, and unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of the Acquisition Proposal, “FOR” the approval of the Charter Amendment Proposal, “FOR” the approval of the Stock Plan Proposal, “FOR” the election of each of the nominees to the board of directors and “FOR” the approval of the Adjournment Proposal.

Interests of Our Directors and Officers in the Acquisition

When you consider the recommendation of our board of directors that you vote in favor of adoption of the Acquisition Proposal, you should keep in mind that certain of our directors and officers have interests in the Acquisition that are different from, or in addition to, your interest as a stockholder. These interests include, among other things, that if the Acquisition is not approved by October 15, 2006, requiring us to liquidate, the warrants held by our executives and directors will be worthless as will the nominal number of shares of our common stock they owned prior to our initial public offering because these shares will not participate in any distribution of the assets held in our trust fund. As of the record date, our executives and directors owned a total of 4,100 shares of our common stock and 4,000 shares of our Class B common stock, having a total market value of $26,910 based on our share price of $1.50 for our common stock and $5.19 for our Class B common stock on that date. As of the record date, our executives, directors and affiliated entities also held warrants exercisable for an aggregate of 4,874,000 shares of common stock. As of that date, these warrants had a market value of approximately $926,000 based on our Class W warrant price of $0.17 per warrant and our Class Z warrant price of $0.21 per warrant. In addition, we anticipate that following the completion of the Acquisition, H. Brian Thompson will continue to serve as chairman of our board of directors, and will become our executive chairman, Rhodric Hackman will remain on our board of directors, and David Ballarini, our current chief financial officer, will continue to serve in that capacity on an interim basis.

Additional Interests of Directors and Officers of GII in the Acquisition

You should understand that some of the current directors and officers of GII have interests in the Acquisition that are different from, or in addition to, your interests as a stockholder. In particular, D. Michael Keenan, GII’s co-founder and chief executive officer, is expected to become our chief executive officer and a member of our board of directors. In addition, Mr. Keenan, Todd J. Vecchio, GII’s co-founder and president, and Raymond E. Wiseman,

GII’s Vice President of Network Support, are expected to enter into employment agreements with us upon the completion of the Acquisition. See “Employment Agreements” on page 54. These interests are in addition to the portion of the purchase price payable to each of these individuals, which is payable pro-rata based on their respective ownership interests in GII. We estimate the value on the closing date of the consideration to be received by Messrs. Keenan, Vecchio and Wiseman to be approximately $10.9 million, $10.9 million and $2.4 million, respectively, based on their GII ownership interests.

Additional Interests of Directors and Officers of ETT in the Acquisition

In addition, some of the current directors and officers of ETT have interests in the Acquisition that are different from, or in addition to, your interests as a stockholder. In particular, Christopher Britton, ETT’s founder and chief executive officer, is expected to become our executive vice president and head of our Europe, Middle East and Asia operations. Furthermore, Mr. Britton and Steven Sanderson, ETT’s Finance Director, are expected to enter into employment agreements with us upon the completion of the Acquisition. See “Employment Agreements” on page 54. These interests are in addition to the portion of the purchase price payable to each of these individuals, which is payable pro-rata based on their respective ownership interests in ETT. Messrs. Britton and Sanderson will receive approximately $1.9 million and $126,000, respectively, of the total purchase price, based on their ETT ownership interests.

Conditions to the Completion of the GII Acquisition

The obligations of each of Mercator and GII to consummate the acquisition of GII are subject to the satisfaction or waiver of specified conditions, including the following:

Conditions to each party’s obligation

•	no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the acquisition illegal or otherwise prohibiting consummation of the acquisition, substantially on the terms contemplated by the stock purchase agreement;

•	the Mercator stockholders shall have approved the change of the name of Mercator to a name selected by GII and Mercator and an increase in the number of authorized shares of Common Stock of Mercator;

•	the Mercator stockholders shall have approved the transactions contemplated by the stock purchase agreement and holders of 20% or more of the shares of Class B common stock of Mercator issued in Mercator’s initial public offering and outstanding immediately before the closing shall not have exercised their rights to convert their shares into a pro rata share of the trust fund; and

•	approvals from any governmental entity necessary for the consummation of the acquisition shall have been obtained and any waiting period applicable to the consummation of the acquisition shall have expired or been terminated.

Conditions to Mercator’s obligation

•	the representations and warranties of GII must be true and correct in all material respects, as of the date of completion of the acquisition;

•	GII and its shareholders must have performed in all material respects all obligations that are to be performed by it under the stock purchase agreement;

•	no action, suit or proceeding shall exist that is reasonably likely to prevent the acquisition or cause rescission of the acquisition following closing;

•	GII shall have obtained all consents, waivers, permits and approvals required in connection with the consummation of the acquisition if failure to obtain the same would be reasonably expected to cause a material adverse effect;

•	there must not have occurred since the date of the stock purchase agreement any material adverse effect on GII;

•	Mercator shall have received an opinion of counsel from Rees, Broome & Diaz, P.C., counsel to GII;

•	D. Michael Keenan and Todd J. Vecchio shall have entered into mutually acceptable employment agreements with Mercator;

•	the former GII shareholders shall have entered into mutually acceptable lock-up agreements with Mercator;

•	Mercator shall have received copies of resolutions and actions taken by GII’s board of directors and shareholders in connection with the approval of the stock purchase agreement and the transactions contemplated thereunder and other documents or certificates reasonably required by Mercator; and

•	there shall be outstanding no options, warrants or other derivative securities entitling the holders thereof to acquire shares of GII or other securities of GII.

Conditions to GII’s shareholders’ obligation

•	Mercator’s representations and warranties must be true and correct in all material respects, as of the date of completion of the acquisition;

•	Mercator must have performed in all material respects all obligations required to be performed by it under the stock purchase agreement;

•	no action, suit or proceeding shall exist that is reasonably likely to prevent the acquisition or cause rescission of the acquisition following closing;

•	Mercator shall have obtained all consents, waivers, permits and approvals required in connection with the consummation of the acquisition if failure to obtain the same would be reasonably expected to cause a material adverse effect;

•	there must not have occurred, since the date of the stock purchase agreement, any material adverse effect on Mercator or ETT;

•	Mercator shall be in compliance with the reporting requirements under the Exchange Act of 1934;

•	GII and its shareholders shall have received an opinion of counsel from Greenberg Traurig, LLP, counsel to Mercator;

•	GII shall have received copies of resolutions and actions taken by Mercator’s board of directors and stockholders in connection with the approval of the stock purchase agreement and the transactions contemplated thereunder and other documents or certificates reasonably required by GII;

•	Mercator shall have delivered a press release regarding the stock purchase to GII, in a form reasonably acceptable to GII.

•	Mercator shall have made appropriate arrangements with American Stock Transfer & Trust Company to have the trust fund dispersed immediately upon the closing;

•	Mercator shall have entered into mutually acceptable employment agreements with D. Michael Keenan and Todd J. Vecchio;

•	the transactions between Mercator and ETT shall have been consummated at or prior to the closing of the acquisition; and

•	Mercator shall have entered into lock-up agreements with the former GII shareholders.

Conditions to the Completion of the ETT Acquisition

The obligation of Mercator to consummate the acquisition of ETT is subject to the satisfaction or waiver of specified conditions, including the following:

•	Mercator shall have received valid acceptances for not less than 75% of the issued share capital of ETT, including acceptances from a majority of certain specified ETT investors;

•	Mercator shall have obtained from its auditors and ETT’s auditors such documentation as would be required for presentation of ETT’s and Mercator’s financial statements on a consolidated basis in accordance with generally accepted accounting principles as required by applicable U.S. securities laws;

•	the Mercator stockholders shall have approved the acquisition of ETT;

•	ETT shall not have directly or through an affiliated company taken any specified actions which are not in the ordinary course of business;

•	there shall be no adverse change or deterioration in the business, financial or trading position or profits of ETT or any other of its related companies and no contingent liability having arisen in ETT or any other of its related companies which in any such case is material in the context of ETT taken as a whole; and

•	subsequent to the date of the offer, no litigation or arbitration proceedings, prosecution or other legal proceedings shall have been instituted, announced or threatened by or against or remaining outstanding against ETT or any other of its related companies which in any such case is material.

Termination of the GII stock purchase agreement

The stock purchase agreement may be terminated at any time prior to the closing as follows:

•	by mutual written consent of Mercator and GII;

•	by either Mercator or GII, if the closing has not occurred by October 15, 2006, on which date, if we have not yet completed a business combination, all outstanding shares of our Class B common stock would be automatically cancelled, and we would be required to distribute the proceeds of our trust fund to the Class B stockholders and then dissolve and liquidate;

•	by either Mercator or GII if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the acquisition, which order, decree, ruling or other action is final and nonappealable;

•	subject to a 30-day cure period, by Mercator if GII has breached any of its covenants or representations and warranties under the stock purchase agreement in any material respect;

•	subject to a 30-day cure period, by GII if Mercator has breached any of its covenants or representations and warranties under the stock purchase agreement in any material respect; and

•	by either Mercator or GII, if, at the Mercator special meeting (including any adjournments thereof), the stock purchase agreement and the transactions contemplated thereby are not approved and adopted by the affirmative vote of holders of a majority of the shares of Class B common stock issued in Mercator’s initial public offering that are present in person or by proxy and entitled to vote at the meeting, or the holders of 20% or more of the number of shares of Mercator’s Class B common stock issued in Mercator’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of Mercator’s Class B common stock held by them into cash in accordance with Mercator’s certificate of incorporation. Pursuant to our amended and restated certificate of incorporation, we may not consummate the Acquisition if holders of 20% or more of the shares of Class B common stock issued in our initial public offering properly exercise their right to convert their shares into cash.

Regulatory Matters

Consummation of the acquisition of GII is contingent upon the receipt of approval from the Federal Communications Commission, or FCC. GII received approval of the acquisition from the FCC in August 2006.

Consummation of the acquisition of GII is also contingent upon notification to and/or approval by certain state public utility commissions in the states in which GII is authorized to provide regulated telecommunications services. GII has filed all of the notifications and/or requests for approval of the acquisition of GII with the applicable state public utility commissions in June 2006, and as of the date of this proxy statement has received the approval of all but one required state agency, the Florida Public Service Commission. That agency has proposed approving the transaction, but the effectiveness of that proposal is subject to a notice period that closes on September 27, 2006.

SELECTED HISTORICAL FINANCIAL INFORMATION

We are providing the following financial information to assist you in your analysis of the financial aspects of the Acquisition.

The GII historical information is derived from the unaudited consolidated financial statements of GII as of June 30, 2006 and for each of the nine-month periods ended June 30, 2006 and 2005 and the audited consolidated financial statements of GII as of and for each of its fiscal years ended September 30, 2005, 2004 and 2003, included elsewhere in this proxy statement. GII’s historical information as of and for its fiscal years ended September 30, 2002 and 2001 are derived from GII’s audited financial statements which are not included in this proxy statement. The ETT historical information is derived from the unaudited consolidated financial statements of ETT as of June 30, 2006 and for each of the six-month periods ended June 30, 2006 and 2005 and the audited consolidated financial statements of ETT as of and for each of the fiscal years ended December 31, 2005, 2004 and 2003, included elsewhere in this proxy statement. ETT’s historical information as of and for the fiscal years ended December 31, 2002 and 2001 are derived from ETT’s unaudited financial statements which are not included in this proxy statement. Our historical information is derived from our unaudited consolidated financial statements as of and for the six-month period ended June 30, 2006 and the period from January 3, 2005 (inception) to June 30, 2005 and our audited consolidated financial statements as of December 31, 2005 and for the period from January 3, 2005 (inception) to December 31, 2005, included elsewhere in this proxy statement.

The information is only a summary and should be read in conjunction with each company’s historical consolidated financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of GII, ETT or us.

GII HISTORICAL FINANCIAL INFORMATION

	Nine Months Ended
	June 30,		Year Ended September 30,
	2006	2005	2005	2004	2003	2002	2001
	(Unaudited)	(Unaudited)

Revenues	$13,226,792	$10,127,894	$14,167,849	$9,263,497	$8,671,583	$8,711,085	$4,623,776
Income (loss) from operations	(432,697)	(570,047)	(701,303)	(429,188)	560,903	503,141	287,134
Net income (loss)	(492,119)	(321,012)	(444,964)	(223,560)	379,456	339,941	242,538
Net income (loss) per share, basic and diluted	$(0.20)	$(0.13)	$(0.18)	$(0.09)	$0.15	$0.14	$0.10
Cash dividends per share	$—	$—	$—	$—	$—	$—	$—

	As of June 30,	As of September 30,
	2006	2005	2004	2003	2002	2001
	(Unaudited)

Total assets	$4,323,243	$3,971,281	$3,103,690	$2,999,374	$2,512,937	$871,949
Total current liabilities	4,411,512	3,598,492	2,357,929	2,049,226	1,942,246	641,198
Long-term liabilities	121,726	90,665	19,175	—	—	—
Stockholders’ equity	(209,995)	282,124	726,586	950,148	570,692	230,751

ETT HISTORICAL FINANCIAL INFORMATION

	Six Months Ended
	June 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	(Unaudited)	(Unaudited)				(Unaudited)	(Unaudited)

Revenues	$16,437,846	$18,184,841	$34,711,639	$35,075,501	$26,328,311	$19,698,614	$11,973,141
Income (loss) from operations	(19,216)	43,701	(234,805)	(560,006)	(2,874,761)	(4,315,764)	(7,701,605)
Net income (loss)	535	83,239	(231,000)	(490,198)	(2,858,363)	(4,210,986)	(7,531,601)
Net income (loss) per share, basic and diluted	$—	$—	$—	$—	$(0.02)	$(0.03)	$(0.05)
Cash dividends per share	$—	$—	$—	$—	$—	$—	$—

	As of June 30,	As of December 31,
	2006	2005	2004	2003	2002	2001
	(Unaudited)			(Unaudited)	(Unaudited)	(Unaudited)

Total assets	$10,644,325	$11,276,787	$14,294,212	$8,854,789	$11,049,984	$5,999,655
Total current liabilities	13,930,815	14,006,156	15,872,666	11,055,199	11,098,262	9,311,734
Long-term liabilities	376,289	657,896	2,085,266	753,691	120,550	18,183
Stockholders’ equity (deficit)	(3,662,779)	(3,387,265)	(3,663,270)	(2,954,101)	907,867	(2,363,459)

MERCATOR HISTORICAL FINANCIAL INFORMATION

			For the Period
		For the Period	from Inception
	Six Months	from Inception	(January 3, 2005)
	Ended	(January 3, 2005)	to December 31,
	June 30, 2006	to June 30, 2005	2005
	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—
Interest income	1,239,535	315,576	1,258,203
Gains on derivative liabilities	558,850	229,200	776,750
Net income (loss)	1,097,710	358,040	1,369,061
Net income (loss) per share	$0.09	$0.07	$0.16
Cash dividends per share	$—	$—	$—

	As of June 30,	As of December 31,
	2006	2005
	(Unaudited)

Total assets (including US Government Securities held in Trust Fund)	$57,418,143	$56,100,887
Derivative liabilities	5,948,850	6,507,700
Common stock subject to possible conversion	11,168,769	10,926,022
Stockholders’ equity	39,316,278	38,463,132

SELECTED UNAUDITED CONDENSED CONSOLIDATED
PRO FORMA FINANCIAL INFORMATION

The following selected unaudited pro forma condensed consolidated financial information combines (i) the historical balance sheets of GII, ETT and Mercator as of June 30, 2006 giving effect to the Acquisition as if it had occurred on such date, (ii) the historical statements of operations of ETT and Mercator for the six-month period ended June 30, 2006 and the historical statement of operations of GII for the six-month period ended March 31, 2006, giving effect to the Acquisition as if it had occurred on January 1, 2005 (October 1, 2004 for GII), and (iii) the historical statement of operations of ETT for the year ended December 31, 2005, of GII for the year ended September 30, 2005, and of Mercator for the period from January 3, 2005 (inception) through December 31, 2005, giving effect to the Acquisition as if it had occurred on January 1, 2005 (October 1, 2004 for GII). The selected unaudited pro forma condensed consolidated financial data has been derived from the unaudited pro forma condensed consolidated financial information included elsewhere in this proxy statement and should be read in conjunction with the unaudited pro forma condensed consolidated financial information and related notes.

The selected unaudited pro forma condensed combined consolidated financial data have been prepared assuming that none of the holders of Mercator’s Class B common stock issued in our initial public offering exercise their right to convert their shares into cash.

	Six Months Ended	Year Ended
	June 30, 2006	December 31, 2005
	(Unaudited)

Revenues	$24,964,865	$48,879,488
Net loss	(796,213)	(1,819,138)
Net loss per share	$(0.06)	$(0.14)

At June 30,
2006

Total assets	$86,949,134
Total current liabilities	24,807,285
Long-term liabilities	4,458,115
Long-term borrowings, net of current portion	4,284,015
Stockholders’ equity	57,683,734

COMPARATIVE PER SHARE DATA

The following table sets forth selected historical per share information of GII, ETT and Mercator and unaudited pro forma combined per share information after giving effect to the Acquisition, assuming that none of the holders of Mercator’s Class B common stock issued in our initial public offering exercise their right to convert their shares into cash. You should read this information in conjunction with the selected historical financial information included elsewhere in this proxy statement, and the historical financial statements of GII, ETT and Mercator and related notes that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Consolidated Financial Statements and related notes included elsewhere in this proxy statement. The historical per share information is derived from financial statements of ETT and Mercator as of and for the six months ended June 30, 2006, and for the year ended December 31, 2005 with respect to ETT and Mercator, and for the nine months ended June 30, 2006 and for the year ended September 30, 2005 with respect to GII.

The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of GII, ETT and Mercator would have been had the companies been combined or to project the results of operations of the combined companies that may be achieved after the Acquisition.

Number of Shares of Common Stock					Combined
Outstanding upon Consummation of the Acquisition:	ETT	GII		Mercator	Company

	—	1,300,000		11,730,100	13,030,100
	0%	10%		90%	100%
Net income (loss) per share — historical(4):
Year ended December 31, 2005(1)	$—	$(0.18)		$0.16
Six months ended June 30, 2005(2) (Unaudited)	$—	$(0.13)		$0.07
Six months ended June 30, 2006(2) (Unaudited)	$—	$(0.20)		$0.09
Book value per share — Historical December 31, 2005(3),(5)	$(0.01)	$0.11		$3.27
Book value per share — Historical June 30, 2006(5) (Unaudited)	$(0.02)	$(0.08)		$3.35
Cash dividends per share — Historical December 31, 2005(1)	$—	$—		$—
Cash dividends per share — Historical June 30, 2006 (Unaudited)	$—	$—		$—
Net loss per share — pro forma(4):
Year ended December 31, 2005		$(0.07	)(6)		$(0.14)
Six months ended June 30, 2006 (Unaudited)		$(0.03	)(6)		$(0.06)
Book value per share — pro forma June 30, 2006 (Unaudited)		$2.30	(6)		$4.43

(1)	Operations of Mercator are for the period from inception (January 3, 2005) to December 31, 2005 and operations of GII are for the fiscal year ending September 30, 2005.

(2)	Operations of Mercator are for the period from inception (January 3, 2005) to June 30, 2005. Operations of GII are for the nine months ended June 30, 2006 and 2005.

(3)	For GII historical information reported as of September 30, 2005.

(4)	Historical per share amounts for Mercator, ETT and GII were determined based upon the actual weighted average shares outstanding at December 31, 2005 and June 30, 2006 and 2005, respectively, and consolidated pro forma per share amounts for Mercator, GII and ETT were determined based upon the assumed number of shares to be outstanding upon consummation of the Acquisitions.

(5)	Historical book value per share for Mercator was computed based on the book value of Mercator at December 31, 2005 and June 30, 2006 plus common stock, subject to possible conversion divided by the issued and outstanding shares of Mercator common stock at December 31, 2005 and June 30, 2006.

(6)	The GII equivalent pro forma per share amounts are calculated by multiplying the combined company pro forma per share amounts by the exchange ratio in the Acquisition of GII equal to 0.52 shares of Mercator common stock for each share of GII common stock.

PER SHARE MARKET PRICE INFORMATION

Our Series A units, Series B units, shares of common stock, shares of Class B common stock, Class W warrants and Class Z warrants are listed on the Over-the-Counter Bulletin Board under the symbols MPAQU, MPABU, MPAQ, MPAQB, MPAQW and MPAQZ, respectively. The closing prices per share of our Series A units, Series B units, common stock, Class B common stock, Class W warrants and Class Z warrants on May 23, 2006 (or, if there was no trading in that security on that date, the most recent day prior to that date on which trading occurred), the last trading day before the announcement of the execution of the stock purchase agreement and the terms of the offer, were $10.55, $11.00, $3.45, $5.20, $0.45 and $0.47, respectively. Each Series A unit consists of two shares of common stock, five Class W warrants and five Class Z warrants. Each Series B unit consists of two shares of Class B common stock, one Class W warrant and one Class Z warrant. Each Class W warrant and Class Z warrant entitles the holder to purchase from us one share of common stock at an exercise price of $5.00 commencing on the completion of the Acquisition. The Class W warrants will expire at 5:00 p.m., New York City time, on April 10, 2010, or earlier upon redemption. The Class Z warrants will expire at 5:00 p.m., New York City time, on April 10, 2012, or earlier upon redemption. Prior to April 11, 2005, there was no established public trading market for our common stock.

There is no established public trading market for the shares of common stock of GII or ETT.

The following table sets forth, for the calendar quarters indicated, the quarterly high and low bid information of our common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The quotations listed below reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions.

			Class B
			Common		Class W		Class Z
	Common Stock		Stock		Warrants		Warrants		Series A Units		Series B Units
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low

2005
Second Quarter	$2.75	$2.25	$4.85	$4.75	$0.41	$0.36	$0.45	$0.40	$11.10	$9.16	$10.75	$10.20
Third Quarter	$3.00	$2.50	$5.00	$4.76	$0.38	$0.35	$0.52	$0.40	$9.70	$9.00	$10.60	$10.15
Fourth Quarter	$2.50	$2.25	$5.03	$4.88	$0.45	$0.35	$0.52	$0.36	$13.50	$8.85	$10.90	$10.20
2006
First Quarter	$3.30	$2.45	$5.28	$5.01	$0.54	$0.36	$0.66	$0.39	$13.10	$9.25	$11.60	$10.55
Second Quarter	$4.50	$2.50	$5.31	$5.03	$0.57	$0.30	$0.65	$0.33	$13.00	$8.40	$11.55	$10.75

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast on the proposals described in this proxy statement. As our operations will be those of GII and ETT upon the completion of the Acquisition, a number of the following risk factors relate to the business and operations of GII and ETT and us as the successor to such businesses.

Risks Related to Our Business and Operations Following the Acquisition

GII and ETT have both generated losses over the past several fiscal years and may generate losses in the future.

Both GII and ETT have experienced net losses and operating losses for the past several fiscal years. GII incurred net losses of $207,847, $385,205 and $279,975 for the fiscal year ended September 30, 2004, the fiscal year ended September 30, 2005, and the nine months ended June 30, 2006, respectively. ETT incurred net losses of $490,198 and $231,000 for the years ended December 31, 2004 and 2005, respectively. For the six months ended June 30, 2006, ETT achieved a net profit of $535. Either or both companies may generate losses in the future. If we are not able to achieve or sustain profitability following the completion of the Acquisition, the market price of our securities may decline.

We might require additional capital to support business growth, and this capital might not be available on favorable terms, or at all.

The integration, operation or expansion of the businesses of GII and ETT may require substantial additional financial, operational and managerial resources. After paying the purchase price to complete the Acquisition, we may have insufficient cash remaining to fund our working capital or other capital requirements following the closing, and may be required to raise additional funds to continue or expand our operations. If we are required to obtain additional funding in the future, we may have to sell assets, seek debt financing or obtain additional equity capital. Additional capital may not be available to us, or may only be available on terms that adversely affect our existing stockholders or that restrict our operations. For example, if we raise additional funds through issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing we secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If we are unable to obtain additional capital when needed, this could slow our growth, negatively affect our ability to compete in our industry and adversely affect our financial condition.

We are acquiring two companies in this business combination. These companies do not have a history of working together. Our inability to integrate certain operations and management teams could materially affect the future success of the businesses.

The businesses of GII and ETT are comparable but separate. The future revenue and profits of the businesses will depend, in part, on the ability of the combined executive teams to integrate the GII and ETT operations, including but not limited to sales and marketing, and to deploy their business models in the countries in which the other company primarily operates. In addition, we expect to derive economies of scale from the operations of each company, which will also help to promote the future success of the combined businesses.

If we cannot establish an effective integration strategy or if we do not execute a formulated integration strategy, the revenue and profits of the businesses may suffer. The integration of the acquired businesses may not be successful for a number of reasons, including, but not limited to:

•	demands on management related to the significant increase in size after the Acquisition;

•	the diversion of management’s attention from the management of daily operations to the integration of operations;

•	higher integration costs than anticipated;

•	failure to achieve expected synergies and costs savings;

•	difficulties in the assimilation and retention of employees;

•	difficulties in the assimilation of different cultures and practices, as well as in the assimilation of broad and geographically dispersed personnel and operations; and

•	difficulties in the integration of departments, systems, including accounting systems, technologies, books and records and procedures, as well as in maintaining uniform standards, controls, including internal control over financial reporting required by the Sarbanes Oxley Act of 2002, procedures and policies.

If we cannot successfully integrate these businesses and operations, we may experience material negative consequences to our business, financial condition or results of operations. Successful integration of these acquired businesses or operations will depend on our ability to manage these operations, realize opportunities for revenue growth presented by strengthened service offerings and expanded geographic market coverage and, to some degree, to eliminate redundant and excess costs. We may not be able to achieve the benefits that we hope to achieve as a result of the Acquisition.

GII and ETT depend on several large clients, and the loss of one or more of these clients, or a significant decrease in total revenues from any of these clients, would likely significantly reduce our revenue and income.

Historically, a substantial portion of GII’s and ETT’s revenues have come from a limited number of clients. For example, for the years ended December 31, 2005 and 2004, GII’s four largest customers accounted for approximately 35.9% and 49.1%, respectively, of its total revenues. Similarly, for the years ended December 31, 2005 and 2004, ETT’s four largest customers accounted for approximately 59.0% and 66.0%, respectively, of its total revenues. If GII or ETT loses one or more of its large clients, or if one or more of its large clients reduces the services they purchase from GII or ETT or otherwise renegotiate the terms on which they purchase services from GII or ETT, our revenues could decline and our results of operations would suffer.

If GII’s or ETT’s customers elect to terminate their agreements with us, our business, financial condition and results of operations will be adversely affected.

GII’s and ETT’s services are sold pursuant to agreements that generally have initial terms of between one and three years. Following the initial terms, these agreements generally automatically renew for successive month-to-month or annual periods, but can be terminated by the customer without cause with relatively little notice during a renewal period. In addition, certain government customers may have rights under federal law with respect to termination for convenience that can serve to minimize or eliminate altogether the liability payable by that customer in the event of early termination. GII’s or ETT’s customers’ may elect to terminate their agreements as a result of a number of factors, including their level of satisfaction with the services they are receiving, their ability to continue their operations due to budgetary or other concerns, and the availability and pricing of competing services. If customers elect to terminate their agreements with GII or ETT, our business, financial condition and results of operation may be adversely affected.

Competition in the industry in which GII and ETT do business is intense and growing, and our failure to compete successfully could make it difficult for us to add and retain customers or increase or maintain revenues.

The markets in which GII and ETT operate are rapidly evolving and highly competitive. GII and ETT currently or potentially compete with a variety of companies, including some of their transport suppliers, with respect to their products and services, including:

•	international, national, and local carriers, such as British Telecom, COLT, AT&T, Level 3, Broadwing, Qwest, Sprint and Verizon;

•	companies that provide collocation facilities, such as Switch & Data, AT&T and Equinix;

•	competitive access providers and local exchange carriers, such as XO Communications, RCN and FiberNet; and

•	virtual network operators including Vanco Plc and Sirocom.

The industry in which GII and ETT operates is consolidating, which is increasing the size and scope of their competitors. Competitors could benefit from assets or businesses acquired from other carriers or from strategic alliances in the telecommunications industry. New entrants could enter the market with a business model similar to GII and ETT. GII’s and ETT’s target markets may support only a limited number of competitors. Operations in such markets with multiple competitive providers may be unprofitable for one or more of such providers. Prices in both the long-distance business and the data transmission business have declined significantly in recent years and may continue to decline.

Many potential competitors to GII and ETT have certain advantages over this business combination, including:

•	substantially greater financial, technical, marketing and other resources, including brand or corporate name recognition;

•	substantially lower cost structures, including cost structures of facility-based providers who have significantly reduced debt and other obligations through bankruptcy or other restructuring proceedings;

•	larger client bases;

•	longer operating histories;

•	more established relationships in the industry; and

•	larger geographic coverage.

GII’s and ETT’s competitors may be able to use these advantages to:

•	develop or adapt to new or emerging technologies and changes in client requirements more quickly;

•	take advantage of acquisitions and other opportunities more readily;

•	enter into strategic relationships to rapidly grow the reach of their networks and capacity;

•	devote greater resources to the marketing and sale of their services;

•	adopt more aggressive pricing and incentive policies, which could drive down margins; and

•	expand their offerings more quickly.

If the business combination of GII and ETT is unable to compete successfully against its current and future competitors, GII’s and/or ETT’s gross margins could decline and they could lose market share, either of which could materially and adversely affect the combined business.

Because both GII’s and ETT’s business consists primarily of reselling telecommunications network capacity purchased from third parties, the failure of our suppliers and other service providers to provide us with services, or disputes with those suppliers and service providers, could affect our ability to provide quality services to our customers and have an adverse effect on our operations and financial condition.

The majority of GII’s and ETT’s respective businesses consist of integrating and reselling network capacity purchased from traditional telecommunications carriers. Accordingly, we will be largely dependent on third parties to supply us with services. Occasionally, GII and ETT each have experienced delays or other problems in receiving services from third party providers. Disputes also arise from time to time with suppliers with respect to billing or interpretation of contract terms. Any failure on the part of third parties to adequately supply us or to maintain the quality of their facilities and services in the future, or the termination of any significant contracts by a supplier, could cause customers to experience delays in service and lower levels of customer care, which could cause them to switch providers. Furthermore, disputes over billed amounts or interpretation of contract terms could lead to claims against either GII or ETT, some of which if resolved against GII or ETT could have an adverse impact on our results of operations and/or financial condition. Suppliers may also attempt to impose onerous terms as part of purchase contract negotiations. For example, in its first few years of existence, certain suppliers required GII to agree to onerous terms such as the granting of a security lien with respect to GII’s accounts receivable and certain other collateral and clauses providing for the opportunity to match other suppliers’ offers. GII has since renegotiated such terms with the applicable suppliers. Although GII knows of no pending or threatened claims with respect to its past compliance with such terms, claims asserting any past noncompliance, if successful, could have a material adverse effect on the company’s operations and/or financial condition. Moreover, to the extent that key suppliers were to attempt to impose such provisions as part of future contract negotiations, such developments could have an adverse impact on the company’s operations. Finally, some of GII’s and ETT’s suppliers are potential competitors. We cannot guarantee that we will be able to obtain use of facilities or services in a timely manner or on terms acceptable and in quantities satisfactory to us.

Failure to satisfy term or volume commitments agreed to with suppliers could affect operating margins.

GII typically enters into contracts with suppliers that are matched with respect to term and volume with the sale of services to underlying customers. As of June 30, 2006, GII had entered into contracts with three suppliers pursuant to which it is subject to monthly minimum purchase commitments in exchange for improved pricing from the suppliers, and either GII or ETT may enter into additional contracts with similar commitments in the future. To date, since each contract’s inception, GII has had sufficient customer demand to satisfy its minimum purchase commitments with each of those suppliers, but we cannot assure you that in the future GII’s customer demand will meet or exceed such purchase levels with each vendor. If GII is unable to resell any of the network availability it has committed to purchase, its operating margins could be adversely affected.

In addition, in its fiscal year ended September 30, 2004, GII began purchasing capacity from time to time under five-year commitments from one of its vendors in order to secure more competitive pricing. These five-year purchase commitments are not, in all cases, matched with five-year supply agreements to customers. In these cases, if a customer were to disconnect its service before the five-year term ordered from the vendor expired, and if GII were unable to find another customer for the capacity, GII would be subject to an early termination liability, which could adversely impact its operating margin. As of June 30, 2006, the total potential early termination liability exposure to GII arising from this practice, if all such circuits were terminated as of that date by those underlying customers who are not committed for a corresponding five-year period, was less than $300,000.

The networks on which GII and ETT depend may fail, which would interrupt the network availability they provide and make it difficult to retain and attract customers.

GII’s and ETT’s customers depend on the ability of GII and ETT to provide uninterrupted network availability. The ability to provide this service depends on the networks of third party transport suppliers. The networks of transport suppliers may be interrupted as a result of various events, many of which they cannot control, including fire, human error, earthquakes and other natural disasters, disasters along communications rights-of-way, power loss, telecommunications failures, terrorism, sabotage, vandalism or the financial distress or other event adversely affecting a supplier, such as bankruptcy or liquidation.

We may be subject to legal claims and be liable for losses suffered by customers for our inability to provide service. GII and ETT generally provide outage credits to their customers if network disruptions occur. If the network failure rates of GII or ETT are higher than permitted under the applicable customer contracts, we may incur significant expenses related to network outage credits, which would reduce our revenues and gross margins. Customers may seek to terminate their contracts with GII or ETT, or our reputation could be harmed, if network availability is below industry standards.

System disruptions could cause delays or interruptions of GII’s and ETT’s services, which could cause us to lose customers or incur additional expenses.

GII’s and ETT’s success depends on their ability to provide reliable service. Although they have attempted to design their network services to minimize the possibility of service disruptions or other outages, in addition to risks associated with third party provider networks, their service may be disrupted by problems on their own systems, including events beyond their control such as terrorism, computer viruses or other infiltration by third parties that affect their central offices, corporate headquarters, network operations center or network equipment. Such events could disrupt their service, damage their facilities and damage their reputation. In addition, customers may, under certain contracts, have the ability to terminate services in case of prolonged or severe service disruptions or other outages. Accordingly, service disruptions or other outages may cause GII or ETT to lose customers, among other things, and could harm their results of operations.

If the products or services that GII or ETT markets or sells do not maintain market acceptance, our results of operations will be adversely affected.

Certain segments of the communications industry are dependent on developing and marketing new products and services that respond to technological and competitive developments and changing customer needs. We cannot assure you that the products and services of GII or ETT will gain or obtain increased market acceptance. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, could result in a loss of actual or potential market share and a decrease in revenues.

If carrier and enterprise connectivity demand does not continue to expand, we may experience a shortfall in revenues or earnings or otherwise fail to meet public market expectations.

The growth of our business will be dependent, in part, upon the increased use of carrier and enterprise connectivity services and the ability of GII and ETT to capture a higher proportion of this market. Increased usage of enterprise connectivity services depends on numerous factors, including:

•	the willingness of enterprises to make additional information technology expenditures;

•	the availability of security products necessary to ensure data privacy over the public networks;

•	the quality, cost and functionality of these services and competing services;

•	the increased adoption of wired and wireless broadband access methods;

•	the continued growth of broadband-intensive applications; and

•	the proliferation of electronic devices and related applications.

If the demand for carrier and enterprise connectivity services does not continue to grow, we may not be able to grow our business, achieve profitability or meet public market expectations.

GII’s and ETT’s long sales and service deployment cycles require them to incur substantial sales costs that may not result in related revenues.

GII’s and ETT’s businesses are characterized by long sales cycles, which are often in the range of 60 days or more, between the time a potential customer is contacted and a customer contract is signed. Furthermore, once a customer contract is signed, there is typically an extended period of between 30 and 120 days before the customer actually begins to use the services, which is when GII and ETT begin to realize revenues. As a result, GII and ETT may invest a significant amount of time and effort in attempting to secure a customer which may not result in any revenues. Even if GII or ETT enters into a contract, it will have incurred substantial sales-related expenses well before it recognizes any related revenues. If the expenses associated with sales increase, if GII or ETT are not successful in their sales efforts, or if they are unable to generate associated offsetting revenues in a timely manner, our operating results will be harmed.

Because much of ETT’s business is international, its financial results may be impacted by foreign exchange rate fluctuations.

ETT generates a substantial portion of its revenues from business conducted internationally. For example, in 2005 approximately 90% of ETT’s revenues arose from services that were billed and delivered outside of the United States, although more than 50% of ETT’s 2005 revenues arose from multinational companies with headquarters in the United States. As such, ETT’s financial results are subject to fluctuations in the exchange rates between the currencies of the countries in which it operates.

Because much of ETT’s business is international, it may be subject to local foreign taxes, tariffs or other restrictions, which may reduce its profitability.

Revenues from ETT’s foreign subsidiaries, or other locations where ETT provides or procures services, may be subject to additional taxes in some foreign jurisdictions. Additionally, some foreign jurisdictions may subject ETT to additional withholding tax requirements or the imposition of tariffs, exchange controls or other restrictions on foreign earnings. Any such taxes, tariffs, controls and other restrictions imposed on ETT’s foreign operations may increase ETT’s costs of business in those jurisdictions, which in turn may reduce ETT’s profitability.

The ability to implement and maintain the GII and ETT databases and management information systems is a critical business requirement, and if we cannot obtain or maintain accurate data or maintain these systems, we might be unable to cost-effectively provide solutions to our customers.

To be successful, GII and ETT must increase and update information in their databases about network pricing, capacity and availability. Their ability to cost effectively provide network availability and access depends upon the information they collect from their transport suppliers regarding their networks. These suppliers are not obligated to provide this information and could decide to stop providing this information to GII and ETT at any time. Moreover, neither GII nor ETT can be certain that the information that these suppliers share with them is accurate. If we cannot continue to maintain and expand the existing databases, we may be unable to increase revenues or to facilitate the supply of services in a cost-effective manner.

In addition, we plan to review, integrate and augment GII’s and ETT’s management information systems to facilitate management of client order, client service, billing and financial applications. GII’s and ETT’s ability to manage their businesses could be materially adversely affected if we fail to successfully and promptly maintain and upgrade the existing management information systems.

If we are unable to protect our intellectual property rights, competitors may be able to use our technology or trademarks, which could weaken our competitive position.

Each of GII and ETT is the owner of certain proprietary programs, software and technology. However, neither company has any patented technology that would preclude competitors from replicating its business model; instead, each relies upon a combination of know-how, trade secret laws, contractual restrictions and copyright, trademark and service mark laws to establish and protect its intellectual property. Our success will depend in part on our ability to maintain or obtain (as applicable) and enforce intellectual property rights for those assets, both in the United States and in other countries. GII has registered some of its service marks in the United States, but has not applied for registration of any of its marks in any foreign countries. ETT has not applied for registration of any of its marks in any country, and relies exclusively on common law trademark rights in the countries in which it operates. We may file applications for patents, copyrights and trademarks as our management deems appropriate. We cannot assure you that these applications, if filed, will be approved, or that we will have the financial and other resources necessary to enforce our proprietary rights against infringement by others. Additionally, we cannot assure you that any patent, trademark or copyright obtained by us will not be challenged, invalidated or circumvented, and the laws of certain foreign countries may not protect intellectual property rights to the same extent as do the laws of the United States or the member states of the European Union. Finally, although we intend to undertake reasonable measures to protect the proprietary assets of the combined operations, we cannot guarantee that we will be successful in all cases in protecting the trade secret status of certain significant intellectual property assets. If these assets should be misappropriated, if our intellectual property rights are otherwise infringed, or if a competitor should independently develop similar intellectual property, this could harm our ability to attract new clients, retain existing customers and generate revenues.

Intellectual property and proprietary rights of others could prevent us from using necessary technology to provide our services or otherwise operate our business.

GII and ETT utilize data and processing capabilities available through commercially available third-party software tools and databases to assist in the efficient analysis of network engineering and pricing options. Where such technology is held under patent or other intellectual property rights by third parties, GII and ETT are required to negotiate license agreements in order to use that technology. In the future, we may not be able to negotiate such license agreements at acceptable prices or on acceptable terms. If an adequate substitute is not available on acceptable terms and at an acceptable price from another software licensor, we could be compelled to undertake additional efforts to obtain the relevant network and pricing data independently from other, disparate sources, which could involve significant time and expense and adversely affect our ability to deliver network services to customers in an efficient manner.

Furthermore, to the extent that we are subject to litigation regarding the ownership of our intellectual property, this litigation could:

•	be time-consuming and expensive;

•	divert attention and resources away from our daily business;

•	impede or prevent delivery of our products and services; and

•	require us to pay significant royalties, licensing fees and damages.

Parties making claims of infringement may be able to obtain injunctive or other equitable relief that could effectively block our ability to provide our services and could cause us to pay substantial damages. In the event of a successful claim of infringement, we may need to obtain one or more licenses from third parties, which may not be available at a reasonable cost, if at all. The defense of any lawsuit could result in time-consuming and expensive litigation, regardless of the merits of such claims, and could also result in damages, license fees, royalty payments and restrictions on our ability to provide our services, any of which could harm our business.

If GII and ETT cannot successfully integrate and operate their network operations centers, we will be unable to provide monitoring, maintenance and restoration services to clients, which could adversely affect our operating results.

One of the primary business objectives for each of GII and ETT is to provide their clients with network monitoring, maintenance and restoration services 24 hours a day, seven days a week through a network operations center which each independently operates. While we currently plan to integrate these two network operations facilities, the ability to integrate and operate these network operations centers will depend on many factors, including the ability to train, manage and retain employees and integrate disparate operating systems. If we fail to successfully integrate and operate GII’s and ETT’s network operations centers, we may not be able to monitor network operations effectively or troubleshoot circuits in a cost-effective manner, which would cause us to incur greater expenses, lose clients and make it difficult to attract new clients.

The combined GII and ETT may incur operational and management inefficiencies if new businesses or technologies are acquired, and our results of operations could be impaired.

To further our strategy for the combined GII and ETT businesses, we may seek to acquire businesses and technologies that we believe will complement the existing businesses. Any such acquisitions would likely involve some or all of the following risks:

•	difficulty of assimilating acquired operations and personnel and information systems;

•	potential disruption of our ongoing business;

•	possibility that we may not realize an acceptable return on our investment in these acquired companies or assets;

•	diversion of resources;

•	difficulty of maintaining uniform standards, controls, procedures and policies;

•	risks of entering markets in which we have little or no experience; and

•	potential impairment of relationships with employees, suppliers or clients.

We may need to complete these transactions in order to remain competitive. We cannot be sure that we will be able to obtain any required financing or regulatory approvals for these transactions or that these transactions will occur.

GII’s and ETT’s efforts to develop new service offerings may not be successful, in which case our revenues may not grow as we anticipate, or may decline.

The market for telecommunications services is characterized by rapid change, as new technologies are developed and introduced, often making established technologies obsolete. For GII and ETT to remain competitive, they must continually update their service offerings to make new technologies available to their customers. To do so, GII and ETT may have to expend significant management and sales resources, which may increase their operating costs. The success of potential new service offerings by GII and ETT is uncertain and would depend on a number of factors, including the acceptance by end-user customers of the telecommunications technologies which would underlie these new service offerings, the compatibility of these technologies with existing customer information technology systems and processes, and the ability of the combined businesses to find third-party vendors that would be willing to incorporate their services with those of the combined businesses. If we are unsuccessful in developing and selling new service offerings, our revenues may not grow as we anticipate, or may decline.

If GII and ETT do not continue to train, manage and retain employees, clients may significantly reduce purchases of services.

GII and ETT employees are responsible for providing clients with technical and operational support, and for identifying and developing opportunities to provide additional services to existing clients. In order to perform these activities, GII and ETT employees must have expertise in areas such as telecommunications network technologies, network design, network implementation and network management, including the ability to integrate services offered by multiple telecommunications carriers. They must also accept and incorporate training on GII’s and ETT’s systems and databases developed to support their operations and business model. Employees with this level of expertise tend to be in high demand in the telecommunications industry, which may make it more difficult for us to attract and retain qualified employees. If we fail to train, manage and retain GII and ETT employees, we may be limited in our ability to gain more business from existing clients, and we may be unable to obtain or maintain current information regarding our clients’ and suppliers’ communications networks, which could limit their ability to provision future services.

The regulatory framework under which GII and ETT operate could require substantial time and resources for compliance, which could make it difficult and costly for us to operate the businesses.

In providing certain interstate and international telecommunications services, GII and ETT must comply, or cause their customers or carriers to comply, with applicable telecommunications laws and regulations prescribed by the Federal Communications Commission, or FCC, and applicable foreign regulatory authorities. In offering services on an intrastate basis, they are subject to state laws and to regulation by state public utility commissions. GII and ETT’s international services are also subject to regulation by foreign authorities and, in some markets, multinational authorities, such as the European Union.

The costs of compliance with these regulations, including legal, operational and administrative expenses, may be substantial. In addition, delays in receiving or failure to obtain required regulatory approvals or the enactment of new or adverse legislation, regulations or regulatory requirements may have a material adverse effect on GII’s or ETT’s financial condition, results of operation and cash flow.

If GII or ETT fails to obtain required authorizations from the FCC or other applicable authorities, or if they fail to comply, or are alleged to have failed to comply, with the rules of the FCC or other authorities, their right to offer certain services could be challenged and/or fines or other penalties could be imposed on them. Any such challenges or fines could cause us to incur substantial legal and administrative expenses. Furthermore, GII and ETT are dependent in certain cases on the services other carriers provide and therefore on other carriers’ abilities to retain their respective licenses in the regions of the world in which they operate. They are also dependent in some circumstances on their customers’ abilities to obtain and retain the necessary licenses. The failure of a customer or carrier to obtain or retain any necessary license could have an adverse effect on GII’s or ETT’s ability to conduct operations.

Future changes in regulatory requirements or new interpretations of existing regulatory requirements may impair the ability of GII or ETT to provide services, or may reduce their profitability.

Many of the laws and regulations that apply to providers of telecommunications services such as GII and ETT are subject to frequent changes and different interpretations and may vary between jurisdictions. Changes to existing legislation or regulations in particular markets may limit the opportunities that are available to enter into markets, may increase the legal, administrative or operational costs of operating in those markets, or may constrain other activities, including our ability to complete subsequent acquisitions or purchase services or products, in ways that we cannot anticipate. Because GII and ETT purchase telecommunications services from other carriers, their costs and manner of doing business can also be adversely affected by changes in regulatory policies affecting these other carriers.

Required regulatory approvals may interfere with or delay this business combination and other potential future corporate transactions.

As regulated companies, GII and/or ETT are or may be required to obtain the approval of the FCC and certain state and foreign regulators before completing certain types of transactions such as changes in ownership (including this business combination), acquisitions of other regulated companies, sales of all or substantial parts of their businesses, issuances of stock and incurrence of debt obligations. The regulations and approval requirements imposed on these types of transactions differ between jurisdictions. In order to complete the Acquisition, we and GII have been required to seek approval from the FCC and certain state regulators for the transfer of control of GII. As of the date of this proxy statement, approval has been obtained from the FCC and all but one of the state agencies. The remaining agency, the Florida Public Service Commission, has proposed approving the transaction, but the effectiveness of that proposal is subject to a notice period that closes on September 27, 2006. Although we anticipate receiving approvals from the remaining state regulatory agency, we cannot assure you that such approval will be obtained prior to October 15, 2006, or at all. If the approval is not obtained by October 15, 2006, we will be unable to consummate the Acquisition and therefore forced to liquidate. In addition, if the approvals required to complete any future transactions cannot be obtained, or if substantial delays in obtaining such approvals are encountered, it may impair our ability to enter into other transactions on favorable terms (if at all). Such events could have a material adverse effect on the operating results of the combined business.

GII and ETT depend on key personnel to manage their businesses effectively in a rapidly changing market, and our ability to generate revenues will suffer if we are unable to retain key personnel and hire additional personnel.

The future success of the combined business will depend upon the continued services of GII’s and ETT’s executive officers and other key sales, marketing and support personnel. Neither company has “key person” life insurance policies covering any of their employees, other than a policy on the life of Christopher Britton currently maintained by ETT, nor are we certain if any such policies will be obtained or maintained in the future. In addition, we will depend in large part on the ability of the combined GII and ETT management teams, as well as H. Brian Thompson, who will become our executive chairman, to effectively execute future strategies. Because the members of these management teams have not worked together, they will need to integrate their officers into each other’s operations.

We may need to hire additional personnel in the future, and we believe the success of the combined business depends, in large part, upon our ability to attract and retain key employees. The loss of the services of any key employees, the inability to attract or retain qualified personnel in the future, or delays in hiring required personnel could limit our ability to generate revenues and to operate our business.

Risks Associated with the Acquisition

If holders of 20% or more of shares of the Class B common stock issued in our initial public offering vote against the proposed Acquisition, we would be forced to liquidate.

Under the terms of our amended and restated certificate of incorporation, holders of shares of Class B common stock issued in our initial public offering have the right to vote against the Acquisition and to elect to convert their shares into cash. If holders of 20% or more of shares of Class B common stock issued in our initial public offering vote against the Acquisition and opt to convert their shares into cash, we would be required to liquidate. In that case, there would be no distribution with respect to shares of our common stock other than our Class B common stock and no distribution with respect to our outstanding warrants and, accordingly, the warrants would expire worthless. In any liquidation, the net proceeds of our initial public offering held in the trust account, plus any interest earned thereon, will be distributed pro rata to the holders of our Class B common stock, subject to potential claims of creditors and any taxes paid or payable by us. If we are forced to liquidate our assets, each share of Class B common stock would be entitled to receive approximately $5.32 as of September 1, 2006, including interest accrued as of that date, assuming the entire amount of the trust fund is available for distribution to Class B stockholders.

If holders of approximately 9% or more of the outstanding shares of our Class B common stock vote against the proposed Acquisition and convert their shares into cash, we may not have sufficient funds to consummate the Acquisition or we may not have sufficient working capital to operate our business.

Pursuant to the stock purchase agreement and the offer, we will be required to pay a total of approximately $51 million in cash upon the closing of the Acquisition to the current shareholders of GII and ETT. As of September 1, 2006, we had approximately $56.3 million in the trust fund established to hold a portion of the proceeds of our initial public offering. If holders of approximately 9% or more of our outstanding shares of Class B common stock, or approximately 952,000 or more shares, exercise their right to convert their shares, we will not have sufficient cash remaining to fund the purchase price for the Acquisition. In that event, we would be unable to consummate the Acquisition unless we were able to borrow or raise additional funds to finance the shortfall. We are currently in discussions with potential lenders regarding a potential debt financing for that purpose. However, we cannot assure you that we will be able to complete such a financing on satisfactory terms, or at all. We would have no ability to extend our deadline of October 15, 2006 to consummate a business combination in order to obtain additional financing. Accordingly, if additional financing is required to complete the Acquisition and we are unable to obtain it by that date, we would not be able to consummate the Acquisition. If we are unable to obtain additional financing to allow us to complete the Acquisition, we may be deemed to be in breach of our obligations under the GII and/or ETT acquisition agreements. Furthermore, if we are able to consummate the Acquisition, we may have insufficient cash to fund our working capital requirements following the closing.

Some of GII’s and ETT’s customer contracts or other agreements may contain change of control provisions that would be triggered by the Acquisition, which could lead to adverse results.

At least one of ETT’s customer contracts contains a change of control provision that would be triggered by the Acquisition, unless the applicable customer consents to the Acquisition or waives the provision. GII and ETT may be parties to additional material agreements that contain change of control provisions. We may elect to consummate the Acquisition without attempting to obtain formal consents from customers or others, or we may be unable to obtain them. A customer having a change of control consent right which does not provide consent may elect to terminate its customer contracts with us following the Acquisition, which could reduce our revenues and otherwise harm our operating results. In addition, the operation of these change of control provisions, if triggered, in GII’s or ETT’s other agreements could result in unanticipated expenses following the consummation of the Acquisition or otherwise adversely affect our operations.

If the Acquisition’s benefits do not meet the expectations of financial or industry analysts, the market price of our securities may decline.

The market price of our securities may decline as a result of the Acquisition if:

•	we do not achieve the perceived benefits of the Acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•	the effect of the Acquisition on our financial results is not consistent with the expectations of financial or industry analysts.

Risks Relating to Our Securities

We have not had operations, and neither GII or ETT has operated as a public company. Fulfilling our obligations incident to being a public company after completing the Acquisition will be expensive and time consuming.

Each of Mercator, as a company without operations, and GII and ETT, as private companies, have maintained relatively small finance and accounting staffs. None of Mercator, GII or ETT currently has an internal audit group. Although we have maintained disclosure controls and procedures and internal control over financial reporting as required under the Federal securities laws with respect to our very limited activities, we have not been required to maintain and establish such disclosure controls and procedures and internal control as will be required with respect to businesses such as GII and ETT with substantial operations. Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, we will need to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these obligations will require significant management time, place significant additional demands on our finance and accounting staff and on our financial, accounting and information systems, and increase our insurance, legal and financial compliance costs. We may also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

Because we do not currently intend to pay dividends on our common stock, stockholders will benefit from an investment in our common stock only if it appreciates in value.

We do not currently anticipate paying any dividends on shares of our common stock. Any determination to pay dividends in the future will be made by our board of directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our common stock. There is no guarantee that our common stock will appreciate in value or even maintain the price at which stockholders purchased their shares.

Our outstanding warrants may have an adverse effect on the market price of our common stock.

In connection with our initial public offering, we issued warrants to purchase 16,330,000 shares of common stock. Our officers and directors and/or certain of their affiliates also hold warrants to purchase 4,950,000 shares of common stock at $5.00 per share. We also issued an option to purchase 25,000 Series A units and/or 230,000 Series B units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 710,000 warrants. If the Acquisition is completed, we will issue warrants to the shareholders of GII to purchase an additional 2,900,000 shares of common stock. The sale, or even the possibility of sale, of the shares underlying the warrants and options could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

We may experience volatility in earnings due to how we are required to account for our warrants and underwriters’ purchase option.

Under EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” or EITF No. 00-19, the fair value of the warrants issued as part of the units issued in our initial public offering, and of the option to purchase Series A units and/or Series B units granted to the underwriters of our initial public offering, must be reported as a liability. Both the warrant agreement and the unit purchase option provide for us to attempt to register the shares underlying the warrants and units and are silent as to the penalty to be incurred in the absence of our ability to deliver registered shares to the warrant holders or the option holders upon exercise. Under EITF No. 00-19, we are required to assume that this situation could give rise to us ultimately having to net cash settle the warrants or options, thereby necessitating the treatment of the warrants and purchase option as a liability. Further, EITF No. 00-19 requires us to record the warrant and purchase option liability at each reporting date at its then estimated fair value, with any changes being recorded through our statement of operations as other income/expense. The warrants and purchase option will continue to be reported as a liability until such time as they are exercised, expire or we are otherwise able to modify the applicable agreement to remove the provisions which require this treatment. As a result, we could experience volatility in our net income due to changes that occur in the value of the warrant and purchase option liability at each reporting date.

If our stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock.

Some of our existing stockholders are entitled to demand that we register the resale of their shares of our common stock and Class W and Class Z warrants and shares of common stock underlying their Class W and Class Z warrants at any time after we consummate the Acquisition. If these stockholders exercise their registration rights with respect to all of these shares and warrants, there will be an additional 4,950,100 shares of common stock and 4,950,000 warrants eligible for trading in the public market. In addition, the consideration to be issued to the shareholders of GII upon the closing of the Acquisition includes 1,300,000 shares of our common stock, 1,450,000 of our Class W Warrants, each of which entitles the holder to purchase one share of our common stock at $5.00 per share, and 1,450,000 of our Class Z Warrants, each of which entitles the holder to purchase one share of our common stock at $5.00 per share. These securities are initially not being registered, and their resale will be restricted. However, the GII shareholders will have certain registration rights, including the right to demand registration beginning three months after the closing of the Acquisition, and will be able to sell their shares in the public market if registration is effected. The presence of this additional number of shares of common stock and warrants eligible for trading in the public market may have an adverse effect on the market price of our common stock.

Our securities are quoted on the Over-the-Counter Bulletin Board, which may limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Global Market or a national exchange.

Our securities are quoted on the Over-the-Counter Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Global Market. Quotation of our securities on the Over-the-Counter Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Global Market or a national exchange. Although we intend to apply for listing of our common stock on the Nasdaq Global Market, we cannot assure you that we will satisfy the applicable listing requirements.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intend,” “plan” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in our forward-looking statements, including among other things:

•	the number of our stockholders voting against the Acquisition Proposal;

•	our inability to integrate the operations or management teams of GII and ETT;

•	GII’s and ETT’s reliance on several large customers;

•	competition in the industry in which GII and ETT do business;

•	failure of the third-party communications networks on which GII and ETT depend;

•	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which GII and ETT are engaged;

•	general economic conditions; and

•	our ability to maintain GII’s and ETT’s databases, management systems and other intellectual property.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to us or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the proposals described in this proxy statement, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on us.

OUR SPECIAL MEETING

Our Special Meeting

We are furnishing this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the special meeting in connection with the proposed Acquisition and related matters. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting will be held at 10:00 a.m., eastern time, on October 13, 2006, at the offices of Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102, to vote on the Acquisition Proposal, the Charter Amendment Proposal, the Stock Plan Proposal, the Nomination Proposal and the Adjournment Proposal.

Purpose of the Special Meeting

At the special meeting, the holders of our common stock are being asked to:

•	approve the acquisition of GII pursuant to the stock purchase agreement and the acquisition of ETT pursuant to the offer;

•	adopt the amendment and restatement of our charter;

•	adopt the Stock Plan;

•	elect eight persons to Mercator’s board of directors to hold office until Mercator’s 2007 annual meeting of stockholders or until their successors are duly elected and qualified;

•	adopt the Adjournment Proposal.

Our board of directors:

•	has unanimously determined that the Acquisition Proposal is fair to and in the best interests of us and our stockholders;

•	has unanimously determined that the aggregate fair market value of GII and ETT will exceed 80% of our net assets at the time of the Acquisition;

•	has unanimously approved and declared advisable the Acquisition Proposal, the Charter Amendment Proposal, the Stock Plan Proposal and the Adjournment Proposal;

•	unanimously recommends that the holders of our Class B common stock vote “FOR” the Acquisition Proposal;

•	unanimously recommends that the holders of our common stock and Class B common stock vote “FOR” the Charter Amendment Proposal;

•	unanimously recommends that the holders of our common stock and Class B common stock vote “FOR” the Stock Plan Proposal;

•	unanimously recommends that the holders of our common stock and Class B common stock vote “FOR” the election to our board of directors of each of the nominees pursuant to the Nomination Proposal; and

•	unanimously recommends that the holders of our common stock and Class B common stock vote “FOR” the Adjournment Proposal.

Record Date; Who is Entitled to Vote

The record date for the special meeting is September 20, 2006. Record holders of our common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 1,150,100 shares of our common stock outstanding and 10,580,000 shares of our Class B common stock outstanding.

When voting on the Acquisition Proposal at the special meeting, you will have one vote for each share of our Class B common stock that you owned at the close of business on the record date. For other proposals at the special meeting, you will have one vote for each share of our common stock or our Class B common stock that you owned at the close of business on the record date.

Our issued and outstanding warrants do not have voting rights and record holders of our Class W and Class Z warrants will not be entitled to vote at the special meeting.

Voting Your Shares

Each share of our Class B common stock that you owned at the close of business on the record date entitles you to one vote on the Acquisition Proposal. For other proposals, you will have one vote for each share of our common stock or our Class B common stock that you owned at the close of business on the record date. Your proxy card shows the number of shares of our common stock and Class B common shares that you own.

There are three ways to vote your shares of our common stock at the special meeting:

•	You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board, “FOR” the approval of the Acquisition Proposal, “FOR” the Charter Amendment Proposal, “FOR” the Stock Plan Proposal, “FOR” each of the director-nominees listed in the Nomination Proposal and “FOR” the Adjournment Proposal.

•	You can vote by telephone or the Internet by following the telephone or Internet voting instructions that are included with your proxy card. If you vote by telephone or the Internet, you should not return the proxy card. The deadline for voting by telephone or electronically is 9:30 a.m. Eastern Time on October 13, 2006.

•	You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU DO NOT VOTE YOUR SHARES OF OUR COMMON STOCK OR CLASS B COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE (1) NO EFFECT ON THE ACQUISITION PROPOSAL, BUT WILL ALSO NOT HAVE THE EFFECT OF A DEMAND OF CONVERSION OF YOUR CLASS B COMMON SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF OUR INITIAL PUBLIC OFFERING ARE HELD, (2) THE SAME EFFECT AS A VOTE AGAINST THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL AND (3) NO EFFECT ON THE STOCK PLAN PROPOSAL, THE NOMINATION PROPOSAL AND THE ADJOURNMENT PROPOSAL.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call Rhodric C. Hackman at (703) 995-5534.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the approval of the Acquisition Proposal, the Charter Amendment Proposal, the Stock Plan Proposal, the Nomination Proposal and the Adjournment Proposal.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	You may send another proxy card with a later date;

•	You may notify Rhodric C. Hackman, Mercator’s secretary, addressed to us, in writing before the special meeting that you have revoked your proxy; or

•	You may attend the special meeting, revoke your proxy, and vote in person.

Vote Required

The approval of the Acquisition and the transactions contemplated by the offer and the stock purchase agreement will require the affirmative vote of a majority of the shares of our Class B common stock that are present in person or by proxy and entitled to vote at the meeting.

The approval of the amendment to our amended and restated certificate of incorporation will require the affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock, voting as a single class.

The approval of our Stock Plan and of the Adjournment Proposal will require the affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock that are present in person or by proxy and entitled to vote at the meeting, voting as a single class.

To be elected as a member of our board of directors, a nominee must receive the affirmative vote of a plurality of the shares of our common stock and Class B common stock that are present in person or by proxy and entitled to vote at the meeting, voting as a single class.

Abstentions and Broker Non-Votes

If you abstain from voting, either in person or by proxy or by voting instruction, it will have the same effect as a vote “against” the Acquisition Proposal, the Charter Amendment Proposal, the Stock Plan Proposal and the Adjournment Proposal, but not as a demand of conversion of your Class B shares into a pro rata portion of the trust account. An abstention will have no effect on the Nomination Proposal.

If your broker holds your shares in its name and you do not give the broker voting instructions, your broker may not vote your shares. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Broker non-voting shall be treated as shares not entitled to vote at the special meeting, and, therefore, shall have no impact on the Acquisition Proposal, the Stock Plan Proposal, the Nomination Proposal or the Adjournment Proposal. However, a broker non-vote will have the same effect as a vote “against” the Charter Amendment Proposal.

To exercise your conversion rights as a Class B stockholder, you must affirmatively elect to convert your shares by checking the appropriate box, or directing your broker to check the appropriate box, on the proxy card and ensure that the proxy card is delivered prior to the special meeting.

Conversion Rights

Any stockholder holding shares of Class B common stock issued in our initial public offering who votes against the Acquisition Proposal may, at the same time, demand that we convert his shares into a pro rata portion of the trust account. If so demanded, we will convert these shares into a pro rata portion of funds held in a trust account, which consists of the $53,429,000 of net proceeds from the initial public offering deposited into the trust account, plus interest earned thereon, if the Acquisition is consummated. If the holders of 20% or more shares of Class B common stock issued in our initial public offering, or at least 2,116,000 shares, vote against the Acquisition and demand conversion of their shares into a pro rata portion of the trust account, we will not be able to consummate the Acquisition.

In addition, if holders of approximately 9% or more of our outstanding shares of Class B common stock, or approximately 952,000 or more shares, exercise their conversion rights, we will have insufficient funds to pay the cash purchase price for the Acquisition. In that event, we would be unable to consummate the acquisition unless we are able to borrow funds or raise additional capital to finance the shortfall. We are currently in discussions with potential lenders regarding a potential debt financing for that purpose. However, we cannot assure you that we will be able to complete such a financing on satisfactory terms, or at all. This additional limitation on our ability to consummate the Acquisition, based on holders of no more than approximately 9% of our outstanding shares of Class B common stock exercising their conversion rights, was not discussed in the prospectus from our initial public offering because it is not a limitation that is mandated by our certificate of incorporation or other organizational documents, as is the 20% conversion limit. Rather, this limitation is a result of the specific terms of the Acquisition, which were not known at the time of our initial public offering. We do not believe that the disclosure in our initial public offering prospectus, which indicated that we would proceed with a business combination only if Class B stockholders owning less than 20% of the outstanding Class B shares exercise their conversion rights, obligated us to structure a business combination that would allow up to 19.99% conversion of the Class B shares.

We would have no ability to extend our deadline of October 15, 2006 to consummate a business combination in order to obtain additional financing. Accordingly, if additional financing is required to complete the Acquisition and we are unable to obtain it by that date, we would not be able to consummate the Acquisition. If we enter into a definitive agreement to obtain financing after the date of this proxy statement but prior to the special meeting, we will file a current report on Form 8-K with the Securities and Exchange Commission, describing the material terms of the financing.

Based on the amount of cash held in the trust account as of September 1, 2006, including interest accrued as of that date, you will be entitled to convert each share of Class B common stock that you hold into approximately $5.32. If the Acquisition is not consummated by October 15, 2005, pursuant to our amended and restated certificate of incorporation, we will be liquidated. In any liquidation, the net proceeds of our initial public offering held in the trust account, plus any interest earned thereon, will be distributed pro rata to the holders of our Class B common stock who purchased their shares in our initial public offering or thereafter, subject to potential claims by creditors.

If you exercise your conversion rights, then you will be exchanging your shares of our Class B common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares of Class B common stock if you continue to hold these shares through the closing date of the Acquisition and then tender your stock certificate to us. The closing price of our Class B common stock on September 27, 2006, the most recent trading day practicable before the printing of this proxy statement, was $5.24. Prior to exercising conversion rights, our stockholders should verify the market price of our common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights.

Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. We and our respective directors and officers may also solicit proxies in person, by telephone or by other electronic means. These persons will not be paid for doing this.

We have not hired a firm to assist in the proxy solicitation process but may do so if we deem this assistance necessary. We will pay all fees and expenses related to the retention of any proxy solicitation firm.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy statement materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Stock Ownership

At the close of business on the record date, our executive officers, directors and director-nominees beneficially owned and were entitled to vote, in the aggregate, 4,100 shares of our common stock and 4,000 shares of our Class B common stock, representing less than 1% of the then outstanding shares of common stock and Class B common stock. Those numbers do not include an aggregate of 4,924,000 shares of common stock issuable upon exercise of warrants held by our directors, director-nominees, executive officers and affiliated entities. As of September 20, 2006, these shares and warrants had a market value of approximately $964,660 million based on our common stock price of $1.50 per share, our Class B common stock price of $5.19 per share, our Class W warrant price of $0.23 per warrant and our Class Z warrant price of $0.24 per warrant.

Based solely upon information contained in public filings, as of September 20, 2006, the following stockholders beneficially owned greater than five percent of our issued and outstanding common stock or Class B common stock:

•	Pentagram Partners, L.P. beneficially owned 113,800 shares of our common stock, representing approximately 9.9% of the Mercator common stock outstanding;

•	Sapling, LLC and Fir Tree Recovery Master Fund, L.P. together beneficially owned 796,400 shares of our Class B common stock, representing approximately 7.5% of the Mercator Class B common stock outstanding;

•	Amaranth LLC and its affiliates beneficially owned 662,700 shares of our Class B common stock, representing approximately 6.3% of the Mercator Class B common stock outstanding;

•	David M. Knott and Dorset Management Company together owned 545,000 shares of our Class B common stock, representing approximately 5.2% of the Mercator Class B common stock outstanding.

For more information on beneficial ownership of our common stock by executive officers, directors and 5% stockholders, see “Beneficial Ownership of Securities” on page 139.

THE ACQUISITION PROPOSAL

General Description of the Acquisition

Pursuant to the stock purchase agreement with GII, as amended, Mercator will acquire 100% of the issued and outstanding securities of GII. Pursuant to the offer to shareholders of ETT, Mercator will acquire the issued and outstanding securities of ETT held by any ETT shareholders who accept the offer.

Background of the Acquisition

The terms of the stock purchase agreement with GII and the offer with ETT are the result of arm’s-length negotiations between representatives of us, GII and ETT. The following is a brief discussion of the background of these negotiations, the Acquisition and related transactions.

We were incorporated in Delaware on January 3, 2005, as a blank check company formed to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination with a then-unidentified operating business.

A registration statement for our initial public offering was declared effective on April 11, 2005. On April 15, 2005, we consummated an initial public offering of 575,000 Series A units and 5,290,000 Series B units. Each Series A unit consists of two shares of common stock, five Class W warrants and five Class Z warrants. Each Series B unit consists of two shares of common stock, one Class W warrant and one Class Z warrant.

The net proceeds from the sale of our units were approximately $55,050,876. Of this amount, $53,429,000 was deposited in trust and, in accordance with our amended and restated certificate of incorporation, will be released either upon the consummation of a business combination or upon our liquidation. The remaining $1,621,876 was held outside of the trust for our use to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. As of May 31, 2006, approximately $55.6 million was held in deposit in the trust account.

During the period from April 2005 through March 2006, we evaluated a number of prospective businesses regarding potential business combinations at different levels. Given the background and affiliations of our officers and directors, this activity occurred on an ongoing basis. We attempted to source opportunities both proactively and reactively, and given the mandate to find a suitable business combination partner, did not limit ourselves to any one transaction structure (i.e. percentage of cash vs. percentage of stock issued to seller, straight merger, corporate spin-out or management buy-out). During this period, we entered into 21 separate nondisclosure agreements with potential acquisition candidates. Prior to GII and ETT, none of these evaluations led to a firm offer by us to pursue a business combination.

On January 11, 2006, our president, Rhodric C. Hackman, was contacted by Mr. John Freeman who suggested that the prospect of acquiring both GII and ETT would make an interesting business combination for us. Mr. Freeman, an investment banker from Brooks, Houghton & Company, Inc., represented GII. Mr. Freeman became aware of Mercator’s business purpose from his review of the prospectus from our initial public offering. There are no existing relationships or affiliations between Mr. Freeman, Brooks, Houghton & Company or any of its

other principals and us or any individuals associated with us. Brooks, Houghton & Company has served as investment banker to GII since June 2005 and, following an initial payment of $10,000, has been paid a monthly retainer of $7,500 per month. It will also be entitled to a fee in the amount of $580,000 at the closing of the Acquisition. Pursuant to the terms of the stock purchase agreement we entered into with the GII shareholders, we will pay this amount on behalf of GII at the closing.

GII and ETT had been involved in a proposed transaction with another party late in 2005 which did not materialize. In the process, the two companies, being in closely-related businesses, came to believe that the combination of GII and ETT may make good business sense. GII is headquartered in the United States with much of its business to date focused upon wholesale telecommunications carrier customers. ETT is headquartered in the United Kingdom and focuses on enterprise customers doing business primarily outside the United States. Mr. Hackman expressed an interest in learning more about the prospects of these two companies. Our management team began investigating the business sectors of GII and ETT using publicly available information. Based on the call, the parties decided to negotiate confidentiality agreements and exchange due diligence materials.

On January 24, 2006, Mr. Hackman and H. Brian Thompson, our chief executive officer, met at GII’s headquarters with Michael Keenan, GII’s chief executive officer, various members of the GII management team and Mr. Freeman. Christopher Britton, the chief executive officer of ETT, was connected by conference call to the meeting. Both the GII and ETT management teams made presentations on their respective companies. Additional information on both GII and ETT was provided to us. Our representatives discussed the structure of Mercator.

Between January 24, 2006 and February 9, 2006, our management team continued due diligence using publicly available information and information provided by GII and ETT.

Pursuant to our ongoing due diligence, on February 10, 2006, Mr. Hackman and David Ballarini, our chief financial officer, participated in a conference call with GII and ETT management and Mr. Freeman to discuss the business prospects of the combined companies.

On February 13, 2006 and February 15, 2006, Messrs. Hackman and Ballarini met at GII’s headquarters to continue due diligence discussions.

On February 19, 2006, a conference call was conducted between Messrs. Hackman, Ballarini and Lior Samuelson, our executive vice president, and Messrs. Keenan, Britton and Freeman to continue to discuss a potential business combination and to continue due diligence discussions. Between February 20 and February 28, 2006, various discussions occurred between us, GII and ETT on the potential terms and conditions of a business combination of the three entities.

On March 1, 2006, Mr. Hackman met at ETT headquarters with Mr. Britton, Dr. James Dodd, the ETT vice chairman, and Steven Sanderson, the ETT finance director. The parties discussed the business opportunity in the combination of ETT and GII as well as the potential structure of a transaction. The parties agreed to continue efforts to structure a business combination including us, GII and ETT.

During the period from March 2, 2006 through March 24, 2006, various discussions and negotiations were conducted among us, GII and ETT regarding the structure of a potential transaction. During this period, various draft term sheets and letters of intent of intent were exchanged between Mercator and GII.

On March 20, 2006, our board of directors met to discuss GII and ETT as well as other potential opportunities that Mercator was evaluating. The board decided that, based on the information available at that time, the GII and ETT opportunity would be the most attractive to our stockholders.

On March 22, 2006, we submitted a proposed letter of intent to ETT which included a purchase of all of the outstanding stock of ETT for cash. Between March 22 and March 26, 2006 various conference calls between Messrs. Hackman and Ballarini and Messrs. Britton and Sanderson ensued to negotiate the letter of intent. On March 27, 2006, a conference call was conducted among Messrs. Hackman and Ballarini, the senior management of ETT, various members of the ETT board of directors and Ira Greenspan, Avi Lipsker and Arthur Magee of HCFP/Brenner Securities LLC, our financial advisor. The purpose of the call was to discuss the letter of intent and process to closing a transaction with us. The parties agreed to meet face to face at ETT’s headquarters to continue discussions the following week.

On March 24, 2006 a meeting was held among Messrs. Ballarini and Samuelson, our legal counsel, GII’s legal counsel and Mr. Keenan, who participated by conference call. The purpose of the meeting was to finalize a letter of intent for Mercator to purchase GII. The meeting concluded without finalizing the letter of intent. Several more days of negotiations ensued.

On March 31, 2006, we signed a letter of intent to acquire 100% of the issued and outstanding capital stock of GII for a combination of cash, common stock and warrants in Mercator. The letter of intent contemplated a parallel transaction with ETT.

Messrs. Hackman and Samuelson met in London with ETT management and various board members on April 4 and 5, 2006. On April 5, 2006, ETT’s board of directors approved the terms of the offer and we signed a letter of intent to acquire 100% of the issued and outstanding share capital of ETT for cash. On April 5, 2006, we publicly announced that we had entered into letters of intent with two parties.

From April 5, 2006 to April 17, 2006, various telephone conferences were held among our management, GII and ETT’s management and their representatives regarding due diligence, the business of GII and ETT and the terms of the definitive purchase agreement and offer document for the proposed business combination.

From April 17, 2006 to April 19, 2006, Mr. Hackman, Mr. Keenan and various other members of GII management met with ETT management in London to continue due diligence and discuss the prospects for the potential combination of GII and ETT.

On April 24, 2006 and April 25, 2006, our management team met with Messrs. Keenan and Britton in Reston, Virginia to continue due diligence and to discuss the prospects for the potential combination of GII and ETT.

From April 5, 2006 to May 22, 2006, our board of directors met several times to discuss the operations of GII and ETT, the results of the due diligence reviews and the terms of the proposed definitive agreement.

From May 19, 2006 to May 22, 2006, Messrs. Hackman and Samuelson held discussions with GII and ETT management by telephone at various times to complete their due diligence review and negotiate the terms of a definitive purchase agreement and offer document. Substantial negotiations took place over the terms of the acquisition documents including, among other things, certain changes in the form of purchase price payable to the GII shareholders from that contemplated by the letter of intent.

On May 22, 2006, our board of directors met again to authorize the acquisitions of GII and ETT. Our counsel reviewed the terms of stock purchase agreement and related agreements, and answered questions directed by members of our board of directors. During the meeting, our board of directors also discussed the option of obtaining a fairness opinion for the proposed Acquisition. Our board of directors decided not to obtain such an opinion before signing the stock purchase agreement or the offer based on its belief that its directors had the skill and experience to properly evaluate the fairness of a proposed transaction. Our board of directors then unanimously approved the Acquisition and related transactions. While no one factor determined the final agreed upon consideration in the acquisition of either GII or ETT, our board of directors again reviewed various industry and financial data and metrics and valuation analysis compiled by us in order to determine that the consideration to be paid to the shareholders of GII and ETT was reasonable and that the Acquisition was in the best interests of our stockholders.

On May 23, 2006, the GII board of directors met again to authorize the Acquisition. The GII board of directors unanimously approved the stock purchase and related transactions.

On May 23, 2006, we entered into a stock purchase agreement and related documents with GII and its shareholders.

On May 24, 2006, ETT shareholders holding an aggregate of 67.1% of ETT’s outstanding capital stock signed irrevocable undertakings to accept the offer to acquire their ETT shares.

On May 24, 2006, we and GII and ETT publicly announced the stock purchase agreement and the offer, respectively, through a joint press release.

On June 13, 2006, we made the offer to ETT shareholders. We received irrevocable undertakings to accept the offer from ETT shareholders holding an aggregate of 166,870,716 Ordinary Shares, A Ordinary Shares and

Preferred Ordinary Shares of ETT, representing approximately 96% of the total issued share capital of ETT. As the 75% acceptance threshold specified in ETT’s articles of association was achieved, we have applied the relevant provisions of the articles of association to compulsorily acquire the remaining ETT shares held by shareholders from whom we did not receive acceptances. As a result, all ETT shareholders were deemed to have accepted the offer as of July 28, 2006, and no further approval of ETT’s shareholders is required.

On September 25, 2006, we entered into an amendment to the stock purchase agreement with GII and its shareholders in order to reflect that the shares of our common stock to be issued to the GII shareholders upon the closing of the Acquisition will not be registered under the Securities Act of 1933, as amended, and to grant the GII shareholders certain rights to have those shares of common stock registered after the closing.

Interests of Our Directors and Officers in the Acquisition

In considering the recommendation of our board of directors to vote for the proposal to adopt the Acquisition, you should be aware that certain members of our board have agreements or arrangements that provide them with interests in the Acquisition that differ from, or are in addition to, those of our stockholders generally. In particular:

•	If the Acquisition is not approved and we fail to consummate an alternative transaction within the time allotted pursuant to our amended and restated certificate of incorporation, requiring us to liquidate, the warrants held by our executives and directors will be worthless as will the nominal number of shares of common stock they owned prior to our initial public offering because our executives and directors are not entitled to receive any of the net proceeds of our initial public offering that may be distributed upon our liquidation with respect to those shares. As of the record date, our executives and directors owned a total of 4,100 shares of our common stock and 4,000 shares of our Class B common stock, having a total market value of $26,910 based on our share price of $1.50 for our common stock and $5.19 for our Class B common stock as of that date. Our executive officers and directors are contractually prohibited from selling their securities owned prior to our initial public offering until the earlier of our completion of a business combination or the distribution of the proceeds of the trust account in which a substantial portion of the proceeds of our initial public offering are held. During that period, the value of the securities may increase or decrease. Thus, it is impossible to determine what the financial impact of the Acquisition will be on our officers and directors. As of the record date, our executive officers, directors and affiliated entities also held warrants exercisable for an aggregate of 4,874,000 shares of common stock. As of the record date, these warrants had a market value of approximately $926,000 based on our Class W warrant price of $0.23 per warrant and our Class Z warrant price of $0.24 per warrant. These warrants may become worthless if the Acquisition is not approved and completed by October 15, 2006.

•	If the Acquisition is approved, it is anticipated that H. Brian Thompson will remain as chairman of our board of directors and will become our executive chairman, Rhodric C. Hackman will remain on our board of directors, and David Ballarini will continue to serve as our chief financial officer on an interim basis. Each of our directors and officers will, following the Acquisition, be compensated in such manner, and in such amounts, as our board of directors may determine to be appropriate, subject in the case of our officers to the requirements of any employment agreements entered into with them.

Our board of directors was aware of these agreements and arrangements during its deliberations on the merits of the Acquisition and in determining to recommend to our stockholders that they vote for the approval of the Acquisition Proposal.

Our Reasons for the Acquisition and Recommendation of Our Board

Our board of directors has concluded that the acquisitions of ETT and GII are in the best interests of Mercator’s stockholders.

Our board of directors considered a wide variety of factors in connection with its evaluation of the Acquisition. In light of the complexity of those factors, the Mercator board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision.

The analysis of the Mercator board of directors in reaching this conclusion is described in more detail below. In considering the Acquisition, the Mercator board gave considerable weight to the following positive factors:

ETT and GII’s successful records of growth and business development and potential for future growth and expansion

An important criterion to Mercator’s board of directors in identifying an acquisition target was that the company have established business operations, that it was generating current revenues and that it had strong potential to experience rapid additional growth. Mercator’s board of directors believes that ETT and GII have in place the infrastructure for strong business operations, a large and growing customer base, significant technological capabilities and strong reputations with their customers. ETT commenced business operations in 1998 and grew its business from no revenues to over $35 million for the year ended December 31, 2005. Similarly, GII commenced business operations in 1998 and grew its business from no revenues to over $14 million in revenues for the fiscal year ended September 30, 2005. This record of growth was impressive to Mercator’s board of directors. Mercator’s board of directors believes that the combination of ETT and GII has the potential to accelerate the growth of their businesses because:

•	most of ETT and GII’s existing customers represent what we expect will constitute a recurring, long-term source of revenues. For example, over 72% of GII’s increase in revenues for its fiscal year ended September 30, 2005, as compared to the prior fiscal year, was attributable to new purchases made by existing customers. For the six months ended June 30, 2006, ETT’s customer retention rate was approximately 89%, and approximately 30% of the customer contracts ETT executed were for two to five year terms;

•	ETT and GII individually currently offer a limited number of data connectivity solutions and services to their customers. We believe that each company’s business can be further grown by offering their customers expanded and more global connectivity solutions; and

•	we expect that GII will be able to leverage ETT’s enterprise-based VNO solutions and sales and marketing capabilities to more rapidly grow sales to U.S. enterprises. Similarly, we anticipate that ETT will be able to utilize GII’s carrier-based VNO solutions and sales and marketing capabilities to initiate sales to European-based carriers. We cannot assure you, however, that either GII or ETT will be able take advantage of the other’s capabilities.

In addition, based on its review of ETT and GII’s historical financial statements and their respective business models and relationships, our board of directors believes that ETT and GII’s services are sold at relatively stable gross margins. GII’s gross margins for the fiscal years ended September 30, 2003, 2004 and 2005 were 35.6%, 34.6% and 33.5%, respectively. ETT’s gross margins for the fiscal years ended December 31, 2003, 2004 and 2005 were 26.2%, 26.6% and 29.3%, respectively. Our board of directors further believes that ETT and GII have controllable variable costs and low, scalable fixed costs and capital requirements. Controllable variable costs include costs of revenue, which consists primarily of the costs of procuring services from suppliers for resale. These costs are typically controllable because they are generally incurred as needed in connection with the sale of services. Likewise, labor-related costs, which are a large component of ETT’s and GII’s selling, general and administrative costs, are in large part controllable. ETT’s cost of labor accounted for approximately 63.2% of ETT’s total operating expenses for the year ended December 31, 2005. GII’s employee compensation and benefit costs accounted for approximately 80% of GII’s selling, general and administrative costs for the fiscal year ended September 30, 2005. On the other hand, the companies’ respective fixed costs, such as their facilities leases, account for a relatively small portion of their total expenses. For example, GII’s rental expenses accounted for only 3% of its selling, general and administrative costs for the fiscal year ended September 30, 2005.

As VNOs, ETT and GII typically have low levels of capital expenditures in comparison to traditional telecommunications carriers that own their own network infrastructure. During 2005, ETT’s capital expenditures, which consist of expenditures for property and equipment, expressed as a percentage of revenues for that period was approximately 0.8%. During the same period, GII’s capital expenditures expressed as a percentage of revenues for that period was approximately 2.4%, and was approximately 0.1% for the nine months ended June 30, 2006. The percentage for 2005 was higher than typical for GII, as a result of expenses related to GII’s move to a new headquarters facility during 2005. We believe that these levels of capital expenditures are significantly lower than is typical for traditional telecommunications carriers. For example, based on publicly-filed financial statements, the average capital expenditures of eight large carriers expressed as a percentage of their revenues for the twelve months ended June 30, 2006, including companies such as Verizon, BellSouth and CenturyTel, was approximately 15.4%. Because there is only one publicly traded VNO of which we are aware, we are unable to determine how ETT’s and GII’s respective levels of capital expenditures compare to those of other VNOs. These lower levels of capital expenditures compared to traditional carriers are offset to some extent by ETT’s and GII’s typically higher levels of cost of services than carriers which own their own infrastructure. For the six months ended June 30, 2006, ETT’s costs of revenue, expressed as a percentage of revenue for that period, was approximately 69.5%. For the nine months ended June 30, 2006, GII’s cost of telecommunications services provided, expressed as a percentage of revenue for that period, was approximately 71.7%. By comparison, based on publicly-filed financial statements, the average cost of services of the eight large carriers referred to above, expressed as a percentage of their revenues for the twelve months ended June 30, 2006, was approximately 35%.

Our board of directors believes that this cost structure should lead to improving profit and EBITDA margins as ETT and GII generate increased revenues. In particular, our board believes that as the companies’ revenues increase, their respective fixed costs will increase at a lower rate, due to their low capital requirements and ability to scale their capital and other expenditures, such as office and other property leases. In addition, labor costs are a significant component of the companies’ variable costs. GII and ETT believe that, in general, their labor costs increase at a lower rate than revenues, in large part as a result of increases in employees’, particularly sales personnel’s, productivity and efficiency as they gain experience working for the applicable company. Additionally, both ETT’s and GII’s contracts with their customers generally remain in effect for some period beyond their initial stated term, which when taken together with additional sales to those existing customers under the applicable master agreements, tends to result in relatively stable, longer term revenues with each customer — often lasting multiple years, and creating significant backlogs and some visibility of future revenues.

The Combination of ETT and GII represents an opportunity to invest in a growing, dynamic industry

Another important criterion to Mercator’s board of directors in identifying an acquisition target was that the target compete in an emerging or expanding industry with the potential for growth. Both GII and ETT are virtual network operators, which are facilities-free, technology-neutral telecommunications providers. VNOs leverage the infrastructure of multiple asset-based telecommunications carriers to create highly customized, cost-efficient solutions for large enterprise, government and carrier customers whose complex communication requirements typically transcend the capabilities of any single facilities-based provider. Mercator’s board of directors believes that the outsourced VNO service industry in which ETT and GII operate is a multi-billion dollar market and growing. Based on GII’s and ETT’s successes to date in acquiring customers, our board of directors believes that ETT and GII have the ability to continue to attract customers and to capitalize on the substantial market opportunity.

Our board of directors also believes that, if the Acquisition is successfully completed, there is the potential for an immediate increase in the combined company’s market value, based upon the recent public market value of Vanco plc, which the board believes to be the most comparable publicly traded company. Vanco’s recent market value corresponds to approximately 1.8 times its trailing twelve months revenues. Applying the same multiple to the combined revenues of GII and ETT for the twelve-month period ended June 30, 2006 would result in an implied value of approximately $87 million, which is approximately $24 million more than the purchase price to be paid by us to complete the Acquisition. Our board of directors also believes that companies that trade on the Nasdaq Global Market, as we intend to do following the Acquisition, generally trade, on average, at a higher multiple than comparable companies that trade on the FTSE, as Vanco does. We cannot assure you that our market value will correspond to the trailing twelve-month revenue multiple experienced by Vanco, or that we will experience an increase in market value as compared to Vanco if we are able to list our stock on the Nasdaq Global Market.

The experience of ETT and GII’s management

Another important criterion to Mercator’s board of directors in identifying acquisition targets was that the companies have seasoned management teams with specialized knowledge of the markets within which they operate and the ability to lead a company in a rapidly changing environment. In the time since the development of their business plans, GII’s and ETT’s management teams have successfully implemented their business strategies in providing value-added VNO services to major enterprises and carriers. GII’s and ETT’s management teams have shown an ability to adjust their business plans to changing market factors and to develop additional business opportunities. Mercator’s board of directors believes that the combination of GII’s and ETT’s existing management, along with H. Brian Thompson, who has agreed to serve as our executive chairman following the closing of the Acquisition, will provide the combined company with strong leadership.

Equity ownership of the combined company’s management

It was also important to Mercator’s board of directors that management of the combined company have a significant equity interest in Mercator, to help ensure that they will be committed to growing Mercator and increasing stockholder value. GII’s shareholders, each of whom is expected to contribute to the management of Mercator following the closing, will receive an aggregate of 1,300,000 shares of our common stock, 1,450,000 of our Class W warrants and 1,450,000 of our Class Z warrants in the Acquisition. Furthermore, we expect that each of H. Brian Thompson, who has agreed to serve as our executive chairman following the Acquisition, D. Michael Keenan and Christopher Britton will receive significant equity incentive grants in connection with their employment with us.

The terms of the purchase agreements

Our board of directors believes that the terms of the offer document agreement and stock purchase agreement with ETT and GII, respectively, are customary and reasonable. It was important to Mercator’s board of directors that the purchase agreements include customary terms and conditions as it believed that such terms and conditions would allow for a more efficient closing process and lower transaction expenses.

Mercator’s board of directors believes that each of the above factors strongly supported its determination and recommendation to approve the Acquisition. The Mercator board of directors did, however, consider the following potentially negative factors, among others, in its deliberations concerning the Acquisition:

ETT and GII have sustained net losses since inception.  Despite their rapid growth in revenues, ETT and GII have generated accumulated deficits since their inception. Our board of directors believes that the projected revenue growth of the combined ETT and GII business plans, as projected by the companies’ respective management teams, and existing revenue streams improve the prospects for future profitability of the combined companies. As discussed above under the heading “ETT and GII’s successful records of growth and business development and potential for future growth and expansion,” our board of directors believes that the companies’ respective fixed costs, and to a lesser extent their labor costs, should increase at a lower rate than revenues, which should in turn improve prospects for profitability. Furthermore, our board of directors believes that through the operational integration of ETT and GII, duplicative administrative and operating functions can be consolidated to reduce costs and thereby improve the prospects for future profitability of the combined companies.

ETT’s revenue has declined.  Despite rapid growth in revenue from its inception in 1998 through 2004, ETT’s revenue declined slightly in 2005 from 2004 and by approximately 9.6% in the first six months of 2006 as compared with the first six months of 2005. Approximately 47% of the decrease in revenues between the first six months of 2005 and 2006 was attributable to a change in the applicable exchange rate between the two periods. The remainder of the decrease was primarily attributable to an insufficient amount of net new orders at the end of 2005. Our board of directors believes that this decline is due primarily to ETT’s investors’ decision in the first half of 2005 to sell ETT. ETT’s investors, venture capital funds which have been invested in the company since 1999, decided to sell the company in order to achieve liquidity and return funds to their own investors. The decision to sell ETT was followed by a protracted sales process that diverted management’s attention away from the overall business. Our board of directors believes that the revenue decline is not indicative of any flaw in the fundamentals surrounding, and the growth potential for, ETT’s business.

The size of ETT and GII compared to industry leaders.  Our board of directors considered the fact that, due to their relatively short histories of operations, ETT and GII are individually significantly smaller than industry leaders. Mercator’s board of directors believes that, due to their growth since inception, their relationships with vendors and business customers, and the potential for improvements in capabilities and revenues that may result by combining the companies, ETT and GII have the potential to grow and to compete with industry leaders for market share.

GII’s and ETT’s reliance on a limited number of customers.  Historically, a substantial portion of GII’s and ETT’s revenues have come from a limited number of customers. For example, for the years ended December 31, 2005 and 2004, GII’s four largest customers accounted for approximately 35.9% and 49.1%, respectively, of its total revenues. Similarly, for the years ended December 31, 2005 and 2004, ETT’s four largest customers accounted for approximately 59.0% and 66.0%, respectively, of its total revenues. Our board of directors believes that GII and ETT have, to date, been successful in maintaining their key customer relationships, and also expects that the combined company’s reliance on a small number of customers will decrease over time.

The risk that the services provided by GII and ETT will not maintain market acceptance.  Our board of directors considered the fact that the market for services provided by VNOs is relatively new, and the corresponding risk that the products and services offered by GII and ETT may not gain or obtain increased market acceptance. Our board of directors believes, however, that the market for VNO services is likely to continue to grow for at least the next several years and that it represents an attractive market.

GII’s and ETT’s current liabilities exceed their respective total assets.  Historically, ETT’s current liabilities at any given point in time have generally exceeded its total assets. For example, as of June 30, 2006, ETT’s current liabilities were $13,930,815 and its total assets were $10,644,325. As of the same date, GII’s current liabilities of $4,411,512 and its total assets were $4,323,243, although it historically has had current liabilities less than total assets. Our board believes, however, that this working capital deficit does not reflect a fundamental weakness in the companies’ businesses, but rather reflects the nature of their business models, which involves the procurement, rather than purchasing, of the network capacity that they resell. The majority of their current liabilities consists of payables to suppliers of network capacity, the vast majority of which corresponds to amounts due to the companies under their customer agreements. In general, amounts due to the companies from customers are either prepaid or are paid within a shorter period of time than the companies’ payment of the corresponding payables to their suppliers. Prepaid amounts are reflected as liabilities in the companies’ financial statements, and are not booked as revenues until the service is provided to the customer, which often results in a working capital deficit. GII had unearned revenue of approximately $1.6 million and deferred revenue of approximately $336,000 at June 30, 2006, which represents approximately 12.2% and 2.5%, respectively, of GII’s revenues for the nine months ended on that date. ETT had total deferred revenue of approximately $1.9 million at June 30, 2006, which represents approximately 11.4 % of ETT’s revenues for the six months ended on that date. As a result of customer receivables being paid more rapidly than the corresponding payments to suppliers the companies can operate on an ongoing basis with negative working capital. Because there is only one publicly traded VNO of which we are aware, we are unable to determine if this business model is standard in the industry. We believe, however, that the companies will in general continue to experience working capital deficits following the consummation of the Acquisition.

The risk that its public stockholders would vote against the Acquisition and exercise their conversion rights.  Our board of directors considered the risk that the current public stockholders of Mercator would vote against the Acquisition and demand to convert their shares for cash upon consummation of the Acquisition, thereby depleting the amount of cash available to the combined company following the Acquisition, or requiring us to borrow funds or raise additional capital to complete the Acquisition or fund our operations after the closing.

After deliberation, our board of directors determined that these potentially negative factors were outweighed by the potential benefits of the acquisitions, including the opportunity for Mercator stockholders to share in ETT and GII’s future potential growth and anticipated profitability.

Due Diligence and Valuation

Three members of our board of directors, Rhodric C. Hackman, Lior Samuelson and David Ballarini, have extensive experience in evaluating and performing due diligence of acquisition targets and in valuing companies in the communications industry. These three directors are currently partners of an investment banking and financial advisory firm and perform business valuations on a regular basis. In arriving at its determination to approve the stock purchase agreement with ETT and the offer for GII, the board of directors of Mercator relied on information (including financial information) relating to ETT and GII, the regulatory environment and the industry dynamics. In addition, Mercator retained the services of KPMG LLP and Matthews Carter and Boyce, P.C. to assist it in its due diligence review of ETT and GII. The directors of Mercator are familiar with the significant expenses that would be incurred to engage an investment bank or valuation firm to conduct a fairness opinion. Based upon the likely cost of a fairness opinion, Mercator’s existing cash resources and Mercator’s belief that its directors had the skill and experience to properly evaluate the fairness of a proposed transaction, Mercator determined that its assets should not be used to pay for a fairness opinion. There was no prior relationship between any of our directors or executive officers and any of the directors, executive officers or significant shareholders of GII or ETT.

In addition to the due diligence information, Mercator’s board of directors utilized information provided to it by ETT and GII as well as publicly available information on the industry and the companies’ competitors to analyze the reasonableness of the proposed valuations of ETT and GII and the combined entity. In May 2006, Mercator’s directors prepared an estimated enterprise valuation analysis of ETT and GII based upon Mercator’s proposed purchase prices for ETT and GII and the potential post-acquisition appreciation of the combined company’s value.

Mercator’s board of directors considered that the proposed equity valuation and the proposed purchase prices for ETT and GII were generally attractive to Mercator based on publicly available comparable trading valuations of ETT and GII’s competitors, publicly available comparable acquisitions involving companies similar to ETT and GII and discounted cash flow analyses of the combined companies. For purposes of the board’s analysis, the companies it considered to be comparable were Equinix Inc., Globix Corp., Internap Network Services Corp., iPass Inc., SAVVIS Inc., Terremark Worldwide Inc., NaviSite Inc. and Vanco plc. For the twelve months ended December 31, 2005, or January 31, 2006 in the case of NaviSite and Vanco, the reported revenues of these companies were $221.1 million, $110.8 million, $153.7 million, $169.4 million, $667.0 million, $57.0 million, $104.3 million and 146.6 million British pounds, respectively. During the same periods, their reported profits were $(42.6 million), $(30.8 million), $(5.0 million), $12.9 million, $(69.1 million), $(22.9 million), $(12.3 million) and 7.5 million British pounds, respectively. Although Vanco’s revenues and profits are substantially greater than that of ETT and GII, our board of director’s considered it to be comparable because it is currently the only publicly traded company of which the board of director’s is aware that is a “pure play” VNO, meaning that the only business in which it is engaged is that of operating as a VNO.

The analysis of trading valuations of ETT’s and GII’s competitors indicated that these companies are generally valued based on their revenue performance and as a mean, their enterprise values were approximately 3.7 times their trailing 12 month (also known as last 12 months), or TTM, revenues, with a median enterprise value of 2.3 times TTM revenues. ETT’s and GII’s primary competitor, in the view of Mercator’s board of directors, is Vanco plc (LSE: VAN.L) which, at the time of the analysis, had an enterprise value of approximately 2.2 times TTM revenues. Based on publicly traded competitors’ valuation metric of 2.3 times TTM revenues, ETT and GII in combination would have a potential enterprise valuation of approximately $121 million (2.3 times management’s estimate of actual and forecast revenue for the combined ETT and GII for the twelve-month period ending June 30, 2006 of $52.5 million). Based on Mercator’s analysis of ETT and GII, Mercator’s total acquisition value of approximately $63.1 million was approximately 48% below the implied potential future valuation based on competitors’ trading valuations.

Mercator’s management estimated the combined ETT and GII’s actual and forecast revenue as follows. Management assumed a closing date of June 30, 2006, and prepared its estimate for the twelve-month period ending on that date. For ETT, management combined the sum of actual revenue for the period from July 1, 2005 to December 31, 2005 (the latest period for which actual results were available), which totalled approximately $17.4 million, based on actual monthly results as provided by ETT, and ETT’s management’s forecast of ETT’s revenues for the first and second quarters of 2006 of approximately $18.1 million. This resulted in total estimated and projected revenue of ETT for the twelve-month period of approximately $35.5 million. For GII, management combined the sum of actual revenue for the period from July 1, 2005 to April 30, 2006 (the latest period for which actual results were available), which totalled approximately $14.1 million, based on actual monthly results provided by GII, and GII’s management’s forecast of GII’s revenues for May and June of 2006 of approximately $3.0 million. This resulted in total estimated and projected revenue of GII for the twelve-month period of approximately $17.1 million, and of the combined companies for the same period of approximately $52.5 million.

The analysis of publicly available comparable acquisitions indicated that these transactions were also generally valued based on the TTM revenues of the target companies and as a mean, the enterprise valuations of the acquisitions were approximately 1.4 times TTM revenues, with a median of 1.6 times TTM revenues. Based on publicly available comparable acquisitions valuation range of 1.4 to 1.6 times TTM revenues, ETT and GII in combination would have an enterprise valuation of approximately $74 million (1.4 times $52.5 million) to $84 million (1.6 times $52.5 million). Based on Mercator’s analysis of ETT and GII, the total acquisition value of the combined companies of approximately $63.1 million was approximately 15% to 25% below the implied valuation based on comparable acquisitions.

The discounted cash flow analysis analyzed the cash flows projected to be generated by operating ETT and GII together and growing the combined companies at a cumulative annual growth rate of 20% for five years and then selling the combined operations in a transaction netting the shareholders 9.0 times the terminal earnings before interest, taxes, depreciation and amortization, or EBITDA. Mercator determined that a 20% annual growth rate was a reasonable projection for organic growth for both companies based upon Vanco’s historic annual growth rates, which have typically been in the range of, and have sometimes exceeded, 20%, the combined companies’ historic annual growth rates, which exceeded 20% over the last five years, the companies’ estimates of 2006 growth in excess of 10% for ETT and 20% for GII, despite distractions resulting from the Acquisition, and management’s overall research regarding the industry and anticipated growth. Mercator determined that a 9.0 times EBITDA multiple was reasonable because the comparable companies that are profitable had been trading, on average, at a multiple of 26.4 times EBITDA. It also noted that the comparable companies that are not profitable, similar to ETT and GII, had been trading, on average, at a multiple of 31.4 times EBITDA. The cash flows were adjusted for estimated integration and transaction related costs, potential cost savings that would be realized by consolidating certain functions of the two companies, and additional costs to be incurred by the companies in order to operate a publicly listed company. The resulting cash flows were discounted back to a present value at a 13% discount rate reflecting the approximate weighted average cost of capital of public companies in ETT’s and GII’s industry. Based on this analysis, it was determined that ETT and GII would be valued in combination at approximately $98 million. This analysis assumed cost savings of $500,000 per year for each of 2008, 2009 and 2010 that management expects to realize by consolidating certain functions of the two companies. If these cost savings were not realized, the discounted cash flow analysis described above would result in a valuation of approximately $95.1 million. Based on Mercator’s analysis of ETT and GII, the total acquisition value of the combined companies of approximately $63.1 million was approximately 36% below the implied valuation based on the discounted cash flow analysis. Mercator’s analysis suggests that the purchase price to be paid for GII is approximately 1.6 times its estimated TTM revenues, and the purchase price to be paid for ETT is approximately 1.0 times its estimated TTM revenues. Mercator believes that the difference in multiples is justified in light of GII’s higher growth rate in recent periods as compared to ETT and GII’s software tools which facilitate the delivery of VNO services.

Mercator’s consultants, KPMG LLP and Matthews Carter and Boyce, P.C., conducted financial due diligence assessments of ETT and GII, respectively, and provided written reports of their findings to the board. The matters reviewed included revenue recognition, working papers from recent audits, general quality of financial reporting capabilities, working capital trends, and accounts receivable. Neither KPMG LLP nor Matthews Carter and Boyce, P.C. presented any conclusions or recommendations with respect to the valuation analyses summarized above.

The foregoing discussion of the information and factors considered by our board of directors is not meant to be exhaustive, but includes the material information and factors considered by our board of directors.

ETT’s and GII’s Reasons For The Acquisition

In concluding that the Acquisition is in the best interests of ETT and GII and its shareholders, and in approving the Acquisition agreements and the Acquisition, the ETT and GII directors considered and reviewed, including with their legal advisors, a number of factors including:

•	their belief that the combination of ETT, GII and Mercator, which would have a stronger capital position than either company individually and would be a public company, would likely increase the ability of ETT and GII to raise additional capital that may be needed for future expansion;

•	their belief that the combined company will have greater resources to effectively compete in the market for VNO services;

•	their belief that the addition of H. Brian Thompson to the combined company’s management team as executive chairman will provide the company with valuable industry experience and strong leadership;

•	in the case of GII, in addition to the cash consideration payable, the availability of a public trading market for the Mercator shares to be received by GII shareholders will, after the expiration of the applicable restriction period on the transferability, provide the shareholders with more investment liquidity than that associated with their current interests, for which there are no established trading markets; and

•	in the case of ETT, the opportunity for ETT’s institutional shareholders to obtain liquidity for their investment in ETT.

The ETT and GII directors did consider the following potentially negative factors, among other things, in their deliberations concerning the Acquisition:

•	the fact that Mercator’s common stock and warrants are traded over the counter on the Over-the-Counter Bulletin Board and therefore have less liquidity than if traded on Nasdaq or a national securities exchange; and

•	the fact that Mercator is not an operating business.

The foregoing discussion of the factors considered by the ETT and GII directors is not meant to be exhaustive, but includes some of the more material factors considered by the ETT and GII directors in coming to their conclusions.

Appraisal or Dissenters Rights

No appraisal rights are available under the Delaware General Corporation Law for our stockholders in connection with the Acquisition Proposal.

United States Federal Income Tax Consequences of the Acquisition

As the stockholders of Mercator are not receiving any consideration or exchanging any of their outstanding securities in connection with the Acquisition, and are simply being asked to vote on the matter, it is not expected that the stockholders will have any tax related issues as a result of voting on these matters. However, if you vote against the Acquisition Proposal and elect a cash conversion of your Class B common stock into your pro-rata portion of the trust account and as a result receive cash in exchange for your Class B common stock, there may be certain adverse tax consequences, such as realizing a loss on your investment in Mercator shares. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

Regulatory Matters

Consummation of the acquisition of GII is contingent upon the receipt of approval from the Federal Communications Commission, or FCC. GII received approval of the acquisition from the FCC in August 2006.

Consummation of the acquisition of GII is also contingent upon notification to and/or approval by various state public utility commissions in the states in which GII is authorized to provide regulated telecommunications services. State approval process differ from state to state. Like the FCC, however, states that must approve the Acquisition generally review it to determine whether the Acquisition is consistent with the public interest. GII filed notifications and/or requests for approval of the acquisition of GII with the applicable state public utility commissions in June 2006, and as of the date of this proxy statement has received the approval of all but one required state agency, the Florida Public Service Commission. That agency has proposed approving the transaction, but the effectiveness of that proposal is subject to a notice period that closes on September 27, 2006.

Consequences if Acquisition Proposal is Not Approved

If the Acquisition Proposal is not approved by stockholders, we will not acquire GII and ETT. Pursuant to our amended and restated certificate of incorporation, we will be liquidated if we do not consummate a business combination by October 15, 2006.

Required Vote

Approval of the Acquisition Proposal will require the affirmative vote of a majority of the shares of Class B common stock issued in our initial public offering that are present in person or by proxy and entitled to vote at the meeting. In addition, each stockholder that holds shares of Class B common stock issued in our initial public offering or purchased following such offering in the open market has the right to vote against the Acquisition Proposal and, at the same time, demand that we convert such stockholder’s shares into cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of our initial public offering is deposited. These shares of Class B common stock will be converted into cash only if the Acquisition is completed and the stockholder requesting conversion holds such shares until the date the Acquisition is consummated. However, if holders of 2,116,000 or more shares of our Class B common stock issued in our initial public offering, an amount equal to 20% of the total number of shares issued in the initial public offering, vote against the Acquisition Proposal and demand conversion of their shares into a pro rata portion of the trust account, then we will not be able to consummate the Acquisition. In addition, if holders of approximately 9% or more of our outstanding shares of Class B common stock, or approximately 952,000 or more shares, exercise their conversion rights, we will have insufficient funds to pay the cash purchase price for the Acquisition. In that event, we would be unable to consummate the acquisition unless we are able to borrow funds or raise additional capital to finance the shortfall. An abstention will have the same effect as a vote against the Acquisition Proposal. A failure to vote or broker non-vote will have no effect on the outcome of the Acquisition Proposal.

Recommendation

For the reasons described above, among others, we believe that the Acquisition is attractively valued, and that our stock is currently trading at a marked discount to that of companies that are comparable to the combined company that would result from the Acquisition. We also note that our Class B common stock has recently been trading near or below the inherent cash value of a Class B share, which is the estimated amount of cash held in the trust fund that would be payable for each Class B share if we were to liquidate, subject to potential claims of creditors. Accordingly, after careful consideration, our board of directors has determined unanimously that the Acquisition Proposal is fair to and in the best interests of us and our stockholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ACQUISITION PROPOSAL.

THE ACQUISITION AGREEMENTS

The following summary of the material provisions of the stock purchase agreement with GII, as amended, is qualified by reference to the complete text of the stock purchase agreement, as amended, a copy of which is attached as Annex A to this proxy statement. All stockholders are encouraged to read the stock purchase agreement, as amended, in its entirety for a more complete description of the terms and conditions of the acquisition of GII.

The stock purchase agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the Securities and Exchange Commission, or SEC, which are available without charge at www.sec.gov.

The stock purchase agreement contains representations and warranties which we, GII and its shareholders have made to one another and are for the benefit of such parties only, and may not be relied upon by any other person. The assertions embodied in the representations and warranties contained in the stock purchase agreement are qualified by information in disclosure schedules to the stock purchase agreement. While we do not believe that the disclosure schedules contain information the securities laws require us to publicly disclose, the disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the stock purchase agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since the representations and warranties are subject in important part to the underlying disclosure schedules. The disclosure schedules contain nonpublic information. Information concerning the subject matter of the representations and warranties may have changed since the date of the stock purchase agreement, and subsequent information may or may not be fully reflected in our public disclosures. Information concerning the subject matter of the representations and warranties contained in the stock purchase agreement may have changed since the date of that agreement.

The Stock Purchase Agreement with GII

Structure of the Acquisition

At the closing, Mercator will acquire from GII’s three shareholders all of the issued and outstanding capital stock of GII, which will continue its existence as an operating company and wholly-owned subsidiary of Mercator under the name Global Internetworking.

Purchase Price

At the closing, the GII shareholders will receive, on a pro-rata basis, consideration with a total estimated value on the closing date of approximately $25.2 million, consisting of:

•	$14,000,000 in cash (less approximately $987,000 which will be paid to GII option holders in cancellation of their options);

•	1,300,000 shares of common stock of Mercator;

•	$4,000,000 in promissory notes with an interest rate of 6%, due on December 29, 2008;

•	1,450,000 Class W Warrants (each of which entitle the holder thereof to purchase one share of Common Stock of Mercator at a price of $5.00 per share); and

•	1,450,000 Class Z Warrants (each of which entitle the holder thereof to purchase one share of Common Stock of Mercator at a price of $5.00 per share).

for all of the outstanding securities of GII.

966,666 of the Class W Warrants and 966,666 of the Class Z Warrants will be placed in escrow at the closing. The escrowed Class W Warrants and the Class Z Warrants will be released to the former GII shareholders when a majority of the Class W Warrants or Class Z Warrants that were issued and outstanding as of the date of the stock purchase agreement have been exercised, redeemed or otherwise converted into cash or equity securities, or earlier in the event that either D. Michael Keenan or Todd J. Vecchio, GII’s executive officers, is dismissed from employment by Mercator other than for “cause,” as defined in the employment agreements they will enter into with us in connection with the Acquisition, or if there is a merger, asset sale or similar transaction that results in a change of control of Mercator.

We estimate the value of the 1,300,000 shares of common stock to be issued to the GII shareholders to be $6,731,400, based upon the average closing price of Mercator’s Class B common stock of approximately $5.18 per share during the two days prior and two days subsequent to May 23, 2006, the date of the stock purchase agreement. We estimate the aggregate value of the 483,334 Class W Warrants and 483,334 Class Z Warrants to be delivered to the former shareholders of GII at the closing to be $467,287, based upon the average closing prices of Mercator’s Class W Warrants and Class Z Warrants of approximately $0.47 and $0.49, respectively, during the two days prior and two days subsequent to May 23, 2006. We estimate the aggregate value of the 966,666 Class W Warrants and 966,666 Class Z Warrants to be placed in escrow to be $934,573, based upon the same average closing prices. The value of the Class W Warrants and Class Z Warrants to be placed in escrow is not included in the total estimated consideration value of approximately $25.2 million, but will be included in the purchase price of GII, when and if, the contingency relating to their release is satisfied.

The purchase price payable to the GII shareholders is not subject to adjustment based on GII’s financial condition, financial performance or any other criteria.

Closing

Subject to the provisions of the stock purchase agreement, the closing of the stock purchase will take place no later than the second business day after all the conditions described below under “The Stock Purchase Agreement — Conditions to the Completion of the Acquisition” have been satisfied, unless Mercator and GII agree to another time.

Representations and Warranties

The stock purchase agreement contains a number of representations and warranties that each of GII and Mercator has made to each other. These representations and warranties include and relate to:

•	due organization and qualification;

•	subsidiaries;

•	capitalization;

•	authorization, execution, delivery and enforceability of the stock purchase agreement;

•	absence of conflicts or violations under organizational documents or applicable laws, or breaches, defaults or other trigger events under certain agreements, as a result of the contemplated transaction, and receipt of all required consents and approvals;

•	compliance with applicable laws, material contracts and organizational documents;

•	accuracy of the information contained in the financial statements, and validity of accounts receivable (GII only);

•	absence of undisclosed liabilities (GII only);

•	absence of a material adverse effect or certain other changes or events since September 30, 2005 (GII only);

•	absence of litigation (GII only);

•	proper maintenance and administration of, and absence of litigation or proceedings with respect to, any employee benefit plans (GII only);

•	labor and employment matters (GII only);

•	absence of restrictions on business activities (GII only);

•	good and marketable title to property (GII only);

•	timely filing and accuracy of tax returns, and payment of applicable taxes (GII only);

•	compliance with environmental laws and absence of environmental liabilities (GII only);

•	absence of brokers’ fees (GII only);

•	intellectual property, including good and exclusive title to material intellectual property, and no infringement of third-party intellectual property rights (GII only);

•	agreements, contracts and commitments, including validity and enforceability of contracts and absence of breaches of or defaults under material contracts (GII only);

•	insurance policies (GII only);

•	possession of, effectiveness of and compliance with all required governmental licenses or other qualifications (GII only);

•	interested party transactions (GII only);

•	receipt of corporate approvals (GII only);

•	accuracy of information supplied for inclusion in this proxy statement (GII only);

•	filings with the Securities and Exchange Commission and the accuracy and completeness of the information contained in those filings, including the financial statements (Mercator only);

•	absence of indebtedness (Mercator only);

•	over-the-counter bulletin board quotation (Mercator only);

•	board approval of the GII acquisition (Mercator only);

•	amount of funds contained in the trust account (Mercator only); and

•	completion of Mercator’s due diligence review of ETT, and absence of any breach by ETT of representations or warranties made by it to Mercator (Mercator only).

Materiality and Material Adverse Effect

Some of the representations and warranties are qualified by materiality or material adverse effect. For the purposes of the stock purchase agreement, a material adverse effect on an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity, it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a material adverse effect: (i) changes attributable to the public announcement or pendency of the transactions contemplated by the stock purchase agreement, (ii) changes in general national or regional economic conditions, (iii) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell, or (iv) changes in economic conditions in the industry in which GII does business generally.

Interim Covenants Relating to Conduct of Business

Under the stock purchase agreement, each of GII and Mercator has agreed, prior to the closing of the stock purchase, to conduct its business in the ordinary course consistent with past practice, except as expressly permitted by the stock purchase agreement.

No Solicitations by Mercator or GII

Until closing or the effective termination of the stock purchase agreement, GII has agreed that it will not, and will cause its affiliates, employees, agents and representatives not, directly or indirectly, to solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Mercator and its designees) concerning any merger, sale of ownership interests and/or assets of GII, recapitalization or similar transaction.

Mercator has agreed that it will not, and will cause its employees, agents and representatives not, directly or indirectly, to solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than GII and its designees) concerning any merger, purchase of ownership interests and/or assets, recapitalization or similar transaction, other than with respect to ETT.

Access to Information

During the period prior to the closing, each of GII and Mercator has agreed to give the other, its counsel, accountants and other representatives, reasonable access during normal business hours to the properties, books, records and personnel of the other to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the other, as such party may reasonably request.

Escrow and Indemnification

As the sole remedy for most of the indemnity obligations of the shareholders of GII set forth in the stock purchase agreement, at the closing, the parties will deposit 300,000 shares of our common stock, otherwise payable to GII’s shareholders, to be held in escrow during the period ending one year from the closing, all in accordance with the terms and conditions of an escrow agreement to be entered into at the closing between Mercator, a representative of the GII shareholders (who shall be designated by GII prior to the closing) and an escrow agent to be agreed upon prior to the closing. In addition, Mercator will have an off-set right against the promissory notes held by the GII shareholders in an aggregate amount of $500,000 to address indemnification claims. The terms of the escrow will provide that, depending on the amount of any paid claims, pending claims or claims that have not been applied against a $200,000 deductible, the shares of our common stock and any cash that may then be in escrow will be released to the GII shareholders on the one year anniversary of the closing.

Mercator and its representatives, successors and permitted assigns will be entitled to indemnification out of the escrow fund for any damages as a result of any third party claim which arise from or in connection with the breach of representations and warranties and agreements and covenants of GII under the stock purchase agreement. In general, the representations, warranties, covenants and agreements of GII will survive the closing for a period of one year. Breaches of representations and warranties relating to capitalization of GII and taxes will survive until the earlier of the expiration of the applicable statute of limitations or the third anniversary of the Closing Date. The maximum aggregate liability of former GII shareholders for losses under the stock purchase agreement is $2,000,000, except in cases of actual fraud or intentional or willful misrepresentation or omission.

The former GII shareholders and their representatives, successors and permitted assigns will be entitled to indemnification by Mercator for any damages, whether as a result of any third party claim or otherwise, and which arise from or in connection with the breach of representations and warranties and agreements and covenants of Mercator under the stock purchase agreement. In general, the representations, warranties, covenants and agreements of Mercator will survive the closing for a period of one year. Breaches of representations and warranties relating to capitalization of Mercator will survive until the earlier of the expiration of the applicable statute of limitations or the third anniversary of the Closing Date. The maximum aggregate liability of Mercator for losses under the stock purchase agreement is $2,000,000.

Warrant Escrow

In addition to the escrow described above that will be used to secure the obligations of the former GII shareholders, 966,666 of the Class W Warrants and 966,666 of the Class Z Warrants will be placed in escrow at the closing in accordance with the terms and conditions of a warrant escrow agreement to be entered into at the closing between Mercator, a representative of the GII shareholders (who will initially be D. Michael Keenan) and an escrow agent to be agreed upon prior to the closing.

The Class W Warrants will be released to the former GII shareholders when a majority of the Class W Warrants that were issued and outstanding as of the date of the stock purchase agreement have been exercised, redeemed, or otherwise converted into cash or equity securities. The release of Class W Warrants from escrow will occur earlier in the event that either D. Michael Keenan or Todd J. Vecchio is dismissed from employment by Mercator other than for “cause,” as defined in the employment agreement to be entered into with Mercator, or if there is a merger, asset sale or similar transaction that results in a change of control of Mercator.

The Class Z Warrants will be released to the former GII shareholders when a majority of the Class Z Warrants that were issued and outstanding as of the date of the stock purchase agreement have been exercised, redeemed, or otherwise converted into cash or equity securities. The release of Class Z Warrants from escrow will occur earlier in the event that either D. Michael Keenan or Todd J. Vecchio is dismissed from employment by Mercator other than for “cause” as defined in the employment agreement entered into with Mercator or if there is a merger, asset sale or similar transaction that results in a change of control of Mercator.

Fees and Expenses

Except for the $580,000 fee payable to Brooks, Houghton & Company upon the closing of the acquisition of GII, which will be paid by Mercator on behalf of GII and its shareholders to the broker following closing, all other fees and expenses incurred in connection with the acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of the stock purchase agreement and the transactions contemplated thereby, shall be the obligation of the party incurring such fees and expenses whether or not the Acquisition is consummated. Notwithstanding the foregoing, Mercator has agreed to pay each month the reasonable expenses that GII incurs: (i) to GII’s accountants in connection with the inclusion of GII’s financial statements into this proxy statement and into the Form 8-K that Mercator will file following the closing of the Acquisition, (ii) to GII’s attorneys specifically relating to preparation and review of this proxy statement; (iii) in all respects relating to any corporate restructuring in connection with the Acquisition; and (iv) in all respects in connection with the transfer of all GII licenses that must occur to complete the Acquisition.

Public Announcements

The parties have agreed to cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the stock purchase agreement and the related transactions, and no party shall issue or otherwise make any public announcement or communication pertaining to the stock purchase agreement or the acquisition without the prior consent of the other, except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of, a stock exchange or trading system. Each party has agreed not to unreasonably withhold approval from the other with respect to any press release or public announcement.

Conditions to the Completion of the Acquisition

The obligations of each of Mercator and GII to consummate the acquisition of GII are subject to the satisfaction or waiver of specified conditions, including the following:

Conditions to each party’s obligation

•	no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the acquisition illegal or otherwise prohibiting consummation of the acquisition, substantially on the terms contemplated by the stock purchase agreement;

•	the Mercator stockholders shall have approved the change of the name of Mercator to a name selected by GII and Mercator and an increase in the number of authorized shares of Common Stock of Mercator;

•	the Mercator stockholders shall have approved the transactions contemplated by the stock purchase agreement and holders of 20% or more of the shares of Class B common stock of Mercator issued in Mercator’s initial public offering and outstanding immediately before the closing shall not have exercised their rights to convert their shares into a pro rata share of the trust fund; and

•	approvals from any governmental entity necessary for the consummation of the acquisition shall have been obtained and any waiting period applicable to the consummation of the acquisition shall have expired or been terminated.

Conditions to Mercator’s obligation

•	the representations and warranties of GII must be true and correct in all material respects, as of the date of completion of the acquisition;

•	GII and its shareholders must have performed in all material respects all obligations that are to be performed by it under the stock purchase agreement;

•	no action, suit or proceeding shall exist that is reasonably likely to prevent the acquisition or cause rescission of the acquisition following closing;

•	GII shall have obtained all consents, waivers, permits and approvals required in connection with the consummation of the acquisition if failure to obtain the same would be reasonably expected to cause a material adverse effect;

•	there must not have occurred since the date of the stock purchase agreement any material adverse effect on GII;

•	Mercator shall have received an opinion of counsel from Rees, Broome & Diaz, P.C., counsel to GII;

•	D. Michael Keenan and Todd J. Vecchio shall have entered into mutually acceptable employment agreements with Mercator;

•	the former GII shareholders shall have entered into mutually acceptable lock-up agreements with Mercator;

•	Mercator shall have received copies of resolutions and actions taken by GII’s board of directors and shareholders in connection with the approval of the stock purchase agreement and the transactions contemplated thereunder and other documents or certificates reasonably required by Mercator; and

•	there shall be outstanding no options, warrants or other derivative securities entitling the holders thereof to acquire shares of GII or other securities of GII.

Conditions to GII’s shareholders’ obligation

•	Mercator’s representations and warranties must be true and correct in all material respects, as of the date of completion of the acquisition;

•	Mercator must have performed in all material respects all obligations required to be performed by it under the stock purchase agreement;

•	No action, suit or proceeding shall exist that is reasonably likely to prevent the acquisition or cause rescission of the acquisition following closing;

•	Mercator shall have obtained all consents, waivers, permits and approvals required in connection with the consummation of the acquisition if failure to obtain the same would be reasonably expected to cause a material adverse effect;

•	there must not have occurred, since the date of the stock purchase agreement, any material adverse effect on Mercator or ETT;

•	Mercator shall be in compliance with the reporting requirements under the Exchange Act of 1934;

•	GII and its shareholders shall have received an opinion of counsel from Greenberg Traurig, LLP, counsel to Mercator;

•	GII shall have received copies of resolutions and actions taken by Mercator’s board of directors and stockholders in connection with the approval of the stock purchase agreement and the transactions contemplated thereunder and other documents or certificates reasonably required by GII;

•	Mercator shall have delivered a press release regarding the stock purchase to GII, in a form reasonably acceptable to GII.

•	Mercator shall have made appropriate arrangements with American Stock Transfer & Trust Company to have the trust fund dispersed immediately upon the closing;

•	Mercator shall have entered into mutually acceptable employment agreements with D. Michael Keenan and Todd J. Vecchio;

•	the transactions between Mercator and ETT shall have been consummated at or prior to the closing of the acquisition; and

•	Mercator shall have entered into lock-up agreements with the former GII shareholders.

Registration Rights

GII shareholders holding at least 20% of the shares of our common stock to be issued pursuant to the stock purchase agreement are entitled to demand, at any time beginning three months after the closing of the Acquisition, that we register the securities to be issued by us to the GII shareholders. In addition, the GII shareholders have certain “piggyback” registration rights applicable to those securities on any other registration statements that we may file, subject to certain limitations. We will bear the expenses incurred in connection with the filing of any such registration statements. We have also agreed with the GII shareholders that we will use our best efforts to have the shares of common stock and warrants to be issued to them included for quotation on the Nasdaq National Market, and that we will file an application with Nasdaq for such purpose as promptly as practicable, and in any event within 30 days, after the closing.

Termination

The stock purchase agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written consent of Mercator and GII;

•	by either Mercator or GII, if the closing has not occurred by October 15, 2006 , on which date, if we have not yet completed a business combination, all outstanding shares of our Class B common stock would be automatically cancelled, and we would be required to distribute the proceeds of our trust fund to the Class B stockholders and then dissolve and liquidate;

•	by either Mercator or GII if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the acquisition, which order, decree, ruling or other action is final and nonappealable;

•	subject to a 30-day cure period, by Mercator if GII has breached any of its covenants or representations and warranties under the stock purchase agreement in any material respect;

•	subject to a 30-day cure period, by GII if Mercator has breached any of its covenants or representations and warranties under the stock purchase agreement in any material respect; and

•	by either Mercator or GII, if, at the Mercator special meeting (including any adjournments thereof), the stock purchase agreement and the transactions contemplated thereby are not approved and adopted by the affirmative vote of the majority of the holders of Mercator common stock issued in Mercator’s initial public offering, or the holders of 20% or more of the number of shares of Mercator common stock issued in Mercator’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of Mercator common stock held by them into cash in accordance with Mercator’s certificate of incorporation. Pursuant to our amended and restated certificate of incorporation, we may not consummate the Acquisition if holders of 20% or more of the shares of Class B common stock issued in our initial public offering properly exercise their right to convert their shares into cash.

Effect of Termination

Except as otherwise provided in the stock purchase agreement, in the event of termination by either GII or Mercator, the stock purchase agreement will become void. Termination of the stock purchase agreement will not relieve a party breaching the stock purchase agreement from liability for the breach. No termination fees are payable by any party if the stock purchase agreement is terminated, but we would be required to reimburse GII for certain of its expenses related to the transaction.

Assignment

The stock purchase agreement and the rights and obligations of a party thereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties.

Further Assurances

GII agrees that it will execute and deliver, or cause to be executed and delivered, after the closing, all such other documents and instruments and will take all reasonable actions as may be necessary to transfer and convey the assets, property, rights, privileges, powers and franchises securities of GII to Mercator.

Representatives

The shareholders of GII have designated D. Michael Keenan as their representative to represent their interests in connection with the escrow agreement to be entered into at the closing.

Prior to closing, our board of directors will appoint a committee consisting of one of its members to act on Mercator’s behalf to take all necessary actions and make all decisions under the escrow agreement regarding Mercator’s right to indemnification under the stock purchase agreement.

The Offer to ETT Shareholders

Structure of the Offer

Within five business days of the date when the conditions to the settlement under the offer (described below) have been satisfied, Mercator will deposit the purchase price payable to the 71 ETT shareholders and option holders with a bank in the United Kingdom. Upon settlement, ETT will become a subsidiary of Mercator.

Compulsory Purchase

The Articles of Association of ETT provide that any purchaser that acquires 75% of the outstanding shares of ETT as part of an offer that is unconditional in all respects, has the right to acquire 100% of the outstanding shares of ETT. On or about June 13, 2006, we sent an offer to all of ETT’s shareholders offering to acquire all of their interests in ETT’s share capital. We received irrevocable undertakings to accept the offer or acceptances from ETT shareholders holding an aggregate of 166,870,716 Ordinary Shares, A Ordinary Shares and Preferred Ordinary Shares of ETT, representing approximately 96% of the total issued share capital of ETT. The complete text of the form of irrevocable undertaking signed by certain ETT shareholders is attached as Annex B to this proxy statement and is incorporated by reference into this proxy statement. We encourage all stockholders to read the form of irrevocable undertaking in its entirety.

As the 75% acceptance threshold specified in ETT’s articles of association was achieved,we have applied the relevant provisions of the articles of association to compulsorily acquire the remaining ETT shares held by shareholders from whom we did not receive acceptances. Those shareholders will receive cash in consideration for the sale of their ETT shares. As a result of the application of the compulsory acquisition provisions of the articles of association, all ETT shareholders were deemed to have accepted the offer as of July 28, 2006, and no further approval of ETT’s shareholders is required.

Purchase Price

At settlement, the ETT shareholders will be paid cash in the aggregate amount of $37.0 million for all of the outstanding securities of ETT, less their pro rata share of professional fees and expenses incurred by ETT in connection with the transaction. Mercator has advanced $125,000 of these fees and expenses on ETT’s behalf prior to the closing. That amount, as well as any other professional fees and expenses incurred by ETT prior to the closing, would be deducted from the amount payable to ETT’s shareholders. If the acquisition of ETT does not close, we will not be entitled to be reimbursed for the fees and expenses that we have advanced on ETT’s behalf. The purchase price will be funded with cash currently being held in the trust fund established in connection with Mercator’s initial public offering.

ETT’s shares are divided into three classes — Preferred Ordinary Shares, constituting 41.5% of the outstanding shares, A Ordinary Shares, constituting 21.6% of the outstanding shares, and Ordinary Shares, constituting 36.9% of the outstanding shares. For nearly all purposes, including distribution of the purchase price, A Ordinary Shares and Ordinary Shares have the same rights and preferences. Holders of Preferred Ordinary Shares of ETT have the right to receive a preferential return on their investment before proceeds from the offer are distributed to holders of other classes of shares. The mechanism for paying this preferential return requires that a class of stock known as “deferred shares” be distributed to holders of shares other than Preferred Ordinary Shares. As part of the offer, and in accordance with the Articles of Association of ETT, Mercator will also have the right to acquire these deferred shares, and intends to do so for a nominal price. As part of the offer sent to ETT’s shareholders, all shareholders, including holders of A Ordinary Shares and Ordinary Shares, were made aware of the nominal price they will receive for their deferred shares.

Options

To the extent that any options to purchase shares of ETT are exercised prior to settlement, those holders will have the right to accept the offer with respect to the purchased shares. All outstanding options are exercisable for Ordinary Shares of ETT. To the extent any options are exercised, the shares are acquired from ETT’s Employee Benefit Trust, and are not newly-issued shares. Accordingly, the number of outstanding shares of ETT will not change as a result of option exercises, and the per share purchase price received by each ETT shareholder will not be affected. Any options not exercised prior to settlement will lapse six months after July 14, 2006, the date on which the offer to ETT shareholders closed. However, to the extent any optionholder did not accept the offer prior to that date, such holder will not be entitled to exercise his or her options during that six month period.

Settlement of the Offer

Subject to the provisions of the offer, the settlement of the offer will take place after all the conditions described below under “The Offer — Conditions to the Completion of the Offer” have been satisfied.

Deed of Warranty

In connection with the offer, Christopher Britton and Steven Sanderson have made a Deed of Warranty that contains a number of representations and warranties concerning ETT. These representations and warranties include and relate to:

•	capitalization;

•	directors and officers;

•	absence of mortgages and charges;

•	subsidiaries;

•	possession of, effectiveness of and compliance with all required licenses, permissions and consents;

•	properties of ETT;

•	absence of litigation;

•	absence of employee-related liabilities;

•	absence of liens and encumbrances on ETT’s assets;

•	no winding up, dissolution or reorganization;

•	disclosure of telecommunications transaction in excess of 500,000 pounds;

•	interested party transactions;

•	reasonableness of projections and forecasts underlying ETT’s budget;

•	absence of grounds for rescission, avoidance or repudiation of, and compliance with, contracts;

•	accuracy and proper preparation of financial statements;

•	operation of the business in the ordinary course since December 31, 2004;

•	absence of undisclosed tax liabilities;

•	intellectual property, including validity of material intellectual property and no infringement of third-party intellectual property rights; and

•	valid use of and access to information technology and telecommunications systems.

Indemnification

Christopher Britton and Steven Sanderson have agreed to be severally liable with respect to any damages, whether as a result of any third party claim or otherwise, and which arise from or in connection with the breach of representations and warranties contained in the Deed of Warranty. Any claim with respect to an alleged breach of a representation or warranty must be made in writing within one month of the settlement. The maximum aggregate liability is as follows:

•	Christopher Britton: $150,000

•	Steven Sanderson: $30,000

except in cases of a dishonest, negligent or fraudulent act or omission by or on behalf of the named person.

The terms of the Deed of Warranty provide that there will be no liability for claims where the aggregate amount of the claims is less than $100,000, but that in the event claims exceed $100,000, liability will be for the entire amount and not be subject to any deductible.

Conditions to the Completion of the Offer

The obligations of Mercator to consummate the offer are subject to, among other things, the following conditions:

•	Mercator shall have received valid acceptances for not less than 75% of the issued share capital of ETT, including acceptances from a majority of certain specified ETT investors;

•	Mercator shall have obtained from its auditors and ETT’s auditors such documentation as would be required for presentation of ETT’s and Mercator’s financial statements on a consolidated basis in accordance with generally accepted accounting principles as required by applicable U.S. securities laws;

•	the Mercator stockholders shall have approved the acquisition of ETT;

•	ETT shall not have directly or through an affiliated company:

•	issued or authorized or proposed the issue of additional shares of any class, or securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities or redeemed, purchased or reduced any part of its share capital;

•	declared, paid or made or proposed to declare, pay or make any bonus other than employment related, dividend or other distribution other than to members of ETT;

•	authorized or proposed or announced its intention to propose, any merger or demerger, or acquisition or disposal of assets or shares other than in the ordinary course of trading which is in any such case material in the context of ETT taken as a whole, or any change in its share or loan capital;

•	issued or proposed the issue of any debentures or incurred or increased any material indebtedness or contingent liability;

•	acquired or disposed of or transferred, mortgaged or encumbered any security interest over any asset or any right, title or interest in any asset which is material in the context of ETT taken as a whole;

•	entered into any arrangement, transaction, contract or commitment (whether in respect of capital expenditure or otherwise) which is of a long-term or unusual nature or involves or could involve an obligation of a nature or magnitude which is material in the context of ETT taken as a whole;

•	entered into any contract, reconstruction, amalgamation, transaction or arrangement otherwise than in the ordinary course of business which is material in the context of ETT taken as a whole;

•	save as disclosed, entered into or varied any service agreement with any of director of ETT; or

•	proposed or taken any corporate action or had any order made in relation to its winding up, dissolution or reorganization, or for the appointment of a receiver, administrator, administrative receiver, trustee or other similar officer or had any such person appointed;

•	there shall be no adverse change or deterioration in the business, financial or trading position or profits of ETT or any other of its related companies and no contingent liability having arisen in ETT or any other of its related companies which in any such case is material in the context of ETT taken as a whole; and

•	subsequent to the date of the offer, no litigation or arbitration proceedings, prosecution or other legal proceedings shall have been instituted, announced or threatened by or against or remaining outstanding against ETT or any other of its related companies which in any such case is material.

Fees and Expenses

Fees and expenses incurred in connection with the offer, including, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of the offer and the transactions contemplated thereby, shall be the obligation of the respective party incurring such fees and expenses. Any fees and expenses of ETT which are paid by Mercator, including $125,000 we have advanced to ETT, will be deducted from the proceeds payable to the shareholders of ETT at settlement.

EMPLOYMENT AGREEMENTS

Pursuant to the stock purchase agreement and the offer, Each of D. Michael Keenan, Todd J. Vecchio, Raymond E. Wiseman, Christopher Britton and Steven Sanderson will enter into an employment agreement with us, each to be effective at the time of the closing of the Acquisition. The agreements with Messrs. Keenan, Vecchio and

Wiseman will provide for employment until the death or disability of the employee, or until we or the employee provide notice of termination. The agreements with Messrs. Britton and Sanderson will be terminable on prior notice, and in specified circumstances may be terminated summarily and without prior notice. The employment agreements that we intend to enter into with Mr. Keenan, who will become an executive officer of Mercator following the Acquisition, and Mr. Britton are summarized under the heading “Our Directors and Management Following the Acquisition — Employment Agreements” on page 134. The complete text of the form of employment agreement proposed to be entered into with Mr. Keenan is attached as Annex C to this proxy statement and is incorporated by reference into this proxy statement. We encourage all stockholders to read the form of employment agreement in its entirety.

THE CHARTER AMENDMENT PROPOSAL

General

We are seeking your approval to authorize the board of directors, in its discretion, to amend and restate our amended and restated certificate of incorporation to:

•	change our name from “Mercator Partners Acquisition Corp.” to “Global Telecom & Technology, Inc.”;

•	increase the number of shares of common stock we are authorized to issue from 40,000,000 to 80,000,000; and

•	remove certain provisions only applicable to us prior to our completion of a business combination.

The name change is being undertaken as a result of and in conjunction with the Acquisition. In the event that we acquire ETT and GII, we will change our name to “Global Telecom & Technology, Inc.” Accordingly, this proposal to amend our amended and restated certificate of incorporation is conditioned upon and subject to the approval of the Acquisition Proposal.

Our current name will not adequately reflect our business operations in the event the Acquisition is consummated. Accordingly, we believe that changing our name to “Global Telecom & Technology, Inc.” in connection with the Acquisition will better reflect our operating business upon completion of the Acquisition.

Proposal

If this proposal is approved, after the completion of the Acquisition, our name will be “Global Telecom & Technology, Inc.,” the number of shares of common stock we are authorized to issue will be increased to 80,000,000 and Article Sixth of our Amended and Restated Certificate of Incorporation will be deleted. If the Acquisition is not approved, the Amendment Proposal will not be presented at the special meeting. The complete text of the Second Amended and Restated Certificate of Incorporation is attached as Annex D to this proxy statement and is incorporated by reference into this proxy statement. We encourage all stockholders to read the Second Amended and Restated Certificate of Incorporation in its entirety.

Required Vote

Approval of the Amendment Proposal will require the affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock, voting as a single class. An abstention, failure to vote or broker non-vote will have the same effect as a vote cast against approval of the Charter Amendment Proposal.

Recommendation

The board of directors believes that it is in the best interests of Mercator that the stockholders approve the proposal to authorize the board of directors, in its discretion, to amend our certificate of incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF MERCATOR VOTE “FOR” THE AMENDMENT PROPOSAL.

THE STOCK PLAN PROPOSAL

General

We are seeking your approval to adopt the 2006 Employee, Director and Consultant Stock Plan. On May 22, 2006, our board of directors approved, subject to approval of our stockholders, our Stock Plan. If our stockholders approve our Stock Plan, up to 3,000,000 shares of common stock will be available for issuance in connection with the grant of options and/or other stock-based or stock-denominated awards.

The Stock Plan is being submitted to holders of our common stock and Class B common stock for approval at the meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, and (ii) continued eligibility to receive a federal income tax deduction for certain compensation paid under the Stock Plan by complying with Rule 162(m) of the Internal Revenue Code. Our board of directors believes that the approval of the Stock Plan is necessary to provide us with a sufficient number of shares to attract, retain and motivate employees, directors and consultants and to give us the flexibility we need to make various types of grants in light of the recent changes in tax and accounting rules relating to equity-based compensation.

This proposal to approve the Stock Plan is conditioned upon and subject to the approval of the Acquisition Proposal. If the Acquisition is not approved, the Stock Plan Proposal will not be presented at the special meeting.

Material Features of our Plan

The following paragraphs provide a summary of the principal features of the Stock Plan and its operation. The following summary is qualified in its entirety by reference to our Plan as set forth in Annex E.

The purpose of the Stock Plan is to encourage ownership of our common stock by our employees, directors and certain consultants in order to attract such people, to induce them to work for our benefit and to provide additional incentive for them to promote our success.

The Stock Plan provides for the grant of incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and other stock-based awards to employees, directors and consultants. Upon approval, an aggregate of 3,000,000 shares of common stock will be available for issuance under the Stock Plan.

In accordance with the terms of the Stock Plan, our board of directors has authorized our compensation committee to administer the Stock Plan. The compensation committee may delegate part of its authority and powers under the Stock Plan to one or more of our directors and/or officers, but only the compensation committee can make awards to participants who are directors or executive officers of us. In accordance with the provisions of the Stock Plan, our compensation committee will determine the terms of options and other awards, including:

•	the determination of which employees, directors and consultants will be granted options and other awards;

•	the number of shares subject to options and other awards;

•	the exercise price of each option which may not be less than fair market value on the date of grant;

•	the schedule upon which options become exercisable;

•	the terms and conditions of other awards, including conditions for repurchase, termination or cancellation, issue price and repurchase price; and

•	all other terms and conditions upon which each award may be granted in accordance with the Stock Plan.

The maximum term of options granted under the Stock Plan is ten years. Awards are generally subject to early termination upon the termination of employment or other relationship of the participant with us, whether such termination is at our option or as a result of the death or disability of the participant. Generally, in the event of a participant’s termination for cause, all outstanding awards shall be forfeited. No participant may receive awards for more than 200,000 shares of common stock in any fiscal year.

In addition, our compensation committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our Stock Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.

If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Upon a merger or other reorganization event, our board of directors, may, in their sole discretion, take any one or more of the following actions pursuant to our Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant, (i) provide that the participant’s unexercised options or awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant; or (ii) terminate all unexercised outstanding options immediately prior to the consummation of such transaction unless exercised by the optionee;

•	in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the optionees equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•	provide that all or any outstanding options shall become exercisable in full immediately prior to such event; and

•	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event.

The Stock Plan may be amended by our stockholders. It may also be amended by the board of directors, provided that any amendment approved by the board of directors which is of a scope that requires stockholder approval as required in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. If adopted, our Stock Plan will expire on May 21, 2016. Approval of the Stock Plan Proposal is contingent on approval of the Acquisition Proposal.

Material Federal Income Tax Considerations

The following discussion was prepared by Greenberg Traurig, LLP, counsel to Mercator, with respect to the material federal income tax considerations relating to stock options and stock grants under the Stock Plan:

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to the company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income.” Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:	With respect to stock grants under the Stock Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Plan Benefits

The following table shows the number of shares of restricted stock that we expect to grant to the individuals and groups referred to below if the Acquisition is consummated and the Stock Plan Proposal is approved. It is anticipated that the individuals referred to below, upon consummation of the Acquisition, will serve in the capacities as set forth below.

New Plan Benefits
2006 Director, Employee and Consultant Stock Plan

	Dollar	Number of
Name and Position	Value($)(a)	Shares

H. Brian Thompson	$—	50,000
Chairman of the Board and Executive Chairman
D. Michael Keenan	$—	150,000
Chief Executive Officer and Director
Executive Group	$—	200,000
Non-Executive Officer Employee Group	$—	255,000

(a)	Dollar value will be based upon the fair market value, as defined in the Plan, of Mercator common stock on the date of grant.

On September 20, 2006, the closing market price per share of our common stock was $1.50, as reported by the Over-the-Counter Bulletin Board.

Required Vote

Approval of the Stock Plan Proposal will require the affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock that are present in person or by proxy and entitled to vote at the meeting, voting as a single class. An abstention will have the same effect as a vote cast against approval of the Stock Plan Proposal. A failure to vote or broker non-vote will have no effect on the Stock Plan Proposal.

Required Vote

Approval of the Stock Plan Proposal will require the affirmative vote of a majority of the outstanding shares of our common stock and Class B common stock that are present in person or by proxy and entitled to vote at the meeting, voting as a single class. An abstention will have the same effect as a vote cast against approval of the Stock Plan Proposal. A failure to vote or broker non-vote will have no effect on the Stock Plan Proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADOPTION OF OUR 2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN.

THE NOMINATION PROPOSAL

General

Our board of directors presently is comprised of four directors divided into three classes, with each class serving for a term of three years and only one class of directors being directed in each year. Upon the completion of the Acquisition, the provisions of our amended and restated certificate of incorporation that provide for a classified board will no longer apply, and each of our directors will be elected annually.

At the special meeting, eight directors are to be elected to serve until the 2007 annual meeting of stockholders or until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the eight nominees named below for election to our board of directors unless authority to vote for any such nominee is withheld. There are eight nominees, two of whom currently serve on our board of directors. Each person nominated for election has agreed to serve if elected, and the board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the current board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named below. The eight candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the special meeting will be elected as directors.

The names of the nominees and their ages as of September 1, 2006 are set forth below:

Name	Age

H. Brian Thompson	67
D. Michael Keenan	51
Rhodric C. Hackman	59
Morgan E. O’Brien	62
Alex Mandl	62
Didier Delepine	59
Howard Janzen	52
Sudhakar Shenoy	59

For biographical summaries of these nominees, see “Our Directors and Management Following the Acquisition” on page 129.

The Nomination Proposal is conditioned upon and subject to the approval of the Acquisition Proposal. If the Acquisition Proposal is not approved, the Nomination Proposal will not be presented at the special meeting and our current directors will continue to comprise our board of directors.

Required Vote

For election as a director, a nominee must receive the affirmative vote of a plurality of the shares of our common stock and Class B common stock present in person or represented by proxy and entitled to vote at the special meeting, voting as a single class. An abstention will have the same effect as a vote cast against the election of a nominee. A failure to vote or broker non-vote will have no effect on the Nomination Proposal.

Additional Information

For additional information about our board of directors and committees thereof, please see “Our Directors and Management Following the Acquisition” on page 129.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE AS MEMBERS OF OUR BOARD OF DIRECTORS.

THE ADJOURNMENT PROPOSAL

General

The Adjournment Proposal allows our board of directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Acquisition.

Consequences if Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our board of directors may not be able to adjourn the special meeting to a later date in the event there are not sufficient votes at the time of the special meeting to approve the Acquisition.

Required Vote

Approval of the Adjournment Proposal will require the affirmative vote of a majority of the shares of our common stock and Class B common stock that are present in person or by proxy and entitled to vote at the special meeting, voting as a single class. An abstention will have the same effect as a vote cast against approval of the Abstention Proposal. A failure to vote or broker non-vote will have no effect on the Adjournment Proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE BUSINESSES TO BE ACQUIRED

Industry Background

Both GII and ETT are virtual network operators, or VNOs. VNOs are facilities-free, technology-neutral telecommunications providers. VNOs are telecommunications providers that do not own the infrastructure upon which their services are provided. Instead, they procure network capacity from existing telecommunications carriers, and integrate and resell this capacity to their customers, including enterprise customers, government agencies and other telecommunications carriers. VNOs are able to bundle services provided by a number of carriers, which typically allows them to offer highly customized, cost-efficient solutions for their customers, many of whom have complex communications requirements. The VNO model is also typically attractive to customers with diverse or international telecommunications requirements.

Today, many telecommunications carriers have constraints resulting from the time and expense of sourcing, purchasing, interconnecting and managing high capacity network services on other carriers’ networks. These constraints impact the carriers’ ability to meet the demands of their enterprise, government and carrier customers. GII and ETT have developed complementary businesses intended to overcome these problems. To date, GII has primarily addressed these issues as a service provider to carriers, although it has provided services to some substantial enterprise customers. In this regard, it facilitates the ability of carriers to meet the network demands of their customer bases. ETT, on the other hand, primarily has concentrated on providing services to enterprise customers, although it has provided services to a number of the largest international carriers as well. ETT contracts with telecommunications carriers to obtain network capacity, which it integrates and resells so that enterprises, such as multinational companies, can secure their network solutions through ETT.

Limitations of Traditional Network Solutions

Notwithstanding recent consolidation in the telecommunications sector, there are many industry participants, including service providers, technology vendors and networks serving various geographic regions and supporting different types of network technologies. In this multiple vendor and multiple technology landscape, a customer’s ability to obtain telecommunications services is hindered by the fact that no single service provider owns a complete and comprehensive network to service all conceivable users. Therefore, to provide complete end-to-end solutions to their clients, service providers must interconnect their networks with and purchase services from other service providers.

Similar problems associated with acquiring network connectivity are also present in obtaining outsourced managed services and professional services. In GII’s and ETT’s experience, no one traditional telecommunications carrier has the expertise, systems and technology required to design, implement and manage complex corporate networks according to customer requirements in every instance. Furthermore, in a managed service or outsourced service environment, GII and ETT believe that facilities-based telecommunications carriers may not have incentives to provide complete “arms-length” management of the network connectivity and technology on behalf of their customers due to those carriers’ fundamental interest in maximizing use of their own existing network facilities.

These conditions can create problems for both wholesale and retail business customers of high capacity network connectivity, managed network services and telecommunications-related professional services.

For any given telecommunications carrier, GII and ETT believe that these problems may include:

•	significant time and expense related to sourcing, purchasing, interconnecting and managing high capacity network services purchased from multiple other network service providers to meet a particular customer’s requirements;

•	diversion of time, money and executive focus from managing the carrier’s own network to finding and managing supplemental connectivity from other suppliers;

•	inability to obtain required levels of technical support and service from external vendors; and

•	technical or administrative limitations in maintaining, monitoring and restoring service over network segments provided by multiple carriers.

Business enterprise customers may face many of these problems as well. But GII and ETT believe, based upon their respective experience in selling and providing services to such customers, that enterprise customers also must contend with a unique set of challenges, including:

•	the fact that their business requirements may not correspond to any one service provider’s telecommunications network;

•	lack of experience and information with respect to competitive network service providers, alternative technologies and optimal systems;

•	lack of systems and processes to efficiently manage multiple network service provider vendors;

•	a lack of experience in obtaining and integrating international telecommunications services for overseas business operations;

•	diversion of time, money and energy from core business activities to non-core activities such as designing, managing and maintaining an enterprise wide-area network; and

•	inability to design diverse and redundant network connections for business continuity.

Emergence of Virtual Network Operators

We believe that the managed data network services market represents a rapidly growing business segment. The trend towards the adoption of outsourced managed network services, including Internet Protocol, or IP, services, is projected to accelerate over the next few years as critical information technology-, or IT-, intensive parts of networks become increasingly complex to administer and the qualified personnel needed to manage the infrastructure and applications become more scarce and expensive to retain. Adding to this complexity is the requirement for shorter implementation cycles of competing technological solutions to optimize costs and improve allocation of resources.

As a result, businesses are increasingly attracted to the idea of using focused external “one stop shop” providers to manage the diversity of national and international networks and the competing communications technologies they use. This trend has provided an attractive alternative to dealing directly with multiple, large diversified operators who have often shown an inability to provide reliable secure, uninterrupted services. In practice, several such global operators have been disbanded or have retrenched into more limited operational footprints over the last few years.

An increasing demand for bundled, high-quality solutions that offer multi-location connectivity coupled with value-added services has spurred the demand for VNOs such as GII and ETT. VNOs can flexibly negotiate attractive bandwidth deals with facilities-based operators on behalf of their customers. This trend has provided an attractive alternative for many customers to dealing directly with multiple large diversified network owners. In addition, the proliferation of new telecommunications applications and technologies such as wirelessly enabled email devices has contributed to growth in the managed data network services market. Large deployments of these technologies within enterprises combined with the requirement for seamless connectivity and 24x7 technical support can be cost-effectively and reliably maintained by a global single source provider rather than building these support capabilities in-house.

VNOs such as GII and ETT typically serve both telecommunications carriers, which resell the VNO’s services to their end-user customers, as well as business enterprise customers that use the VNO’s services for their own corporate networks.

VNOs typically provide the following broad categories of services:

Connectivity.  The market for high capacity dedicated communications services encompasses a variety of technologies, such as traditional telecommunications lines, ethernet and dedicated internet access. The main customers for these services are United States and international telecommunications service providers, voice over internet protocol, or VoIP, service providers, information service providers, large enterprises and government agencies. These customers buy these services either for their own internal communications networks or for resale to third parties.

Managed Network Solutions.  Managed network solutions combine hardware, software, high-bandwidth connectivity and management services. These solutions provide business enterprises with an outsourced, single point-of-contact approach to the management and operation of their internal telecommunications networks. The target customers for these solutions are medium-to-large business enterprises that have multiple business locations that need to be connected with each other.

Network-Related Professional Services.  Telecommunications network-related professional services encompass a variety of activities ranging from telecommunications expense management to network design and optimization. Customers for these services include medium and large business enterprises as well as traditional telecommunications service providers, internet service providers, government agencies, wireless carriers and cable television system operators.

Although we do not have precise information regarding the total market size, based on information regarding some components of the total market, we believe that the market for the services provided by VNOs such as GII and ETT is large and growing. For example, according to a 2005 report by Insight Research Corporation, the United States market for private line telecommunications services, which comprises one component of the market for high capacity dedicated communications links or circuits, was projected to generate approximately $32 billion in revenue in 2005, growing to approximately $36.5 billion by 2010. Likewise, according to an article in the July 2005 issue of Network World, the United States IP virtual private network, or VPN, market, which is one component of the total market for managed network solutions, was estimated to have generated 2004 revenues of $2.9 billion and was forecast to grow to $8.1 billion by 2009. VPNs are a method of transporting secure, private information over a shared or public network, such as the Internet.

Overall, we believe that VNOs that provide a wide range of connectivity and value-added services are well positioned to secure a growing share of telecommunications connectivity expenditures in the near-term. We also believe that the longer-term potential market opportunity for VNOs focused on large enterprise clients is attractive as VNOs attempt to leverage their strategic relationships with clients to further penetrate existing accounts and develop a sustainable revenue stream from a relatively small number of large accounts.

Mercator, GII and ETT are of the opinion that the synergies between GII and ETT will serve to advance and expand the business of each. For example, we anticipate that ETT will be in a position to direct its U.S. customers to GII so that GII can provide the same services to these customers in the United States that ETT provides abroad. In addition, we expect that ETT will be in a position to employ the GII carrier-centric business model in Europe to develop a carrier-based business in its markets to complement its enterprise business. We also anticipate that efficiencies in systems processes and automation to be shared between the operating companies will enable each to be more effective in responding to customer inquiries, sourcing requirements and delivery services.

Information About GII

Overview

Founded in 1998, GII designs and manages customized telecommunication connectivity solutions and outsourced WAN solutions for more than 100 customers.

To deliver its services, GII has developed expertise in designing and managing data network solutions that are not dependent on any particular carrier. It has entered into wholesale bandwidth purchasing contracts with over 60 local, long distance and competitive telecommunications carriers. These agreements — in addition to other “as-needed” service order purchase arrangements with other providers — allow GII to be efficient in the procurement and interconnection of the network capacity of multiple carriers. GII also has the ability to procure and provide telecommunications hardware, software and related services for its customers. In addition, GII has recruited an experienced network design, planning and operations team, which is responsible for designing, provisioning and maintaining its services. Finally, GII has developed a proprietary suite of network planning, management and pricing software that tracks demand for high capacity bandwidth, supports GII’s provisioning and network management systems, and contains location and/or pricing information for more than 160 telecommunications suppliers and more than 90,000 individual locations where facilities-based network providers are able to deliver higher speed fiber-optic services.

These assets enable GII to provide integrated solutions based on individual customer requirements rather than the constraints of a fixed physical network infrastructure, and to maintain a scalable, capital-efficient business model aligned with its customers’ cost-saving objectives. GII believes that its flexible model, which allows its customers to obtain network capacity from a variety of carriers, will be increasingly relevant to telecommunications network managers who must manage changing technologies and a changing service provider landscape while reducing costs and improving network performance.

GII’s Services

GII provides the following services, integrated into four primary categories:

•	Data Transport and Connectivity: Point-to-point connectivity or targeted connectivity requirements such as United States and international private lines, ethernet, dedicated internet access, wavelengths and dark fiber.

•	Access Aggregation and Hubbing: Designing better aggregation of connectivity with the goals of improving cost efficiency and capacity management across individual circuit requirements, such as multi-hub (which permits carriers and enterprises to aggregate capacity and order further circuits on an “as-needed” basis) and gateway hub (which provides international-to-United States conversion as well as aggregation).

•	Managed Network Services: Engineering solutions tailored to a customer’s needs with respect to matters such as network deployment, monitoring, management and maintenance. Examples include outsourced management of networks or circuits and deployment of private managed networks to replace or supplement existing point-to-point connectivity across multiple sites.

•	Professional Services: Providing guidance and analysis to customers on network and telecommunications-related requirements such as network design, continuity planning and cost and traffic analysis.

GII’s Strategy

GII’s objective is to facilitate the deployment of bandwidth-intensive applications worldwide by providing customer-centric, facilities-neutral telecommunications, managed network and information network products, services and solutions. To achieve this objective, GII intends to:

•	continue to improve a systems-based service activation and service assurance capability in support of GII’s customer base;

•	engage success-based, network solutions for GII’s customers by deploying network assets in support of customer requirements;

•	continue to develop products and market branding in order to supply the GII sales force with a focused go-to-market suite of service offerings;

•	foster greater penetration into existing customer accounts through sophisticated professional and consultative services in support of each customer’s unique network requirements, with the aim of serving as an extension of the customer’s own information technology or network planning organizations;

•	continue to establish wholesale bandwidth purchasing agreements with additional facilities-based telecommunications carriers and service providers;

•	expand GII’s penetration of growing wholesale and retail customer segments, such as wireless network operators, cable television network operators, federal government agencies and medium to large enterprises;

•	continue to expand and populate GII’s databases and network planning software with network location and pricing information;

•	continue to stimulate demand for network services via GII’s POP2POP.com web-portal; and

•	leverage GII’s network planning and optimization capabilities into emerging network technologies such as VoIP, broadband wireless and multiprotocol label switching.

GII’s Solutions

GII believes it can offer the following key benefits and value propositions to customers:

Carrier- and technology-neutral approach.  Because GII does not maintain a fixed network infrastructure or set of technology preferences, it can provide customers with an arms-length approach to their wide-area-network requirements. GII does not have to steer customers to particular technologies or solutions to maintain network utilization, and it is incented to help customers find cost-effective solutions to their requirements. GII has negotiated wholesale purchasing contracts with multiple United States and international telecommunications carriers. In addition, GII has compiled a proprietary database of key contact, network location and/or service capability information on more than 160 carriers, including information regarding how and where they interconnect with one another. Collectively, GII believes that these agreements, relationships and industry data represent a significant competitive asset, developed over nearly eight years by GII. GII also believes, based on its knowledge of and experience in the industry, that its database contains more information than comparable databases maintained by its competitors.

Outsourced network management expertise.  GII has developed significant process, technical and systems expertise related to the design, optimization and management of complex data networks. GII has assembled an extensive and proprietary database of network infrastructure and integrated it with proprietary network design and management tools discussed below. It has recruited a team with significant technical, management and process expertise. Taken as a whole, GII believes these assets give it the ability to effectively and efficiently manage the networks of business enterprise and wholesale customers. GII also believes that it offers an attractive set of solutions in that it can both consult as to the design of network solutions and implement the solutions. GII believes that this ability will be in particular demand as networks become more complex and more critical to the overall performance of businesses.

Automation.  Because its carrier-neutral approach requires significant analysis of solution options across a variety of networks, GII has focused upon the development of several proprietary, integrated software programs, web-based interfaces and specialized databases to design and manage customer solutions efficiently. GII employs its own IT development team, which consists of programmers and software designers with telecommunications experience. This team has developed two proprietary software tools that are integrated with one another:

•	Consolidated Management Database, or CMDtm, is GII’s internally developed operations support system. It supports life cycle management of services starting with design and initial quotation, and then through ordering, provisioning, activation, maintenance and any ultimate disconnection. It is also used as a central, searchable database of location, capacity, service type, contact and/or pricing information for numerous carriers and network locations. Finally, CMD provides customers with a 24x7 web-based interface for the review of the status of their orders with GII.

•	POP2POP® is GII’s web-based connectivity pricing and price quote management portal. It is used by GII’s customers and prospective customers to obtain and manage price quotes for their high capacity bandwidth requirements. GII’s associated website, POP2POP.com, allows authorized users to receive a valid GII price quote in seconds, rather than hours or days, for private line requirements throughout the United States and from the United States to multiple foreign locations. GII believes this can present a particular benefit to customers that resell services to their end customers and need to respond quickly to sales opportunities.

GII believes that CMD and POP2POP represent significant competitive assets in that they help to automate solution design and pricing and enable efficient sharing and storage of information both among GII personnel and with customers.

Turn-key service.  GII can provide a single point of contact for design, installation and management of high capacity network services in many places throughout the United States, including many remote markets and second and third tier metropolitan areas. GII believes this can generate time, effort and cost savings for customers who might otherwise be forced to assess the capacity, availability and pricing of services from multiple vendors, negotiate purchase arrangements with multiple carriers, manage service and maintenance relationships with multiple carriers, and potentially pay higher prices associated with a piecemeal approach to purchasing.

Cost efficiency.  GII designs each solution by seeking cost-effective options from the variety of service route options available in GII’s proprietary database. GII believes this can provide a significant benefit for customers relative to working with facilities-based carriers that may be constrained by the need and desire to make use of their owned infrastructure. Whereas facilities-based carriers may need to utilize expensive “last mile” connections from their own networks to provide service to end user customers, GII, by virtue of its facilities-neutral approach and its amassed database of solution options, may be able to more easily identify a more optimal combination of networks that could be more efficient and cost-effective for its customers.

Network diversity.  GII’s industry expertise coupled with its database of network routes and facilities can enable it to design solutions that help secure required resiliency for its customers. GII may be able to secure carrier-and route-diverse solutions, for example, which helps ensure a greater level of network redundancy. GII believes this can present a significant benefit for customers in contrast to working with facilities-based carriers that often promote only one physical route to connect two or more network locations.

Customer support.  GII assigns a project manager to each solution it provides. This project manager is a single point of contact for customers and addresses issues that may arise during the provisioning, installation and maintenance process. The project manager also acts on behalf of the customer in all dealings with all underlying vendors. In addition, GII’s proprietary CMD network management tools allow customers to log in via a web portal and review the status of their services.

Network management.  GII provides a single point of contact for 24-hour-a-day, 7-day-a-week network management across multiple vendor networks. GII believes this can provide a significant benefit for customers relative to working with a facilities-based carrier that often will only take responsibility for the portion of a service it provides directly, which forces the customer to interface with multiple carriers on a single circuit to obtain trouble resolution. This is a resource intensive effort for most industry participants. GII acts as a single point-of-contact for all such networking needs, providing a single vendor management support for GII’s customers.

Integration of hardware, software and telecommunications services.  Just as GII takes a vendor-neutral approach in selecting the underlying telecommunications infrastructure for its solutions, it takes a similar technology-neutral approach when considering hardware, software and management solutions in providing a managed network service to its customers.

GII’s Customers

GII’s current customer base is comprised of over 100 businesses that are heavy users of high-bandwidth telecommunications services, including entities such as Bell Canada, Telefonica Data USA, Airbus North America and the U.S. Defense Information Technology Contracting Organization. For the fiscal year ended September 30, 2005, two customers each accounted for more than 10% of GII’s total revenues. These two customers accounted for approximately 14.5% and 10%, respectively, of GII’s revenues for that period. For the nine months ended June 30, 2006, one customer accounted for approximately 11.7% of GII’s total revenues, and no other single customer accounted for more than 10% of GII’s revenues. None of GII’s customers accounted for more than 10% of the consolidated revenues of GII and ETT during those periods. GII’s customers can be categorized in the following manner:

•	United States Wholesale Carriers. This segment accounted for approximately 29% of GII’s revenues for the fiscal year ended September 30, 2005. It includes traditional local and long distance telecommunications carriers that resell GII services to their end-user customers.

•	International Wholesale Carriers. This segment accounted for approximately 9% of GII’s revenues for the fiscal year ended September 30, 2005. Unlike United States-based wholesale carriers, this segment has fewer in-country staff and network resources, and therefore views GII as a provider not only of connectivity but also of outsourced network support.

•	Wireless and Media Service Providers. These providers accounted for approximately 33% of GII’s revenues for the fiscal year ended September 30, 2005. These companies include cellular communications companies and Internet service providers that use GII’s solutions to supplement and provide diversity for the internal networks they use to deliver services to their own customers.

•	Systems Integrators and Value Added Resellers. This segment accounted for approximately 12% of GII’s revenues for the fiscal year ended September 30, 2005. It is comprised of businesses that will resell GII services to their end-user customers as part of a larger suite of products and services that might include hardware, software, professional services, application management and network monitoring.

•	Enterprise and Government Agencies. This segment accounted for approximately 17% of GII’s revenues for the fiscal year ended September 30, 2005. It includes government agencies, as well as manufacturing, financial services, health care and legal firms that use GII’s services for their own internal corporate networks. Unlike service providers, systems integrators and value added resellers, enterprise and government customers do not resell GII’s services to third parties.

GII’s customer contracts for connectivity or managed services generally provide for terms ranging from 12 to 60 months. Its customers generally may terminate their contracts at any time, subject in certain instances to payments of additional early termination charges. Fees are typically a specified fixed amount per month or for the contract duration, and GII generally bills for services monthly in advance.

Revenues attributable to international services accounted for approximately 3.5% of GII’s total revenues for the fiscal year ended September 30, 2005, and approximately 7% of total revenues for the nine months ended June 30, 2006.

GII’s Vendors and Communications Suppliers

GII has a dedicated vendor management team within its operations group, supported by its information technology and legal groups, which is responsible for acquiring updated pricing and physical location information from its vendors and negotiating buy-side contracts with these vendors when appropriate. As vendors become familiar with GII’s business model, some provide this information quarterly in electronic format which allows GII to maintain its databases with a minimum of manual intervention.

From time to time, GII enters into long-term contracts, commonly referred to as “master service agreements,” with transport suppliers for the supply and installation of network capacity under terms and conditions that may vary from their normally priced offerings. Under a master service agreement, each circuit provided by a supplier has its own term, generally ranging from 12 to 60 months, and is governed by the terms and conditions set forth in the master service agreement. If GII terminates a contract with a supplier with respect to a particular circuit, it is generally liable for termination charges that can equal up to the entire amount payable over the remaining term of the contract for that circuit.

Sales and Marketing

Buyers and users of high capacity network solutions often depend on sales personnel to gather and analyze their requirements, develop proposed solutions and negotiate commercial business terms with them. Depending on its complexity, GII expects that the sales cycle for a solution can require significant sales activity and on-going pre-sales support. Because the market is highly competitive, GII believes that personal relationships and quality of service delivery remain extremely important, both in establishing an initial sales relationship and in winning repeat customer business. Therefore, GII sales strategy has to date focused on recruiting and training a highly skilled and experienced direct sales force. However, in the future GII may establish more indirect distributor arrangements in order to penetrate further into enterprise accounts with which those distributors may already have pre-existing relationships.

GII’s marketing activities are focused on building awareness and interest in its business model, value proposition and services among key influencers and decision makers within the largest purchasers of high capacity network solutions. To accomplish this, GII has implemented an integrated marketing plan that delivers its message across the following vehicles:

•	Industry trade shows and conferences. GII attends industry specific trade shows such as CompTel, the Global Telecom Market Forum and Pacific Telecommunications Council.

•	Press releases, speaking engagements and contributed articles. GII seeks to publicize its accomplishments, perspectives and expertise by getting editorial placement in trade magazines and on-line publications, and speaking engagements at industry events.

•	Web-based marketing. GII has launched the POP2POP Report, an e-newsletter with a circulation of approximately 3,000 persons. In addition, GII’s corporate website and its POP2POP.com pricing portal are key sources of leads for GII.

Operations

GII’s operations team supports its service delivery efforts in three critical respects:

Network Operations.  Network operations consists of three functions: project management, service provisioning and network maintenance. Project management is responsible for ensuring the successful implementation of a customer service, once a sale has been executed. A project manager is assigned to each customer requirement to ensure that the underlying network facilities required for the solution are ordered, that the customer is provided with status reports on its requirements, and that problems related to the requirement are addressed. Service provisioning is responsible for ensuring the physical interconnection, testing and activation of customer requirement. Network maintenance is responsible for receiving, tracking, prioritizing and resolving all network outages or other customer troubles. Certain operational personnel within GII may support several or all three of these functions within the context of a given order.

IT Development and Corporate.  GII’s IT team is responsible for the development and maintenance of GII’s internal OSS applications and databases, its corporate website, the POP2POP.com pricing portal and internal user support.

Vendor Management.  GII’s vendor management team is responsible for acquiring updated pricing and physical location information from existing and prospective vendors, inputting this information into GII’s databases to support identification of efficient network solutions in response to customer demands, and negotiating buy-side contracts with these vendors as appropriate and necessary.

Competition

GII faces competition within each segment of its addressable market. Competitors generally fall into two general categories: those with similar business models, and traditional, facilities-based telecommunications carriers.

Competitors with Similar Business Models.  There are companies with business models that are similar to GII’s. Specifically, these companies resell and manage the capacity of other telecommunications network providers and in some cases also provide value-added managed and professional services to enterprises, systems integrators, and government clients. Examples include Vanco PLC, Last Mile Connections and TNCI, Inc. Like GII, they sell high-capacity communications circuits, as well as other services, to enterprises, service providers and government agencies. While GII believes that the largest of these companies has annual revenues in excess of $200 million, most have annual revenues of $60 million or less.

Competitors Who Are Traditional Facilities-Based Telecommunications Carriers.  The second type of competition GII faces, more specifically with respect to connectivity than managed services or professional services, comes from the wholesale and retail business divisions of facilities-based telecommunications carriers. In some cases, different business units within these carriers are also GII customers or GII suppliers. These competitors fall into the following categories:

•	Incumbent Local Exchange Carriers. This category includes companies that are regulated service providers in certain areas of the United States, such as BellSouth, Qwest, Verizon and AT&T, as well as smaller incumbent carriers such as CenturyTel, Citizens, Valor and Alltel.

•	Interexchange (long distance) Carriers. This category consists of carriers that provide service between metropolitan markets in the United States and internationally, including Broadwing and Level 3.

•	Competitive Local Exchange Carriers and Competitive Access Providers. This category consists of competitive, non-incumbent carriers that provide service within metropolitan markets in the United States. Companies in this category include XO Communications, USLEC, McLeod USA, Eschelon Telecom, ITCDeltacom and Time Warner Telecom.

GII believes that each competitor’s long-term success in the market will be driven by its available resources, such as financial, personnel, marketing and customers, and the effectiveness of its business model, such as services and product mix, cost effectiveness, ability to adapt to new technologies and channel effectiveness. GII is not aware of its exact competitive position in the market, although it believes its relative share of the market is small. Many of GII’s competitors are substantially larger, established companies with significantly more market share than GII.

GII believes that businesses in its market compete, in the case of wholesale customers, primarily on the basis of price and quality of service, and in the case of enterprise customers, primarily on the basis of quality of service, technology and, to a lesser extent, price. GII believes that it competes effectively in these areas.

Service and Network Disruptions

GII has a dedicated Network Operating Center, or NOC, that operates 24 hours a day, seven days a week and monitors and analyzes GII’s virtual network in order to quickly identify any network disruptions. In the event of a network disruption, GII typically works with the applicable supplier to identify the issue so that the supplier can promptly solve the problem.

GII also addresses its risks associated with service and network disruptions through its contracts with customers and suppliers. Its customer contracts typically permit a specified level of network unavailability, and provide for fee credits if the specified level is exceeded. GII’s corresponding contracts with its suppliers typically include provisions specifying the same service levels and providing for equivalent credits. Accordingly, to the extent that GII is obligated to provide fee credits to its customers based on network disruptions, it is typically entitled to a corresponding credit from its supplier.

Government Regulation

In connection with certain of its service offerings, GII is subject to federal, state, and foreign regulations. United States federal laws and Federal Communications Commission, or FCC, regulations generally apply to interstate telecommunications and international telecommunications that originate or terminate in the United States, while state laws and regulations apply to telecommunications transmissions ultimately terminating within the same state as the point of origination. A foreign country’s laws and regulations apply to telecommunications that originate or terminate in, or in some instances traverse, that country. The regulation of the telecommunications industry is changing rapidly and varies from state to state and from country to country.

GII has obtained authority at both the federal level to provide interstate and international telecommunications services, as well as obtaining authority in a number of state jurisdictions to provide intrastate interLATA and intraLATA telecommunications services. Specifically, GII has obtained authority under Section 214 of the Communications Act to provide international services on a facilities and resale basis, and holds authority from the FCC to provide interstate telecommunications services. GII also has authority to offer similar services on an intrastate basis in more than 20 states and the District of Columbia. Finally, GII has registered as a reseller in Canada to accommodate increasing opportunities in connection with customer data networking requirements in that jurisdiction.

Following certification, carriers are required to comply with certain ongoing responsibilities. For example, GII is required to submit periodic reports to the FCC and to many of the state commissions relating to the provision of services within the relevant jurisdiction. GII has retained the service of a firm that specializes in the identification and management of regulatory responsibilities for regulated carriers to oversee GII’s compliance with such requirements.

Another ongoing responsibility relates to payment of regulatory fees and the collection and remittance of surcharges and fees associated with the provision of telecommunications services. With certain exceptions, revenues derived from the provision of interstate and international telecommunications services to domestic end-users, including enhanced services providers, are subject to assessment for the FCC’s Universal Service Fund, which assists in ensuring the universal availability of basic telecommunications services at affordable prices and other goals, and other related programs such as the Telecommunications Relay Service fund. Some of GII’s services are subject to these assessments, and GII is also responsible in some cases for assessments by state commissions for state universal service and similar programs as they relate to the provision of telecommunications services on an intrastate basis. As noted above, GII has retained the service of a firm to assist in maintaining GII’s compliance with such regulatory fee and contribution payment requirements.

Because GII purchases telecommunications services from other carriers, its cost of doing business can be affected by changes in regulatory policies affecting these other carriers. For example, in January 2005, the FCC released a Notice of Proposed Rulemaking to initiate a comprehensive review of rules governing the pricing of special access service offered by incumbent local exchange carriers subject to price cap regulation, such as AT&T and Verizon. The FCC tentatively concluded that it should continue to permit certain levels of pricing flexibility for these incumbents where competitive market forces are sufficient to constrain special access prices. However, the FCC will examine and seek comment on whether the current triggers for pricing flexibility accurately assess competition and whether certain aspects of special access offerings are unreasonable, such as basing discounts on previous volumes of service, tying certain charges and penalties to term commitments, and imposing use restrictions in connection with discounts. In another matter, the FCC failed to take action by a March 2006 deadline on a Verizon petition for forbearance from certain regulatory requirements with respect to broadband transmission facilities used to serve large business customers. It therefore appears that Verizon has, by operation of law, been relieved of certain common carrier obligations on these facilities. Review of the default grant has been requested in the United States Court of Appeals for the District of Columbia, but if it is not reversed, the relief granted to Verizon could be extended to other incumbents. Particularly in light of the fact that the petition was granted by operation of law and no FCC order was released, it is unclear what impact, if any, this action could have in terms of either the cost of certain access facilities or on competition for certain business customers in the marketplace.

Federal Regulation

Generally, the FCC has chosen not to heavily regulate the charges or practices of non-dominant carriers such as GII. For example, GII is not required to tariff its interstate interexchange private line services, but instead needs only to post terms and conditions for such services on its website. In providing certain telecommunications services, however, GII remains subject to the regulatory requirements applicable to common carriers, such as providing services at just and reasonable rates, filing the requisite reports, and paying regulatory fees and contributing to universal service. As noted above, GII has retained the service of an outside firm to manage GII’s ongoing compliance with such reporting and regulatory fee and contribution payment requirements. The FCC also releases orders and takes other actions from time to time that modify the regulations applicable to services provided by carriers such as GII; these orders and actions can result in additional (or reduced) reporting or payments requirements or changes in the relative rights and obligations of carriers with respect to services they provide to each other or to other categories of customers.

State Regulation

The Telecommunications Act generally prohibits state and local governments from enforcing any law, rule, or legal requirement that prohibits or has the effect of prohibiting any person from providing any interstate or intrastate telecommunications service. However, states retain jurisdiction to adopt regulations necessary to preserve universal service, protect public safety and welfare, ensure the continued quality of communications services, and safeguard the rights of consumers. Generally, each carrier must obtain and maintain certificates of authority from regulatory bodies in states in which it offers intrastate services. In most states, a carrier must also file and obtain prior regulatory approval of tariffs for its regulated intrastate services. GII is currently authorized to provide intrastate services in more than 20 states and the District of Columbia as either an interexchange carrier and/or a competitive local provider.

A state may also impose telecommunications regulatory fees, and fees related to the support for universal service, on providers of services in that state. As noted above, GII has retained the service of an outside firm to manage GII’s ongoing compliance with such regulatory fee and contribution payment requirements.

Foreign Regulation

The provision of certain kinds of telecommunications services in most foreign jurisdictions is regulated to at least some degree similar to the level of regulation in the United States. Generally speaking, GII’s provision to customers of point-to-point international telecommunications services originating or terminating in the United States is governed by the FCC. In addition, the regulatory requirements to operate within a country or to provide services to customers within that country vary from jurisdiction to jurisdiction, although in some significant respects regulation in the Western European markets is harmonized under the regulatory structure of the European Union.

GII has registered as a reseller of telecommunications services in Canada. As additional opportunities arise in particular nations, GII may need to apply for and acquire various authorizations to operate and provide certain kinds of telecommunications services. Although some countries require complex applications procedures for authorizations, others simply require registration with or notification to the regulatory agency, and some simply operate through general authorization with no filing requirement at all.

Intellectual Property

GII does not own any patent registrations, applications or licenses. GII maintains and protects trade secrets, know-how and other proprietary information regarding many of its business processes and related systems and databases. GII holds United States trademark registrations for its Global Internetworking and POP2POP marks.

GII enters into confidentiality agreements with its employees, consultants, customers, vendors, and partners, and GII controls access to, and distribution of, its proprietary information. GII’s intellectual property may be misappropriated or a third party may independently develop similar intellectual property. Moreover, the laws of certain foreign countries may not protect GII’s intellectual property rights to the same extent as do the laws of the United States. Unauthorized use of any of GII’s proprietary information could seriously harm its business.

Employees

As of June 30, 2006, GII had 31 employees. None of its employees are represented by labor unions. GII believes that relations with its employees are good.

Properties

GII leases a 10,524 square-foot office suite for its corporate headquarters in McLean, Virginia. GII also leases colocation facilities in Ashburn, Virginia; Reston, Virginia; Vienna, Virginia; and Miami, Florida. GII’s total annual rental expenses in 2005 were approximately $200,000 for its headquarters and approximately $60,000 for its colocation facilities. The headquarters facility is subject to a ten-year lease expiring on December 31, 2014. The colocation facilities are generally leased on one-year terms, except where they support a specific customer requirement that is associated with a longer term. GII does not own any real estate. GII’s management believes that its properties, taken as a whole, are in good operating condition and are suitable for its business operations. As GII expands its business into new markets, GII expects to lease additional colocation facilities and potentially sales office facilities.

Legal Proceedings

GII is not currently subject to any material legal proceedings.

Information About ETT

Overview

ETT is a non-facilities-based global supplier of dedicated managed data networks and value-added services serving over 100 multinational enterprise customers in 45 countries.

ETT was founded in 1998 by a group of experienced telecommunications industry executives seeking to capitalize on the growing enterprise demand for single source, managed network services, including IP-connectivity and related value-added services, leveraging a wide range of rapidly evolving terrestrial, wireless and satellite technologies. ETT provides customers with flexible design and implementation solutions for their complex multi-location data and IP networking requirements. ETT operates as a true virtual network operator, focusing on the provision of high-quality, secure services by partnering with suppliers for connectivity and transport. As a result, clients are able to select efficient and integrated solutions on a global scale while maintaining a single point of contact for both billing and customer service functions. ETT has its global headquarters in London, with sales offices in Düsseldorf, New York City, Paris and New Delhi.

ETT handles its global operations from its multilingual network operations center located in London and allows customers access to remote extranet monitoring and provisioning functionality. With approximately 63% of revenues for the year ended December 31, 2005 generated by managed and IP services, in contrast to pure connectivity, ETT is focused on delivering higher margin value-added solutions backed by robust service level agreements.

ETT’s Products and Services

ETT’s managed service delivery platform represents a critical departure from those services offered by traditional network operators, integrators and resellers. Unlike traditional network service providers, VNOs typically do not own the physical network and related capacity issues, but offer a complete managed service offering. The scope of traditional resellers’ work, on the other hand, rarely extends beyond the customer facing sales and marketing activity.

As a network independent provider, ETT is not limited to providing solutions through a single network and can instead cost-effectively source core connectivity and services from different operators and hardware vendors, especially on uncommon routes, with a single point of contact to manage service delivery, billing and troubleshooting. The following chart highlights the key distinctions between the traditional network operator and ETT’s service model:

ETT’s “packaged” services, marketed under the brand name “City,” consist of three primary elements:

•	Managed IP/Internet Services;

•	Dedicated Connectivity Services; and

•	Facilities Management and Other Services.

These services are sold separately or can be bundled as part of a complete outsourced managed data network solution.

Managed IP/Internet Services

When we refer to “IP services,” we mean the transport of data transport via Internet Protocol, or IP. Data transmission via IP can occur publicly via the Internet, or through private networks. ETT offers the following managed IP/Internet services:

•	City Net Link offers a managed IP VPN solution based on the use of dedicated IP networks. As an independent provider, ETT can source solutions based upon a quality of service-enabled networking core, or provide additional devices to help ensure prioritization and performance in line with the end-user’s needs and overall requirements. In addition, customers benefit from a wide range of bandwidth in most locations, allowing them to select the most appropriate IP backbone from a variety of alternative carriers. ETT’s IP VPN solutions include:

•	Internet VPN, which connects remote users and small, branch or home offices for delay-to applications, such as email;

•	IP over asynchronous transfer mode, or ATM, which connects corporate locations utilizing a variety of applications using a secure and robust solution;

•	Multiprotocol label switching VPN, which connects users sending delay-sensitive data; and

•	Hybrid solutions, which utilize a variety of VPN technologies to manage different types of traffic along corporate network, seamlessly managed by ETT’s network operations center.

•	City Net Roaming offers clients the option of hosting the roam servers and authentication servers in ETT’s secure hosting facility rather than at the client’s site. The service provides a managed remote dial-up Internet service provider, or ISP, connectivity solution that allows international travelers, mobile workers and telecommuters remote access to email, the Internet and mission critical information throughout the world. ETT currently partners with iPass, a United States-based virtual network operator that delivers on-demand local connectivity through its iPassConnect client solution. The iPass solution allows end-users to dial into local access points at iPass-enabled airports, hotels and conference centers via wired and wireless broadband service, as well as dial-up, Integrated Services Digital Network and Personal Handyphone Systems and request authentication and authorization through the roam server located at ETT’s site. ETT provides proprietary billing options and monitors usage to ensure that the solution remains efficient and cost-effective for its clients.

•	City Net Access supplies and manages dedicated Internet access services for corporate users requiring high availability access with a fully managed router service. The solution is offered over terrestrial or very small aperture terminal, or VSAT satellite technology, links providing a high quality service with global coverage. The service is well suited for large enterprises requiring multiple remote access points since ETT sources ISPs that have extensive networks and multiple sites that can be supported over the same IP infrastructure.

Dedicated Connectivity Services

When we refer to “dedicated connectivity services,” we mean telecommunications services which link locations to other locations. These services could use fiber optic cables or satellites as the medium for establishing the connection. Dedicated connectivity services tend to follow a predetermined path, where every link and node that the traffic will travel through is known. Other types of connectivity may take an undetermined route from one location to another, which can be the case with ETT’s Managed IP and Internet Services. ETT offers the following dedicated connectivity services:

•	City Metro provides ETT’s corporate customers with high capacity private backbone structures, which are high capacity national or international communications links between major cities. These core links allow the routing of services from city-to-city or location-to-location. These range from geographically disperse, high-speed private networks delivering 10 megabits per second to metropolitan area, gigabit delivery systems. ETT specializes in sourcing and delivering complex connectivity solutions in challenging geographical areas, such as India and Latin America.

•	City Hopper provides managed clear channel services between major cities. The service can be provided as simple city-to-city connectivity or integrated with other data and voice services to provide a worldwide corporate network. ETT’s ability to leverage dedicated connectivity from a range of global network operators enables it to offer competitive pricing and superior levels of service care relative to regional operators. ETT works to achieve a 99.8% service level at all times, subject to regional variation. City Hopper Assure extends the City Hopper offering with further security enhancements such as offering diverse route and supplier options to fulfill back-up or disaster recovery requirements.

•	City Flyer provides a managed satellite-based communication service offering customers direct and flexible leased connectivity between city premises and remote locations around the world. The solution can be used to complement and expand existing corporate networks or used as a stand-alone facility. The types of services available in the City Flyer product base include clear channel connectivity for data and voice, frame relay, ATM, high-speed Internet/intranet access, broadcasting and multicasting and business interactive video services. ETT is able to source connectivity using a range of geo-stationary satellites to aid in global connectivity.

•	City Flyer Fast Start enables ETT clients to extend their private IP network into new locations, using a dedicated link to a satellite ground station and a satellite channel specifically optimized for IP. From the satellite ground station, ETT manages a high capacity non-blocking back-haul that delivers the IP stream directly into a corporate network edge device via Fast Ethernet (100 megabits per second). The solutions provide remote sites in new, difficult to connect or high tariff locations with a secure and quality Internet transport service from a central hub.

•	City Frame provides an international transmission service, using frame relay, for customers to utilize the economies of a shared public network. Using frame relay, the City Frame solution can help ensure high throughput levels and minimal delays for its customers, allowing them to define traffic profiles to match their particular business needs. The solution is ideally suited for burst-profile traffic such as local area network interconnection and applications such as client-server processing, database access and file transfer.

Facilities Management and Other Services

ETT offers the following facilities management services:

•	City Co-Locate offers private space in several major Internet Exchange Facilities where cross connect facilities exist with international carriers and ISPs. Via its network operations center, ETT can manage anything from a single rack to a major nodal facility on behalf of its customers who may require or desire ownership of certain infrastructure on-site.

•	City Power services include the offering of uninterruptible AC or DC power supplies directly into customers’ facilities. The power units are scalable depending on customer requirements and are remotely monitored by ETT’s network operations center.

•	Network Security Solutions provide fully managed firewall solutions to enterprise customers.

•	Network operations center services provided by ETT ensure 24x7 fault management across a customer’s network and infrastructure.

ETT’s Customers

ETT’s reputation for efficient delivery of customized services has enabled it to develop a broad and loyal customer base. As of June 30, 2006, ETT’s customers included Fortune 100 companies, some of which are in the global banking, automotive and media industries. Two customers each accounted for more than 10% of ETT’s total revenues for the year ended December 31, 2005 and the six months ended June 30, 2006. One of these customers, the Ford Motor Company, accounted for approximately 24.6% and 14.9%, respectively, and the other customer, Bloomberg LP, accounted for approximately 20.9% and 22.4%, respectively, for those periods.

ETT currently provides services in 45 countries to customers with the ability to quickly and effectively expand into new geographies by adding regional partners. Service expansion is largely customer-driven. For example, ETT designed, implemented and delivered, and has subsequently been managing and monitoring, a fiber-ring network around the Caribbean for an existing customer. ETT will, however, reject contracts for geographies where infrastructure sourcing is challenging and may not be able to compete effectively against the local incumbent.

For the years ended December 31, 2003, 2004 and 2005, approximately 77.4%, 74.2% and 67%, respectively, of ETT’s revenues were attributable to customers located within the United Kingdom. No single country other than the United Kingdom accounted for a material portion of ETT’s revenues during these periods other than Germany, which accounted for approximately 18.5%, 17.1% and 15.8%, respectively, of ETT’s revenues during the years ended December 31 2003, 2004 and 2005.

For the year ended December 31, 2005, although approximately 90% of ETT’s revenues arose from services that were billed and delivered outside of the United States, more than 50% of ETT’s revenues arose from United States headquartered corporations. ETT expects to grow its presence in Asia and the Americas through the opening of sales offices in Hong Kong and China within the next 12 months. ETT’s customers are also diversified by industry vertical. ETT has a strong installed base in the finance and banking, media, automotive and legal industries where network integrity and effective security are critical.

ETT’s customer contracts have terms that typically extend from one to five years. The prices in ETT’s customer agreements are fixed for the duration of the agreement. If a customer cancels its agreement, the terms of ETT’s customer contracts generally allow for full recovery of any amounts due from the customer for the remainder of the term.

ETT’s Vendors

ETT currently has approximately 70 service providers from whom it currently sources over 60Gb of global bandwidth to meet its customers’ requirements. ETT procures bandwidth from regional and international providers on a contracted basis to provide core connectivity at a lower cost while reducing risk exposure to large drops in demand. ETT also has considerable leverage in procuring additional bandwidth at significant discounts on common routes. By partnering with bandwidth vendors rather than owning proprietary infrastructure, ETT can provide customers with the flexibility to choose an efficient core connectivity provider at each location without the need to manage multiple contracts. For example on an international connection, ETT will typically contract with three different vendors: two local suppliers at each end of the connection and one operator managing the international connection between them. ETT’s ability to offer a single source for managing many of these international connections significantly reduces account administration overhead with tangible cost impacts for its customers.

As of June 30, 2006, ETT’s suppliers included Cable & Wireless, Con Edison, Equant, France Telecom, Global Crossing, iPass, RDS, Savvis, Sprint, Telecom South Africa, Verizon and Viatel.

ETT is committed to top-tier suppliers and has a technology board to monitor candidate products for inclusion in the portfolio based on financial stability and quality of service. As a matter of policy, ETT also does not have exclusive partnerships in any geographic region and is flexible in negotiating price and terms on a per-contract basis.

ETT’s vendor relationship with iPass Inc is that of a solution partner, pursuant to an agreement entered into in May 2001. The agreement is automatically renewed on an annual basis until either party gives one year’s notice of intent to terminate to the other. The iPass service is a usage based service, but when introducing a new customer to iPass’s Corporate Access service, ETT contracts for a minimum commitment fee for a minimum period (not less than twelve months). At the end of the twelve month (or longer) term, iPass must be informed of any intention to not renew the service, or the service is extended for a further year. ETT is contractually obliged to pay iPass fees for its customers’ usage of the service.

Sales and Marketing

Sales Overview

ETT sells its services largely through a direct sales force located in London, Düsseldorf, New York, Paris and New Delhi. Approximately 95% of ETT’s services are sold through this channel, and the remaining 5% of sales are made via ETT’s global distribution relationships. Geographic expansion of new sales and support offices is largely customer-driven as ETT strives to maintain a lean sales infrastructure. For example, the opening of the New Delhi, India office was due to the growing number of ETT clients setting up operations in India and requiring global connectivity as well as the opportunities created by the liberalization of the Indian telecommunications market. Future customer-led expansion is likely to see ETT expand to locations such as Hong Kong and China. Management is also currently focused on expanding its indirect global sales channel with partners, such as Groupe SFR Cegetel, Cap Gemini Ernst & Young, KPMG, TeliaSonera and COLT Telecom Group.

As of June 30, 2006, ETT’s global sales organization comprised 12 employees. Most sales representatives have an average of five to ten years of sales experience in selling to multinational corporations and thus bring a series of established relationships with them. Each sales representative is responsible for specific geographic regions and in certain cases, specific larger contract customers. ETT sells to senior level executives within large multinational corporations, such as the chief technology officer, chief financial officer, IT director and manager and head of procurement, who typically have considerable authority over IT purchasing decisions. All sales employees are quota-carrying with bonus incentives in place for high-performers. Most representatives earn a base salary and a sales commission based on a fixed percentage of the order, which is received in installments over the life of the contract. The average sales cycle is typically six months for large new customers and six weeks for sales into existing customers. The time required for the initial sales cycle is continually decreasing as a result of ETT’s improving customer referrals and the increasing acceptance of the VNO model among enterprise clients.

New customers typically start with one service, usually simple bandwidth, often on uncommon routes, and then gradually add other services once ETT’s service quality and reliability deliver an appropriate return on investment. The sales team works with technical staff on an ongoing basis following the initial order to up sell complementary solutions and secure additional contracts to provide service in new geographies. ETT’s strategic sale process accommodates the sale of low gross margin, high volume bandwidth in order to secure large strategic accounts into which higher margin value-added services can then be sold.

As of June 30, 2006, approximately 70% of ETT’s contracts were for one-year, renewable terms and the remaining 30% were for two to five years. The average size of contract varies largely with one year contracts typically valued between $50,000 and $3.7 million and multi-year contracts valued at up to $9.3 million, depending on the nature and number of services provided.

Marketing Overview

Management maintains low expenditures on marketing efforts relative to competitors and is focused on generating business through the industry contacts of its sales force and long-term relationships with existing customers. ETT is focused on building brand awareness on the basis of its track record for quality service delivery and has received referrals from existing customers for both further internal and new external opportunities. ETT also maintains one marketing employee and has developed a marketing strategy that includes targeting top accounts, hosting technology off-sites and user seminars. Often such events are funded wholly or partly by key supplier partners.

In addition, management participates in industry events such as the European Competitive Telecommunications Association, or ECTA, the India IT Forum Conference, the Global Telecom Summit, the Institute of Telecom Resellers in Europe, or ITRE, Conference and Supercomm as invited guest speakers and participants. Christopher Britton, ETT’s chief executive officer, was an Ernst & Young 2003 finalist for Entrepreneur of the Year. ETT was also featured in the Tech Track 100 as one of Britain’s fastest-growing privately-held technology companies. Participation and recognition in these industry events have raised the profile of ETT among its potential client base without requiring significant marketing investment from ETT.

ETT’S Competition

ETT’s City Net Link, City Net Access, City Metro, City Hopper and City Frame services primarily compete with the following types of companies and operations:

Network Operators.  The large diversified facilities-based network operators such as BT, Deutsche Telecom/T-Systems and AT&T, and managed data services companies, such as Equant (part of France Telecom) and Infonet Services (now part of BT), have their own backbone and/or access networks. As a network independent provider, ETT has greater flexibility in selecting the best network infrastructure that meets a customer’s budget and capacity requirements. ETT’s network solution will not necessarily be the lowest priced solution offered to a customer, but ETT believes it will typically be more customized to address that customer’s needs than a solution offered by a traditional network operator. Additionally, ETT believes that its network will often function with a higher quality of service, as a result of utilizing the optimal underlying infrastructure available in the relevant territories.

In addition, ETT is focused on providing a diverse range of value-added remote access, consulting and service management solutions bundled with core connectivity in order to be a true single source provider for its customers. With approximately 63% of revenue for the year ended December 31, 2005 generated by managed and IP services, in contrast to resale of traditional connectivity from a single supplier, ETT is focused on delivering higher margin value-added solutions backed by robust service level agreements. Most network operators, who are critically focused on optimizing and maintaining their own network, are typically less focused on investing in these services and may often partner with VNOs such as ETT to offer a full portfolio of solutions.

ETT also attempts to differentiate itself from network operators on the basis of its attention to customer service with particular attention paid to customers’ networking security, diversity and physical separation requirements. ETT believes that despite clients’ ongoing focus on cost savings, dissatisfaction with service is the principal reason for enterprises to switch suppliers. As a customer-led organization that attempts to add value to its customer base, ETT addresses this issue through active needs-driven account management via a single point of contact, maintaining a 24x7 multi-lingual customer support facility based in its London network operations center and holding monthly meetings with all customers to generate, and respond to, feedback.

In-House Sourcing.  Traditionally, large enterprises have relied on their own internal IT staff to manage their data networks. However, the proliferation of new services and technologies with ever shortening lifecycles and the globalization of businesses with remote locations have made global IT networks increasingly complex to administer and the required personnel more scarce and expensive to retain. In addition, the difficulty of managing multiple regional supplier contracts can be burdensome and expensive.

ETT’s expertise in managing relationships with suppliers on behalf of several customers not only provides a single source for troubleshooting and billing inquiries but also helps secure attractive prices for its customers. In addition, ETT’s proprietary City Insight service allows online customer access to project plans, fault reporting and status and other service management data that helps allow clients to maintain “control” of their network. As a customer realizes a return on investment and gains confidence in ETT’s quality of service, ETT can introduce new services at the right time reducing speculative “test-the-market” initiatives on the part of internal IT staff.

Virtual Network Operators.  Despite similar business models, ETT rarely competes with other VNOs, such as Vanco, due to different operating and customer focuses and service offerings. For example, Vanco’s solutions predominantly target the network periphery needs of medium-sized enterprises through supplier and distributor networks while ETT focuses on the design and management of WAN solutions centered at the network core for large multinational companies including a significant component of managed value-added services. ETT believes that these distinctive characteristics provide it with a competitive advantage.

ETT’s City Net Roaming service competes with services offered by other iPass developers and resellers. Its principal competitors are Sirocom Ltd and Armadillo Managed Services Ltd. ETT estimates that globally there are approximately 350 suppliers of the iPass service. ETT competes with these companies in terms of quality of service and functionality, such as the addition of value added services like enhanced security functions.

ETT’s City Flyer and City Flyer Fast Start services compete with the major providers of data satellite services, such as Intelsat and Inmarsat. ETT competes with these types of provider in terms of product performance, as it can integrate satellite services with other types of telecommunications technology and can manage satellite services as part of a larger combined network offering. Additionally, ETT’s satellite services can also compete with local terrestrial providers in terms of cost. ETT is unaware of how many global satellite providers and resellers of global satellite services are in existence.

ETT’s City Co-Locate services compete with Internet exchange and telecommunications interconnection centers. ETT’s services compete with these centers in terms of functionality, as ETT’s facilities have pre-existing high quality links to a variety of international telecommunications routes, which are already being utilized by ETT in the provision of its managed networks. Additionally, ETT’s management capabilities for these types of services make them an attractive provider due to the high quality of service that is offered.

City Power competes with providers of uninterruptible power supplies. In the United Kingdom, typical providers of these services would be MGE UPS Systems or Riello UPS. ETT is unaware of the number of global competitors that operate in this market segment. ETT typically provides these types of services as part of a large managed service. The customers purchasing these services often prefer to have a single point of contact for all of their data networking needs, and so often choose ETT as the provider for its power management services for convenience.

ETT’s Network Security Solutions compete with the managed firewall solutions which are supplied by other telecommunications carriers, Internet security companies and broadband providers. ETT usually offers these services as part of a larger managed network offering, and as such, ETT believes that customers find the convenience of a single point of contact, combined with ETT’s quality of service, attractive.

ETT’s Network Operations Services compete with companies who specialize in helpdesk and management services for telecommunications and IT. ETT is experienced in the management of complex data networks and their constituent elements and, as such, it competes with other companies on the basis of expertise and quality of service.

ETT is not aware of its exact competitive position in any of these market segments, although it believes its relative share of these markets is small. Many of ETT’s competitors are substantially larger, established companies with significantly more market share than ETT.

Service and Network Disruptions

ETT has a dedicated Network Operating Center, or NOC, that operates 24 hours a day, seven days a week and service management teams who monitor and analyze ETT’s virtual network and attempt to ensure that any network disruptions are minimized. In the event of a network disruption ETT typically works with the applicable supplier to identify the issue so that the supplier can promptly solve the problem. In the rare event of a vendor carrier ceasing its network operations or having a major issue on a segment of its network, ETT is generally able to promptly re-provision capacity via alternative routes or technologies when necessary.

Governmental Regulation

ETT believes that it is not subject to significant regulation that is specific to its industry and business. To the extent there is regulation in these other countries that is applicable to ETT’s service offerings, ETT’s customers or suppliers are generally responsible for ensuring compliance with applicable regulations.

Intellectual Property

ETT does not own any patent or trademark registrations, applications or licenses. ETT maintains and protects trade secrets, know-how and other proprietary information regarding many of its business processes and related systems and databases, including its “City Insight” software. ETT believes, based on its knowledge of and experience in the industry, that its competitors do not offer comparable software, and that this software provides ETT with a competitive advantage in servicing enterprise customers.

ETT enters into confidentiality agreements with its employees, consultants, customers, vendors, and partners, and ETT controls access to, and distribution of, its proprietary information. ETT’s intellectual property may be misappropriated or a third party may independently develop similar intellectual property. Moreover, the laws of certain foreign countries, including many of the countries in which ETT operates, may not protect ETT’s intellectual property rights to the same extent as do the laws of the United States. Unauthorized use of any of ETT’s proprietary information could seriously harm its business.

Employees

As of June 30, 2006, ETT had 58 employees. None of its employees are represented by labor unions. It believes its relationship with its employees is good.

Properties

ETT is headquartered in London, England where its 24-hour network operations center for monitoring customer networks is located. ETT also maintains sales offices in Düsseldorf, Germany; New York, United States; Paris, France; and New Delhi, India.

Legal Proceedings

ETT is not currently subject to any material legal proceedings. From time to time, however, ETT is named as a defendant in legal actions arising from its normal business activities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GII

The following discussion and analysis should be read in conjunction with GII’s financial statements and accompanying notes included elsewhere in this proxy statement.

Overview

Founded in 1998 and headquartered in McLean, Virginia, GII is a knowledge-based, facilities and technology-neutral telecommunications services integrator that designs, provides, and manages, carrier-neutral data network solutions. GII’s revenue is derived primarily from the sale and activation of telecommunications circuits for data networking under contracts that range from 12 to 60 months.

During the mid- to late-1990s, in the wake of the Telecommunications Act of 1996, numerous competitive telecommunications providers devoted enormous amounts of resources to the deployment of physical networks throughout the United States. In many cases, these networks were located within the same general vicinity with one another within larger metropolitan areas, although a number of providers also deployed facilities in second- and third-tier metropolitan and close-in suburban markets. Rather than following many of these competitors in the capital-intensive process of building networks, the management of GII decided to focus on identifying network assets, establishing contractual relationships with the numerous facilities-based providers that were deploying such networks, and constructing an efficient means to identify service options and deliver services using the various networks deployed by others. In this regard, GII has devoted a significant portion of its time and resources to developing software tools and automated databases to search among a variety of carrier network options and identify solutions from across those networks that may best satisfy a particular customer’s requirement.

Today, GII believes that a number of economic factors may drive the growth of its addressable market:

•	End-user demand for bandwidth intensive business processes, services and applications. These include high speed data storage, replication and back-up for data mining, disaster recovery and business continuity applications; continued deployment of client/server and remote computing network architectures; end-user demand for streaming video and audio; and supply-chain globalization, which requires members of an industry supply chain to share large amounts of data instantaneously over multiple global regions.

•	Growing awareness of the importance of network diversity. In an era where security, business continuity, and disaster recovery are of significant interest across all aspects of the economy, governments and businesses are likely increasingly aware of the inherent value of having a highly resilient and redundant telecommunications network. Consequently, governments and enterprises may recognize the value of using a facilities-neutral approach to network design, to ensure that their mission critical applications are not being routed over a single network (and therefore a single point of failure).

•	Fragmentation of global telecom service provider market. Despite recent mergers and acquisitions, businesses that need to operate across geographies and country borders face a complex and fragmented telecom service provider market. In the United States, notwithstanding consolidation, there are a large number of licensed telecommunications carriers, many which specialize in limited geographic markets and regions. For businesses operating with regions such as Asia, Latin America and Europe, where cross-border supply chains are the norm, the problem is particularly acute because each country in the region has its own incumbent telecom carrier, its own set of telecom licensing requirements and its own telecom tariffs. In these environments, businesses may become increasingly receptive to a carrier-neutral telecom service provider that can source, integrate and maintain telecom services from multiple geographic regions while presenting a single point of contact to the end user customer.

•	Increasing complexity of network technologies. The last ten years have witnessed a technological revolution within the telecommunications industry. Traditional circuit-based, time-division-multiplexed telecom networks, which were the norm for decades, and which were well-understood by end-users, are being rapidly migrated to Internet Protocol-based networks. While this migration creates opportunities for end-users to reduce costs and introduce new services, it also requires technical expertise that many end-users do not have. This skills gap could drive demand for managed network services — in which a business customer outsources network management to a third party — and for professional services, especially in the area of network security assessment and mitigation, network migration planning and IP network design.

•	Growing acceptance of network outsourcing to independent systems integrators. In an effort to control costs, simplify operations and maintain a focus on their core business objectively, businesses are increasingly receptive to outsourcing some or all of their IT and telecommunications networks to a third party. Furthermore, businesses are increasingly receptive to outsourcing their IT and telecommunications networks to systems integrators, rather than traditional facilities-based telecom carriers. This is because the systems integrators have the ability to create optimal solutions, using whatever combination of underlying vendors are needed to achieve a customer’s objectives. The systems integrator has the knowledge base to identify alternative vendors in the event the incumbent vendor does not perform adequately. GII believes that the growing acceptance by leading businesses of outsourcing to systems integrators could drive growth in the use of virtual network operators.

  Lines of Business and Principal Services

GII’s focus is on the delivery of carrier-neutral, facilities-neutral and technology-neutral telecommunications and Internet service solutions. It does not own a network, but rather identifies what it considers to be the best choices available (based upon factors such as technology, cost, and other operational considerations) from a variety of vendors in providing data networking solutions to customers.

GII currently provides the following kinds of services:

•	Data Connectivity. This category includes standard point-to-point data connectivity and delivery such as United States and international private lines, ethernet, dedicated Internet access, wavelengths and dark fiber. In many cases, this connectivity is in fact “managed” in that it requires the integration by GII of multiple vendor networks within a single solution. GII from time to time also sells equipment to assist with customer data networking requirements. Approximately 94% of GII’s revenues for the nine months ended June 30, 2006 were attributable to either single-vendor or integrated multiple-vendor data connectivity services provided to customers.

•	Managed Network Services. These services entail engineering solutions tailored to a customer’s needs with respect to matters such as network deployment, monitoring, management and maintenance. Examples include outsourced management of networks or circuits and deployment of private managed networks to replace or supplement existing point-to-point connectivity across multiple sites. Approximately 5.5% of GII’s revenues for the nine months ended June 30, 2006 were attributable to managed network services provided to customers.

•	Professional Services. These services entail providing guidance and analysis to customers on network and telecommunications-related requirements such as network design, continuity planning and cost and traffic analysis. Fees for such services may be billed on a project basis or an hourly basis depending upon the terms of the engagement. Less than 1% of GII’s revenues for the nine months ended June 30, 2006 were derived from professional services provided to customers.

  Locations of Offices and Origins of Revenue

GII is headquartered in Virginia, and has sales employees based in Maryland and Florida. A significant majority of GII’s operations to date have been focused upon the delivery of such services within the United States, although its delivery of such services on an international scale (from the United States to international points or within or between jurisdictions outside the United States) has increased over the past several years. Specifically, for the fiscal year ended September 30, 2005, approximately 3.5% of GII’s total revenues were attributable to international services such as point-to-point private line communications services from the United States to international locations or between two locations both outside of the United States. For the nine month period ended June 30, 2006, approximately 7.0% of GII’s total revenues were attributable to such international services.

  Opportunities, Challenges, Risks, Trends and Uncertainties

As a facilities-neutral provider, GII’s most significant operating expense is the cost of network access, consisting of payments to its capacity suppliers for network services under corresponding customer contracts. GII must therefore be diligent in updating the pricing and network capabilities available from each supplier, in managing existing supplier relationships, and in identifying and cultivating new supplier relationships both in existing markets and as part of expansion efforts. Likewise, consolidation in the industry requires that GII regularly assess the presence of competitive facilities in each market to locate alternative network providers wherever possible. GII believes, however, that consolidation also presents opportunity since enterprise customers who see little choice other than their incumbent provider in the market may view a virtual network operator such as GII — with its ability to integrate and manage multiple underlying suppliers and provide customized network solutions — as an attractive option for alternative service delivery.

Opportunities may also exist as enterprises look to outsource more non-core functions for cost or administrative reasons. With its intellectual property in the form of software tools and information on the deployment of telecommunications networks, GII believes it can effectively act as an outsourced telecommunications manager for the enterprise customer. Although enterprises may be reluctant to undergo transitions and leave the service of an incumbent provider, GII believes that a consultative process (such as a professional service engagement) can allow customers to recognize the benefits of moving to an alternative carrier. Specifically, with its ability to integrate networks from a variety of providers and across a broad geographical range, GII can provide enterprises with consultative services in the beginning to help the customer identify a service solution that fits that customer’s specific needs, and GII can then execute and implement that strategy through a multiple-vendor, multi-region solution that, unlike a facilities-based provider’s proposal, is not necessarily premised from the beginning on use of any one network infrastructure.

Another factor that presents both challenge and opportunity is technological change. The last decade has witnessed a technological revolution within the telecommunications industry with migration from traditional time-division-multiplexed circuit networks to IP-based networks. This migration promises significant benefits for end-users and efficiencies for providers, but it also requires that providers such as GII gain a detailed understanding of and exposure to the various kinds of newer technologies in order to remain competitive in the marketplace. GII believes that it is well-positioned as a facilities-neutral, technology-neutral provider to gain such understanding and exposure and to use that knowledge in serving customers, while minimizing the risk of investing in a technology platform that may be quickly superseded.

Critical Accounting Policies and Estimates

GII’s significant accounting policies are described in Note 1 to the accompanying financial statements of GII. GII considers the following accounting policies to be those that require the most significant judgments and estimates in the preparation of its financial statements, and believes that an understanding of these policies is important to a proper evaluation of the reported financial results.

Revenue Recognition

GII provides data connectivity solutions, such as dedicated circuit access, access aggregation and hubbing, managed network services and professional services to its customers. It recognizes revenue in connection with each service as follows:

Data Connectivity.  Data connectivity services are provided pursuant to service contracts that typically provide for payments of recurring charges on a monthly basis for use of the services over a committed term.

•	Recurring Revenue. Recurring charges for data connectivity are generally billed pursuant to fixed price contracts one month in advance and are recorded as unearned revenue when billed. This unearned revenue is recognized monthly for as long as such service is provided and collectibility is reasonably assured. Pursuant to the service contracts, service is first considered provided upon the issuance of a start of service notice.

•	Non-recurring Revenue. Non-recurring charges for data connectivity typically take the form of one-time, non-refundable provisioning fees established pursuant to service contracts. The amount of the provisioning fee included in each contract is generally determined by marking up or passing through the corresponding charge from GII’s supplier imposed pursuant to GII’s purchase agreement. Starting with the fiscal year ending September 30, 2004, non-recurring provisioning fees imposed in connection with the delivery of recurring communications services are recognized evenly over the term of service starting upon commencement of the service contract term. Installation costs that are directly attributable to a service contract are capitalized as deferred contract costs and expensed over the defined term of that contract.

Prior to fiscal 2004, GII treated non-recurring revenue as a separate unit of accounting, recognizing such revenue when it initiated procurement of the underlying service from its suppliers if collectibility was reasonably assured, and GII recognized the costs of the underlying service at the same time as it recognized non-recurring revenues. GII estimates that non-recurring revenues for the fiscal years ending September 30, 2001 through September 30, 2003 would have been $82,717 less, non-recurring costs of revenue would have been $53,257 less, and pre-tax net income would have been $29,460 less over the three-year period (during which period GII reported total net income of $961,935) had the method adopted in fiscal 2004 been adopted as of the start of fiscal 2001. GII estimates that deferred revenue at September 30, 2005 would have been $3,158 less had the method been implemented as of October 1, 2000 through September 30, 2005. GII therefore believes this prior method of revenue and expense recognition did not result in net income calculations materially different from the method adopted beginning with fiscal 2004.

•	Other Revenue. From time to time, GII recognizes revenue in the form of fixed or determinable cancellation (pre-installation) or termination (post-installation) charges imposed pursuant to the service contract. These revenues are earned when a customer cancels or terminates a service agreement prior to the end of its committed term. These revenues are recognized when billed if collectibility is reasonably assured. In addition, GII occasionally sells equipment in connection with data networking applications. GII recognizes revenue from the sale of equipment at the contracted selling price when title to the equipment passes to the customer (generally F.O.B. origin) and when collectibility is reasonably assured.

Managed Network Services.  Because the same general contract terms apply to these services and because the services are typically billed in the same manner, GII recognizes revenue for managed network services in the same manner as it does for data connectivity.

Professional Services.  Fees for professional services are typically specified as applying on a fee per hour basis pursuant to agreements with customers and are computed based on the hours of service provided by GII. Invoices for professional services performed on an hourly basis are rendered in the month following that in which the professional services have been performed. Because such invoices for hourly fees are for services that have already been performed by GII and because such work is undertaken pursuant to an executed statement of work with the customer that specifies the applicable hourly rate, GII recognizes revenues based upon hourly fees as billed if collectibility is reasonably assured.

In certain circumstances, GII engages in professional services projects pursuant to master agreements and statements of work for each project. Fees from the performance of projects by GII are specified in each executed statement of work by reference to certain agreed-upon and defined milestones and/or the project as a whole. Invoices for professional services projects are rendered pursuant to the payment plans that are specified in the executed statement of work with the customer.

Recognition of revenue is determined independently of issuance of the invoice to the customer or receipt of payment from the customer. Instead, revenue is recognized based upon the degree of delivery, performance, and completion of such professional services projects as stated expressly in the contractual statement of work. The performance, completion and delivery of obligations on projects are determinable by GII based upon the underlying contract or statement of work terms, particularly by reference to any customer acceptance provisions or other performance criteria that may be defined in the contract or statement of work. Furthermore, even if a project has been performed, completed and delivered in accordance with all applicable contractual requirements and an invoice has been issued consistent with those contractual requirements, professional services revenues are not recognized unless collectibility is reasonably assured (assuming payment has not already been made).

In cases where a project is billed on a milestone or other partial basis, revenue is allocated for recognition purposes based upon the fair market value of the individual milestone or deliverable. For this purpose, fair market value is determined by reference to factors such as how GII would price the particular deliverable on a standalone basis and/or what competitors may charge for a similar standalone product. Where GII is unable for whatever reason to make an objective determination of fair market value of a deliverable by reference to such factors, the amount paid will only be recognized upon performance, completion and delivery of the project as a whole.

GII’s professional service arrangements have typically provided for the performance of services and/or provision of deliverables on a short-term (e.g., immediate to 21-day) basis, and have involved services such as providing technical support and guidance to clients within a single day or performing assessment and analysis activities over a multi-week period. During the nine months ended June 30, 2006, less than 1% of GII’s revenues were derived from professional services provided to customers. During the preceding fiscal years, GII did not operate its professional services as a separately defined line of business, although it from time to time had minor engagements in which it provided consultative assistance or professional services to a customer. GII believes that the revenue associated with such engagements during the preceding fiscal years equaled less than 0.1% of revenues for each such fiscal year.

GII’s contracts with its customers specify the terms and conditions for providing data networking telecommunications services. These contracts call for GII to provide the service in question (e.g., data transmission between point A and point Z), to manage the activation process, and to provide ongoing support (in the form of service maintenance and trouble-shooting) during the service term. The contracts do not provide the customer any rights to use specifically identifiable assets. Furthermore, the contracts generally provide GII with discretion to engineer (or re-engineer) a particular network solution to satisfy each customer’s data transmission requirement, and typically prohibit physical access by the customer to the network infrastructure used by GII and its suppliers to deliver the services. Therefore, for accounting purposes, GII considers its customer contracts to be service contracts rather than leases.

GII does not use estimates in determining amounts of revenue to be recognized. Each service contract for data connectivity and managed services has a fixed monthly cost and a fixed term, in addition to a fixed installation charge (if applicable). At the end of the initial term of most service contracts for data connectivity and managed services, the contracts roll forward on a month-to-month basis and GII continues to bill at the same fixed recurring rate. If any cancellation or termination charges become due from the customer as a result of early cancellation or termination of a service contract, those amounts are calculated pursuant to a formula specified in each contract. With respect to professional services, each service contract has a specified project scope and terms for payments on either an hourly basis or on a project milestone basis.

  Supply Agreements

In most cases, GII matches the length of each purchase contract with a supplier to each sales contract with a customer. The provisions of such customer contracts and supplier contracts are typically fixed for their stated terms unless both parties agree to any modifications. This generally allows GII to maintain a predictable margin for the term of each such service, and GII’s contract terms typically require customers to pay the full amount of their contract liability (or at a minimum, GII’s underlying liability) in the event of customer cancellation or early termination.

GII has certain sales commitments to customers that extend beyond GII’s commitments from its underlying suppliers. It is therefore possible that GII’s margins could be adversely affected if GII were unable to purchase extended service from a supplier at a cost sufficiently low to maintain GII’s margin for the remaining term of its commitment to the customer. Historically, GII has not encountered material price increases from suppliers with respect to continuation or renewal of services after expiration of initial contract terms. Although infrequent, in most cases where GII has faced any price increase from a supplier following contract expiration, GII has been able to locate another supplier to provide the service at a similar or reduced future cost. Based upon this historical experience and given that most of its customer contract terms are matched in duration with supplier contract terms, GII does not believe that its existing long-term fixed-rate customer contracts are subject to any material reduction in margins that would have a material impact on its liquidity.

GII’s supplier contracts do not have any market related net settlement provisions. GII has not entered into, and has no plans to enter into, any supplier contracts which involve financial or derivative instruments. The supplier contracts are entered into solely for the direct purchase of telecommunications capacity, which is resold by GII in its normal course of business. As such, GII considers its contracts with its suppliers to be normal purchases, according to the criteria in paragraph 10(b) of SFAS 133.

From time to time in the past, GII has agreed to certain special commitments with vendors in order to obtain better rates, terms and conditions for the procurement of services from those vendors. These commitments include volume purchase commitments, purchases on longer-term bases than a term to which the customer has committed and the provision of certain pledges to the vendor as payment assurance.

•	Volume Purchase Commitments. Some of GII’s service purchase contracts call for GII to make certain levels of payments to vendors whether or not GII is currently utilizing the underlying capacity, commonly referred to in the industry as “take-or-pay” commitments. As of June 30, 2006 and as of September 30, 2005, GII’s aggregate obligations under such take-or-pay commitments over the remaining term of all of those contracts totaled $1,125,000 and $1,725,000, respectively. All of the aggregate commitments existing as of June 30, 2006 expire by May 2008. If GII were not able to satisfy such commitments via sales to underlying customers, GII would be liable to the vendors for the shortfall. In turn, a shortfall payment would have an adverse effect upon GII’s gross margins, by increasing the cost of circuit access without the receipt of any corresponding revenue from customers against the shortfall. However, all purchase commitments under take-or-pay contracts were fully utilized by GII as of June 30, 2006 and throughout the years ended September 30, 2005, 2004 and 2003, and GII does not anticipate any material shortfalls (if any) arising under these agreements in the foreseeable future.

•	Term Commitments. To the extent practicable, GII matches the quantity, duration and other terms of individual purchases of communications services with sales to individual customers on a service-by-service basis. In the year ended September 30, 2004, GII began selectively purchasing capacity under five-year commitments from one of its vendors in order to secure more competitive pricing. These five-year purchase commitments are not, in all cases, matched with five-year commitments from customers. In such cases, if a customer were to disconnect its service before the five-year term ordered from the vendor expired, and if GII were unable to find another customer for the capacity, GII would either be subject to an early termination liability payable to the vendor or it would be forced to continue to pay for the service without any corresponding customer revenue attributable to the circuit. Such early termination liability would have an adverse effect upon GII’s gross margins, by either accelerating GII’s liability with respect to the circuit or increasing the cost of circuit access, either without the receipt of any corresponding revenue from customers against the liability. However, under standard telecommunications industry practice, commonly referred to in the industry as “portability”, this early termination liability may be waived by the vendor if GII orders replacement service with the vendor of equal or greater revenue to the service cancelled, and GII has utilized portability in a number of cases in the past to mitigate or eliminate altogether such liabilities. As of June 30, 2006 and September 30, 2005 and 2004, the total potential early termination liability exposure to GII, if all such services canceled as of those dates and were unable to be “ported,” was $276,717, $288,119 and $198,500, respectively.

•	Vendor Security. In 2001, in order to induce a potentially significant vendor to transact business with the company, GII entered into a wholesale services agreement that included the grant to the vendor of a security interest and continuing lien upon GII’s accounts receivable and certain other collateral. The vendor, in accordance with the agreement and unrelated to GII’s credit status, filed a UCC lien in 2002 with respect to the collateral. This collateral may be used by the vendor to offset defaults by the company under the agreement should such defaults occur and not be cured within the time frames called for under the agreement. Thus, to the extent that GII were to default on payment under the agreement, the vendor could exercise its rights with respect to the collateral in a manner sufficient to settle the default. The vendor has become one of GII’s largest suppliers, and has also been a competitor to the company for certain business opportunities from time to time over the term of the contract. The existing agreement is currently in month-to-month status. A new contract, which supersedes the prior agreement and does not require a lien as additional security, has been executed by the company and is pending execution by the vendor.

Estimating Allowances and Accrued Liabilities

GII employs the “allowance for bad debt” method to account for bad debt. Specifically, GII accrues 0.55% of monthly gross revenues as an allowance for bad debt. This number has been derived based on historical amounts expensed in connection with bad debt. Accrued liabilities for GII mainly consist of cost of circuit access amounts that have been recorded as an expense but for which no invoice has yet been received from the supplier

In the normal course of business from time to time, GII experiences errors with respect to the billing of services by suppliers. GII performs bill verification procedures to attempt to ensure that errors in its suppliers’ billed invoices are identified and resolved. The bill verification procedures include the examination of bills, comparison of billed rates to rates shown on the actual contract documentation and logged in GII’s operating systems, comparison of circuits billed to GII’s database of active circuits, and evaluation of the trend of invoiced amounts by suppliers, including the types of charges being assessed. If GII concludes by reference to such objective factors that it has been billed inaccurately, it will notify the supplier of the erroneous charge and begin resolution procedures.

GII records a charge to cost of revenue and a corresponding increase to the accrued communication service costs for the unresolved amounts, unless a review of the objective evidence obtained through the bill verification process indicates that it is not probable that GII will ultimately be required to pay. If GII ultimately reaches an agreement with a supplier in which it settles an erroneous amount for less than the corresponding accrual, GII recognizes the resultant settlement gain in the period in which the settlement is reached and during which period GII makes final payment to settle such account. Previously unaccrued disputes are tracked and reviewed periodically to assess whether a loss has become probable and estimable, in which case an accrual is established.

GII’s disputes with suppliers generally fall into three categories: pricing errors, network design or disconnection errors, and taxation and regulatory surcharge errors.

•	Pricing Errors. These errors reflect cases in which GII receives a contract service order form and/or a written quotation from a supplier that indicates one price is to apply, but the actual invoice from the supplier reflects a higher price. In these cases, GII disputes invoices with reference to the rate that is plainly specified on the contract documents between the parties.

•	Network Design or Disconnection Errors. These errors arise when changes in network design during the service activation process or mistakes in the timing of activation or disconnection of services result in increased rates, premature billing or a failure to cease billing upon disconnection. In these cases, GII conducts an in-depth review of the underlying engineering documents, the quoted and accepted prices of services, and the notices with respect to when certain events occurred with respect to each service to ensure that the supplier is billing the correct amount based upon any agreed-upon changes that took place during the service activation process or to confirm that the service was in fact activated or disconnected as requested.

•	Taxation and Regulatory Surcharge Errors. Telecommunications services may be subject to a variety of transactional taxes, such as sales taxes, and regulatory surcharges based upon the precise type of service and the various jurisdictions in which the service is provided. Despite the fact that GII is often exempt from many transactional taxes and regulatory surcharges as a reseller of such services, it receives invoices from time to time from suppliers that fail to recognize GII’s exemption with respect to certain services. Where GII is able to produce the proper exemption forms and/or identify other support for the assertion that certain taxes should not apply (such as the service is being billed by reference to the wrong jurisdiction), GII will dispute those amounts.

GII does not accrue the full face amount of obvious billing errors in accounts payable because to do so would present a misleading and confusing picture of GII’s current liabilities by accounting for liabilities that are erroneous based upon a detailed review of objective evidence. For example, as discussed further below, through its bill verification process GII identified $738,405 in clear pricing errors by two vendors as of September 30, 2005. Although GII concluded based upon its review of the objective evidence that the entire amount was billed in error, it reserved 8% of the amount to cost of revenue based upon its prior experience with the suppliers and the possibility that some settlement with respect to the sums might be required by those suppliers. As of June 30, 2006, $701,217 of these pricing errors had been resolved, with GII having been required to pay $47,518 (6% of the total disputed amount) to the suppliers. Given that the errors were clear on the face of the bills when compared to the underlying contract documentation, and given further that the suppliers’ own representatives acknowledged the nature of the error, GII believes that it would have been misleading and confusing for it to accrue the full face amount of $738,405 in accounts payable as of September 30, 2005 when it had a sound and objective basis to conclude that such errors would be largely, if not completely, resolved in its favor, as was proven within the next nine months.

Although GII may dispute erroneously billed amounts in good faith and historically has prevailed in most cases, it recognizes that it may not prevail in all cases (or in full) with a particular supplier with respect to such billing errors or it may choose to settle the matter because of the quality of the supplier relationship or the cost and time associated with continuing the dispute. Therefore, as stated above, notwithstanding the objective nature of many of the billing errors at issue, GII reserves an amount for potential supplier losses related to erroneous billing. For the fiscal years ended September 30, 2003, September 30, 2004, and September 30, 2005, GII’s percentage of reserves for losses associated with supplier disputes was 19%, 17% and 14%, respectively, of the erroneously billed amounts. Careful judgment is required in estimating the ultimate outcome of disputing each error, and each reserve is based upon a specific evaluation by GII management of the merits of each billing error (based upon the bill verification process) and the potential for loss with respect to that billing error. In making such a case-by-case evaluation, GII considers, among other things, the documentation available to support its assertions with respect to the billing errors, its past experience with the supplier in question, and its past experience with similar errors and disputes. To the extent that GII prevails with respect to a billing error, any amount in reserve that GII is not required to pay to the supplier would represent a reduction to GII’s cost of revenue.

Billing errors identified through the bill verification process totalled $347,615 as of September 30, 2003, $564,217 as of September 30, 2004, and $1,006,460 as of September 30, 2005. The increase in the magnitude of open disputes over this period is attributable in significant part to the fact that GII was purchasing an increasing amount of services over this period from an expanding number of suppliers.

As discussed above, the magnitude of GII’s disputes with suppliers as of September 30, 2005 was inflated due to $738,405 in clear pricing errors by two vendors. With respect to these pricing errors, based upon the clearly erroneous nature of most of the billed amounts as compared to the contracted amounts and the acknowledgment of the supplier sales representatives that these bills were in error, GII reserved 8% of the disputed amounts for potential dispute losses. As of June 30, 2006, all but $37,188 of the $738,405 in pricing errors had been resolved, with GII having been required to pay $47,518 (6% of the total disputed amount) to the suppliers.

As of June 30, 2006, GII had 15 open disputed issues with six vendors totaling $190,060. Of the $190,060 in open disputes, $67,611 was attributable to pricing errors (including the $37,188 in pricing error disputes remaining from September 30, 2005). Based upon its experience with past disputes of a similar kind and the documentation supporting its assertions, GII reserved approximately 14% of the disputed amounts as cost of revenue to reflect the potential that the pricing error disputes might be resolved in the suppliers’ favor. An additional $87,562 of the $190,060 in open disputes was attributable to network design or disconnection errors. Although GII’s review of the objective evidence obtained through its consideration of the contract documentation and engineering materials indicated that the amounts billed were in error, because these disputes often turn upon interpretation and explanation to the supplier of complex network design changes and/or timing questions with respect to activation, acceptance or actual disconnection of service, GII reserved approximately 45% of the disputed amount as cost of revenue. Finally, $34,797 of the open disputes could be attributed to apparent erroneous billing or overcharges of taxes and regulatory surcharges. With respect to these tax and surcharge errors, GII reserved approximately 50% of the disputed amount because of the supplier’s claims about its own inability to recoup the taxes and surcharges under applicable tax or regulatory requirements. Therefore, of the total $190,060 in erroneous billings as of June 30, 2006, GII management determined that the most likely outcome was that GII would be liable for a total of $66,638, for which an accrual has been recorded. If resolution of these billing errors differs from these estimates, GII’s reserves would be adjusted, resulting in an increase or decrease in cost of revenue and net income or loss, as applicable.

Results of Operations

  Nine Months Ended June 30, 2006 and 2005

Overview.  During the nine-month period ended June 30, 2006, sales were $13,226,792, representing a 30.6% increase over sales for the same period in the prior fiscal year. The cost of circuit access was $9,492,091, as compared to $6,759,172 for the nine months ended June 30, 2005. Gross margin decreased from 33.3% for the nine-month period ended June 30, 2005 to 28.2% during the nine-month period ended June 30, 2006. Operating expenses were $4,167,397 for the nine months ended June 30, 2006, representing an increase of 5.8% over such expenses for the same period in the prior fiscal year.

The following table sets forth certain items from GII’s statements of operations for the nine-month periods ended June 30, 2006 and 2005.

	Nine Months Ended	Nine Months Ended	Change Between Periods Ended
	June 30, 2006	June 30, 2005	2005 and 2006
			$	%

Revenues	$13,226,792	$10,127,894	$3,098,898	30.6%
Cost of Circuit Access	9,492,091	6,759,172	2,732,919	40.4%
Gross Profit	3,734,701	3,368,722	365,979	10.9%
Operating Expenses, Depreciation and Amortization	4,167,397	3,938,769	228,628	5.8
Operating Income (Loss)	(432,697)	(570,047)	137,350	24.1%
Net Income (Loss)	(492,119)	(321,012)	(171,107)	(53.3%)

Revenues.  Sales during the nine-month period ended June 30, 2006 increased by 30.6%, from $10,127,894 to $13,226,792, compared to the same period in the preceding fiscal year. This increase reflected continuing returns from prior investments in sales personnel and efforts to market a broader range of services to a diverse set of potential customers and to focus upon improving sales relationships with existing customers. A significant portion of the revenue increase (approximately 83%) during this period was attributable to additional sales to existing customers, although thirty-one new customers purchased services from GII during the nine-month period ended June 30, 2006 as compared to the same period in the preceding fiscal year. GII does not believe that pricing changes contributed in any material respect to the increase in revenues, and GII’s rate of disconnection of services by customers held relatively steady at 1.9% of revenue per month during the nine-month period ended June 30, 2006, as compared to 1.8% of revenue per month during the same period in the preceding fiscal year.

Cost of Circuit Access and Gross Margin.  During the nine-month period ended June 30, 2006, cost of circuit access increased by 40.4%, from $6,759,172 to $9,492,091, as compared to the same period in the prior year. The increased cost of circuit access was primarily attributable to the corresponding growth in services sold, the business failure of a single customer, which resulted in approximately $230,692 in total circuit access costs against which GII will receive no future benefit, and $198,281 in charges associated with other circuits for which the company was liable but for which it had no corresponding customer commitments during the period. As a result of this customer’s significant business failure and these other factors, gross margin declined from 33.3% to 28.2% as compared to the same period in the preceding fiscal year.

Operating Expenses, Depreciation and Amortization.  Operating expenses, primarily consisting of compensation of personnel, were $4,167,397 for the nine months ended June 30, 2006, a 5.8% increase as compared to such expenses for the same period in the preceding fiscal year. Of the $228,628 increase in operating expenses, $119,345, or 52.2%, was attributable to increased compensation of personnel as compared to the same period in the prior fiscal year, and $104,102, or 45.5%, was attributable to increased rental expenses associated with GII’s lease of new headquarters space, which commenced in January 2005. As a percentage of revenue, GII’s operating expenses decreased from 38.9% in the same period of the prior fiscal year to 31.5% in the nine-month period ended June 30, 2006. Depreciation and amortization were $111,460 for the nine months ended June 30, 2006, compared to $75,000 for the nine months ended June 30, 2005. Property and equipment are reflected at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method, over the estimated useful lives of the related assets ranging from three to seven years. Fixed assets primarily consisted of items such as computers, phone systems, and furniture and fixtures for internal use. During fiscal 2005, GII purchased telecommunications equipment assets in connection with the activation of a leased fiber ring for a customer and to deploy a transport hub facility to support future sales. In the nine months ended June 30, 2006, GII made minor purchases of equipment.

Income Taxes.  The Company reports its income taxes in accordance with Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. Under this method, a deferred tax asset or liability is recognized based on the difference between the financial statement and income tax basis of accounting for assets and liabilities, then measured using existing income tax rates. At September 30, 2005, the deferred tax asset was comprised principally of net operating loss, or NOL, carryforwards and differences in depreciation for book purposes versus tax depreciation.

During the fiscal years ended September 30, 2005 and 2004, the Company incurred taxable losses of $650,153 and $389,886, respectively. The fiscal 2005 NOL creates $277,355 of future tax benefit calculated at a 42.66% combined federal and state tax rate, and the fiscal 2004 NOL creates $166,326 of future tax benefit calculated at a 42.66% combined federal and state tax rate. During the nine months ending June 30, 2006, the Company incurred a taxable loss of $492,119. This loss creates $209,938 of future tax benefit calculated at a 42.66% combined federal and state tax rate.

Under current tax law, tax NOLs must be carried back for two years before being carried forward. In the event of a change in ownership of the Company, these income tax benefits are subjected to limitations described in Internal Revenue Code Section 382 (b)(1), which require the Company to limit the post-change-in-control carryforwards to an amount not to exceed the value of the Company immediately before the change of control, multiplied by the Federal long-term tax-exempt rate.

$480,987 of the Company’s tax loss in fiscal 2005 was offset by taxable income from the fiscal year ended September 30, 2003, and $169,166 will be offset by future income, net of the deferred tax liability arising from book/tax depreciation differences. The Company’s NOL in fiscal 2004 was fully offset by taxable income from the fiscal year ended September 30, 2002. This NOL gives rise to income tax refunds receivable of $205,189 arising from the fiscal 2005 loss, and $166,326 arising from the fiscal 2004 loss, totaling $371,515 in tax refunds receivable at September 30, 2005.

The remaining $72,167 of tax benefit arising from the fiscal 2005 NOL, less $9,985 of tax liability arising from the book to tax depreciation difference, is the subject of a $62,182 valuation allowance, bringing the net realizable future value of the remaining fiscal 2005 NOL carryforward to zero. In order for GII to recognize the tax benefit arising from the fiscal 2005 NOL carryforward, management is required to identify objective factors which indicate that GII is more likely than not to achieve near-term future profitability sufficient to absorb the previous losses.

The $209,938 of tax benefit arising from the loss during the nine month period ending June 30, 2006, less $10,199 of tax liability arising from the book to tax depreciation difference, is the subject of a $199,739 valuation allowance, bringing the net realizable future value of the remaining NOL carryforward arising during the nine months ending June 30, 2006, to zero. In order for GII to recognize the tax benefit arising from this loss, management is required to identify objective factors which indicate that GII is more likely than not to achieve near-term future profitability sufficient to absorb the previous losses.

GII’s losses over the preceding two fiscal years and continuing into fiscal 2006 were planned and anticipated by management in connection with its strategic plan to accelerate hiring to promote sales growth through additional market penetration and operational capabilities. GII has continued to manage carefully its expenses and its contract and other business risks, resulting in a profit during the three months ended June 30, 2006. However, even though recently returning to profitability, GII’s management has recognized a valuation allowance of 100% with respect to the $199,739 deferred tax asset as of June 30, 2006 pending the development of more precise and objective evidence of future profitability.

Amended tax returns are being prepared for fiscal 2002 and fiscal 2003 to claim the refunds from the NOL created in fiscal 2004, and are expected to be filed during the fourth calendar quarter of 2006. These amendments are being made currently following the recent discovery that previous income tax accounting had not provided for the NOL carryback. Amended tax returns are also being prepared for fiscal 2003 to claim the refunds from the NOL created in fiscal 2005, and are expected to be filed during the fourth calendar quarter of 2006. The fiscal 2003 amendments are being made currently following completion of the accounting for the fiscal year.

Fiscal Years Ended September 30, 2005 and 2004

Overview.  Sales increased 52.9% from $9,263,497 in fiscal 2004 to $14,167,849 in fiscal 2005. The cost of circuit access increased 55.5%, from $6,062,912 in fiscal 2004 to $9,424,964 in fiscal 2005, causing gross margin to decline from 34.6% to 33.5%. Operating expenses increased by 50.0% during fiscal 2005, from $3,629,773 to $5,444,188, due to the hiring of additional personnel to support GII’s current and anticipated continued future growth and a move to larger headquarters space in November 2004. The combination of decreased gross margin and increased operating and administrative expenses resulted in a net loss of $444,964 during fiscal 2005.

The following table sets forth certain items from GII’s statements of operations for the fiscal years ended September 30, 2005 and 2004.

			Change from
	Fiscal 2005	Fiscal 2004	2004 to 2005
			$	%

Revenues	$14,167,849	$9,263,497	$4,904,352	52.9%
Cost of Circuit Access	9,424,964	6,062,912	3,362,052	55.5
Gross Profit	4,742,885	3,200,585	1,542,300	48.2
Operating Expenses, Depreciation and Amortization	5,444,188	3,629,773	1,814,415	50.0
Operating Income (Loss)	(701,303)	(429,188)	(272,115)	(63.4)
Net Income (Loss)	(444,964)	(223,560)	(221,404)	(99.0)

Revenues.  Sales increased 52.9%, from $9,263,497 to $14,167,849, between fiscal 2004 and fiscal 2005. This increase was attributable to results from continuing investments in sales personnel and marketing efforts, including significant contracts entered into with several enterprise and government-related customers during this period. In particular, approximately 72.8% of GII’s revenue increase between fiscal 2004 and fiscal 2005 was attributable to additional sales to existing customers, although 40 new customers also purchased services from GII during this period. Furthermore, GII’s monthly rate of service disconnection, representing customers that disconnect services following expiration of the service term, decreased to 2.1% of revenue per month during fiscal 2005, as compared to 3.4% of revenue per month during fiscal 2004, meaning that services tended to remain active and therefore generate revenue for a longer period on average than they did during fiscal 2004. GII does not believe that pricing changes contributed in any material respect to the increase in revenues.

Cost of Circuit Access and Gross Margin.  Cost of circuit access increased 55.5%, from $6,062,912 in fiscal 2004 to $9,424,964 in fiscal 2005. This increase was higher (as a relative percentage) than the increase in revenues over the same period, thereby resulting in a decline in gross margin from 34.6% to 33.5% between fiscal 2004 and fiscal 2005. The decline in gross margin can be attributed to the sale of a significant service to one customer with a gross margin of 18.3%.

Operating Expenses, Depreciation and Amortization.  Operating expenses increased by 50.0%, from $3,629,773 to $5,444,188, between fiscal 2004 and fiscal 2005. Specifically, of the $1,814,415 increase in operating expenses, $1,461,470, or 80.5%, was attributable to increased compensation of personnel as compared to the same period in the prior fiscal year. The increase reflected ongoing hiring of sales and operational personnel in order to support the expected growth of GII’s business. GII further increased its sales staff, hired several experienced operational personnel and increased its marketing expenditures by an additional $67,000. GII also moved to new headquarters during fiscal 2005 to accommodate its growth, resulting in a 45% increase, or $51,000, in annual rental expense. Depreciation and amortization were $109,135 for fiscal 2005, compared to $58,224 for fiscal 2004. Property and equipment are reflected at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method, over the estimated useful lives of the related assets ranging from three to seven years. Fixed assets primarily consisted of items such as computers, phone systems, and furniture and fixtures for internal use. During fiscal 2005, GII purchased telecommunications equipment assets in connection with the activation of a leased fiber ring for a customer and to deploy a transport hub facility to support future sales. In addition, the move to new headquarters necessitated capital expenditures for equipment and facilities.

Income Taxes

The Company reports its income taxes in accordance with Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. Under this method, a deferred tax asset or liability is recognized based on the difference between the financial statement and income tax basis of accounting for assets and liabilities, then measured using existing income tax rates. At September 30, 2005, the deferred tax asset was comprised principally of NOL carryforwards and differences in depreciation for book purposes versus tax depreciation.

During the fiscal years ended September 30, 2005 and 2004, the Company incurred taxable losses of $650,153 and $389,886, respectively. The fiscal 2005 NOL creates $277,355 of future tax benefit calculated at a 42.66% combined federal and state tax rate, and the fiscal 2004 NOL creates $166,326 of future tax benefit calculated at a 42.66% combined federal and state tax rate.

Under current tax law, tax NOLs must be carried back for two years before being carried forward. In the event of a change in ownership of the Company, these income tax benefits are subjected to limitations described in Internal Revenue Code Section 382 (b)(1), which require the Company to limit the post-change-in-control carryforwards to an amount not to exceed the value of the Company immediately before the change of control, multiplied by the Federal long-term tax-exempt rate.

$480,987 of the Company’s tax loss in fiscal 2005 was offset by taxable income from the fiscal year ended September 30, 2003, and $169,166 will be offset by future income, net of the deferred tax liability arising from book/tax depreciation differences. The Company’s NOL in fiscal 2004 was fully offset by taxable income from the fiscal year ended September 30, 2002. This NOL gives rise to income tax refunds receivable of $205,189 arising from the fiscal 2005 loss, and $166,326 arising from the fiscal 2004 loss, totaling $371,515 in tax refunds receivable at September 30, 2005.

The remaining $72,167 of tax benefit arising from the fiscal 2005 NOL, less $9,985 of tax liability arising from the book to tax depreciation difference, is the subject of a $62,182 valuation allowance, bringing the net realizable future value of the remaining fiscal 2005 remaining net operating loss carryforward to zero. In order for GII to recognize the tax benefit arising from the fiscal 2005 NOL carryforward, management is required to identify objective factors which indicate that GII is more likely than not to achieve near-term future profitability sufficient to absorb the previous losses.

The losses over the preceding two fiscal years were planned and anticipated by management in connection with its strategic plan to accelerate hiring to promote sales growth through additional market penetration and operational capabilities. GII has continued to manage carefully its expenses and its contract and other business risks, and believes that it has made steady progress toward future profitability beginning in fiscal 2006. However, in recognition of the fact that these factors constitute subjective evidence of future profitability, GII’s management has elected to recognize a valuation allowance of 100% with respect to the $62,182 tax benefit for fiscal 2005 in the absence of more precise and objective evidence.

Amended tax returns are being prepared for fiscal 2002 and fiscal 2003 to claim the refunds from the NOL created in fiscal 2004, and are expected to be filed during the fourth calendar quarter of 2006. The fiscal 2002 amendments are being made currently following the recent discovery that previous income tax accounting had not provided for the NOL carryback. Amended tax returns are being prepared for fiscal 2003 to claim the refunds from the NOL created in fiscal 2005, and are expected to be filed during the fourth calendar quarter of 2006. The fiscal 2003 amendments are being made currently following completion of the accounting for the fiscal year.

Fiscal Years Ended September 30, 2004 and 2003

Overview.  Between September 30, 2003 and September 30, 2004, sales increased 6.8%, from $8,671,583 to $9,263,497. Two primary factors moderated revenue growth in this period: disconnections by several large customers of some the services purchased from GII, and negotiated price reductions provided to one of GII’s largest customers. These negotiated price reductions also contributed to a relatively small percentage increase in GII’s cost of circuit access. During this period, gross margin declined from 35.6% to 34.6%. Notwithstanding these factors, gross revenues increased due largely to the continuation of planned long-term strategic investments that GII made in its sales force, operations workforce, and administrative infrastructure beginning in fiscal 2003, in anticipation of projected future growth in GII’s business. These investments included:

•	further development of GII’s CMD and POP2POP operations systems and pricing tools;

•	hiring of additional sales and marketing personnel and associated expenditures to improve name brand recognition;

•	hiring of additional operational personnel to support sales and to structure additional internal processes; and

•	hiring of internal legal resources to negotiate service agreements on a timely basis and coordinate all aspects of GII’s legal and compliance activities.

The 9.3% sales increase, taken together with the decrease in gross margin and increases in operating and administrative expenses, arising largely from the strategic infrastructure investments described above, over this same period, contributed to a net loss of $223,560 for fiscal 2004.

The following table sets forth certain items from GII’s statements of operations for the fiscal years ended September 30, 2004 and 2003.

			Change from
	Fiscal 2004	Fiscal 2003	2003 to 2004
			$	%

Revenues	$9,263,497	$8,671,583	$591,914	6.8%
Cost of Circuit Access	6,062,912	5,585,370	477,542	8.5
Gross Profit	3,200,585	3,086,213	114,372	3.7
Operating Expenses, Depreciation and Amortization	3,629,773	2,525,310	1,104,463	43.7
Operating Income (Loss)	(429,188)	560,903	(990,091)	(176.5)
Net Income (Loss)	(223,560)	379,456	(603,016)	(158.9)

Revenues.  Sales increased from $8,671,583 to $9,263,497 between fiscal 2003 and fiscal 2004. The 6.8% sales increase in fiscal 2004 was primarily the result of a significant increase in GII’s new sales and renewals between fiscal 2003 and fiscal 2004, partially offset by three customers disconnecting certain of their services early in fiscal 2004 and one of GII’s largest customers reducing its expenditures with the company in fiscal 2004. In particular, approximately 79.8% of GII’s revenue increase between fiscal 2003 and fiscal 2004 was attributable to additional sales to existing customers, although 31 new customers also purchased services from GII during this period. GII does not believe that pricing changes or any changes in the rates at which customers disconnected services contributed in any material respect to the increase in revenues.

Cost of Circuit Access and Gross Margin.  The cost of circuit access in fiscal 2004 increased by $477,542, or 8.5%, over fiscal 2003 costs. This increase was due to an increase in the amount of services purchased for resale to customers. Gross margin decreased in fiscal 2004 from 35.6% to 34.6%. This decrease was caused in part by negotiated price reductions associated with network cost reduction initiatives undertaken by one of GII’s largest customers; the gross margin for sales to that customer fell from 35.9% to 35.2% during this period.

Operating Expenses, Depreciation and Amortization.  Operating costs increased from $2,525,310 to $3,629,773, or 43.7%, due to GII’s long-term strategic decision to invest in sales, operational, and administrative infrastructure during fiscal 2004. Specifically, of the $1,104,463 increase in operating expenses, $814,016, or 73.7%, was attributable to increased compensation of personnel. During this period, GII made a number of investments with respect to the hiring of additional salespeople, increased marketing activity, the hiring of new administrative resources (including a vice president for legal affairs), and the expansion of the company’s operational staff (including the hiring of a vice president of operations, a network operations manager, and a carrier relations director). Depreciation and amortization were $58,224 for fiscal 2004, compared to $42,558 for fiscal 2003. Property and equipment are reflected at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method, over the estimated useful lives of the related assets ranging from three to seven years. Fixed assets primarily consisted of items such as computers, phone systems, and furniture and fixtures for internal use. In fiscal 2004, GII purchased a limited amount of telecommunications equipment to enable it to monitor portions of a customer’s network; this purchase represented more than half of the increase over fiscal 2003.

Income Taxes.  GII reports its income taxes in accordance with Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. Under this method, a deferred tax asset or liability is recognized based on the difference between the financial statement and income tax basis of accounting for assets and liabilities, and is then measured using existing income tax rates. At September 30, 2003, there was no material difference between book income and tax income. Accordingly, no deferred tax asset is reflected on the fiscal 2003 financial statements. At September 30, 2004, differences in depreciation for book purposes versus tax depreciation represented one component of the deferred tax asset. The remainder of the deferred tax asset is comprised of the tax benefit to be derived from carrying back taxable losses to prior years. During fiscal 2004, GII incurred a taxable loss of $389,886. Under current tax law, the tax losses must be carried back for two years before being carried forward. GII’s tax loss in fiscal 2004 was fully offset by taxable income from fiscal 2002 and fiscal 2003. The fiscal 2004 net operating loss gives rise to an income tax refund receivable of $166,326 at September 30, 2004. Amended tax returns for fiscal 2002 are being prepared to claim the refunds from the NOL created in fiscal 2004, and are expected to be filed during the fourth calendar quarter of 2006.

Summary Quarterly Financial Data

The table below presents unaudited quarterly statement of operations data of GII for each of the last ten quarters through June 30, 2006. This information has been derived from unaudited financial statements that have been prepared on the same basis as the audited financial statements included elsewhere in this proxy statement and, in our opinion, includes all adjustments, consisting only of normal recurring adjustments, that are necessary for a fair presentation of the information.

The following table presents GII’s unaudited condensed quarterly financial data:

	Three Months Ended
	June 30,	Sept 30,	Dec 31,		June 30,
	2005	2005	2005	Mar 31, 2006	2006
	(Unaudited)

Revenues	$3,759,361	$4,039,955	$4,148,547	$4,378,292	4,699,953
Gross Profit	1,302,974	1,374,164	1,038,687	1,346,315	1,349,699
Income (loss) from operations	(81,462)	(131,256)	(353,485)	(84,189)	4,978
Income (loss) before extraordinary items and cumulative effect of changes on accounting	(37,468)	(123,953)	(434,962)	(77,940)	20,783
Net income (loss)	(37,468)	(123,953)	(434,962)	(77,940)	20,783
Net income (loss) per share, basic and diluted	(0.01)	(0.05)	(0.17)	(0.03)	0.00

	Three Months Ended
	Mar 31,	June 30,	Sept 30,	Dec 31,	Mar 31,
	2004	2004	2004	2004	2005
	(Unaudited)

Revenues	$2,201,215	$2,299,128	$2,533,279	$3,037,292	$3,331,241
Gross Profit	777,318	798,267	829,382	1,010,725	1,065,023
Income (loss) from operations	(178,961)	(175,219)	(158,563)	(197,992)	(290,593)
Income (loss) before extraordinary items and cumulative effect of changes on accounting	(99,050)	(97,619)	(78,035)	(105,550)	(158,705)
Net income (loss)	(99,050)	(97,619)	(78,035)	(105,550)	(158,705)
Net income (loss) per share, basic and diluted	(0.04)	(0.04)	(0.03)	(0.04)	(0.06)

GII’s future revenues and operating results may vary significantly from quarter to quarter due to a number of factors, many of which GII cannot control.

Liquidity and Capital Resources

GII was initially capitalized with $250,000 in cash equity from its founding shareholders. During its earliest years, GII borrowed funds for working capital from one of the founding shareholders. That loan was repaid in full in 2001. GII has operated without the need for any infusion of additional external debt or equity capital since that time, preserving cash and profits earned in the early years to fund the losses planned, expected and occurring since its fiscal year ending September 30, 2004 as part of an effort to expand sales and operational support capabilities. GII has never had any debt arrangements with a financial institution or other external lender, and relies on customer prepayments and on vendor and supplier trade credit for cash flow to fund operations. As of June 30, 2006, GII had cash and equivalents of $1,004,207. GII anticipates it will continue to be able to manage its working capital needs and long term supply commitments through internally generated cash flow.

As a virtual network operator, GII typically has very low levels of capital expenditures, especially when compared to infrastructure owning traditional telecommunications competitors. GII’s capital expenditures are predominantly related to the maintenance of computer facilities, office fixtures and furnishings. GII does not have any off balance sheet financing.

These factors resulted in GII generating $374,502 of net cash flow for the nine months ended June 30, 2006 and ($423,715) for the nine months ended June 30, 2005.

Management monitors cash flow and liquidity requirements. Based on GII’s cash and cash equivalents as of June 30, 2006 and its management’s analysis of its anticipated working capital requirements, GII believes that it will have sufficient liquidity to fund its business and meet its contractual obligations over a period beyond the next 12 months.

Contractual Obligations and Commitments

GII’s contractual obligations are set forth in the following table as of June 30, 2006:

		Less Than	1-3	3-5	More Than
Contractual Obligations	Total	1 Year	Years	Years	5 Years

Long-Term Debt	$—	$—	$—	$—	$—
Capital Lease Obligation	—	—	—	—	—
Operating Lease Obligation	2,622,000	289,177	588,749	607,347	1,136,727
Purchase Obligations	13,205,907	6,462,767	5,157,290	1,585,850	—
Other Long-Term Liabilities	—	—	—	—	—

Total	$15,827,907	$6,751,944	$5,746,039	$2,193,197	$1,136,727

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Sensitivity

GII has no debt and therefore has little, if any, sensitivity to variations in interest rates.

Exchange Rate Sensitivity

GII invoices all customers in United States dollars. As of June 30, 2006, all but five suppliers invoiced GII in United States dollars; these five suppliers invoice GII in Canadian dollars. In addition, another Canadian supplier invoices GII in United States dollars, but is entitled to adjust its invoice based upon changes in the exchange rate against the Canadian dollar. With respect to these suppliers, GII believes its exposure to exchange rate sensitivity is relatively minimal in that the aggregate amount billed by all these suppliers for services in the month of June 2006 was approximately $19,000CDN.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ETT

The following discussion and analysis should be read in conjunction with ETT’s financial statements and accompanying notes included elsewhere in this proxy statement.

Overview

ETT was founded in 1998 by a group of experienced telecommunications industry executives seeking to capitalize on the growing enterprise demand for single source, managed network services. These services include Internet Protocol-, or IP-, connectivity, and can involve a wide range of terrestrial, wireless or satellite technologies. ETT provides customers with flexible design and implementation solutions for their complex multi-location data networking requirements.

Unlike a traditional telecommunications operator, ETT does not own a network. Instead, ETT integrates multiple networks owned by traditional carriers into dedicated managed data networks, while providing value-added services. As such, ETT operates as a virtual network operator, focusing on the provision of high-quality, secure services by partnering with suppliers for connectivity and data transport. As a result, clients are able to select efficient and integrated solutions on a global scale while maintaining a single point of contact for both billing and customer service functions.

The telecommunications industry underwent a period of expansion following deregulation and liberalization in many countries in the 1990s, particularly in the United Kingdom and Europe. In the aftermath of the downturn within the sector in 2000 due to a substantial increase in excess capacity among owners and operators of international telephone cables, carriers have become more local, and competition on various routes has become intense, which has driven down the price of telecommunications bandwidth. ETT’s management has observed customers opting for larger capacity circuits than would have occurred several years ago, due to the extent of the price erosion. ETT believes that this commoditization of basic telecommunication services has led customers to seek more than plain data circuit provisioning from their telecommunications providers.

ETT’s large corporate customers generally require additional value, rather than pure transit of data. This additional value takes the form of sophisticated design and implementation of high quality telecommunications services, and the management and monitoring of the services.

Primary Business Lines

ETT serves over 100 multinational enterprise customers in 45 countries. ETT generates the majority of its revenue from managed and IP services, under contracts typically having terms ranging from 12 to 36 months, and in certain cases up to 60 months.

Approximately $21.9 million, or 63%, of ETT’s revenues for the year ended December 31, 2005 were generated by managed and IP services, which include a variety of technologies that can operate via fixed networks, via the Internet or Internet Protocol, or on a roaming basis.

Dedicated connectivity services, which typically involve data and other types of transit over private circuits, comprised approximately $12.4 million, or 36%, of ETT’s revenues for the year ended December 31, 2005. ETT has developed a niche in providing high quality of service on these types of circuits in uncommon or difficult to reach locations.

Approximately $0.5 million, or 1%, of ETT’s revenues for the year ended December 31, 2005 were generated by facilities management and other services, which can involve collocation of telecommunications equipment in ETT’s strategic interconnection locations. ETT can also provide power supplies and security services. All of the aforementioned services can be managed by ETT’s network operations center, or NOC.

Locations of Offices and Sources of Revenue

ETT is headquartered in London, England. The majority of ETT’s network design, pricing and implementation services are provided by teams in the London office. ETT provides regional sales and technical services through subsidiary offices in New York, Paris, Düsseldorf and New Delhi. ETT monitors the network services it provides via its multilingual NOC located in the London office.

For the year ended December 31, 2005, although approximately 90% of ETT’s revenues were earned from services that were billed and delivered outside of the United States, more than 50% of ETT’s revenues were earned from United States headquartered corporations. For the year ended December 31, 2005, 67% of ETT’s revenue was generated from operations in the United Kingdom, with 18.5% from Germany, 8.6% from the United States and 5.8% from the rest of the world.

Opportunities, Challenges, Risks and Uncertainties

Outsourcing is becoming increasingly prevalent in the IT industry, and can be viewed as being simultaneously an opportunity and a risk. ETT’s customers are typically multinational companies and, as such, are large enough to benefit from the cost savings associated with outsourcing their IT needs to a specialist third party.

Since ETT specializes in managing multiple telecommunications infrastructures, it believes that it is in a strong position to act as an outsourcing partner to a systems integrator or IT outsourcer. Additionally, the vast majority of ETT’s revenue comes from direct sales, which ETT believes creates an opportunity for it to take advantage of the outsourcing trend, increasing its relationships with outsourcers and developing partnerships.

In a high technology sector such as telecommunications, there is a fast rate of technological change. As ETT does not commit itself to the capital expenditure associated with the building of telecommunications infrastructure, it is relatively insulated from the risk of owned infrastructure becoming obsolete, or being superseded by a newer technology.

Costs and Expenses

ETT’s cost of revenue consists entirely of the costs for procurement of services associated with customer solutions. The key terms and conditions appearing in both ETT’s supplier and customer contracts are substantially the same, with margin applied to the supplier’s costs. There are no wages or overheads included in these costs. ETT balances the need for vendor diversity, which is necessary for the supply of services to multinational companies, which often have numerous global offices in diverse locations, with the need to use a core, consolidated base of vendors, in order to obtain bulk purchasing discounts.

ETT’s most significant operating expenses are employment costs and the rental of its offices. For the year ended December 31, 2005, ETT’s average number of employees was 68, with the associated employment costs comprising 63.2% of total operating expenses. Rental and service charges associated with its offices comprised 7.8% of total operating expenses.

Critical Accounting Policies and Estimates

ETT’s significant accounting policies are described in Note 2 to the financial statements of ETT appearing elsewhere in this proxy statement. ETT considers the following accounting policies to be those that require the most significant judgments and estimates in the preparation of its financial statements, and believes that an understanding of these policies are important to a proper evaluation of the reported financial results.

Revenue Recognition

ETT’s revenue recognition policies are significant because revenue is a key component of its results of operations. In formulating its revenue recognition policies, ETT has taken into account specific and detailed guidelines, including the relevant aspects of United States GAAP and SEC accounting guidance, as well as specific issues that impact the telecommunications sector. However, such guidelines require the exercise of certain judgments, estimates and assumptions.

ETT records revenue on a gross basis for the following reasons:

•	ETT is responsible for fulfillment of the services it provides, including the acceptability of the services provided to the customer. As such, ETT is considered the primary obligor in the arrangement.

•	ETT has latitude to establish the exchange price with its customers.

•	ETT has the ability to choose from multiple vendors when designing a network, which gives it discretion as to which vendor will be selected to provide the underlying services that ETT’s customers request.

•	ETT determines the nature, type, characteristics or specifications of the services provided to the customer in its network design and consultation process.

•	ETT assumes credit risk for the amount billed to its customers and is responsible for collecting the sales price from a customer but must pay the amount owed to a supplier after the supplier performs, regardless of whether the sales price is fully collected.

•	ETT’s revenue is not based on the amount retained (that is, the amount billed to the customer less the amount paid to a supplier).

•	ETT does not earn a fixed amount per customer transaction.

ETT’s primary business lines, as described above, are derived from arrangements with multiple elements. These consist of monthly connection and installation, equipment and usage charges. When a sale involves multiple elements, the entire fee from the arrangement is evaluated under EITF 00-21, “Revenue Arrangements with Multiple Deliverables.” The consideration is allocated to respective elements based on their relative fair values and is recognized when revenue recognition criteria for each element are met. The units of accounting are based on the following criteria: (1) the delivered items have value to the customer on a standalone basis, (2) there is objective and reliable evidence of the fair value of the undelivered items and (3) if the arrangement includes a general right of return, delivery or performance of the undelivered items is probable and substantially in ETT’s control.

•	Monthly Connection and Installation Charges. This revenue represents the fees charged to the customer to activate a service, as well as the monthly service revenue associated with the service. The monthly connection element of this revenue is recognized ratably over the term of the contract from the date of installation. The installation component of revenue does not have value to the customer on a standalone basis. ETT does not sell access installation to a customer without also providing the monthly connection services, and has concluded that it is not a separate unit of accounting. The installation amount collected is recognized evenly over the term of the contract from the date the installation is verified by the customer. Any installation costs are capitalized as deferred contract costs and released over the period of the contract. For the years ended December 31, 2005, 2004 and 2003, revenue from monthly connection and installation charges was $30.2 million, $30.4 million and $22.4 million, respectively.

ETT accounts for monthly connection contracts as service contracts as the contracts do not meet the criteria to be classified as leases under EITF 01-08. ETT’s customers generally do not have the ability or the right to operate (or direct others to operate) the networks that they have access to. Its customers do not control more than a minor amount of the utility of the networks. Its customers also do not have the ability or right to control physical access to the networks and other parties take more than a minor amount of the utility of the network during the term of the contract with ETT. Any equipment included in the arrangement is generally sold to the customer outright. The revenue is recognized upon acceptance by the customer.

•	Equipment. ETT sells telecommunications equipment on an infrequent basis (such sales accounted for less than 1% of total annual revenue in 2005). Revenue for equipment is recognized when there is persuasive evidence of an agreement with the customer, the equipment is shipped, the amount due from the customer is fixed and determinable and collectibility is reasonably assured. ETT contracts with third party maintenance suppliers to provide maintenance for their customers. It recognizes such revenue on a monthly basis over the life of the contract. For the years ended December 31, 2005, 2004 and 2003, equipment revenue was $0.2 million, $0.3 million and $0.3 million, respectively.

•	Usage. Usage fees are recognized as the usage occurs. Unbilled revenue at the end of a period is accrued. For the years ended December 31, 2005, 2004 and 2003, revenue from usage-based services was $4.4 million, $4.3 million and $3.6 million, respectively.

Supply Agreements

ETT’s accounting policies with regard to supply agreements have a significant effect on ETT’s costs of revenue, which in turn is a key component of its results of operations. In the ordinary course of business, ETT enters into contracts with suppliers to provide telecommunication services, typically for a period between 12 and 36 months. These supplier contracts are entered into when ETT has entered into sales contracts with customers. The key terms and conditions of the supplier and customer contracts are substantially the same. As of December 31, 2005 and 2004, ETT had commitments of $17.1 million and $27.2 million, respectively, in respect of supplier agreements. ETT had in excess of these values as contractual commitments from its customers during the corresponding periods.

Costs relating to supply contracts are recognized ratably over the term of the contract. Installation costs that are directly attributable to a managed service contract are capitalized as deferred contract costs and expensed over the term of the contract from the date the installation is verified by the customer.

There are no material exposures with regard to the specific terms and conditions of supplier agreements. The prices in the agreements are fixed for the duration of the agreements. The settlement terms of the supplier agreements are not materially different to the settlement terms required from the corresponding customer agreements. In the event of a customer cancelling its agreement, the terms of the customer’s contract allows for full recovery of 100% of any residual amounts due from that customer. Accordingly, this reduces the exposure of commitments to supply agreements of specific customer contracts.

ETT’s supply contracts do not have any market related net settlement provisions. The contracts do not involve financial or derivative instruments. The supply contracts are for the purchase of telecommunications capacity, which is resold by ETT in its normal course of business, over a reasonable period of time. As such, ETT considers its supply contracts to be normal purchases.

Valuation Allowances

ETT’s assessment of the collectibility of accounts receivable balances is critical in assessing the levels of allowance for doubtful accounts it should carry. In formulating its accounting policies with respect to allowances for doubtful accounts ETT has taken into account relevant accounting guidance. However, such guidelines require the exercise of certain judgments, estimates and assumptions. Accounts receivable balances are stated at amounts due from the customer net of an allowance for doubtful accounts. Specific reserves are established on a case-by-case basis by management. ETT writes-off accounts receivable when they become uncollectible. Credit losses have historically been within management’s expectations. For the year ended December 31, 2005, credit losses were 0.2% of turnover.

Deferred Taxes

ETT accounts for deferred taxes under the liability method. Deferred tax liabilities are recognized for temporary differences that will result in taxable amounts in future years. Deferred tax assets are recognized for deductible temporary differences and tax operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled. A valuation allowance is provided to offset the net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. ETT has concluded that a full valuation allowance against its deferred tax assets is appropriate.

Impairment of Long-Lived Assets

ETT reviews long-lived assets to be held-and-used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows the asset is considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Results of Operations

Six Months Ended June 30, 2006 and 2005

Overview.  Revenues decreased by 9.6% for the six months ended June 30, 2006, compared to the comparable period in 2005. ETT made a net profit of $535 for the six months ended June 30, 2006, compared to a net profit of $83,239 for the six months ended June 30, 2005. This decrease in net profit was predominantly due to a reduction in revenues of 9.6% which resulted in a $75,397 reduction in gross profit, accompanied by an increased net interest charge of $19,787 partially offset by a $12,480 decrease in operating expenses.

For the year ended December 31, 2005, 67% of ETT’s revenues were derived from customers in the United Kingdom. As a consequence, a material percentage of ETT’s revenues are billed in British pounds sterling. During the six months ended June 30, 2006, the average exchange rate for one U.S. dollar expressed in British pounds sterling was .56, whereas the equivalent average exchange rate for the six months ended June 30, 2005 was .53. This currency conversion difference had a negative effect on displayed financial performance of the business.

The following table sets forth certain items from ETT’s statements of operations for the six months ended June 30, 2006 and 2005.

	$ USD		Change from
	Six Months Ended	Six Months Ended	2005 to 2006
	June 30, 2006	June 30, 2005	$	%

Revenue	$16,437,846	$18,184,841	($1,746,995)	(9.6%)
Cost of revenue	11,430,590	13,102,188	(1,671,598)	(12.8)
Gross profit	5,007,256	5,082,653	(75,397)	(1.5)
Operating expenses:
Selling expenses	2,505,337	2,718,825	(213,488)	(7.9)
General and administrative	2,521,135	2,320,127	201,008	8.7
Total operating expenses	5,026,472	5,038,952	(12,480)	(0.3)
Operating profit (loss)	(19,216)	43,701	(62,917)	(144.0)
Other income (expense):
Interest income	69,244	102,139	(32,895)	(32.2)
Interest expense	(49,493)	(62,601)	13,108	20.9
Total other income (expense)	19,751	39,538	(19,787)	(50.0)
Profit (loss) before income taxes	535	83,239	(82,704)	(99.4)
Income taxes	—	—	—	—
Net income (loss)	535	83,239	(82,704)	(99.4)

Revenues.  For the six months ended June 30, 2006, revenues decreased by 9.6%, from $18.2 million to $16.4 million, compared to the same period in the preceding year. Approximately 47.1% of the decrease in revenues was attributable to the change in the applicable exchange rates between the two periods as described above. The remaining 52.9% of the decrease was primarily the result of a lack of new orders in 2005, which affected the six month period ended June 30, 2006, combined with a higher than anticipated level of customer cancellations. During 2005, ETT won $7.1 million of new orders. A large managed services contract, with an annual value of $1.9 million, came to the end of its term in the fourth quarter of 2005, following similar cancellations from the same client in the third quarter of 2005. The total value of the terminations from this client between July 1, 2005 and June 30, 2006 was $5.3 million. The cancellations were the result of a major multinational corporation restructuring its business. These terminations had a negative effect on revenues during the six months ended June 30, 2006.

For the six month period ended June 30, 2006, ETT won $11.6 million of new orders, on an annualized basis. Cancellations amounted to $8.4 million, resulting in a net increase of $3.2 million of new orders for the six month period ended June 30, 2006. The conversion of these orders into revenue will occur in a later period, as there is a time lag, which is typically three months, that occurs while services are installed. Once these new services are installed and become “live,” then additional revenue will be earned.

The decline in revenue that occurred reflects the impact of specific services that terminated towards the end of 2005. Going forward, a lower level of cancellations is anticipated. ETT expects that this trend, combined with increased new orders, will lead to increasing monthly revenues over time.

Cost of Revenue.  Cost of revenue decreased by 12.8% for the six months ended June 30, 2006 compared to the comparable period in 2005. A significant element of this was attributable to the lower revenues in the six month period ended June 30, 2006. ETT also incurred lower costs for those vendors who billed ETT in United States dollars. The gross margin percentage increased from 28.0% to 30.5%. Together with the fall in revenues and the exchange rate impact, the gross margin improvement was also attributable to economies of scale and a proportionately greater use of ETT’s core preferred suppliers. In particular, the overall gross margin percentage improved by 3.6% on renewals that occurred in the six months ended June 30, 2006.

Selling Expenses.  Selling expenses decreased by 7.9% for the six months ended June 30, 2006 compared to the comparable period in 2005. This was primarily due to a reduction in headcount of approximately 4% between the periods.

General and Administrative.  General and administrative expenses increased by 8.7% during the six months ended June 30, 2006 compared to the comparable period in 2005. Charges of approximately $93,000 were incurred in relation to the current proposed acquisition of ETT. This included the appointment of an interim chief operating officer to manage the day-to-day company operations while senior management focused on the acquisition. In addition, legal fees of approximately $40,000 were incurred during the six months ended June 30, 2006.

Net Profit or Loss.  As discussed above, ETT incurred a net profit of $535 for the six months ended June 30, 2006, compared to a profit of $83,239 in the comparable period for 2005. The cumulative effect of the factors discussed above resulted in the majority of the decrease.

Years Ended December 31, 2005 and 2004

Overview.  2005 saw a 1.0% decrease in revenues as compared to 2004. Gross profit improved from $9.3 million in 2004 to $10.2 million in 2005. Selling and general and administrative expenses increased by $0.6 million between 2004 and 2005. ETT finished 2005 with a loss of approximately $0.2 million, as compared to a loss of $0.5 million for 2004.

During 2005, ETT’s board made the strategic decision to seek a purchaser for the company. As a result of this sale process, ETT’s management was distracted from core growth activities. The effects of this sale process included a headcount freeze, an increase in staff attrition (where vacant positions were not filled) and a focus on minimizing losses and preserving cash rather than growing the business. At the end of 2005, ETT’s focus returned to growth.

The following table sets forth certain items from ETT’s statements of operations for the years ended December 31, 2005 and 2004.

			Change from
	$USD		2004 to 2005
	2005	2004	$	%

Revenue	$34,711,639	$35,075,501	$(363,862)	(1.0%)
Cost of revenue	24,506,895	25,754,951	(1,248,056)	(4.9)
Gross profit	10,204,744	9,320,550	884,194	9.5
Operating expenses:
Selling expenses	5,150,563	5,070,455	80,108	1.6
General and administrative	5,288,986	4,810,101	478,885	10.0
Total operating expenses	10,439,549	9,880,556	558,993	5.7
Operating loss	(234,805)	(560,006)	325,201	58.1
Other income (expenses):
Interest income	181,938	117,955	63,983	54.2
Interest expense	(178,133)	(48,147)	(129,986)	(270.0)
Total other income (expense)	3,805	69,808	(66,003)	(94.6)
Loss before income taxes	(231,000)	(490,198)	259,198	52.9
Income taxes	—	—	—	—
Net loss	(231,000)	(490,198)	259,198	52.9

Revenues.  In the first half of 2005, ETT’s board decided to pursue a merger opportunity which diverted management and board attention from the growth of the business for most of 2005. During this period, ETT’s board and management focused on the merger opportunity. This resulted in a lack of net new orders in 2005. During the year ETT won $16.0 million of new orders. However, it also lost $16.0 million of business. This resulted in no net new orders, resulting in the 1.0% decrease in revenues.

Cost of Revenue.  The decrease in cost of revenues in 2005 compared to 2004 was partially related to the decrease in revenues of 1.0%. In addition, the gross margin percentage improved from 26.6% in 2004 to 29.4% in 2005. Part of this margin improvement was the result of economies of scale associated with higher levels of spending as compared with previous year’s vendor spending. In addition, in June 2005 services being provided to one client in the aggregate annual amount of $2.5 million were renewed for an additional 12 month term. At the time of the renewal, ETT was able to negotiate significantly reduced pricing from the underlying suppliers, resulting in a substantially improved gross margin associated with these services beginning in June 2005.

Selling Expenses.  Selling expenses in 2005 grew by 1.6% as compared with 2004, principally as a result of the recruitment of three new senior sales staff in the second half of 2005.

General and Administrative.  For the year ended December 31, 2005, average headcount for operations and administrative staff was 56, compared to 53 for 2004, an increase of $0.4 million, or 5.7%. Costs of newly recruited staff were higher than those who left the company, as the company sought to recruit more senior staff to accommodate the growth and increasing complexity of the business. Recruitment costs in 2005 were 29.6% higher than in 2004 as a consequence of the above and the relatively high levels of staff attrition. Recruitment costs increased by $44,000. Temporary staff costs also increased by $26,000.

Income Taxes.  ETT paid no corporate tax in 2005 or 2004.

Net profit or loss.  ETT’s net loss decreased by $259,198, or 52.9%, from $490,198 in 2004 to $231,000 in 2005 for the reasons discussed above.

Years Ended December 31, 2004 and 2003

Overview.  2004 saw a 33.2% increase in revenues as compared to 2003. Gross profit improved from $6.9 million to $9.3 million. Selling expenses decreased by $0.3 million while general and administrative expenses increased by $0.4 million between 2003 and 2004. The net loss in 2004 was $0.5 million, as compared to a loss of $2.9 million in 2003.

Growth in revenues and the reduction in the net loss was due to ETT’s focus on sales and marketing activities. In addition, the telecommunications sector and ETT’s multinational corporation customer base recovered after the slowdown of the “dot.com” sector.

During the year ended December 31, 2004, the average exchange rate for one U.S. dollar expressed in British pounds sterling was .55, whereas the equivalent average exchange rate for the year ended December 31, 2003 was .61. Accordingly, this currency conversion difference had a positive effect on the financial performance of the business.

The following table sets forth certain items from ETT’s statements of operations for the years ended December 31, 2004 and 2003.

			Change from
	$USD		2003 to 2004
	2004	2003	$	%

Revenue	$35,075,501	$26,328,311	$8,747,190	33.2%
Cost of Revenue	25,754,951	19,426,059	6,328,892	32.6
Gross profit	9,320,550	6,902,252	2,418,298	35.0
Operating expenses:
Selling expenses	5,070,455	5,391,898	(321,443)	(6.0)
General and administrative	4,810,101	4,385,115	424,986	9.7
Total operating expenses	9,880,556	9,777,013	103,543	1.1
Operating loss	(560,006)	(2,874,761)	2,314,755	80.5
Other income (expense):
Interest income	117,955	70,879	47,076	66.4
Interest expense	(48,147)	(54,481)	6,334	11.6
Total other income (expense)	69,808	16,398	53,410	325.7
Loss before income taxes	(490,198)	(2,858,363)	2,368,165	82.9
Income taxes	—	—	—	—
Net loss	(490,198)	(2,858,363)	2,368,165	82.9

Revenue.  The revenue growth of 33.2% from 2003 to 2004 was primarily attributable to strong growth in net new orders in the preceding year. In October 2003, a large managed service contract valued at $12.2 million together with associated products was implemented, which led to a full year revenue contribution in 2004.

Cost of Revenue.  Cost of revenue grew by 32.6% from 2003 to 2004. The growth broadly matched the percentage revenue growth, but some savings were made as a result of the larger size of the business, resulting in greater bargaining power with vendors.

Selling Expenses.  Selling expenses decreased, as the focus was shifted from sales to implementation of the services. The average sales headcount decreased from 13 to 10 between 2003 and 2004, which resulted in an overall decrease in selling expenses of 6.0%.

General and Administrative Expenses.  Between the years ended December 31, 2003 and 2004, the exchange rate between U.S. dollars and British pounds sterling exchange rate changed by approximately 10%. As ETT’s costs are predominantly in British pounds, this impacted general and administrative expenses, causing the increase of 9.7% between years. In 2003 the company incurred $0.3 million in employment related costs following reductions in headcount. No such costs were incurred in 2004, although $0.3 million was incurred in respect of fees relating to the potential acquisition of the company.

Income Taxes.  ETT paid no corporate tax in 2004 or 2003.

Net profit or loss.  ETT’s net loss decreased by $2.4 million, or 82.9%, from $2.9 million in 2003 to $490,918 in 2004. This was primarily due to the large expansion of gross profit relative to the small increase in total operating expenses.

Liquidity and Capital Resources

ETT has since inception often operated within tight working capital constraints. ETT has maintained a “working capital advantage,” which means it can operate on an ongoing basis with negative working capital. ETT’s customers are primarily large, multinational companies and, as a result, ETT seldom experiences issues with the reliability or timing of customer receipts. However, vendors’ payment terms vary and are tightly managed to maximize working capital. As of June 30, 2006, ETT’s cash and bank balance was $2.3 million, and its current liabilities were $13.9 million. ETT anticipates that it will continue to be able to manage its working capital needs and longer term commitments through internally generated cash flow.

In assessing ETT’s liquidity, the level of accounts receivable relative to revenue compared to the level of accounts payable relative to cost of revenue is an important metric. The difference between these two proportions indicates that ETT makes use of a working capital advantage, where it structures its collections and payments in such as way that on average it collects accounts receivable in a shorter time span than it takes to pay accounts payable. For the year ended December 31, 2005, ETT’s average receivable days were 50 versus payable days of 82.

ETT’s management anticipates improved working capital going forward, but does not anticipate any major changes to these working capital trends. It is anticipated that ETT will continue to be able to operate within its existing cash constraints for the foreseeable future.

ETT has received approximately $20.1 million in equity funding since inception from various funds managed by four venture capital companies, alongside contributions from its directors, employees and private investors. In 1999, ETT received approximately $1.6 million, with $11.0 million of funding in 2000, $7.5 million in 2002 and $30,000 in 2003. This funding was utilized for sales and marketing activities, building operations centers in five countries and on the required IT and back office systems necessary to support a rapidly growing business.

ETT has two term loans totalling approximately $1.9 million, of which approximately $0.8 million has been repaid and approximately $1.1 million remained outstanding as of June 30, 2006. It also has a working capital facility of approximately $0.5 million, which is not used in day-to-day operations. The company also has a finance lease facility of approximately $600,000, which is used to fund capital costs related to its managed service contracts. The two term loans referred to above were drawn down in January and December 2004, respectively, leading to net cash proceeds from long term obligations in 2004 of $1.8 million. Principal payments on the first of the two loans (valued at $0.5 million) commenced in 2004 and have continued thru 2005 and 2006. Principal payments on the second of the two loans commenced in June 2005 and have continued during 2006. The increases in principal payments on long term obligations of 132.7% in 2004 and 60.7% in 2005 were as a result of the finance lease repayments referred to above being supplemented by the repayments on these two term loans.

ETT does not anticipate any significant changes in the mix of equity and debt in its capital structure. ETT may finance certain elements of its future operations with similar types of loans as described above.

As a virtual network operator, ETT typically has very low levels of capital expenditures, especially when compared to infrastructure owning traditional telecommunications competitors. As a proportion of revenue, ETT’s capital expenditures have been below 2% of revenue over the years 2003 to 2005. ETT does not anticipate any material increases in capital expenditures and does not currently have any plans or proposed projects which would require any additional significant capital expenditures. ETT’s capital expenditures are predominantly related to the maintenance of computer facilities, office fixtures and furnishings. There are no known timing elements where ETT’s capital expenditure would be materially significant or differ from other periods. Capital expenditures were relatively high, at $0.4 million, in 2003 due to the fitting and furnishing of ETT’s new headquarters. Correspondingly, capital expenditures were comparatively low, at $0.1 million, in 2004, as much of the 2003 expenditure was sufficient to equip ETT with satisfactory facilities for a further year. ETT’s capital expenditures of $0.3 million for the year ended December 31, 2005 represents 0.8% of revenue, and can be considered to be a fairly typical proportion for ETT’s future capital expenditure.

The general trend in ETT’s cash provided by operating activities over the period 2003 to 2005 has been positive. Net cash provided by (used in) operating activities moved into surplus from 2003 into 2004 with net cash provided by operating activities in 2004 of $1.2 million. In the period to December 31, 2005, ETT’s cash provided by operating activities was still positive, and stood at $0.2 million. This change represents an 80.4% decrease from the 2004 figure. A large proportion of this decrease in operating cash flow can be attributed to adverse movements in operating assets and liabilities, in particular, changes in accounts payable, deferred revenue and accrued expenses and other current liabilities. Depreciation has been relatively stable over the years 2004 to 2005. It decreased by 9.8%, as a result of decreases in the value of ETT’s property and equipment. Between the years 2003 and 2004, depreciation increased by 8.5%, again as a result of the higher value of ETT’s property and equipment.

ETT does not anticipate extreme adverse movements in operating assets and liabilities in the future, and anticipates that future profitability will be beneficial to operating cash flow.

ETT does not anticipate that it will need extra equity funding in order to maintain its current operations. Any short term working capital needs can be provided for in the interim by the existing arrangements referred to above.

Off-Balance Sheet Arrangements

ETT does not have any off balance sheet financing and there have been no material trends in ETT’s capital resources.

Contractual Obligations and Commitments

ETT’s contractual obligations are set forth in the following table as of December 31, 2005:

Contractual Obligations as of	Payments Due by Period
December 31, 2005	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years

Long-Term Debt Obligations	$1,290,593	$774,356	$516,237	$0	$0
Interest Payable on Long-Term Debt Obligations	214,104	121,829	92,275	0	0
Capital Lease Obligations	107,680	107,680	0	0	0
Operating Lease Obligations	3,103,594	702,052	1,155,970	741,187	504,385
Purchase Obligations	17,124,035	12,546,154	4,577,791	90	0

Total	$21,840,006	$14,252,071	$6,342,273	$741,277	$504,385

As at December 31, 2005, ETT had total contractual obligations of $21.8 million. Of these obligations, $17.1 million, or 78.4%, are supplier agreements associated with the telecommunications capacity that ETT has contracted to purchase from its vendors. ETT’s contracts are such that the terms and conditions in the vendor and client customer contracts are substantially the same in terms of duration. The back-to-back nature of ETT’s contracts means that the largest component of ETT’s contractual obligations is mirrored by ETT’s client’s obligations to purchase the services associated with those obligations.

Operating leases amount to $3.1 million, or 14.2% of total contractual obligations. They consist of building and car leases, with the element leased for over five years being the rental of ETT’s London headquarters, which is contracted until 2012. The London headquarters has total obligations of $2.2 million, or 10.0% of total contractual obligations, which are payable evenly over the duration of the lease.

Long term debt obligations and the associated interest payable consist of the two term loans discussed in the liquidity and capital resources section above. The interest obligation has been computed by applying the interest rate that applied as of December 31, 2005, which was 7% in the case of both loans, and assuming the term loans will be repaid in accordance with the repayment terms set forth in the respective loan agreements. Capital lease obligations consist of the finance leases discussed in the liquidity and capital resources section above.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Sensitivity

Interest due on ETT’s loans and lease agreements is based on the applicable lender’s base rates and cost of funds. Interest earned on ETT’s bank facilities is linked to the Bank of England’s base interest rate. ETT believes that its results of operation are not materially affected by changes in interest rates. Interest income and interest expense for the year ended December 31, 2005 were broadly equivalent and therefore ETT had no net interest payments or receipts for the period.

Exchange Rate Sensitivity

Although ETT operates in several territories, the majority of its revenues are denominated in British pounds sterling, United States dollars or Euros. It is ETT’s general policy to pay its underlying suppliers in the same currency that it will receive customer revenue. Additionally, overhead expenditures associated with ETT’s foreign offices will appreciate or depreciate with any foreign exchange movements.

INFORMATION ABOUT MERCATOR

General

We were incorporated in Delaware on January 3, 2005, as a blank check company formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business, with our initial focus on the communications industry.

A registration statement for our initial public offering was declared effective on April 11, 2005. On April 11, 2006, we sold 575,000 Series A Units and 5,290,000 Series B Units at a price of $10.50 and $10.10 per unit, respectively, inclusive of an exercised option by the underwriters to purchase an additional 75,000 Series A units and 690,000 Series B units. Upon the closing of the public offering, we sold and issued an option, for $100, to the underwriter’s representative to purchase up to a total of 25,000 Series A units at a per-unit offering price of $17.325 and/or a total of 230,000 Series B units at a per-unit offering price of $16.665. Each Series A unit consists of two shares of common stock, five Class W warrants and five Class Z warrants. Each Series B unit consists of two shares of Class B common stock, one Class W warrant and one Class Z warrant. Each Class W and Class Z warrant entitles the holder to purchase one share of common stock at a price of $5.00 per share. We received net proceeds of approximately $55 million from our initial public offering.

Effecting a Business Combination

Search for a target business

Subject to the limitations that a target business has a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates.

Fair Market Value of Target Business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, which fair market value of GII and ETT has been determined by our board of directors. The fairness of the proposed transaction to our stockholders has been determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow, and book value.

Opportunity for Class B stockholder approval of business combination

We will proceed with the GII and ETT acquisition only if a majority of shares of our Class B common stock, present in person or by proxy and entitled to vote at the meeting, are voted in favor of the Acquisition. We will proceed with the Acquisition only if a majority of our Class B common stock cast at a meeting to approve the Acquisition is voted in favor of the Acquisition and stockholders representing less than 20% of the Class B common stock outstanding exercise their conversion rights.

Conversion rights

Each holder of shares of our Class B common stock sold in our initial public offering, or the Class B Shares, has the right to have such holder’s Class B Shares converted to cash if the stockholder votes against the acquisition of GII and ETT and the Acquisition is approved and completed. The holders of our common stock will not be entitled to seek conversion of their shares. Such conversion right shall be subject to the requisite approval and completion of the Acquisition. The actual per-share conversion price will be equal to the amount in the trust fund, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed Acquisition), divided by the total number of Class B Shares. Taking into any account interest earned on the trust fund, the per-share conversion price would be approximately $5.32 per share as of September 1, 2006. An eligible stockholder may request conversion at any time after the mailing to our Class B stockholders of this proxy statement and prior to the vote taken with respect to the Acquisition at the special meeting, but the request will not be granted unless the stockholder votes against the Acquisition and the Acquisition is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to Class B stockholders entitled to convert their Class B shares and who elect conversion will be distributed promptly after completion of the Acquisition. Any Class B Stockholder who converts his or her stock into his or her share of the trust fund will still have the right to continue to hold the Class W warrant and Class Z warrant he or she received as part of the Series B units. We will not complete the Acquisition if Class B stockholders owning 20% or more of the Class B Shares outstanding, both vote against the Acquisition and exercise their conversion rights. In addition, if holders of approximately 9% or more of our outstanding shares of Class B common stock, or approximately 952,000 or more shares, exercise their conversion rights, we will have insufficient funds to pay the cash purchase price for the Acquisition. In that event, we would be unable to consummate the acquisition unless we are able to borrow funds or raise additional capital to finance the shortfall. We are currently in discussions with potential lenders regarding a potential debt financing for that purpose. However, we cannot assure you that we will be able to complete such a financing on satisfactory terms, or at all. We would have no ability to extend our deadline of October 15, 2006 to consummate a business combination in order to obtain additional financing. Accordingly, if additional financing is required to complete the Acquisition and we are unable to obtain it by that date, we would not be able to consummate the Acquisition. If we enter into a definitive agreement to obtain financing after the date of this proxy statement but prior to the special meeting, we will file a current report on Form 8-K with the Securities and Exchange Commission, describing the material terms of the financing.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides for liquidation of our trust fund if we do not consummate a business combination within 12 months from the date of the consummation of our initial public offering, or 18 months from the consummation of the initial public offering if certain extension criteria have been satisfied. Those dates are April 15, 2006 and October 15, 2006, respectively. We signed letters of intent with GII and ETT prior to April 15, 2006. As a result, we satisfied the extension criteria and now have until October 15, 2006 to complete the Acquisition.

If we do not complete the Acquisition by October 15, 2006, we would distribute to all of our Class B stockholders, in proportion to their respective ownership of shares of Class B common stock, an aggregate sum equal to the amount in the trust account, including any interest, subject to potential claims by creditors. Our stockholders who obtained their shares prior to our initial public offering have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the offering. We will not have any proceeds for distribution to our common stockholders because all available funds will be required for the payment of creditors. There will be no distribution from the trust account with respect to our outstanding warrants.

We anticipate that, if we are unable to complete the Acquisition, the following would occur:

•	our board of directors would convene and adopt a specific plan of dissolution and liquidation, which it would then vote to recommend to our stockholders; at such time it would also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

•	we would promptly file our preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement then, ten days following the filing of such preliminary proxy statement, we would mail the definitive proxy statement to our stockholders, and ten to 20 days following the mailing of the definitive proxy statement, we would convene a meeting of our stockholders, at which holders of shares of all of our voting stock then outstanding would be entitled to vote on our plan of dissolution and liquidation; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we would receive their comments 30 days after the filing of such proxy statement. We would then mail the definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we would convene a meeting of our stockholders at which holders of shares of all of our voting stock then outstanding would be entitled to vote on our plan of dissolution and liquidation.

We expect that all costs associated with the implementation and completion of our plan of dissolution and liquidation will be funded by any remaining net assets not held in the trust account, although we cannot assure you that there will be sufficient funds for that purpose. If those funds are insufficient, we anticipate that our management will advance us the funds necessary to complete such dissolution and liquidation (currently anticipated to be no more than approximately $50,000) and not seek reimbursement of those funds.

If we were to expend all of the net proceeds of the initial public offering, other than the proceeds deposited in the trust account, the liquidation price per share of Class B common stock as of September 1, 2006 would be approximately $5.32, or $0.27 more than $5.05 (50% of the offering price of $10.10 per Series B Unit in the initial public offering, each of which Units contained two Class B shares). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors and there is no assurance that the actual per-share liquidation price will not be less than $5.32, due to those claims. If we liquidate prior to the consummation of a business combination, Rhodric Hackman, Lior Samuelson and David Ballarini, our President, Executive Vice President and Chief Financial Officer, respectively, will be personally liable to pay debts and obligations to vendors and other entities that are owed money by us for services rendered or products sold to us to the extent such creditors bring claims that would otherwise require payment from moneys in the trust account. Each of these officers is severally, and not jointly, liable for such obligations. There is no assurance, however, that they would be able to satisfy those obligations. If any of those officers were to assert that he is unable to satisfy those obligations, we would not be obligated to bring a claim against that officer. The decision whether to bring such a claim would be made by our board of directors (of which Messrs. Hackman, Samuelson and Ballarini currently constitute three of the four members), unless stockholders of Mercator were to bring a stockholder derivative suit on behalf of us to attempt to collect from the applicable officer. However, because we generally had the vendors and service providers that we engaged and owe money to, and the prospective target businesses we had negotiated with, agree not to seek any recourse against trust fund assets and to limit their claims for payment to the amounts available to pay creditors exclusive of trust fund assets, we believe the likelihood of Mr. Hackman, Mr. Samuelson and Mr. Ballarini having to pay any such debts and obligations is minimal. Nevertheless, we cannot assure you that the distribution from the trust fund per share of Class B common stock, if we liquidate, will not be less than $5.32, due to claims of creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Also, in any such case, any distributions received by stockholders in our dissolution might be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our Class B stockholders as soon as possible after our dissolution, this may be viewed or interpreted as giving preference to our Class B stockholders over any potential creditors with respect to access to or distributions from our assets. In addition, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying Class B stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Delaware General Corporation Law with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

To the extent any bankruptcy or other claims deplete the trust account, we cannot assure you we will be able to return to our Class B stockholders at least $5.32 per share.

Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Since we do not envision any distribution to holders of common stock, the potential liability would only apply to the holders of Class B common stock. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we plan to promptly seek stockholder approval to liquidate the trust account to our public stockholders as part of a plan of dissolution and liquidation, we would seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. Because we will not be complying with the foregoing provisions, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to distributing the funds held in the trust to Class B stockholders. However, because we are a blank check company, rather than an operating company, and our operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers to whom we owe money and potential target businesses, all of whom we have received agreements waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be significantly limited and the likelihood that any claim would result in any liability extending to the trust is remote. Nevertheless, such agreements may or may not be enforceable. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our Class B stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution (but no more) and any liability of our Class B stockholders may extend well beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our Class B stockholders amounts owed to them by us.

Strategy Following Completion of the Acquisition

If the Acquisition is successfully completed, we intend to attempt to rapidly grow the combined business, both organically and through acquisitions of complementary businesses. Our goal is to increase revenues by $100 million or more in each of 2007 and 2008 through acquisitions. We anticipate that we would finance any acquisitions by means of cash we may receive upon exercise of our outstanding Class W Warrants and Class Z Warrants, through the issuance of shares of our common stock or other securities, through debt or equity financings, or a combination of these. We cannot assure you that we will be able to raise additional capital on terms satisfactory to us, or at all, in an amount sufficient to implement our acquisition strategy.

Facilities

We maintain our executive offices at One Fountain Square, 11911 Freedom Drive, Suite 590, Reston, Virginia 20190. The cost for this space is included in the $7,500 per-month fee Mercator Capital L.L.C. charges us for general and administrative services pursuant to a letter agreement between us and Mercator Capital L.L.C. We believe, based on rents and fees for similar services in the Washington, D.C. metropolitan area, that the fee charged by Mercator Capital L.L.C. is at least as favorable as it could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations. Upon consummation of the Acquisition, we do not intend to make use of these facilities, and expect to operate from GII’s and ETT’s current facilities.

Employees

We currently have four executive officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect each of them to devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of the Acquisition.

Periodic Reporting and Audited Financial Statements

We have registered our securities under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission, or SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm. We have filed a form 10-K, as amended, with the Securities and Exchange Commission covering the fiscal year ended December 31, 2005.

Legal Proceedings

We are not currently subject to any material legal proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MERCATOR

The following discussion should be read in conjunction with our Financial Statements and related Notes thereto included elsewhere in this proxy statement.

General

We were formed on January 3, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a then-unidentified operating business. On April 15, 2005, we completed our initial public offering of 575,000 Series A Units and 5,290,000 Series B Units, including 75,000 Series A Units and 690,000 Series B Units issued upon exercise of the underwriters’ over-allotment option. Each Series A Unit consists of two shares of common stock, $.0001 par value per share, five Class W warrants, each to purchase one share of common stock, and five Class Z warrants, each to purchase one share of common stock. Each Series B Unit consists of two shares of Class B common stock, $.0001 par value per share, one Class W warrant and one Class Z warrant. Each Class W warrant and Class Z warrant entitles the holder to purchase one share of our common stock at a price of $5.00 per share. Our net proceeds from the initial public offering, including the exercise of the over allotment option, totaled $55,050,876 which was net of $4,415,624 in underwriting and other expenses. Of this amount, $53,429,000 was placed in a trust account and the remaining proceeds are available to be used to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

We have restated our financial statements for the period from inception (January 3, 2005) to December 31, 2005 and for the interim period ended March 31, 2006 to reflect additional gains and losses related to the classification of and accounting for: (1) the warrants to purchase common stock associated with the Series A and Series B units sold in our initial public offering and (2) the option to purchase Series A units and/or Series B units issued to the underwriters in connection with our initial public offering. We had previously classified the value of these securities as equity. After further review, we have determined that these instruments should be classified as derivative liabilities and therefore, the fair value of each instrument must be recorded as a derivative liability on our balance sheet. Changes in the fair values of these instruments will result in adjustments to the amount of the recorded derivative liabilities and the corresponding gain or loss will be recorded in our statement of operations. At the date of the conversion of each respective instrument or portion thereof (or exercise of the options or warrants or portion thereof, as the case may be), the corresponding derivative liability will be reclassified as equity.

The accompanying financial statements for the period from inception (January 3, 2005) to December 31, 2005 have been restated to effect the changes described above. See Note 2 to our audited Financial Statements for an explanation of these restatements. Except as otherwise clearly stated, all financial information contained in this proxy statement gives effect to the restatements.

Recent Events

On May 23, 2006, we entered into the stock purchase agreement with GII and its three shareholders to acquire all of the outstanding shares of common stock of GII. The agreement with GII specifies that the total purchase price for the shares will be cash of $14.0 million, $4.0 million in 6% subordinated promissory notes issued by Mercator due on December 29, 2008, 1,300,000 shares of common stock and 1,450,000 of each of Class W Warrants and Class Z Warrants. Of these warrants, 966,666 warrants of each class will be escrowed subject to release upon certain conditions. Additionally, on May 24, 2006, we reached agreement with ETT for ETT to recommend to its shareholders to sell all of their outstanding ETT shares to Mercator for a total purchase price of $37.0 million.

Results of Operations

Three months ended June 30, 2006 and 2005

Net income for the three months ended June 30, 2006 of $4,602,244 consisted of interest income on the trust fund investment of $641,086, interest on cash and cash equivalents of $10,264 and gains on derivative liabilities of $4,241,050, offset by professional fees of $23,382 and other operating expenses of $80,774, consisting of $22,500 for a monthly administrative services agreement with an affiliate, $27,500 for officer liability insurance, $13,137 for Delaware franchise tax and $17,637 for other expenses, and $186,000 for income taxes.

Net income for the three months ended June 30, 2005 of $367,705 consisted of interest income on the trust fund investment of $306,995, interest on cash and cash equivalents of $8,277 and gains on derivative liabilities of $229,200, offset by professional fees $28,500 and other operating expenses of $81,267, consisting of $22,500 for a monthly administrative services agreement, $22,917 for officer liability insurance, $15,693 for Delaware franchise taxes and $20,157 for other expenses, and $67,000 for income taxes.

Six months ended June 30, 2006 and the period from January 3, 2005 (inception) to June 30, 2005

Net income for the six months ended June 30, 2006 of $1,097,710 consisted of interest income on the trust fund investment of $1,216,161, interest on cash and cash equivalents of $23,374 and gains on derivate liabilities of $558,850, offset by professional fees of $264,307 and other operating expenses of $157,368, consisting of $45,000 for a monthly administrative services agreement with an affiliate, $55,000 for officer liability insurance, $32,025 for Delaware franchise tax and $25,343 for other expenses, and $279,000 for income taxes.

Net income for the period from January 3, 2005 (inception) to June 30, 2005 of $358,040 consisted of interest income on the trust fund investment of $306,995, interest on cash and cash equivalents of $8,581 and gains on derivative liabilities of $229,200, offset by professional fees of $38,000 and other operating expenses of $81,736, consisting of $22,500 for a monthly administrative services agreement, for, $22,917 for officer liability insurance, $15,693 for Delaware franchise tax and $20,626 for other expenses, and $67,000 for income taxes.

Derivatives

In accordance with accounting principles, we account for our Class W Warrants and Class Z Warrants issued in our initial public offering and the option issued to the underwriters in our initial public offering, or the UPO, as derivative liabilities. Accordingly, changes in the fair values of such instruments give rise to gains and losses on our statement of operations and impact the value of the derivative liability presented on our balance sheet. Such gains and losses are non-operating and do not have an impact on our cash flows from operations.

Fair values for traded warrants are based on quoted market prices. The Class W Warrants and Class Z Warrants sold in the initial public offering are publicly traded and consequently the fair values of these warrants are based on the market price of the applicable class of warrant at each period end. To the extent that the market prices of our warrants and units increase or decrease, our derivative liabilities will also increase or decrease with a corresponding impact on our statement of operations.

Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates. The pricing model we use for determining fair value of the UPO at the end of each period is the Black Scholes option-pricing model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, market prices and volatilities. Selection of these inputs involves management’s judgment. We use a risk-free interest rate, which is the rate on U.S. Treasury instruments, for a security with a maturity that approximates the estimated remaining contractual life of the derivative. We use volatility rates based upon a sample of comparable special purpose acquisition corporations. If and when we consummate a business combination, the volatility rates will then be based on comparable companies to the acquired companies. The volatility factor used in Black Scholes model has a significant effect on the resulting valuation of the derivative liabilities on our balance sheet and gain (loss) on our statement of operations. The volatility for the calculation of the UPO was 46.63% as of June 30, 2006. This volatility rate will continue to change in the future. We use the closing market price of the Company’s Series A units and Series B units at the end of a period in the Black Scholes model for the valuation of the UPO. The Company’s Series A unit and Series B unit prices will also change in the future. To the extent that the Company’s Series A and Series B unit prices increase or decrease, our UPO derivative liability will also increase or decrease, absent any change in volatility rates and risk-free interest rates and will result in an effect on our balance sheet and gain (loss) on our statement of operations.

Summary Quarterly Financial Data

The table below presents unaudited quarterly statement of operations data for each of the last five quarters from our inception (January 3, 2005) through March 31, 2006. This information has been derived from unaudited financial statements that have been prepared on the same basis as the audited financial statements included elsewhere in this proxy statement and, in our opinion, includes all adjustments, consisting only of normal recurring adjustments, that are necessary for a fair presentation of the information.

The following table presents our unaudited condensed quarterly financial data:

	From Inception
	(January 3, 2005) to	Three Months Ended
	Mar 31,	June 30,	Sept 30,	Dec 31,	Mar 31,	June 30,
	2005	2005	2005	2005	2006	2006
	(Unaudited)

Revenues	$—	$—	$—	$—	$—	$—
Income (loss) before extraordinary items and cumulative effect on changes on accounting	(9,665)	367,705	590,104	1,601,125	(3,504,534)	4,602,244
Net income (loss)	(9,665)	367,705	590,104	1,601,125	(3,504,534)	4,602,244
Net income (loss) per share, basic and diluted	$(96.65)	$0.04	$0.05	$0.14	$(0.30)	$0.39

Our future revenues and operating results may vary significantly from quarter to quarter due to a number of factors, many of which we cannot control.

Liquidity and Capital Resources

We consummated our initial public offering on April 15, 2005. Gross proceeds from our initial public offering, including the full exercise of the underwriters’ over-allotment option, were $59,466,500. After deducting offering expenses of $4,415,624, including $517,100 representing the underwriters’ non-accountable expense allowance of 1% of the gross proceeds, and underwriting discounts of $3,567,990, net proceeds were $55,050,876. Of this amount, $53,429,000 was placed in a trust account and the remaining proceeds are available to be used to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. We will use all or substantially all of the net proceeds of the initial public offering to complete the Acquisition. Any remaining proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of GII and ETT following the Acquisition, or to pay any costs related to the Acquisition which we do not have sufficient funds outside of the trust account to pay. We may need to raise additional funds following the Acquisition in order to meet the expenditures required for operating our business purpose.

Over the 18-month period subsequent to the consummation of our initial public offering, we had anticipated that we would use the approximately $1.6 million in proceeds not held in trust as follows: approximately $250,000 of expenses for legal, accounting and other expenses related to the due diligence investigations, and structuring and negotiating of a business combination, $250,000 of costs and expenses for due diligence of prospective target businesses, $135,000 for the administrative fee payable to Mercator Capital L.L.C. ($7,500 per month for 18 months), $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $962,410 for general working capital to be used for miscellaneous expenses and reserves, including approximately $60,000 for director and officer liability insurance premiums.

As of September 1, 2006, we had approximately $770,000 in cash and cash equivalents remaining outside of the trust account. As of September 1, 2006, we had approximately $575,000 in outstanding liabilities that are payable from this amount, including approximately $405,000 in legal fees, $90,000 in accounting fees, $25,000 in due diligence-related expenses, $25,000 in professional fees for which we are required to reimburse GII and $7,500 payable to Mercator Capital L.L.C. Excluding fees in the total amount of $1,080,000 that would become payable to our and GII’s financial advisors upon the consummation of the Acquisition, we estimate that we will incur additional costs of approximately $510,000 in connection with the Acquisition, regardless of whether or not the Acquisition is successfully completed. This amount includes an additional $100,000 in legal fees, $90,000 in accounting fees, $155,000 in fees associated with printing and mailing this proxy statement, $50,000 in costs associated with soliciting proxies, $35,000 in travel expenses, $20,000 in professional fees for which we are required to reimburse GII and $7,500 for the administrative fees payable to Mercator Capital L.L.C. Accordingly, we do not believe that we have sufficient available cash resources outside of the trust fund to operate until the Acquisition is consummated, without accruing for certain professional expenses, such as legal and accounting costs. To date, we have not taken any steps to attempt to reach agreement with any of our service providers to defer their fees. To the extent that these costs exceed amounts available outside the trust fund, we may use trust assets to fund the excess costs of the Acquisition if the Acquisition is completed and the trust fund assets are released to us. If the Acquisition is not approved by our Class B stockholders by October 15, 2006 and we are required to liquidate, we may not have sufficient funds available outside of the trust fund to satisfy all of our obligations. If those funds are insufficient, we anticipate that our management will advance us the funds necessary to complete such dissolution and liquidation (currently anticipated to be no more than approximately $50,000) and not seek reimbursement of those funds. In addition, if we become subject to a bankruptcy proceeding it is possible that a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Please see “Information About Mercator — Liquidation if no business combination” for more information.

Off-Balance Sheet Arrangements

As of June 30, 2006, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K issued under the Securities Act of 1933.

Contractual Obligations and Commitments

Our contractual obligations are set forth in the following table as of June 30, 2006:

	Payment Due by Period
		Less Than	1-3	3-5	More Than
Contractual Obligations	Total	1 Year	Years	Years	5 Years

Administrative services agreement(1)	$30,000	$30,000	—	—	—
Total	$30,000	$30,000	—	—	—

(1)	We are obligated, having commenced April 15, 2005, to pay to Mercator Capital LLC, an affiliate of certain stockholders, directors and officers, a monthly fee of $7,500 for office, secretarial and administrative services.

If we do not complete a business combination by October 15, 2006, we will distribute to all of our Class B stockholders, in proportion to their respective equity interests in the Class B common stock, an aggregate sum equal to the amount in our trust account, inclusive of any interest, subject to potential claims by creditors, and all then outstanding Class B common stock will be automatically cancelled. There will be no distribution from the trust account with respect to our common stock or our Class W and Class Z warrants. However, any remaining net assets following the distribution of the trust account will be available for our use to pay any creditors and to effect our dissolution and liquidation. The distribution per Class B share, taking into account interest earned on the trust fund, is approximately $5.32 per share based on the value in the trust account as of September 1, 2006.

Upon the completion of the Acquisition, we will be obligated to pay HCFP/Brenner Securities LLC, our financial advisor, a fee in the amount of $500,000.

In the proposed acquisition of GII, the consideration payable to the GII shareholders consists of $14.0 million of cash, $4.0 million in subordinated promissory notes, 1.3 million shares of our common stock, 1,450,000 of our Class W Warrants and 1,450,000 of our Class Z Warrants. 966,666 of the Class W Warrants and 966,666 of the Class Z Warrants will be placed in escrow at the closing. The escrowed warrants will be released from escrow to the former GII shareholders when a majority of the 10,640,000 of our Class W Warrants or of the 10,640,000 of our Class Z Warrants that were issued and outstanding as of May 23, 2006, the date of the GII stock purchase agreement, have been exercised, redeemed or otherwise converted into cash or equity securities, or earlier in the event that either D. Michael Keenan or Todd J. Vecchio, GII’s executive officers, is dismissed from employment by Mercator other than for “cause,” as defined in the employment agreements they will enter into with us in connection with the Acquisition, or if there is a merger, asset sale or similar transaction that results in a change of control of Mercator. The value of the warrants placed in escrow will be included in the purchase price of GII upon resolution of the contingency, if ever. The estimated aggregate value of the 966,666 Class W Warrants and 966,666 Class Z Warrants to be placed in escrow is $934,573, based upon the average closing prices of Mercator’s Class W Warrants and Class Z Warrants of approximately $0.47 and $0.49, respectively, during the two days prior and two days subsequent to May 23, 2006.

Critical Accounting Policies

Our significant accounting policies are described in Note 4 to our annual financial statements included elsewhere in this proxy statement. We believe the following critical accounting polices involved the most significant judgments and estimates used in the preparation of our financial statements.

Cash and Cash Equivalents.  We consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

Investments.  Investments held in the Trust Fund consist of investments acquired, which are included in the Trust Fund, with maturities exceeding three months but less than three years. While our intent is to hold debt securities to maturity, consistent with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, we classify all debt securities and all investments in equity securities that have readily determinable fair values as available-for-sale, as the sale of such securities may be required prior to maturity to implement our strategies.

Accounting for Derivative Instruments.  Statement of Financial Accounting Standard No. 133, or SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, requires all derivatives to be recorded on the balance sheet at fair value. However, paragraph 11(a) of SFAS No. 133 provides that contracts issued or held by a reporting entity that are both (1) indexed to its own stock and (2) classified as stockholders’ equity in its statement of financial position are not treated as derivative instruments. Emerging Issues Task Force 00-19, or EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock,” provides criteria for determining whether freestanding contracts that are settled in a company’s own stock, including common stock warrants, should be designated as either an equity instrument, an asset or as a liability under SFAS No. 133. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in a company’s results of operations. A contract designated as an equity instrument is included within equity, and no fair value adjustments are required from period to period. In accordance with EITF 00-19, the 8,165,000 Class W and 8,165,000 Class Z Warrants to purchase Common Stock included in the Series A units and Series B units sold in our initial public offering and the UPO to purchase up to 25,000 Series A units and/or up to 230,000 Series B units are separately accounted for as liabilities. The agreements related to the Class W and Class Z Warrants and the UPO provides for us to register and maintain the registration of the shares underlying the securities and is silent as to the penalty to be incurred in the absence of the Company’s ability to deliver registered shares to the holders upon exercise of the securities. Under EITF 00-19, registration of the common stock underlying the warrants and UPO is not within the our control and as a result, we must assume that it could be required to settle the securities on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. The fair value of these securities are presented on our balance sheet in Derivative liabilities” and the unrealized changes in the values of these derivatives are shown in our statement of operations as “Gain (loss) on derivative liabilities.”

Fair values for traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates. The Class W and Class Z Warrants sold in our initial public offering are publicly traded and consequently the fair value of these warrants are estimated as the market price of a warrant at each period end. To the extent that the market prices of our warrants and units increase or decrease, our derivative liabilities will also increase or decrease with a corresponding impact on our statement of operations.

The UPO issued to the underwriters to purchase up to 25,000 Series A units and/or up to 230,000 Series B units is a derivative that which is separately valued and accounted for on our balance sheet. While the underlying common stock shares and warrants are indexed to our common stock, the fact that the UPO, the shares underlying the UPO and the shares underlying the Class W and Class Z Warrants sold in the offering contain certain registration rights and requirements in accordance with their agreements, we have classified these instruments as a liability in accordance with EITF 00-19. These derivative liabilities have been, and will continue to be adjusted to fair value at each period end.

The pricing model we use for determining fair value of the UPO at the end of each period is the Black Scholes option-pricing model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, market prices and volatilities. Selection of these inputs involves management’s judgment and may impact net income(loss). We use a risk-free interest rate, which is the rate on U.S. Treasury instruments, for a security with a maturity that approximates the estimated remaining contractual life of the derivative. We use volatility rates based upon a sample of comparable special purpose acquisition corporations. At the time we consummate a business combination, the volatility rates will then be based on comparable companies to the acquired companies. The volatility factor used in Black Scholes model has a significant effect on the resulting valuation of the derivative liabilities on our balance sheet and this volatility-rate will continue to change in the future. We use the closing market price of the our Series A units and Series B units at the end of a period in the Black-Scholes model for the valuation of the UPO. Our Series A unit and Series B unit prices will also change in the future. To the extent that the Company’s Series A and Series B unit prices increase or decrease, our UPO derivative liability will also increase or decrease, absent any change in volatility rates and risk-free interest rates.

Income Taxes.  We follow Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Net Income Per Share.  Net income per share is computed on the basis of the weighted average number of common stock and Class B common stock outstanding for the period, including common stock equivalents (unless anti-dilutive), which would arise from the exercise of stock warrants.

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common and common, Class B stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. For all periods presented, since the effect of the assumed exercise of 21,280,000 of outstanding warrants to purchase common stock and the outstanding underwriters’ purchase option to purchase 25,000 Series A units and 230,000 Series B units is anti-dilutive, as their exercise prices are greater than the average market price of common stock during the period, they have been excluded from the Company’s computation of fully diluted net income per share. Therefore, basic and diluted income per share were the same for the period from inception (January 3, 2005) to December 31, 2005 and for the six months ended June 30, 2006.

Use of Estimates and Assumptions.  The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results can, and in many cases will, differ from those estimates.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet combines the consolidated historical balance sheets of GII, ETT and Mercator as of June 30, 2006, giving effect to the Acquisition as if it had been consummated on June 30, 2006. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 combines the consolidated statements of operations of ETT for the year ended December 31, 2005 and the consolidated statement of operations of GII for the year ended September 30, 2005 with the statement of operations of Mercator for the period from inception (January 3, 2005) to December 31, 2005, giving effect to the Acquisition as if it had occurred at the beginning of the periods presented. The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2006 combines the historical statements of operations of ETT and Mercator for the six months ended June 30, 2006 with the statement of operations of GII for the six months ended March 31, 2006 (GII’s second fiscal quarter), giving effect to the Acquisition as if it had occurred at the beginning of the periods presented. The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the Acquisition, are factually supportable and are expected to have a continuing impact on the combined results.

We are providing the following information to aid you in your analysis of the financial aspects of the Acquisition. We derived the pro forma information for the year ended December 31, 2005 from the audited financial statements of GII for the year ended September 30, 2005, the audited financial statements of ETT for the year ended December 31, 2005 and from the audited financial statements of Mercator for the period from its inception (January 3, 2005) to December 31, 2005. We derived the pro forma information for the period ended June 30, 2006 from the unaudited financial statements of ETT and Mercator for their respective periods ended June 30, 2006, and the unaudited financial statements of GII for the six months ended March 31, 2006 (GII’s second fiscal quarter). The unaudited condensed consolidated statement of operations of GII for the six months ended March 31, 2006 is derived by subtracting GII’s unaudited condensed statement of operations for the three months ended June 30, 2006 included elsewhere in this proxy statement from GII’s unaudited statement of operations for the nine months ended June 30, 2006 included elsewhere in this proxy statement. This information should be read together with Mercator’s audited and unaudited financial statements and related notes, the GII audited and unaudited financial statements and related notes, the ETT audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of each of GII, ETT and Mercator and other financial information included elsewhere in this proxy statement.

The unaudited pro forma condensed consolidated information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Mercator, GII and ETT have not had any historical relationships prior to the Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities among the companies.

In the proposed acquisition of GII, Mercator intends to acquire GII by purchasing all the issued and outstanding shares of capital stock of GII from its shareholders in exchange for consideration consisting of: (i) $14,000,000 in cash from the trust fund established in connection with Mercator’s initial public offering, (ii) $4,000,000 of subordinated promissory notes, (iii) 1,300,000 shares of Mercator common shares and (iv) 1,450,000 Class W Warrants of Mercator and 1,450,000 Class Z Warrants of Mercator, of which 966,666 Class W and 966,666 Class Z Warrants will be placed in escrow at the closing and will be released subject to certain conditions.

The escrowed warrants will be released from escrow to the former GII shareholders when a majority of the 10,640,000 of Mercator’s Class W Warrants or of the 10,640,000 of Mercator’s Class Z Warrants that were issued and outstanding as of May 23, 2006, the date of the GII stock purchase agreement, have been exercised, redeemed or otherwise converted into cash or equity securities, or earlier in the event that either D. Michael Keenan or Todd J. Vecchio, GII’s executive officers, is dismissed from employment by Mercator other than for “cause,” as defined in the employment agreements they will enter into with Mercator in connection with the Acquisition, or if there is a merger, asset sale or similar transaction that results in a change of control of Mercator. The value of the warrants placed in escrow will be included in the purchase price of GII when, and if the contingency is satisfied. The estimated aggregate value of the 966,666 Class W Warrants and 966,666 Class Z Warrants to be placed in escrow is $934,573, based upon the average closing prices of Mercator’s Class W Warrants and Class Z Warrants of approximately $0.47 and $0.49, respectively, during the two days prior and two days subsequent to May 23, 2006.

In the proposed acquisition of ETT, Mercator intends to acquire the outstanding share interest of ETT in exchange for $37,000,000 in cash from the trust fund. After giving effect to the Acquisition, the existing Mercator stockholders will own approximately 90% of the then issued and outstanding common stock of the combined company.

Mercator, GII and ETT plan to complete the Acquisition promptly after the special meeting, provided that:

•	holders of Mercator’s Class B common stock have approved the Acquisition;

•	holders of less than approximately 9% of the shares of Class B common stock issued in Mercator’s initial public offering vote against the Acquisition and elect conversion of their shares into cash; and

•	other conditions specified in the purchase documents have been satisfied or waived.

The Acquisition will be accounted for as a business combination with Mercator as the accounting acquirer. The determination of Mercator as the accounting acquirer has been made based on an evaluation of the relevant factors and circumstances of the Acquisition, including among other factors that Mercator stockholders will own approximately 90% of the combined company upon consummation of the Acquisition, that certain members of Mercator’s board of directors will continue to serve on the board of directors, including as executive chairman, of the combined company after the Acquisition and that those members of Mercator’s board of directors have experience in management and executive positions of telecommunications companies. Under the purchase method of accounting, the assets and liabilities of GII and ETT acquired by Mercator will be recorded as of the acquisition date at their respective fair values, and added to those of Mercator.

The purchase price for the respective acquisitions will be determined based both on the cash consideration given and the value of Mercator’s common stock and warrants issued in exchange for the issued and outstanding shares of GII and ETT. The value of the common stock will be based on the average closing market price of Mercator’s Class B common stock for a period of two days prior and two days subsequent to the date the terms of the Acquisition were agreed to and announced. Management used the average price per share of Mercator’s Class B common stock in valuing the common stock consideration, because it believes that the trading price of the Class B common stock best represents the value of the stock consideration to be given to the former GII shareholders in the Acquisition. The values of the Class W and Class Z Warrants will be based on the average closing market price of Mercator’s Class W and Class Z Warrants for a period of two days prior and two days subsequent to the date the terms of the Acquisition were agreed to and announced. The allocation of the purchase price including the evaluation and computation of deferred taxes, if any, resulting from the Acquisition reflected in the unaudited pro forma condensed consolidated financial statements is preliminary and subject to change based on finalization of Mercator’s valuation of the acquired assets and liabilities of GII and ETT. The pro forma information presented, for the purchase price allocation, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed in connection with the Acquisition. These preliminary estimates are based on available information and certain assumptions we consider reasonable and may be revised as additional information becomes available. These preliminary valuation estimates were derived by management and are reflected in the fair values in these unaudited pro forma condensed consolidated financial statements. The final purchase price allocation for the Acquisition will be dependent upon the finalization of asset and liability valuations, which may depend in part on prevailing market rates and conditions. A final determination of these fair values will include assistance provided by an independent appraiser, which will be completed subsequent to the consummation of the Acquisition. These final valuations will be based on the actual net tangible and intangible assets that existed as of the closing date of the Acquisition. Any final adjustments may change the allocations of purchase price, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a material change to the unaudited pro forma condensed consolidated financial statements, including recording additional goodwill.

The unaudited pro forma condensed consolidated financial statements have been presented assuming that none of the holders of Mercator’s Class B common stock issued in its initial public offering exercise their right to convert their shares into cash, as discussed in Note 1 to Mercator’s financial statements for the period from its inception

(January 3, 2005) to December 31, 2005. Our charter provides that holders of up to 19.99% of Mercator Class B common stock may elect to have their shares redeemed upon the consummation of a transaction at a redemption value based on the amount held in our trust fund, inclusive of interest income to date thereon, and the transaction will still be consummated. However, with regards to the Acquisition, we believe we will only be able to complete the Acquisition provided that not more than approximately 9% (or approximately 952,000 shares) of the holders of Mercator Class B common stock elect to have their shares redeemed. We have based this determination based on the cash available in the trust fund as of June 30, 2006, the expected cash to be earned from interest income on the trust fund investment in US Government Treasury securities during the period from July 1, 2006 to October 15, 2006, the projected working capital required by Mercator through October 15, 2006 and the expected cash disbursements to be made at the consummation of the Acquisition. If holders of not more than 9% of Mercator Class B common stock elect to have their shares redeemed then our cash will be reduced by approximately $5,100,000 with an equivalent decrease in stockholders’ equity.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2006

				Pro Forma
	ETT	GII	Mercator	Adjustments		Consolidated

ASSETS
Current Assets:
Cash and cash equivalents	$2,302,193	$516,402	$877,172	2,956,165	(a)	$6,651,932
Short-term investments	—	487,805	—			487,805
Investment held in Trust Fund	—	—	55,871,783	(51,000,000	)(a)
				(2,956,165	)(a)
				(1,915,618	)(a)	—
Accounts Receivable, net	5,198,885	1,217,487	—			6,416,372
Income tax refunds receivable	—	371,515	—			371,515
Deferred contract costs	—	226,525	—			226,525
Deferred Acquisition costs	—	—	632,520	(632,520	)(e)	—
Prepaid expenses and other current assets	1,890,472	654,149	36,668			2,581,289

Total current assets	9,391,550	3,473,883	57,418,143			16,735,438
Intangible assets, subject to amortization	—	—	—	2,520,045	(c)	2,520,045
Goodwill	—	—	—	64,278,687	(b)
				(231,600	)(b)
				(2,520,045	)(c)
				3,872,774	(d)	65,399,816
Property and equipment, net	434,640	325,910	—	395,500	(b)	1,156,050
Other assets	818,135	523,450	—	(203,800	)(b)	1,137,785

Total Assets	$10,644,325	$4,323,343	$57,418,143			$86,949,134

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts Payable	$9,671,972	959,577	$181,108			$10,812,657
Current maturities of long-term debt	920,217	—	—			920,217
Unearned and deferred revenue	1,858,799	1,897,098	—			3,755,897
Accrued acquisition costs	—	—	468,138	(468,138	)(e)	—
Regulatory and sales taxes payable	—	396,508	—			396,508
Income tax payable	—	—	335,000			335,000
Derivative liabilities	—	—	5,948,850			5,948,850
Other accrued expenses	1,479,827	1,158,329	—			2,638,156

Total current liabilities	13,930,815	4,411,512	6,933,096			24,807,285
Long-term obligations, less current maturities	208,872	75,143	—	4,000,000	(b)	4,284,015
Long-term deferred revenue	167,417	46,583	—	(39,900	)(b)	174,100

Total liabilities	14,307,104	4,533,238	6,933,096			29,265,400
Common stock, subject to possible conversion to cash (2,114,942 shares at conversion value)	—	—	11,168,769	(11,168,769	)(f)

Stockholders’ equity (deficit):
Preferred stock	10,597	—	—	(10,597	)(d)	—
Common stock	10,170	25,000	115	130	(b)
				1,058	(f)
				(35,170	)(d)	1,303
Common stock, Class B	5,967	—	847	211	(f)
				(1,058	)(f)
				(5,967	)(d)	—
Additional paid-in-capital	19,293,471	279,461	36,844,795	11,168,558	(f)
				7,198,557	(b)
				(19,572,932	)(d)	55,211,910
Treasury stock	(622,000)	—	—	622,000	(d)	—
Retained earnings (deficit)	(24,738,778)	(514,456)	2,466,771	25,253,234	(d)	2,466,771
Accumulated other comprehensive income	2,377,794	—	3,750	(2,377,794	)(d)	3,750

Total stockholders’ equity (deficit)	(3,662,779)	(209,995)	39,316,278			57,683,734

Total Liabilities and Stockholders’ Equity (Deficit)	$10,644,325	$4,323,243	$57,418,143			$86,949,134

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2006

The unaudited condensed consolidated pro forma balance sheet combines the balance sheets of GII, ETT and Mercator as of June 30, 2006 assuming that the Acquisition had been completed as of June 30, 2006. The historical balance sheets used in the preparation of the pro forma financial statements have been derived from GII’s, ETT’s and Mercator’s unaudited financial statements as of June 30, 2006.

Pro forma adjustments are necessary to record the accounting for the Acquisition, including a preliminary allocation of purchase price to the estimated fair values of assets and liabilities acquired. No pro forma adjustments were required to conform GII’s or ETT’s accounting policies to Mercator’s accounting policies. Descriptions of the adjustments included in the unaudited pro forma condensed consolidated balance sheet are as follows:

(a) Reflects the release of Mercator’s restricted cash held in trust as a result of the Acquisition for the payment of the purchase prices of GII and ETT, the payment of the balance of acquisition costs not paid prior to closing and the transfer of the remaining balance to cash and cash equivalents.

(b) Estimated total purchase price: Gives effect to (i) the payment of $14,000,000 in cash, (ii) the issuance of $4,000,000 in promissory notes, (iii) the issuance of 1,300,000 shares of Mercator common stock and (iv) 1,450,000 Class W and 1,450,000 Class Z Warrants in exchange for 100% of the equity of GII. Of these warrants, 966,666 of each class will be held in escrow, subject to release upon specified conditions. The estimated total purchase price also gives effect to the payment of $37,000,000 in cash in exchange for 100% of the equity of ETT and the payment of $2,080,000 of estimated acquisition costs.

The total purchase price of $64,278,687 represents the sum of (i) the $6,731,400 fair value (or approximately $5.18 per common share based on the average closing market price of Mercator’s Class B common stock for a period of two days prior and two days subsequent to May 23, 2006, the date of the purchase agreement with GII) of the 1,300,000 shares of common stock, $0.0001 par value, to be issued to the former shareholders of GII, (ii) the $467,287 fair value (or approximately $0.47 per Class W Warrant and approximately $0.49 per Class Z Warrant based on the average price of each of Mercator’s Class W and Class Z Warrants for a period of two days prior and two days subsequent to May 23, 2006) of the 483,334 Class W Warrants and 483,334 Class Z Warrants to be issued to the former shareholders of GII which will not be placed in escrow, (iii) the issuance of a $4,000,000 subordinated promissory note to the GII shareholders (6% interest per annum; due December 29, 2008 or earlier upon a change in control, the exercise of not less than 50% of the issued and outstanding warrants as of the date of the note, or the issuance by Mercator of debt or equity securities resulting in a financing of $20,000,000 or more), (iv) the payment of cash from the Mercator trust account of $14,000,000 and $37,000,000 to be paid to the former shareholders of GII and ETT, respectively and (v) estimated acquisition costs of approximately $2,080,000 directly attributable to the Acquisition.

The 966,666 of the Class W Warrants and 966,666 of the Class Z Warrants to be issued to the GII shareholders and held in escrow will be released from escrow to the GII shareholders when a majority of the 10,640,000 of Mercator’s Class W Warrants or of the 10,640,000 of Mercator’s Class Z Warrants that were issued and outstanding as of May 23, 2006, the date of the GII stock purchase agreement, have been exercised, redeemed or otherwise converted into cash or equity securities, or earlier in the event that either D. Michael Keenan or Todd J. Vecchio, GII’s executive officers, is dismissed from employment by Mercator other than for “cause,” as defined in the employment agreements they will enter into with Mercator in connection with the Acquisition, or if there is a merger, asset sale or similar transaction that results in a change of control of Mercator. The value of the warrants placed in escrow will be included in the purchase price of GII upon resolution of the contingency, if ever. The estimated aggregate value of the 966,666 Class W Warrants and 966,666 Class Z Warrants to be placed in escrow is $934,573, based upon the average closing prices of Mercator’s Class W Warrants and Class Z Warrants of approximately $0.47 and $0.49, respectively, during the two days prior and two days subsequent to May 23, 2006.

Management used the average price per share of Mercator’s Class B common stock in valuing the common stock consideration, because it believes that the trading price of the Class B common stock best represents the value of the stock consideration to be given to the former GII shareholders in the Acquisition. In reaching this conclusion, management considered (i) that the Class B common stock’s trading price is closely correlated with Mercator’s most significant asset (the approximately $55.9 million held in trust as of June 30, 2006), (ii) that 10,580,000 shares of Class B common stock are publicly traded, compared to only 1,150,000 shares of Mercator’s common stock, (iii) that only the holders of Class B common stock have the ability to vote and approve the Acquisition, and thus the publicly traded value of this security is most indicative of the Class B holders’ perception of the value of the Acquisition, (iv) that upon consummation of the Acquisition all of the Class B common stock outstanding will automatically convert to common stock, and (v) that only the Class B common stockholders will be entitled to the proceeds in the trust fund in the event the Acquisition is not completed and liquidation occurs. If we had utilized the average closing market price of Mercator’s common stock for a period of two days prior and two days subsequent to May 23, 2006, the date of the purchase agreement with GII, the value of the 1,300,000 shares to be issued to the GII shareholders would be $4,459,000 (or approximately $3.43 per common share).

The components of the purchase price are summarized as follows:

	ETT	GII	Total

Cash	$37,000,000	$14,000,000	$51,000,000
Debt	—	4,000,000	4,000,000
Common Stock	—	6,731,400	6,731,400
Warrants	—	467,287	467,287
Allocation of estimated acquisitions costs	1,237,325	842,675	2,080,000

Total	$38,237,325	$26,041,362	$64,278,687

In accordance with Statement of Financial Accounting Standards, or SFAS, No. 141 “Business Combination”, under the purchase method of accounting, the total estimated purchase price for each GII and ETT is allocated to GII’s and ETT’s net tangible and intangible assets based on their estimated fair values as of the date of the completion of the purchase. The estimated purchase price included on the accompanying unaudited pro forma condensed consolidated balance sheet is based on the preliminary allocation of purchase price to the estimated fair values of assets and liabilities acquired, and subject to material changes upon receipt of the final valuation as described in the introduction to these unaudited pro forma condensed consolidated financial statements.

The preliminary estimate of the purchase price allocation, including recognition of goodwill, is as follows:

	ETT	GII	Total

Current assets acquired	$9,391,550	$3,473,883	$12,865,433
Property and equipment, net	434,640	721,410	1,156,050
Other noncurrent assets	614,335	523,450	1,137,785
Intangible assets	1,434,350	1,085,695	2,520,045
Goodwill	40,629,654	24,770,162	65,399,816
Assumed debt	(1,129,089)	—	(1,129,089)
Current liabilities less current portion of debt	(13,010,598)	(4,411,512)	(17,382,210)
Other non-current liabilities	(127,517)	(121,726)	(289,143)

Total	$38,237,325	$26,041,362	$64,278,687

Goodwill is calculated as the difference between tangible and intangible net assets(liabilities) acquired and the estimated purchase price.

In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill and intangible assets with indefinite lives resulting from business combinations completed subsequent to June 30, 2001 are not amortized but instead are tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of Mercator determines that the value of goodwill or intangible assets with indefinite lives has become impaired, Mercator will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

(c) Reflects adjustments to record the identifiable intangible assets valued as part of the Acquisition at their estimated fair values. The identifiable intangible assets and estimated values have been based on a preliminary purchase price allocation performed based on management’s best estimate. The purchase price allocation and identified intangible assets may change upon our receipt of more detailed information and finalization of the purchase price allocation for the Acquisition, and such changes as may be significant.

These identifiable intangible assets consist of the following:

	ETT	GII	Total	Estimated Life

Customer contracts/relationships	$1,434,350	$1,085,695	$2,520,045	4-7 years

Total	$1,434,350	$1,085,695	$2,520,045

(d) Reflects the elimination of each of GII’s and ETT’s historical capital stock amounts, paid-in capital, treasury stock, accumulated deficits and other comprehensive income and the resulting adjustment to goodwill.

(e) Reflects the elimination of deferred acquisition costs and accrued acquisition costs of Mercator as of June 30, 2006.

(f) Reflects the reclassification of the conversion value of the Mercator Class B common stock to Stockholders’ Equity and the reclassification of Class B common stock to common stock.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

	ETT	GII	Mercator	Adjustments		Consolidated

Revenue
Telecommunications services sold	$34,711,639	$14,167,849	$—			$48,879,488
Operating expenses:
Cost of telecommunications services provided	24,506,895	9,424,964	—			33,931,859
Selling, general and administrative expense	10,170,036	5,335,053	358,892	202,500	(j)	16,066,481
Depreciation and amortization	269,513	109,135	—	1,150,146	(h)	1,528,794

Operating Loss	(234,805)	(701,303)	(358,892)			(2,647,646)

Other income:
Interest income (expense), net	3,805	32,008	1,258,203	(1,099,000	)(g)
				77,600	(i)
				(240,000	)(k)	32,616
Gain on derivative liabilities	—	—	776,750			776,750
Other income	—	19,142	—			19,142

Total other income	3,805	51,150	2,034,953			828,508

Income (loss) before provision (benefit) for income taxes	(231,000)	(650,153)	1,676,061			(1,819,138)
Provision (benefit) for income taxes	—	(205,189)	307,000	(101,811	)(l)	—

Net (loss) income	$(231,000)	$(444,964)	$1,369,061			$(1,819,138)

Weighted average number of shares outstanding:
Basic	174,512,485	2,500,000	8,434,067			13,030,100 (m)
Diluted	174,512,485	2,500,000	8,434,067			13,030,100 (n)
Net (loss) income per common share
Basic	$(0.00)	$(0.18)	$0.16			$(0.14)

Diluted	$(0.00)	$(0.18)	$0.16			$(0.14)

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2006

				Pro Forma
	ETT	GII	Mercator	Adjustments		Consolidated

Revenue
Telecommunications services sold	$16,437,846	$8,526,839	$—			$24,964,865
Operating expenses:
Cost of telecommunications services provided	11,430,590	6,141,837	—			17,572,427
Selling, general and administrative expenses	4,901,875	2,742,091	421,675	101,250	(j)	8,166,891
Depreciation and amortization	124,597	80,584	—	357,355	(h)	562,536

Operating Loss	(19,216)	(437,673)	(421,675)			(1,337,169)

Other income (expense):
Interest income, net of expense	19,751	13,387	1,239,535	(1,137,000	)(g)
				55,048	(i)
				(120,000	)(k)	70,721
Gain on derivative liabilities	—	—	558,850			558,850
Other expense	—	(88,615)	—			(88,615)

Total other income (expense)	19,751	(75,228)	1,798,385			540,956

Income (loss) before provision (benefit) for income taxes	535	(512,901)	1,376,710			(796,213)
Provision (benefit) for income taxes	—	—	279,000	(279,000	)(l)	—

Net (loss) income	$535	$(512,901)	$1,097,710			$(796,213)

Weighted average number of shares outstanding:
Basic	174,512,485	2,500,000	11,730,100			13,030,100 (m)
Diluted	174,512,485	2,500,000	11,730,100			13,030,100 (n)
Net (loss) income per common share
Basic	$0.00	$(0.21)	$0.09			$(0.06)

Diluted	$0.00	$(0.21)	$0.09			$(0.06)

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS

FOR THE PERIODS ENDED DECEMBER 31, 2005 AND JUNE 30, 2006

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 combines the statements of operations of GII for the year ended September 30, 2005, the statement of operations of ETT for the year ended December 31, 2005 and the statement of operations of Mercator for the period from inception (January 3, 2005) to December 31, 2005, assuming that the Acquisition occurred at the beginning of the periods presented. The historical statements of operations for the year ended September 30, 2005 (GII), the year ended December 31, 2005 (ETT) and for the period from inception (January 3, 2005) to December 31, 2005 (Mercator) have been derived from the companies’ audited statements of operations for such periods.

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2006 combines the unaudited condensed consolidated statements of operations of GII for the six months ended March 31, 2006, the unaudited condensed consolidated statement of operations of ETT for the six months ended June 30, 2006 and the unaudited condensed statement of operations of Mercator for the six months ended June 30, 2006, assuming that the Acquisition occurred at the beginning of the periods presented. The historical statements of operations of ETT and Mercator the six months ended June 30, 2006 have been derived from the companies’ unaudited statements of operations for such period. The historical statements of operations of GII for the six months ended March 31, 2006 have been derived by subtracting the unaudited statement of operations of GII for the three months ended June 30, 2006 from the unaudited statement of operations of GII for the nine months ended June 30, 2006.

Certain reclassifications have been made to conform Mercator’s, GII’s and ETT’s historical amounts. The pro forma consolidated provision (benefit) for income taxes does not reflect the amounts that would have resulted had Mercator, GII and ETT filed consolidated income tax returns during the periods presented.

Descriptions of the adjustments included in the unaudited pro forma condensed consolidated statements of operations are as follows:

(g) Reflects a reduction of Mercator’s interest income due to the payment of cash from the Mercator trust account to the former shareholders of GII and ETT in connection with the Acquisition. The estimate of reduction in interest income is based on the combined entity having approximately $53,080,000 less in cash and cash equivalents, assuming an average rate of return consistent with that earned by Mercator of approximately 2.74% for the period from inception (January 3, 2005) to December 31, 2005 and 4.16% for the six months ended June 30, 2006.

(h) Reflects adjustment to depreciation and amortization using the straight-line method resulting from estimated fair value adjustments to software technology, property and equipment and amortizable intangible assets as a result of the Acquisition. Useful lives of assets have been adjusted to be consistent between GII and ETT.

(i) Reflects additional interest income and expense, net related to the accretion of discounts on long-term receivables and payables from their estimated fair values at the date of Acquisition to their face respective amounts.

(j) Reflects share-based compensation expense associated with restricted stock grants (430,000 shares at $5.20 per share) expected to be made to certain officers and members of senior management in connection with employment agreements effective as of the consummation of the Acquisition.

(k) Reflects additional interest expense related to the subordinated promissory note issued to the former GII shareholders described in (b).

(l) Reflects the adjustment to the provision (benefit) for income taxes as a result of net operating losses generated for Federal and State income tax purposes on a combined consolidated basis. Due to the uncertainty related to the utilization of the net operating losses to offset taxable income in future periods, no adjustment has been made related to the recognition of deferred tax assets.

(m) Reflects 11,730,100 shares of Mercator outstanding before the Acquisition plus 1,300,000 shares issued to GII shareholders upon consummation of the Acquisition.

(n) Reflects 11,730,100 shares of Mercator outstanding before the Acquisition plus 1,300,000 shares issued to GII shareholders upon consummation of the Acquisition, plus the effect of 25,830,000 of Mercator outstanding warrants, restricted stock and options after the Acquisition on weighted average shares outstanding. Warrants, restricted stock and options have no impact on diluted pro forma loss per share since the exercise price of such securities is in excess of the average market price of Mercator common stock during the periods presented.

OUR DIRECTORS AND MANAGEMENT FOLLOWING THE ACQUISITION

As of the completion of the Acquisition, GII and ETT will each be a subsidiary of Mercator. If each of the nominees for election to our board of directors is elected, our board of directors, executive officers and key employees will be as follows:

Name	Age	Position

H. Brian Thompson*	67	Chairman of the Board and Executive Chairman
D. Michael Keenan*	51	Chief Executive Officer and Director
Rhodric C. Hackman	59	Director
David Ballarini*	42	Interim Chief Financial Officer and Treasurer
Christopher Britton	47	Executive Vice President, Europe, Middle East and Asia operations
Steven Sanderson	45	Finance Director, ETT
John Cruickshank	41	Global Sales Director, ETT
Todd Vecchio	40	President, GII
Morgan E. O’Brien	62	Director
Alex Mandl	62	Director
Didier Delepine	59	Director
Howard Janzen	52	Director
Sudhakar Shenoy	59	Director

*Denotes an executive officer

H. Brian Thompson has been our Chairman and Chief Executive Officer since our inception. Since January 2003, Mr. Thompson also has been the Chairman of Comsat International, one of the largest independent telecommunications operators serving Latin America. Comsat, acquired from Lockheed Martin in a transaction completed in October 2002, provides international data and voice communications services to commercial customers and other telecommunications carriers through a fully integrated fiber, wireless, and satellite network. Mr. Thompson has also been the Chief Executive Officer of Universal Telecommunications, Inc., a private equity investment and advisory firm, focused on consolidations and start-up companies in the communications industry, since he formed it in June 1991. Since October 1998, Mr. Thompson has also served as the Co-Chairman for the Americas of the Global Information Infrastructure Commission, a multinational organization comprised of international communication industry professionals, the strategic objective of which is to chart the role of the private sector in the developing global information and telecommunications infrastructure. From March 1999 to September 2000, Mr. Thompson was Chairman and Chief Executive Officer of Global TeleSystems, Inc. (formerly Global TeleSystems Group, Inc.), a provider of broadband, internet and voice services, serving businesses and carriers throughout Europe. In November 2001, Global TeleSystems filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in response to an involuntary petition previously filed by certain of its debenture holders. From June 1999 to September 2000, Mr. Thompson served as Chairman of Golden Telecom, Inc. (NASDAQ: GLDN), which completed its initial public offering in September 1999 after being formed in June 1999 to be the holding company for all of Global TeleSystems’ businesses in Russia and other countries in the former Soviet Union. From 1991 to June 1998, Mr. Thompson served as Chairman and Chief Executive Officer of LCI International, Inc., which became a leading telecommunications provider during his tenure. In June 1998, LCI merged with Qwest Communications International Inc. and until December 1998, Mr. Thompson served as Vice Chairman of the board of Qwest. From 1981 to 1990, Mr. Thompson served as Executive Vice President of MCI Communications Corporation, with responsibility for eight operating divisions, including MCI International. Mr. Thompson was previously a management consultant specializing in telecommunications and technology enterprises with McKinsey & Company, a management consulting firm.

Mr. Thompson currently serves as a member of the board of directors of the following public companies: Sonus Networks, Inc. (NASDAQ: SONS), United Auto Group Inc. (NYSE: UAG), Axcelis Technologies, Inc. (NASDAQ: ACLS), and Bell Canada International, Inc. (NEX: BI.H). Mr. Thompson serves as a member of the Irish Prime Minister’s Ireland-America Economic Advisory Board. From January 1999 to March 1999, Mr. Thompson was the non-executive Chairman of Telecom Eireann, Ireland’s incumbent telephone company. Mr. Thompson received a B.S. from the University of Massachusetts and an M.B.A. from Harvard Business School.

D. Michael Keenan co-founded GII and has been its Chief Executive Officer since its inception. From 1996 to 1998, Mr. Keenan actively managed a portfolio of commercial and residential real estate assets as well as investments in various early-stage technology companies. From 1980 to 1995, Mr. Keenan founded and served as chairman and chief executive officer of a multi-state mechanical contracting service business and a residential HVAC service company, both of which were ultimately sold in an industry roll-up. Mr. Keenan holds a B.S.B.A. in Finance from the University of Colorado.

Rhodric C. Hackman has been our President, Secretary and a Director since our inception. In October 1999, Mr. Hackman co-founded Mercator Capital L.L.C., a merchant and investment bank focused on communications, media and technology. Mr. Hackman has been a partner of Mercator Capital and its affiliates since formation. In January 1991, Mr. Hackman co-founded Hackman, Baring & Co. Incorporated, a boutique investment bank specializing in the communications industry. Mr. Hackman served as a principal of Hackman, Baring & Co. until it was sold to PricewaterhouseCoopers Securities in September 1997. From the date of the sale until September 1999, Mr. Hackman served as Co-Head of Communications & Media in the investment banking group at PricewaterhouseCoopers Securities. From June 1993 to March 1995, Mr. Hackman was President and a member of the board of directors of HB Communications Acquisition Corp., a blank check company with an objective to acquire an operating business in the communications industry. From 1981 to 1990, Mr. Hackman served as Co-Head of Communications in the investment banking group at Kidder, Peabody & Co., an investment banking firm. Mr. Hackman received a B.S. from the United States Naval Academy and an M.B.A. from Cornell University.

David Ballarini has been our Chief Financial Officer, Treasurer and a Director since our inception. In October 1999, Mr. Ballarini co-founded Mercator Capital L.L.C. and has been a partner of it and its affiliates since formation. From 1997 to 1999, Mr. Ballarini served as Director of Strategy and Corporate Development at PricewaterhouseCoopers Securities. From 1993 to 1997, Mr. Ballarini served as an engagement manager of McKinsey & Company, a management consulting firm, where he specialized in advising companies across various industries on growth strategy development, including executing strategic acquisitions and divestitures as well as leading post-merger integration activities. From 1991 to 1993, Mr. Ballarini attended business school. From 1985 until 1991, Mr. Ballarini was involved in several key defense technology programs including aircraft and aerospace system development initiatives as a senior project manager at Atlantic Research Corporation and the United States Naval Air Development Center. Mr. Ballarini received a B.S.E. from Princeton University, an M.S.A.E. from Georgia Tech as well as an M.B.A. from The Wharton School.

Christopher Britton founded ETT and has been its Chief Executive Officer and a member of its board of directors since 1998. From 1996 to 1998, Mr. Britton served as Sales and Marketing Director for TMI, the international arm of Telecom Italia. Prior to that, he served as Head of Sales Operations for Energis from 1994 to 1996.

Steven Sanderson has been ETT’s Finance Director and a member of its board of directors since 2000. From 1992 to 2000, Mr. Sanderson served as Finance Director and Company Secretary of the VEGA Group PLC. From 1989 to 1992, Mr. Sanderson was a Financial Controller at SEMA Group PLC. From 1986 to 1989, Mr. Sanderson was a Finance Manager at Dixons Group PLC. Mr. Sanderson qualified as a Chartered Accountant in 1985 while working for Price Waterhouse (London).

John Cruickshank has been ETT’s Global Sales Director since May 2005 and is responsible for the ETT sales teams in France, Germany, India, the United Kingdom and the United States. Prior to joining ETT, Mr. Cruickshank worked at Equant, where he was Sales Director for the Financial and Services sectors from 2004 to 2005. In 2003, Mr. Cruickshank was Head of Equant’s UK Enterprise Sales. In 2002, Mr. Cruickshank was Equant’s Head of Sales for Western Europe and its Country Manager for Iberia. From 2000 to 2001, Mr. Cruickshank was Equant’s UK Sales Manager responsible for new business.

Todd Vecchio co-founded GII and has served as its President since 2005. From the founding of the company in 1998 until his promotion to President, Mr. Vecchio served as Executive Vice President of Sales. From 1997 to 1998,

Mr. Vecchio was Vice President of Sales for Atlantic Media, Inc., a competitive local exchange carrier that was subsequently acquired by Looking Glass Networks. From 1992 to 1997, Mr. Vecchio was a Senior Account Manager with Bell Atlantic (later Verizon), where he was responsible for sales to enterprise business accounts. Mr. Vecchio holds a B.S. in Business Administration from Mary Washington College.

Morgan O’Brien has served as a Special Advisor to us since January 2005. Mr. O’Brien is a co-founder and Chairman and Chief Executive Officer of Cyren Call Communications, a new venture seeking to create a nationwide, seamless, ultra-broadband network for public safety communications. Mr. O’Brien was the co-founder of Nextel Communications, Inc. in 1987 and served as its Chairman from 1987 to 1995, and then as Vice-Chairman until its merger with Sprint Communications in 2005. Mr. O’Brien began his career as a lawyer with the Mobile Services Division of the FCC in 1970 where he assisted in establishing the rules and procedures for all land mobile services. Later, Mr. O’Brien practiced communications law and from 1986 to 1990 was the partner-in-charge of the telecommunications practice at Jones, Day, Reavis & Pogue. Recently he was inducted into the Washington Business Hall of Fame. He currently serves as a chairman of the board of trustees of The Field School in Washington, D.C. and as a member of the Law Board of Northwestern University School of Law. Mr. O’Brien received an A.B. in Classical Studies from Georgetown University and a law degree from Northwestern University.

Alex J. Mandl has served as a Special Advisor to us since January 2005. Mr. Mandl has served as Executive Chairman of the Board of Gemalto N.V., a newly formed digital security provider resulting from the merger of Gemplus International S.A. and Axalto Holding, N.V., since June 2006. From September 2002 to June 2006, Mr. Mandl served as President and Chief Executive Officer of Gemplus International S.A., a smart card technologies and secure platforms provider. From April 2001 to August 2002, Mr. Mandl was a principal in ASM Investments, an investment company focused on early stage funding for technology companies. Mr. Mandl founded Teligent, Inc., a provider of local and long distance telephony and high-speed data and dedicated internet access in August 1996 and served as its Chairman and Chief Executive Officer until March 2001. Mr. Mandl currently serves on the boards of directors of Gemalto, Dell Computer Corporation and Willamette University. Mr. Mandl has previously served on the boards of directors of AT&T, Sea-Land Services, Warner Lambert, Pfizer, In-Q-Tel, the American Enterprise Institute for Public Policy Research and the Council on Competitiveness. Mr. Mandl holds an M.B.A degree from the University of California at Berkeley and a B.A. degree in economics from Willamette University in Salem, Oregon.

Didier Delepine served as president and Chief Executive Officer of Equant N.V., a global networking and managed communications solution provider from 1998 to 2003. Mr. Delepine is a member of the board of directors of Viatel Ltd. and is a member of the board of advisors of Ciena Corporation. Mr. Delepine has previously served on the boards of directors of Intelsat and Eircom Group plc and on the board of advisors of Adventis Communications Engineering S.A.

Howard E. Janzen served as President of Sprint’s Business Solutions Group, a division of Sprint Corporation serving business customers, from January 2004 to September 2005. From May 2003 to January 2004, Mr. Janzen served as President of Sprint’s Global Markets Group, a division of Sprint serving both consumer and business customers. From October 2002 to May 2003, Mr. Janzen served as President and Chief Executive Officer of Janzen Ventures, Inc., a private equity firm. From 1994 to October 2002, Mr. Janzen served as President and Chief Executive Officer, and from 2001 to October 2002 as Chairman, of Williams Communications Group, Inc., a technology company, which emerged from bankruptcy in October 2002 as WilTel Communications Group, Inc. Williams Communications Group, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in April 2002. Mr. Janzen currently serves on the board of directors of Sonus Networks, Inc. Mr. Janzen holds B.S. and M.S degrees in Metallurgical Engineering from the Colorado School of Mines.

Sudhakar Shenoy has been the Founder, Chairman and CEO of Information Management Consulting, Inc., a business solutions and technology provider to the government, business, health and life science sectors, since January 1981. Mr. Shenoy is a member of the Non Resident Indian Advisory Group that advises the Prime Minister of India on strategies for attracting foreign direct investment. Mr. Shenoy was selected for the United States Presidential Trade and Development Mission to India in 1995. From 2002 to June 2005 he served as the chairman of the Northern Virginia Technology Council. Since 1998 Mr. Shenoy has served on the board of directors of Startec Global Communications, a telecommunication company, and since May 2005 he has served on the board of directors of India Global Capitalization, Inc., a blank check company formed the purpose of acquiring one or more businesses with operations primarily in India. In 1970, Mr. Shenoy received a B. Tech (Hons.) in electrical engineering from the Indian Institute of Technology (IIT). In 1971 and 1973 he received an M.S. in electrical engineering and an M.B.A. from the University of Connecticut Schools of Engineering and Business Administration, respectively.

Board of Directors

Currently, our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Under the current board classification, the term of office of the first class of directors, consisting of Lior Samuelson, is to expire at the annual meeting to be held in 2006. The term of office of the second class of directors, consisting of David Ballarini, is to expire at the annual meeting to be held in 2007. The term of office of the third class of directors, consisting of Rhodric C. Hackman and H. Brian Thompson, is to expire at the annual meeting to be held in 2008. Upon the consummation of the Acquisition, the provisions of our amended and restated certificate of incorporation that provide for a classified board will terminate. Accordingly, if the Acquisition Proposal is approved and the Acquisition is completed, all of the members of our board will be in a single class, and their terms will expire at the annual meeting to be held in 2007.

In anticipation of being listed on The Nasdaq Global Market, following the completion of the Acquisition we intend to adhere to the rules of Nasdaq in determining whether a director is independent. Our board of directors will consult with counsel to ensure that the board of directors’ determinations are consistent with those rules and all relevant securities laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. Consistent with these standards, the board of directors has determined that Messrs. O’Brien, Mandl, Delepine, Janzen and Shenoy are independent.

Audit Committee

Currently, we do not have an audit committee of our board of directors nor do we have an audit committee financial expert, because we do not believe the nature of our business is such that an audit committee or audit committee financial expert would be useful or necessary. Furthermore, our equity securities are not listed on an exchange or automated quotation system that requires its listed companies to appoint an audit committee. Currently, the full board of directors carries out the functions customarily undertaken by an audit committee. We intend to create an audit committee following the completion of the Acquisition.

Compensation Committee

Upon the completion of the Acquisition, we intend to establish a compensation committee composed entirely of independent directors. The compensation committee’s purpose will be to review and approve compensation paid to our officers and directors and to administer the Stock Plan, if approved by our stockholders.

Nominating and Corporate Governance Committee

Upon the completion of the Acquisition, we intend to establish a nominating and corporate governance committee. The primary purpose of the nominating and corporate governance committee will be to identify individuals qualified to become directors, recommend to the board of directors the candidates for election by stockholders or appointment by the board of directors to fill a vacancy, recommend to the board of directors the composition and chairs of board of directors committees, develop and recommend to the board of directors guidelines for effective corporate governance, and lead an annual review of the performance of the board of directors and each of its committees.

We do not have any formal process for stockholders to nominate a director for election to our board of directors. Currently, the entire board of directors decides on nominees, on the recommendation of one or more members of the board of directors. Any stockholder wishing to recommend an individual to be considered by our board of directors as a nominee for election as a director should send a signed letter of recommendation to the following address: Mercator Partners Acquisition Corp., c/o Corporate Secretary, One Fountain Square, 11911 Freedom Drive, Suite 590, Reston, Virginia 20190. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. We may also require a candidate to furnish additional information regarding his or her eligibility and qualifications. The board of directors does not intend to evaluate candidates proposed by stockholders differently than it evaluates candidates that are suggested by our board members, execution officers or other sources.

Board Meetings

During the fiscal year ended December 31, 2005, our board of directors held one meeting. Although we do not have any formal policy regarding director attendance at our annual meetings, we will attempt to schedule our annual meetings so that all of our directors can attend. During the fiscal year ended December 31, 2005, all of our directors attended at least 75% of the meetings of the board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2005, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

Code of Ethics

We have not adopted a Code of Ethics that applies to our principal executive officer or principal financial officer, or persons performing similar functions, primarily because we do not and will not have any operations until such time as we enter into a business combination. We intend to adopt a Code of Ethics in connection with the Acquisition.

Director Compensation

Our directors do not currently receive any cash compensation for their service as members of the board of directors. As described under the heading “Certain Relationships and Related Transactions,” below, we pay certain fees to Mercator Capital, L.L.C., an affiliate of Messrs. Hackman, Samuelson and Ballarini.

Upon completion of the Acquisition, the current and newly elected non-employee directors will receive varying levels of compensation for their services as directors based on their eligibility to be members of our audit and compensation committees. We anticipate determining director compensation in accordance with industry practice and standards

Executive Compensation

No executive officer has received any cash compensation for services rendered. We pay Mercator Capital L.L.C., an affiliate of Messrs. Hackman, Samuelson and Ballarini, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide any of Messrs. Hackman, Samuelson and Ballarini compensation in lieu of a salary. No other executive officer or director has a relationship with or interest in Mercator Capital L.L.C. Other than this $7,500 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors are deemed “independent,” we will generally not have the benefit of independent directors examining the propriety incurred on our behalf and subject to reimbursement.

Upon the completion of the Acquisition, we expect to enter into employment agreements with H. Brian Thompson, D. Michael Keenan and Christopher Britton as described below under the heading “Employment Agreements.”

The following table shows information regarding the compensation earned by Mr. Britton as chief executive officer of ETT during the fiscal years ended December 31, 2005, 2004 and 2003 and Mr. Keenan as chief executive officer of GII during the fiscal years ended September 30, 2005, 2004 and 2003. In accordance with the rules of the SEC, this table does not include various perquisites and other personal benefits received by the executive officers that do not exceed the lesser of $50,000 or 10% of such officer’s salary and bonuses disclosed in this table. We do not anticipate that any of the current officers of ETT or GII other than Messrs. Britton and Keenan will be executive officers of us following the Acquisition.

Summary Compensation Table

					Long-Term
					Compensation
					Securities
		Annual Compensation			Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)		Options (#)

Christopher Britton	2005	228,407	145,655	(1)	—
Chief Executive Officer, ETT	2004	230,929	87,973	(1)	—
	2003	206,078	130,588	(1)	—
D. Michael Keenan	2005	219,279	57,500		—
Chief Executive Officer, GII	2004	205,368	—		—
	2003	166,115	30,000		—

(1)	Includes accrued but unpaid bonuses of $78,896, $14,662 and $48,157 for the fiscal years ended December 31, 2005, 2004 and 2003, respectively.

Employment Agreements

  H. Brian Thompson

We expect to enter into an employment agreement with H. Brian Thompson, to be effective upon the consummation of the Acquisition, pursuant to which Mr. Thompson will serve as our executive chairman, on an at-will basis. Mr. Thompson’s duties as executive chairman will include:

•	serving as chairman of our board of directors;

•	overseeing our other executive and senior officers;

•	assisting in the development of and overseeing our strategic plan;

•	coordinating and overseeing the integration of our business units and subsidiaries;

•	accessing industry contacts to promote our business;

•	overseeing our efforts in connection with potential acquisitions; and

•	such other duties as our board of directors may reasonably assign to him from time to time.

Pursuant to the terms of the proposed employment agreement, Mr. Thompson will receive an initial salary of $150,000 per year, and will also receive a grant of 50,000 shares of restricted stock, with vesting to occur in equal installments on the first four anniversary dates of the commencement of the employment term.

The employment agreement will provide that Mr. Thompson will devote his best efforts and as much time as is required to execute his responsibilities and duties under the agreement. Mr. Thompson will be permitted to accept engagements with other companies during the term of the employment agreement, provided that the engagements to not interfere with his responsibilities and duties under the employment agreement. The employment agreement will also provide that Mr. Thompson will enter into a confidentiality and noncompetition agreement with us upon the commencement of his employment.

  D. Michael Keenan

Pursuant to the terms of the stock purchase agreement for the acquisition of GII, we will enter into an employment agreement with D. Michael Keenan upon the closing of the Acquisition. Pursuant to the terms of the proposed employment agreement, Mr. Keenan will serve as our chief executive officer and will receive an initial salary of $250,000 per year. Mr. Keenan will also be eligible to earn a bonus of up to $250,000 during his first year of employment with us, with one-half of the bonus to be based upon an evaluation of his performance against reasonable performance criteria set by our board of directors and communicated to Mr. Keenan, and one-half to be awarded in the board’s sole discretion. Mr. Keenan will also receive a grant of 150,000 shares of restricted stock, with vesting to occur in equal installments on the first four anniversary dates of the effective date of the employment agreement.

The employment agreement will provide that Mr. Keenan will not compete with us during the period of his employment and continuing until the later of three years from the closing date or one year following the termination of his employment with us. In addition, he will agree not to solicit our customers, employees or consultants during the same period. Furthermore, Mr. Keenan will enter into an assignment of inventions and confidentiality agreement, pursuant to which he will agree to maintain in confidence all of our proprietary information, and to assign to us any inventions conceived by the executive in the course of his employment with us.

The employment agreement will remain in effect until it is terminated under any of the following circumstances:

•	upon the death of the executive;

•	upon the disability of the executive that prevents him from performing his duties to us for a period of more than 180 days in the aggregate in any 12-month period;

•	upon written notice from us, terminating his employment for “cause,” as defined in the employment agreement;

•	upon notice from us, terminating his employment without “cause”;

•	upon written notice from the executive, terminating his employment for “good reason”, as defined in the employment agreement; or

•	upon not less than 30 days notice from the executive, terminating his employment other than for “good reason.”

Mr. Keenan or his beneficiaries or estate will be entitled to severance payments upon the termination of his employment under some circumstances, as follows. In the event of Mr. Keenan’s death, his beneficiaries or estate would be entitled to receive an amount equal to the average of the annual bonuses paid to Mr. Keenan on account of the last three completed fiscal years, plus vesting of a pro rata portion of the restricted stock granted to Mr. Keenan pursuant to the employment agreement, calculated as if vesting was on a monthly basis over a 48-month period. In the event of Mr. Keenan’s disability, he would be entitled to receive those same benefits, as well as continuation of health benefits for 12 months following the termination of his employment. In the event Mr. Keenan’s employment is terminated by us without cause, or by Mr. Keenan for good reason, he would be entitled to receive the continuation of salary and health benefits for 12 months following the termination of his employment, plus an amount equal to the average of the annual bonuses paid to Mr. Keenan on account of the last three completed fiscal years (but in any event not less than two-thirds of the maximum bonus payable under the employment agreement), as well as vesting of all restricted stock granted to Mr. Keenan pursuant to the employment agreement.

Christopher Britton

We expect that ETT will enter into an employment agreement with Christopher Britton upon the closing of the Acquisition. Pursuant to the terms of the proposed employment agreement, Mr. Britton will serve as Executive Vice President, Europe, Middle East and Asia operations of ETT and will receive an initial salary of $225,000 per year (paid in the equivalent amount of British pounds sterling). Mr. Britton will also be eligible to earn an annual bonus of up to 80% of his base salary, with one-half of the bonus to be based upon an evaluation of his performance against performance criteria set by our board of directors and communicated to Mr. Britton, and one-half to be awarded in the board’s sole discretion. The board will have the right to pay any such bonus in cash or shares of our common stock. Mr. Britton will also receive a grant of 135,000 shares of restricted stock of Mercator, with vesting to occur in equal installments on the first four anniversary dates of the effective date of the employment agreement.

The employment agreement will provide that Mr. Britton will not compete with ETT during the period of his employment and continuing until one year following the termination of his employment with us. In addition, he will agree not to solicit our customers, senior employees or consultants during the same period. Furthermore, Mr. Britton will be obligated to maintain in confidence all of our proprietary information, and to assign to us any inventions conceived by him in the course of his employment with us.

The employment agreement will remain in effect until it is terminated by either party, upon not less than 12 months’ notice to the other, after the second anniversary of the effective date. In addition, ETT may terminate Mr. Britton’s employment upon written notice upon the occurrence of certain events specified in the employment agreement, such as the commission by Mr. Britton of a criminal offence or his bankruptcy or incapacity.

In the event Mr. Britton’s employment is terminated by ETT other than as expressly permitted in the employment agreement, Mr. Britton would be entitled to receive a payment in an amount equal to 12 months of his base salary. In addition, if ETT terminates Mr. Britton for any reason other than as a result of one of the specific events specified in the employment agreement, Mr. Britton would be entitled to immediate vesting of the restricted stock granted to him pursuant to the employment agreement.

Independent Registered Public Accounting Firm

J.H. Cohn LLP is currently our independent registered public accounting firm. Representatives of J.H. Cohn LLP will not be present at the special meeting. Fees incurred by us for professional services provided by our independent registered public accounting firm from our inception (January 3, 2005) to December 31, 2005, in each of the following categories are approximately as follows:

Inception
(January 3, 2005)
to December 31,
2005

Audit Fees	$41,000
Audit-related Fees	9,000

Total	$50,000

Fees for audit services include fees associated with the audit of our financial statements and services provided by our auditors in connection with statutory and regulatory filings or engagements. Fees for audit-related services relate to reviews of financial statements included in our quarterly reports on Form 10-Q.

Stockholder Communications with the Board of Directors

Stockholders may send communications to our board of directors by mail or courier delivery addressed as follows: Mercator Partners Acquisition Corp., c/o Corporate Secretary, One Fountain Square, 11911 Freedom Drive, Suite 590, Reston, Virginia 20190. In general, the Corporate Secretary will forward all such communications to the board of directors. However, for communications addressed to a particular member of the board of directors, the Corporate Secretary forwards those communications directly to the board member so addressed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 11, 2005, we issued 100 shares of common stock for $500 in cash, or a purchase price of $5.00 per share. We also issued 2,475,000 Class W warrants and 2,475,000 Class Z warrants for $247,500 in cash, at a purchase price of $0.05 per warrant. These securities were issued to the individuals set forth below, as follows:

	Number of		Number of		Number of
	Shares of		Class W		Class Z
Name	Common Stock		Warrants		Warrants		Relationship to Us

H. Brian Thompson	25	(1)	618,750	(1)	618,750	(1)	Chairman and Chief Executive Officer
Rhodric C. Hackman	25	(2)	495,000	(2)(3)	495,000	(2)(3)	President, Secretary and Director
Lior Samuelson	25		495,000	(3)	495,000	(3)	Executive Vice President and Director
David Ballarini	25		495,000	(3)	495,000	(3)	Chief Financial Officer, Treasurer and Director
Mercator Capital L.L.C.	—		371,250		371,250		Warrant holder

(1)	Shares and warrants were acquired and are held by Universal Telecommunications, Inc. Does not include 4,000 shares of our common stock, 4,000 shares of our Class B common stock, 12,000 Class W warrants and 12,000 Class Z warrants which were acquired by Mr. Thompson upon his purchase of 2,000 Series A Units and 2,000 Series B Units.

(2)	Shares and warrants were acquired and are held by the Hackman Family Trust.

(3)	Does not include 371,250 Class W warrants and 371,250 Class Z warrants purchased by Mercator Capital L.L.C., an affiliate of Messrs. Hackman, Samuelson and Ballarini.

Subsequent to the purchase by the individuals and entities of the securities referenced in the above table, Mercator Capital and Universal Telecommunications sold at fair market value, in the aggregate, 25,000 Class W warrants and 25,000 Class Z warrants to each of Morgan O’Brien and a third party.

Each of the holders of the securities referenced in the above table and Mr. O’Brien are parties to a registration rights agreement with us, pursuant to which they are entitled to make up to two demands that we register these shares and warrants. The holders of the majority of these securities can elect to exercise these registration rights at any time after the consummation of a business combination. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Mercator Capital L.L.C. makes available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We pay Mercator Capital L.L.C. $7,500 per month for these services. Messrs. Hackman, Samuelson and Ballarini are each principals and, in the aggregate, 95% owners of Mercator Capital L.L.C. and as a result, will benefit from the transaction to the extent of their interests in Mercator Capital L.L.C. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Hackman, Samuelson and Ballarini compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Washington, D.C. metropolitan area, that the fee charged by Mercator Capital L.L.C. is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

We reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations, including the GII and ETT acquisition. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee payable to Mercator Capital, L.L.C., and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our officers or directors, or to any of their respective affiliates for services rendered to us prior to or with respect to the Acquisition.

There are no transactions between GII or ETT and any of their related parties that would require disclosure pursuant to Item 404 of Regulation S-K under the Securities Act if those companies were to be considered a registrant.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transactions or loans, including any forgiveness of loans, will require prior approval, in each instance by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock or Class B common stock as of September 20, 2006, and assuming that the transactions contemplated by the Acquisition are consummated, the beneficial ownership of our common stock after the Acquisition by:

•	each person known by us to be or is expected to be the beneficial owner of more than 5% of our outstanding shares of common stock or Class B common stock;

•	each director and director-nominee; and

•	all officers, directors and director-nominees as a group.

The numbers and percentages of shares of common stock and Class B common stock beneficially owned as of August 1, 2006 are based on 1,150,100 shares of common stock and 10,580,000 shares of Class B common stock outstanding. The numbers and percentages of shares of common stock beneficially owned after the consummation of the Acquisition are based on the aggregate of: (i) 1,150,100 shares of common stock outstanding on the date hereof; (ii) 10,580,000 shares of Class B common stock that are to be converted into 10,580,000 shares of common stock upon the consummation of the Acquisition (assuming that no holders of Class B common stock exercise their right to convert their shares into a portion of the trust fund); (iii) 1,300,000 shares of common stock to be issued to GII in connection with the Acquisition and (iv) 455,000 shares of restricted common stock that are to be granted to certain executives upon the closing of the Acquisition, pursuant to employment agreements with such executives. The table also assumes that none of the shares of common stock issuable upon exercise of our warrants are issued, other than as set forth in the footnotes to the table with respect to specific holders.

						Beneficial Ownership of
						Common Stock after the
	Beneficial Ownership of Common Stock and Class B					Consummation
	Common Stock as of August 1, 2006					of the Acquisition
				Class B
Name and Address of	Common Stock			Common Stock		Common Stock
Beneficial Owner	Number		Percent	Number	Percent	Number		Percent

Pentagram Partners, L.P.(1)	113,800		9.9%	—	—	113,800		*
630 Fifth Avenue, 20th Floor New York, NY 10111
Sapling, LLC and Fir Tree	—		—	796,400	7.5%	796,400		5.9%
Recovery Master Fund, L.P.(2) 35 Fifth Avenue, 31st Floor New York, NY 10017
Amaranth LLC and affiliated persons(3)	—		—	662,700	6.3%	662,700		4.9%
c/o Amaranth Advisors, L.L.C. One America Lane Greenwich, CT 06831
David M. Knott and Dorset	—		—	545,000	5.2%	545,000		4.0%
Management Company(4) 485 Underhill Boulevard Suite 205 Syosset, NY 11791
H. Brian Thompson	4,025	(5)	*	4,000	*	1,294,525(5)		8.8%
1950 Old Gallows Road Vienna, VA 22182
Rhodric C. Hackman(6)	25	(7)	*	—	—	1,657,525	(7)	10.9%
Lior Samuelson(6)	25	(8)	*	—	—	1,657,525	(8)	10.9%
David Ballarini(6)	25	(9)	*	—	—	1,657,525	(9)	10.9%
Morgan E. O’Brien(6)	—	(10)	—	—	—	50,000	(10)	*
Alex Mandl(6)	—	(10)	—	—	—	50,000	(10)	*
Didier Delepine(6)	—		—	—	—	—		—
Howard Janzen(6)	—		—	—	—	—		—
Sudhakar Shenoy(6)	—		—	—	—	—		—

						Beneficial Ownership of
						Common Stock after the
	Beneficial Ownership of Common Stock and Class B					Consummation
	Common Stock as of August 1, 2006					of the Acquisition
				Class B
Name and Address of	Common Stock			Common Stock		Common Stock
Beneficial Owner	Number		Percent	Number	Percent	Number		Percent

Christopher Britton	—		—	—	—	135,000	(11)	1%
1st Floor, Morley House 26 Holborn Viaduct London, EC1A 2AT, United Kingdom
D. Michael Keenan	—		—	—	—	2,040,000	(12)	13.8%
8484 Westpark Drive Suite 720 McLean, VA 22102
Todd J. Vecchio	—		—	—	—	2,010,000	(13)	13.6%
8484 Westpark Drive Suite 720 McLean, VA 22102
All executive officers, directors and director-nominees as a group (11 persons)	4,100	(13)	*	4,000	*	7,207,100	(14)	40.5%

*	Less than 1%

(1)	Based on information contained in a Schedule 13G filed by Pentagram Partners, L.P. on April 15, 2005, Pentagram Partners, L.P. has sole power to vote or to direct the vote, and sole power to dispose or direct the disposition of, all 113,800 shares of our common stock. Pursuant to the Schedule 13G, Richard Jacinto, II is the general partner of Pentagram Partners, L.P., and may be deemed to have voting and dispositive control with respect to these shares.

(2)	Based on information contained in a Schedule 13G filed by Sapling, LLC (“Sapling”) and Fir Tree Recovery Master Fund, L.P. (“Fir Tree Recovery”) on April 29, 2005, Sapling has shared power to vote or to direct the vote, and shared power to dispose or direct the disposition of, 496,498 of the shares of Class B common stock, and Fir Tree Recovery has shared power to vote or to direct the vote, and shared power to dispose or direct the disposition of, 299,902 of the shares of Class B common stock. Fir Tree Recovery, as the sole member of Sapling, has the right to receive dividends from and the proceeds from the sale of the Class B common stock. Pursuant to the Schedule 13G, Fir Tree, Inc. is the manager of both Sapling, LLC and Fir Tree Recovery Master Fund, L.P. Jeffrey Tannenbaum is the President of Fir Tree, Inc. and may be deemed to have voting or dispositive control with respect to these shares.

(3)	Based on information contained in a Schedule 13G filed by Amaranth L.L.C., Amaranth Advisors L.L.C. and Nicholas M. Maounis on December 23, 2005, as amended by Amendment No. 1 to Schedule 13G filed on February 10, 2006, Amaranth Advisors L.L.C. is the trading advisor for Amaranth LLC and has been granted investment discretion over portfolio investments, including the 622,700 shares of our Class B common stock held by Amaranth LLC. Mr. Maounis is the managing member of Amaranth Advisors L.L.C. and may be deemed to have power to direct the vote and disposition of the 622,700 shares of our Class B common stock held by Amaranth LLC.

(4)	Based on information contained in a Schedule 13G filed by David M. Knott and Dorset Management Corporation on May 5, 2006, Mr. Knott and Dorset Management Corporation have sole power to vote or to direct the vote of 409,200 of the shares of our Class B common stock, shared power to vote or to direct the vote of 130,700 of the shares of our Class B common stock, sole power to dispose or direct the disposition of 436,000 of the shares of our Class B common stock, and shared power to dispose or direct the disposition of 109,000 of the shares of our Class B common stock. Pursuant to the Schedule 13G, Mr. Knott is the President of Dorset Management Corporation and may be deemed to have voting and dispositive control with respect to these shares.

(5)	Includes 25 shares of common stock owned by Universal Telecommunications, Inc. Mr. Thompson is the Chief Executive Officer and majority shareholder of Universal Telecommunications, Inc. The shares of

Universal Telecommunications, Inc. not held by Mr. Thompson are owned by members of his family. The pre-Acquisition beneficial ownership information does not include 1,236,500 shares of common stock issuable upon exercise of Class W and Class Z warrants held by Universal Telecommunications, Inc. which are not exercisable and will not be exercisable within the next 60 days unless the Acquisition is consummated. The post-Acquisition beneficial ownership information includes the 1,236,500 shares issuable upon the exercise of the Class W and Class Z warrants. The post-Acquisition information also includes 50,000 shares of restricted common stock that are expected to be granted to Mr. Thompson upon the consummation of the Acquisition pursuant to the employment agreement we expect to enter into with Mr. Thompson.

(6)	The beneficial owner’s address is c/o Mercator Partners Acquisition Corp., One Fountain Square, 11911 Freedom Drive, Suite 590, Reston, Virginia 20190.

(7)	Includes 25 shares of common stock owned by the Hackman Family Trust. Mr. Hackman and his spouse are the trustees of the Hackman Family Trust, the beneficiaries of which are members of the Hackman family. The pre-Acquisition beneficial ownership information does not include 990,000 shares of common stock issuable upon exercise of Class W and Class Z warrants held by the Hackman Family Trust or 667,500 shares of common stock issuable upon exercise of Class W and Class Z warrants held by Mercator Capital L.L.C., all of which are not exercisable and will not be exercisable within the next 60 days unless the Acquisition is consummated. The post-Acquisition beneficial ownership information includes all of the 1,657,500 shares issuable upon the exercise of the Class W and Class Z warrants, including the warrants held by Mercator Capital, L.L.C., over which the Hackman Family Trust exercises joint control with Messrs. Samuelson and Ballarini.

(8)	The pre-Acquisition beneficial ownership information does not include 990,000 shares of common stock issuable upon exercise of Class W and Class Z warrants held by Mr. Samuelson or 667,500 shares of common stock issuable upon exercise of Class W and Class Z warrants held by Mercator Capital L.L.C., all of which are not exercisable and will not be exercisable within the next 60 days unless the Acquisition is consummated. The post-Acquisition beneficial ownership information includes all of the 1,657,500 shares issuable upon the exercise of the Class W and Class Z warrants, including the warrants held by Mercator Capital, L.L.C., over which Mr. Samuelson exercises joint control with the Hackman Family Trust and Mr. Ballarini.

(9)	The pre-Acquisition beneficial ownership information does not include 990,000 shares of common stock issuable upon exercise of Class W and Class Z warrants held by Mr. Ballarini or 667,500 shares of common stock issuable upon exercise of Class W and Class Z warrants held by Mercator Capital L.L.C., all of which are not exercisable and will not be exercisable within the next 60 days unless the Acquisition is consummated. The post-Acquisition beneficial ownership information includes all of the 1,657,500 shares issuable upon the exercise of the Class W and Class Z warrants, including the warrants held by Mercator Capital, L.L.C., over which Mr. Ballarini exercises joint control with the Hackman Family Trust and Mr. Samuelson.

(10)	The post-Acquisition beneficial ownership information does not include 50,000 shares of common stock issuable upon exercise of Class W and Class Z warrants held by the director-nominee which are not exercisable and will not be exercisable within the next 60 days unless the Acquisition is consummated. The post-Acquisition beneficial ownership information includes the 50,000 shares issuable upon the exercise of the Class W and Class Z warrants.

(11)	The post-Acquisition beneficial ownership consists of 135,000 shares of restricted common stock that are expected to be granted to Mr. Britton upon the consummation of the Acquisition pursuant to the employment agreement we expect to enter into with Mr. Britton.

(12)	The post-Acquisition beneficial ownership information assumes that Mr. Keenan will receive (i) 585,000 shares of common stock as consideration for selling his shares of GII in connection with the Acquisition, (ii) 1,305,000 shares of common stock issuable upon exercise of the Class W and Class Z warrants to be issued to him as further consideration for selling his shares of GII in connection with the Acquisition and (iii) 150,000 shares of restricted common stock that are expected to be granted to Mr. Keenan upon the consummation of the Acquisition pursuant to the employment agreement we expect to enter into with Mr. Keenan.

(13)	The post-Acquisition beneficial ownership information assumes that Mr. Vecchio will receive (i) 585,000 shares of common stock as consideration for selling his shares of GII in connection with the Acquisition, (ii) 1,305,000 shares of common stock issuable upon exercise of the Class W and Class Z warrants to be issued to him as further consideration for selling his shares of GII in connection with the Acquisition and (iii) 120,000 shares of restricted common stock that are expected to be granted to Mr. Vecchio upon the consummation of the Acquisition pursuant to the employment agreement we expect to enter into with Mr. Vecchio.

(14)	Please refer to footnotes (5), (7), (8), (9), (10), (11) and (12).

PRICE RANGE OF SECURITIES AND DIVIDENDS

Our Securities

Shares of our Series A units, Series B units, common stock, Class B common stock, Class W warrants and Class Z warrants are listed on the Over-the-Counter Bulletin Board under the symbols MPAQU, MPABU, MPAQ, MPAQB, MPAQW and MPAQZ, respectively. Each Series A unit consists of two shares of common stock, five Class W warrants and five Class Z warrants. Each Series B unit consists of two shares of Class B common stock, one Class W warrant and one Class Z warrant. Each Class W and Class Z warrant entitles the holder to purchase from us one share of common stock at an exercise price of $5.00 commencing on the completion of the GII and ETT acquisition (or if the GII and ETT transaction is not consummated, the first acquisition which is consummated). The Class W warrants will expire at 5:00 p.m., New York City time, on April 10, 2010, or earlier upon redemption. The Class Z warrants will expire at 5:00 p.m., New York City time, on April 10, 2012, or earlier upon redemption. Prior to April 11, 2005, there was no established public trading market for our common stock.

The closing prices per share of our Series A units, Series B units, common stock, Class B common stock, Class W warrants and Class Z warrants on May 23, 2006 (or, if there was no trading in that security on that date, the most recent day prior to that date on which trading occurred), the last trading day before the announcement of the execution of the stock purchase agreement and the terms of the offer, were $10.55, $11.00, $3.45, $5.20, $0.45 and $0.47, respectively.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low bid information of our common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The quotations listed below reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions.

			Class B Common		Class W		Class Z
	Common Stock		Stock		Warrants		Warrants		Series A Units		Series B Units
	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low

2005
Second Quarter	$2.75	$2.25	$4.85	$4.75	$0.41	$0.36	$0.45	$0.40	$11.10	$9.16	$10.75	$10.20
Third Quarter	$3.00	$2.50	$5.00	$4.76	$0.38	$0.35	$0.52	$0.40	$9.70	$9.00	$10.60	$10.15
Fourth Quarter	$2.50	$2.25	$5.03	$4.88	$0.45	$0.345	$0.52	$0.36	$13.50	$8.85	$10.90	$10.20
2006
First Quarter	$3.30	$2.45	$5.28	$5.01	$0.54	$0.36	$0.66	$0.39	$13.10	$9.25	$11.60	$10.55
Second Quarter	$4.50	$2.50	$5.31	$5.03	$0.57	$0.30	$0.65	$0.33	$13.00	$8.40	$11.55	$10.75

Holders of our Series A units, Series B units, common stock, Class B common stock, Class W warrants and Class Z warrants should obtain current market quotations for their securities. The market price of our Series A units, Series B units, common stock, Class B common stock, Class W warrants and Class Z warrants could vary at any time before the Acquisition.

Holders of Common Equity

As of the record date, there were five holders of record of our common stock and one holder of record of our Class B common stock.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of the Acquisition.

GII and ETT

There is no established public trading market for the shares of common stock of GII and ETT. There are currently three holders of the shares of GII class A common stock, and there are no shares issued or outstanding of

GII class B common stock. There are currently 45 holders of ordinary shares of ETT and eight holders of preferred ordinary shares of ETT.

GII previously established a 2000 Stock Incentive Plan pursuant to which certain employees and advisors may receive non-qualified options to purchase shares of GII’s Class B common stock, Management determines who will receive options under the plan and determines the vesting period pursuant to authority granted to GII’s board of directors. Exercise prices are no less than the fair market value of the Class B common stock at the grant dates. The fair market value of the Class B common stock was determined in good faith in accordance with the Stock Incentive Plan, taking into account factors as indicated in the Plan, such as revenues, earnings and cash flows, the underlying value of the company’s assets and liabilities, liquidation and going-concern values, market conditions, the non-voting nature of the stock, and its lack of liquidity. As of May 31, 2006, 12 individuals held effective options for 232,600 shares of GII Class B common stock. As of that date, 189,600 of these granted options were vested, and none had been exercised.

ETT has established three separate share option plans. Under the plans, an option holder may exercise all or any of his options, subject to meeting any performance conditions that may apply, in whole or in part only on or after: (i) ETT’s making an application for a public listing (as defined in the rules of the plans), (ii) the receipt of a notice from the directors that negotiations for a disposal (as defined in the rules of the plans) are proceeding and (iii) the receipt of a notice from the directors that negotiations are proceeding which may give rise to a person becoming an acquiring group or an acquiring person (as defined in the rules of the plans). Accordingly, there were no options vested or exercisable as of May 31, 2006. As of that date, 25 individuals held options for a total of 6,329,000 shares of ETT. All of these options will become fully exercisable immediately prior to the closing of the Acquisition.

Dividends Upon Completion of the Acquisition

Upon completion of the Acquisition of GII and ETT, the payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends subsequent to the Acquisition will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 40,000,000 shares of common stock, par value $0.0001, 12,000,000 shares of Class B common stock, par value $.0001, and 5,000 shares of preferred stock, par value $0.0001. As of September 20, 2006, 1,150,100 shares of our common stock were outstanding, held by five recordholders, and 10,580,000 shares of our Class B common stock were outstanding, held by one recordholder. No shares of our preferred stock are currently outstanding.

If both the Acquisition Proposal and the Charter Amendment Proposal are approved, upon the consummation of the Acquisition we will be authorized to issue 80,000,000 shares of common stock, par value $0.0001, and 5,000 shares of preferred stock, par value $0.0001. Upon the consummation of the Acquisition, each outstanding share of our Class B common stock will automatically be converted into one share of our common stock.

Units

Each Series A unit consists of two shares of common stock, five Class W warrants and five Class Z warrants. Each Series B unit consists of two shares of Class B common stock, one Class W warrant and one Class Z warrant. Each Class W warrant and each Class Z warrant entitles the holder to purchase one share of common stock at an exercise price of $5.00 per share.

Common Stock

We have two classes of common stock. Holders of common stock and Class B common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders other than a vote in connection with a proposed business combination. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. In the event of a business combination, all outstanding Class B common stock will be automatically converted into common stock unless the holder exercises the conversion rights described elsewhere herein. In the event we are unable to complete a business combination, the trust fund will be distributed to the holders of our Class B common stock and all then outstanding shares of Class B common stock will be automatically cancelled. Accordingly, following the completion of a business combination or the distribution of the trust fund to the Class B stockholders, we will have only one class of common stock outstanding.

We will proceed with a business combination only if the holders of a majority of the Class B Shares cast at the meeting to approve the business combination vote in favor of the business combination and Class B stockholders owning less than 20% of the Class B Shares both vote against the business combination and exercise their conversion rights discussed below. In connection with the vote required for any business combination, all of our officers and directors who purchase Class B shares in this offering or following this offering in the open market, may vote their Class B shares in any manner they determine, in their sole discretion.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we do not complete a business combination by October 15, 2006, we will liquidate. In any liquidation, we will distribute to all of our Class B stockholders, in proportion to the number of Class B shares held by each stockholder, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, and all then outstanding shares of Class B common stock will be automatically cancelled. Holders of our common stock will not be entitled to receive any of the proceeds held in the trust fund. Other than the automatic conversion of Class B common to common discussed above, our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that Class B stockholders have the right to have their shares of Class B common stock converted to cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Class B stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

Our amended and restated certificate of incorporation provides for mandatory liquidation in the event that we do not consummate a business combination within 12 months after the completion of this offering, or within 18 months if certain extension criteria have been satisfied.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 5,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the Class B common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

We currently have Class W and Class Z warrants outstanding.

Each Class W warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	April 11, 2006.

The Class W warrants will expire at 5:00 p.m., New York City time on April 10, 2010.

We may call the Class W warrants (except as set forth below), with HCFP/Brenner Securities’ prior consent, for redemption,

•	in whole and not in part,

•	at a price of $.05 per Class W warrant at any time after the Class W warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Class W warrantholder, and

•	if, and only if, the reported last sale price of our common stock equals or exceeds $7.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to the Class W warrantholders.

The Class W warrants outstanding prior to the initial public offering, all of which are held by our officers and directors or their affiliates, shall not be redeemable by us as long as such warrants continue to be held by such individuals.

Each Class Z warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	April 11, 2006.

The Class Z warrants will expire at 5:00 p.m., New York City time on April 10, 2012.

We may call the Class Z warrants (except as set forth below), with HCFP/Brenner Securities’ prior consent, for redemption,

•	in whole and not in part,

•	at a price of $.05 per Class Z warrant at any time after the Class Z warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Class Z warrantholder, and

•	if, and only if, the reported last sale price of our common stock equals or exceeds $8.75 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to the Class Z warrantholders.

The Class Z warrants outstanding prior to the initial public offering, all of which are held by our officers and directors or their affiliates, shall not be redeemable by us as long as such warrants continue to be held by such individuals.

The Class W and Class Z warrants are issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us.

The exercise price and number of shares of common stock issuable on exercise of the Class W and Class Z warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the Class W and Class Z warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The Class W and Class Z warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The Class W and Class Z warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the Class W and Class Z warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

STOCKHOLDER PROPOSALS

If you are a stockholder and you want to include a proposal in the proxy statement for the 2007 annual meeting, you need to provide it to us by no later than June 4, 2007.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by us with the SEC at the Securities and Exchange Commission public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We file our reports, proxy statements and other information electronically with the SEC. You may access information on us at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement, or any annex to this proxy statement, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this proxy statement relating to us has been supplied by us, and all such information relating to GII and ETT has been supplied by GII and ETT. Information provided by either of us or GII and ETT does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this proxy statement, or if you have questions about the Acquisition, you should contact:

Mercator Partners Acquisition Corp.
One Fountain Square
11911 Freedom Drive, Suite 590
Reston, Virginia 20190
(703) 995-5534

INDEX TO FINANCIAL STATEMENTS

Page

Mercator Partners Acquisition Corp.
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2005	F-3
Statement of Operations for the period from inception (January 3, 2005) to December 31, 2005	F-4
Statement of Stockholders’ Equity for the period from inception (January 3, 2005) to December 31, 2005	F-5
Statement of Cash Flows for the period from inception (January 3, 2005) to December 31, 2005	F-6
Notes to Financial Statements	F-7
Unaudited Condensed Interim Financial Statements	F-15
Unaudited Condensed Balance Sheets as of June 30, 2006 and December 31, 2005	F-16
Unaudited Condensed Statements of Operations for the three months ended June 30, 2006 and 2005, for the six months ended June 30, 2006 and for the period from inception (January 3, 2005) to June 30, 2005
F-17
Unaudited Condensed Statement of Stockholders’ Equity for the six months ended June 30, 2006	F-18
Unaudited Condensed Statements of Cash Flows for the six months ended June 30, 2006 and for the period from inception (January 3, 2005) to June 30, 2005	F-19
Notes to Condensed Financial Statements	F-20
Global Internetworking, Inc.
Independent Auditors’ Report	F-29
Consolidated Balance Sheets	F-30
Consolidated Statements of Operations	F-31
Consolidated Statements of Shareholders’ Equity	F-32
Consolidated Statements of Cash Flows	F-33
Notes to Consolidated Financial Statements	F-34
Unaudited Condensed Consolidated Interim Financial Statements	F-47
Unaudited Condensed Consolidated Balance Sheets as of June 30, 2006 and September 30, 2005	F-48
Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended June 30, 2006 and 2005	F-49
Unaudited Condensed Statements of Changes in Shareholders’ Equity (Deficit) for the three months ended June 30, 2006	F-50
Unaudited Statements of Cash Flows for the nine months ended June 30, 2006 and 2005	F-51
Notes to Consolidated Condensed Financial Statements	F-52
European Telecommunications & Technology Limited
Report of BDO Stoy Hayward LLP, Independent Auditors	F-64
Report of PricewaterhouseCoopers LLP, Independent Auditors	F-65
Consolidated Balance Sheets	F-66
Consolidated Statements of Operations	F-67
Consolidated Statements of Changes in Stockholders’ Deficit	F-68
Consolidated Statements of Cash Flows	F-69
Notes to the Consolidated Financial Statements	F-70
Unaudited Consolidated Interim Financial Statements	F-83
Unaudited Condensed Balance Sheets as of June 30, 2006 and December 31, 2005	F-84
Unaudited Consolidated Statements of Operations for the three and six months ended June 30, 2006 and 2005	F-85
Unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2006 and 2005	F-86
Notes to the Consolidated Financial Statements	F-87

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Mercator Partners Acquisition Corp.

We have audited the accompanying balance sheet of Mercator Partners Acquisition Corp. (a Delaware corporation) as of December 31, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from inception (January 3, 2005) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mercator Partners Acquisition Corp. as of December 31, 2005, and its results of operations and cash flows for the period from inception (January 3, 2005) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company has restated the accompanying financial statements to reflect the warrants issued in connection with the Company’s initial public offering as a liability.

/s/ J.H. Cohn LLP
Jericho, New York
April 7, 2006 (except for Note 2, as to
which the date is August 21, 2006)

Mercator Partners Acquisition Corp.

Balance Sheet
December 31, 2005
(As Restated)

ASSETS
Current Assets
Cash and cash equivalents	$1,383,204
Restricted investments held in Trust Fund	54,657,439
Prepaid expenses and other current assets	60,244

Total current assets	56,100,887

Total assets	$56,100,887

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$148,033
Income taxes payable	56,000
Derivative liabilities	6,507,700

Total current liabilities	6,711,733

Common stock, subject to possible conversion to cash (2,114,942 shares at conversion value)	10,926,022

Commitments
Stockholders’ Equity
Preferred stock, par value $.0001 per share, 5,000 shares authorized, no shares issued	—
Common stock, par value $.0001 per share, 40,000,000 shares authorized, 1,150,100 shares issued and outstanding	115
Common stock, Class B, par value $.0001 per share, 12,000,000 shares authorized, 8,465,058 shares issued and outstanding (excluding 2,114,942 shares subject to possible conversion to cash)	847
Additional paid-in capital	37,087,542
Retained earnings	1,369,061
Accumulated other comprehensive income	5,567

Total stockholders’ equity	38,463,132

Total liabilities and stockholders’ equity	$56,100,887

See Accompanying Notes to Financial Statements

Mercator Partners Acquisition Corp.

Statement of Operations
Period from inception (January 3, 2005) to December 31, 2005
(As Restated)

Revenue	$—
Operating Expenses:
Professional fees	82,417
Other operating costs	276,475

Loss from operations	(358,892)
Interest Income	1,258,203
Gain on derivative liabilities	776,750

Income before provision for income taxes	1,676,061
Provision for income taxes	307,000

Net income	$1,369,061

Weighted average number of shares outstanding:
Basic and diluted	8,434,067

Net income per common share, basic and diluted	$0.16

See Accompanying Notes to Financial Statements

Mercator Partners Acquisition Corp.

Statement of Stockholders’ Equity
Period from inception (January 3, 2005) to December 31, 2005
(As Restated)

							Accumulated
			Common Stock,		Additional		Other
	Common Stock		Class B		Paid-in	Retained	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Earnings	Income	Total
					(As Restated)	(As Restated)		(As Restated)

Balance, January 3, 2005 (inception)	—	$—	—	$—	$—	$—	$—	$—
Issuance of common stock for cash	100	—	—	—	500	—	—	500
Issuance of 4,950,000 warrants for cash	—	—	—	—	247,500	—	—	247,500
Sale of 575,000 Series A units and 5,290,000 Series B units through public offering, net of underwriter’s discount and offering expenses and net proceeds of $10,680,457 allocable to 2,114,942 shares of common stock, Class B subject to possible conversion to cash	1,150,000	115	8,465,058	847	44,369,457	—	—	44,370,419
Proceeds from sale of underwriters’ purchase option	—	—	—	—	100	—	—	100
Reclassification to derivative liabilities for portion of proceeds from sale of units in public offering relating to warrants and for value of underwriter purchase option	—	—	—	—	(7,284,450)	—	—	(7,284,450)
Allocation of value to Class B shares subject to possible conversion to cash	—	—	—	—	(245,565)	—	—	(245,565)
Net income	—	—	—	—	—	1,369,061	—	1,369,061
Change in unrealized gain on available-for-sale securities	—	—	—	—	—	—	5,567	5,567

Comprehensive income								1,374,628

Balance, December 31, 2005	1,150,100	$115	8,465,058	$847	$37,087,542	$1,369,061	$5,567	$38,463,132

See Accompanying Notes to Financial Statements

Mercator Partners Acquisition Corp.

Statement of Cash Flows
Period from inception (January 3, 2005) to December 31, 2005
(As Restated)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,369,061
Adjustment to reconcile net loss to net cash used in operating activities:
Amortization of discount on U.S. Government Securities held in Trust Fund	(1,222,872)
Gain on derivative liabilities	(776,750)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(60,244)
Accounts payable and accrued expenses	148,033
Income taxes payable	56,000

Net cash used in operating activities	(486,772)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of U.S. Government Securities held in Trust Fund	(161,441,000)
Maturity of U.S. Government Securities held in Trust Fund	108,012,000

Net cash used in investing activities	(53,429,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock and warrants to initial stockholders	248,000
Portion of net proceeds from sale of Series B units through public offering allocable to shares of common stock, Class B subject to possible conversion to cash	10,680,457
Net proceeds from sale of units through public offering	44,370,419
Proceeds from sale of underwriters’ purchase option	100

Net cash provided by financing activities	55,298,976

Net increase in cash and cash equivalents	1,383,204
CASH AND CASH EQUIVALENTS
Beginning of period	—

End of period	$1,383,204

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$251,000

Cash paid for interest	$—

See Accompanying Notes to Financial Statements

Mercator Partners Acquisition Corp.

Notes to Financial Statements

NOTE 1 — ORGANIZATION AND ACTIVITIES

Mercator Partners Acquisition Corp. (the “Company”) was incorporated in Delaware on January 3, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business (a “Business Combination”). The Company is a “shell company” as that term is defined in Rule 405 promulgated under the Securities Act of 1933 and Rule 12b-2 promulgated under the Securities Exchange Act. As such, the Company is subject to rules adopted by the Securities and Exchange Commission applicable to shell companies. In particular, upon completion of a Business Combination which causes the Company to cease being a shell company, the Company will be obligated to disclose the same type of information it would be required to provide in registering a class of securities under the Securities Exchange Act of 1934.

As further discussed in Note 3, on April 11, 2005, the Company effected an initial public offering of its securities (the “Offering”) which closed on April 15, 2005.

Although substantially all of the proceeds of the Offering are intended to be utilized to effect a Business Combination, the proceeds are not specifically designated for this purpose. The gross proceeds from the sale of the Series B units of $53,429,000 are held in a trust fund (the “Trust Fund”) until the earlier of the completion of a Business Combination or the distribution of proceeds to Class B stockholders. If a Business Combination is consummated, the conversion rights afforded to the Class B stockholders may result in the conversion of up to approximately 19.99% of the aggregate number of Class B shares sold into a pro-rata distribution from the Trust Fund, as further described below. If a Business Combination is not consummated in 12 months, or within 18 months from April 15, 2005 if a letter of intent, agreement in principal or definitive agreement has been executed within 12 months after the Offering and the Business Combination has not been consummated within such 12 month period (the “Target Business Acquisition Period”), all of the proceeds of the Trust Fund will be returned to Class B stockholders, subject to potential claims by creditors.

As a result of its limited resources, the Company will, in all likelihood, have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company’s success will be entirely dependent upon the future performance of a single business.

The Company will not effect a Business Combination unless the fair market value of the target, as determined by the Board of Directors of the Company in its sole discretion, based upon valuation standards generally accepted by the financial community including, among others, book value, cash flow, and both actual and potential earnings, is at least equal to 80% of the net assets of the Company at the time of such acquisition.

Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. As discussed previously, if the Company is unable to effect a Business Combination during the Target Business Acquisition Period, the Company’s Certificate of Incorporation provides that the Company’s officers will liquidate the Company as soon as practicable. If the Company were to expend all of the net proceeds of the Offering not held in the Trust Fund prior to liquidation, but recognizing that such net proceeds could become subject to the claims of creditors of the Company which could be prior to the claims of stockholders of the Company, it is possible that the Company’s liquidation value may be less than the amount in the Trust Fund, inclusive of any net interest income thereon. Moreover, all of the Company’s initial stockholders have agreed to waive their respective rights to participate in any such liquidation distribution on shares owned prior to the Offering.

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the Class B common stockholders of the Company. The information presented to the Class B stockholders will include substantially all of the information that the Company would be required to include in its filing on Form 8-K upon consummation of the proposed Business Combination. Class B stockholders that vote against such proposed Business Combination are, under certain conditions, entitled to convert their shares into a pro-rata distribution from the Trust Fund (the “Conversion Right”). In the event that holders of a majority of the outstanding shares of Class B common stock vote for the approval of the Business Combination and that holders owning 20% or more of the outstanding Class B common stock do not exercise their

Mercator Partners Acquisition Corp.

Notes to Financial Statements — (Continued)

Conversion Rights, the Business Combination may then be consummated. Upon completion of such Business Combination and the payment of any Conversion Rights (and related cancellation of Class B common stock), the remaining shares of Class B common stock would be converted to common stock.

At the time the Company seeks Class B stockholder approval of any Business Combination, the Company will offer each Class B stockholder who acquired Class B shares through the Offering or subsequently in the after-market the right to exercise his or her Conversion Right if such Class B stockholder votes against the Business Combination and the Business Combination is approved and completed. The holders of the Company’s common stock are not entitled to seek conversion of their shares. The actual per-share conversion price will be equal to the amount in the Trust Fund (inclusive of any interest thereon) as of two business days prior to the proposed Business Combination, divided by the number of Class B shares sold in the Offering, or approximately $5.17 per share based on the value of the Trust Fund as of December 31, 2005. There will be no distribution from the Trust Fund with respect to the warrants included in the Series A Units (defined in Note 3 below) and Series B Units (defined in Note 3 below). A Class B stockholder may request conversion of his or her shares at any time prior to the vote taken with respect to a proposed Business Combination at a meeting held for that purpose, but such request will not be granted unless such Class B stockholder votes against the Business Combination and the Business Combination is approved and consummated.

It is anticipated that the funds to be distributed to Class B stockholders who have shares converted will be distributed promptly after consummation of a Business Combination. Any Class B stockholder who converts his or her stock into his or her share of the Trust Fund still has the right to exercise the Class W Warrants (defined in Note 7 below) and Class Z Warrants (defined in Note 7 below) that were received as part of the Series B Units. The Company will not consummate any Business Combination if 20% or more of the Class B stockholders exercise their conversion rights. Accordingly, the redemption value of $10,926,022 (2,114,942 shares, or 19.99% of the Class B shares sold in the public offering) has been included as temporary capital on the accompanying balance sheet at December 31, 2005.

NOTE 2 —	RESTATEMENT AND RECLASSIFICATIONS OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Summary of Restatement Items

In August 2006, the Company concluded that it was necessary to restate its financial results for the period from inception (January 3, 2005) to December 31, 2005 and for the interim period ended March 31, 2006 to reflect liabilities and additional gains and losses related to the classification of and accounting for: (1) the warrants to purchase common stock included in the Series A Units and Series B Units sold in the Offering and (2) the option to purchase Series A Units and Series B Units issued to the underwriters in connection with the Offering (Note 3). The Company had previously classified the value of the warrants to purchase common stock sold in the Offering and the option issued to the underwriters as permanent equity. After further review, the Company has determined that these instruments should have been classified as derivative liabilities and, therefore, the fair value of each instrument must be recorded as a derivative liability on the Company’s balance sheet. Changes in the fair values of these instruments will result in adjustments to the amount of the recorded derivative liabilities and the corresponding gain or loss will be recorded in the Company’s statement of operations. At the date of the conversion of each respective instrument or portion thereof (or exercise of the options or warrants or portion thereof, as the case may be), the corresponding derivative liability will be reclassified as equity.

The Company had previously issued financial statements which did not present the derivative liability. The accompanying December 31, 2005 financial statements have been restated to effect the changes described above.

Mercator Partners Acquisition Corp.

Notes to Financial Statements — (Continued)

The impact of the adjustments related to the classification of and accounting for the derivative liability on the previously reported financial statements is as follows:

	As of and for the period from inception (January 3, 2005) to December 31, 2005
	As Previously Reported	As Restated

Total assets	$56,100,887	$56,100,887
Total liabilities	204,033	6,711,733
Common stock subject to conversion	10,926,022	10,926,022
Stockholders’ equity	44,970,832	38,463,132
Gain (loss) from derivative liabilities	—	776,750
Interest income	1,258,203	1,258,203
Income before provision for income taxes	899,311	1,676,061
Provision for income taxes	307,000	307,000
Net income	592,311	1,369,061
Weighted average shares:
Basic and Diluted	8,434,067	8,434,067
Earnings per share:
Basic and Diluted	$0.07	$0.16

NOTE 3 — PUBLIC OFFERING OF SECURITIES

In its initial public offering, effective April 11, 2005 (closed on April 15, 2005), the Company sold to the public 575,000 Series A Units (the “Series A Units” or a “Series A Unit”) and 5,290,000 Series B Units (the “Series B Units” or a “Series B Unit”) at a price of $10.50 and $10.10 per unit, respectively, inclusive of an over allotment option issued to the underwriters to purchase additional Series A Units and Series B Units, which was exercised in full. Net proceeds from the initial public offering, including the exercise of the over allotment option, totaled $55,050,876 which was net of $4,415,624 in underwriting and other expenses. Each Series A Unit consists of two shares of the Company’s common stock, five Class W Warrants, and five Class Z Warrants. Each Series B unit consists of two shares of the Company’s Class B common stock, one Class W Warrant, and one Class Z Warrant.

Both the common stock and the Class B common stock have one vote per share. However, the Class B stockholders may, and the common stockholders may not, vote in connection with a Business Combination. Further, should a Business Combination not be consummated during the Target Business Acquisition Period, the Trust Fund would be distributed pro-rata to all of the Class B common stockholders, subject to potential claims by creditors, and their Class B common shares would be cancelled and returned to the status of authorized but unissued shares. Any remaining net assets would be distributed to the holders of the Company’s common stock and the Company would be dissolved and liquidated.

Each Class W Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00, commencing on the later of (a) April 11, 2006 or (b) the completion of a Business Combination with a target business. The Class W Warrants will expire on April 11, 2010 or earlier upon redemption. Each Class Z Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00, commencing on the later of (a) April 11, 2006 or (b) the completion of a Business Combination with a target business. The Class Z Warrants will expire on April 11, 2012 or earlier upon redemption. The Company may redeem the outstanding Class W Warrants and/or Class Z Warrants with the prior consent of HCFP/ Brenner Securities LLC (“HCFP”), the representative of the underwriters of the Offering, in whole and not in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds

Mercator Partners Acquisition Corp.

Notes to Financial Statements — (Continued)

$7.50 per share and $8.75 per share, for a Class W Warrant and Class Z Warrant, respectively, for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption.

Upon closing of the public offering, the Company sold and issued an option, for $100, to HCFP (the “Underwriters Purchase Option” or “UPO”), to purchase up to 25,000 Series A units at an exercise price of $17.325 per unit and/or up to 230,000 Series B units at an exercise price of $16.665 per unit (Note 7).

NOTE 4 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents — Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market and debt instruments with maturities of three months or less when purchased.

Investments — Investment held in the Trust Fund consist of investments acquired with maturities exceeding three months but less than three years. Consistent with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, the Company classifies all debt securities and all investments in equity securities that have readily determinable fair values as available-for-sale, as the sale of such securities may be required prior to maturity to implement management strategies. Such securities are reported at fair value, with unrealized gains or losses excluded from earnings and included in other comprehensive income, net of applicable taxes. Discounts from the face value of restricted investments are amortized using the interest method over the period from the date of purchase to maturity and are included in interest income on the accompanying statement of operations.

The Company’s investment held in the Trust Fund at December 31, 2005 consists of United States of America Government treasury securities, with a maturity date of January 12, 2006, and are stated at amortized cost. The fair market value of the restricted investment was $54,657,439 as of December 31, 2005, including $5,567 of unrealized gains, which are reported as a component of other income as of December 31, 2005. The Company recognized interest income of $1,222,872 from amortization of the discount on the investment during the period from inception (January 3, 2005) to December 31, 2005, which is included in interest income on the accompanying statement of operations.

Accounting for Derivative Instruments — SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, requires all derivatives to be recorded on the balance sheet at fair value. However, paragraph 11(a) of SFAS No. 133 provides that contracts issued or held by a reporting entity that are both (1) indexed to its own stock and (2) classified as stockholders’ equity in its statement of financial position are not treated as derivative instruments. The Emerging Issues Task Force (“EITF”) EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”), provides criteria for determining whether freestanding contracts that are settled in a company’s own stock, including common stock warrants, should be designated as either an equity instrument, an asset or as a liability under SFAS No. 133. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in a company’s results of operations. A contract designated as an equity instrument is included within equity, and no fair value adjustments are required from period to period. In accordance with EITF 00-19, the Company’s 8,165,000 Class W and 8,165,000 Class Z Warrants to purchase Common Stock included in the Series A Units and Series B Units sold in the Offering and the UPO to purchase up to 25,000 Series A units and/or up to 230,000 Series B units are separately accounted for as liabilities. The agreements related to the Class W Warrants and Class Z Warrants and the UPO provide for the Company to attempt to register and maintain the registration of the shares underlying the securities and are silent as to the penalty to be incurred in the absence of the Company’s ability to deliver registered shares to the holders upon exercise of the securities. Under EITF 00-19, registration of the common stock underlying the warrants and UPO is not within the Company’s control and, as a result, the Company must assume that it could be required to settle the securities on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. The fair values of these securities are presented on the Company’s balance sheet as “Derivative liabilities” and the changes in the values of these derivatives are shown in the Company’s statement of

Mercator Partners Acquisition Corp.

Notes to Financial Statements — (Continued)

operations as “Gain (loss) on derivative liabilities.” Such gains and losses are non-operating and do not result in cash flows from operating activities.

Fair values for traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates. The Class W Warrants and Class Z Warrants sold in the Offering are publicly traded, and consequently, the fair value of these warrants are based on the market price of the applicable class of warrant at each period end. To the extent that the market price increases or decreases, the Company’s derivative liabilities will also increase or decrease, with a corresponding impact on the Company’s statement of operations.

The UPO issued to the underwriters to purchase up to 25,000 Series A units and/or up to 230,000 Series B units is a derivative that is separately valued and accounted for on the Company’s balance sheet. While the underlying shares and warrants are indexed to the Company’s common stock, because the UPO contains certain registration rights with respect to the UPO and the securities issuable upon exercise of the UPO, the Company has classified these instruments as a liability in accordance with EITF 00-19. This derivative liability has been, and will continue to be, adjusted to fair value at each period end.

The pricing model the Company uses for determining the fair value of the UPO at the end of each period is the Black Scholes option-pricing model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, market prices and volatilities. Selection of these inputs involves management’s judgment. The Company uses a risk-free interest rate, which is the rate on U. S. Treasury instruments, for a security with a maturity that approximates the estimated remaining contractual life of the derivative. The Company uses volatility rates based upon a sample of comparable special purpose acquisition corporations. If and when the Company consummates a Business Combination, the volatility rates will then be based on comparable companies to the acquired company. The volatility factor used in the Black Scholes model has a significant effect on the resulting valuation of the derivative liabilities on the Company’s balance sheet. The volatility for the calculation of the UPO was 34.99% as of December 31, 2005. This volatility rate will continue to change in the future. The Company uses the closing market price of the Company’s Series A units and Series B units at the end of a period in the Black Scholes model. The Company’s Series A Unit and Series B Unit prices will also change in the future. To the extent that the Company’s Series A unit and Series B unit prices increase or decrease, the Company’s UPO derivative liability will also increase or decrease, absent any change in volatility rates and risk-free interest rates.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Income (Loss) Per Share — Net income (loss) per share is computed based on the weighted average number of shares of common stock and Class B common stock outstanding.

Basic income (loss) per share excludes dilution and is computed by dividing income (loss) available to common and common, Class B stockholders by the weighted average common shares outstanding for the period. Diluted income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

For all periods presented, since the effect of the assumed exercise of 21,280,000 of outstanding warrants to purchase common stock and the outstanding UPO to purchase 25,000 Series A Units and 230,000 Series B Units is anti-dilutive, as their exercise prices are greater than the average market price of common stock during the period, they have been excluded from the Company’s computation of fully diluted net income per share. Therefore, basic and diluted income per share were the same for the period from inception (January 3, 2005) to December 31, 2005.

Mercator Partners Acquisition Corp.

Notes to Financial Statements — (Continued)

Fair Value of Financial Instruments and Derivatives — The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 approximate their carrying amounts presented in the balance sheet at December 31, 2005.

Use of Estimates and Assumptions — The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results can, and in many cases will, differ from those estimates.

Income Taxes — Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements — The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 5 — COMMITMENTS

The Company has agreed to pay Mercator Capital L.L.C. (“Mercator Capital”), an affiliate of certain stockholders, directors and officers, $7,500 per month, commencing on consummation of the Offering, for office, secretarial and administrative services. Through December 31, 2005 $67,500 of expense for such services was recorded in the accompanying statement of operations. Included in accounts payable and accrued expenses at December 31, 2005, is $22,500 owed to Mercator Capital for such services.

The Company has engaged HCFP, on a non-exclusive basis, to act as its agent for the solicitation of the exercise of the Company’s Class W Warrants and Class Z Warrants. In consideration for solicitation services, the Company has agreed to pay HCFP a commission equal to 5% of the exercise price for each Class W Warrant and Class Z Warrant exercised more than one year after the date of the Offering if the exercise is solicited by HCFP. No solicitation services were provided by HCFP during the period from inception (January 3, 2005) to December 31, 2005.

HCFP has also been engaged by the Company to act as the Company’s non exclusive investment banker in connection with a proposed Business Combination (Note 1). For assisting the Company in structuring and negotiating the terms of a Business Combination, the Company is obligated to pay HCFP a cash transaction fee equal to 5% of the first $5 million of Total Consideration, as defined in the Underwriting Agreement, paid and 4% of Total Consideration paid over $5 million, with a maximum fee to be paid of $500,000.

NOTE 6 — INCOME TAXES

Provision for income taxes consists of:

From Inception
(January 3, 2005) to
December 31, 2005

Current- Federal	$307,000

The Company’s effective tax rate approximates the federal statutory rate.

Mercator Partners Acquisition Corp.

Notes to Financial Statements — (Continued)

The differences between the statutory rate and the Company’s effective income tax rate for the period from inception (January 3, 2005) to December 31, 2005 are as follows:

Federal tax benefit at the statutory rate	$570,000	34.0%
Non-taxable gain on derivative liabilities	(264,000)	−15.8%
Permanent differences	1,000	0.0%

Effective income tax rate	$307,000	18.3%

NOTE 7 — CAPITAL STOCK

Preferred Stock

The Company is authorized to issue up to 5,000 shares of Preferred Stock with such designations, voting, and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock and Class B Common Stock

The Company is authorized to issue 40,000,000 shares of common stock and 12,000,000 shares of Class B common stock (Note 3). As of December 31, 2005, there are 1,150,100 shares of the Company’s common stock issued and outstanding and 10,580,000 shares of the Company’s Class B common stock issued and outstanding, including 2,114,942 Class B common shares subject to possible conversion to cash.

As of December 31, 2005, there are 5,769,900 and 960,000 authorized but unissued shares of the Company’s common stock and the Company’s Class B common stock, respectively, available for future issuance, after appropriate reserves for the issuance of common stock in connection with the Class W Warrants and Class Z Warrants sold in the offering, the Underwriters Purchase Option and the officers’ and directors’ Class W Warrants and Class Z Warrants.

The Company currently has no commitments to issue any shares of common stock other than as described herein; however, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of common stock are issued, dilution to the interests of the Company’s stockholders who participated in the Offering will occur.

Warrants

In January 2005, the Company sold and issued to its initial security holders Class W Warrants (a “Class W Warrant”), to purchase 2,475,000 shares of the Company’s common stock, and Class Z Warrants (a “Class Z Warrant”) to purchase 2,475,000 shares of the Company’s common stock, for an aggregate purchase price of $247,500, or $0.05 per warrant.

In connection with the Offering, the Company sold and issued Class W warrants to purchase 8,165,000 shares of the Company’s common stock. Except as set forth below, the Class W Warrants are callable, subject to adjustment in certain circumstances, and entitle the holder to purchase shares at $5.00 per share for a period commencing on the later of: (a) completion of a Business Combination, or (b) April 11, 2006 and ending April 10, 2010. As of December 31, 2005 there were 10,640,000 Class W Warrants outstanding.

In connection with the Offering, the Company sold and issued Class Z warrants to purchase 8,165,000 shares of the Company’s common stock. Except as set forth below, the Class Z Warrants are callable, subject to adjustment in certain circumstances, and entitle the holder to purchase shares at $5.00 per share for a period commencing on the later of: (a) completion of a Business Combination, or (b) April 11, 2006 and ending April 10, 2010. As of December 31, 2005, there were 10,640,000 Class Z Warrants outstanding.

Mercator Partners Acquisition Corp.

Notes to Financial Statements — (Continued)

The Class W Warrants and Class Z Warrants issued in the Offering are subject to registration provisions which require the Company to file a registration statement with respect to the shares of common stock underlying the warrants, and to use its best efforts to cause the registration statement to become effective and to maintain its effectiveness. The warrants also provide that the Company is not obligated to deliver any securities upon exercise of a warrant unless a registration statement covering those securities is effective.

The 2,475,000 Class W Warrants and 2,475,000 Class Z Warrants outstanding prior to the Offering, all of which are held by the Company’s officers and directors or their affiliates, shall not be redeemable by the Company as long as such warrants continue to be held by such individuals. These warrants are also subject to registration rights. If the Company is unable to register the underlying shares, however, it may satisfy its obligations to the initial securityholders by delivering unregistered shares of common stock.

As the proceeds from the exercise of the Class W and Class Z Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

Purchase Option

Upon the closing of the Offering, the Company sold and issued the UPO, for $100, to purchase up to 25,000 Series A units and/or up to 230,000 Series B units. The Company accounted for the fair value of the UPO, inclusive of the receipt of the $100 cash payment, as an expense of the public offering. The Company estimated the fair value of this UPO at the date of issuance, $752,450, using a Black Scholes option-pricing model. The fair value of the UPO granted was estimated as of the date of grant and issuance using the following assumptions: (1) expected volatility of 44.5%, (2) risk-free interest rate of 4.02% and (3) contractual life of 5 years. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the UPO without the payment of any cash. The Series A Units and Series B Units issuable upon exercise of this option are identical to those in the Offering, except that the exercise price of the warrants included in the units are $5.50 per share and the Class Z Warrants shall be exercisable for a period of only five years from the date of the Offering. The UPO is exercisable at $17.325 per Series A Unit and $16.665 per Series B Unit commencing on the later of (a) April 11, 2006 or (b) the completion of a Business Combination with a target business, and expires on April 11, 2010.

The UPO is classified as a derivative liability on the accompanying financial statements. Accordingly the Company uses the Black Scholes option-pricing model for determining fair value of the UPO at the end of each period. The fair value of the UPO at December 31, 2005 of $547,250 was estimated using the following assumptions: (1) quoted fair value of a Series A Unit of $10.00 and quoted fair value of a Series B Unit of $10.90, (2) expected volatility of 34.99%, (3) risk-free interest rate of 4.35% and (4) contractual life of 4.29 years.

NOTE 8 — DERIVATIVE LIABILITIES

The Company’s derivative liabilities are the following at issuance on April 15, 2005 and at December 31, 2005:

		At December 31,
	At Issuance	2005

Fair value of 8,165,000 Class W Warrants and 8,165,000 Class Z Warrants issued as part of Series A and Series B Units sold in the Offering	$6,532,000	$5,960,450
Fair value of Underwriter Purchase Option	752,450	547,250

Total	$7,284,450	$6,507,700

During the period from inception (January 3, 2005) to December 31, 2005 the Company recognized $776,750 of gains on derivative liabilities as a result of a decline in the fair value of the warrants and the UPO.

Mercator Partners Acquisition Corp.

Unaudited Condensed Interim Financial Statements

Mercator Partners Acquisition Corp.

Condensed Balance Sheets

	June 30,	December 31,
	2006	2005
	Unaudited	(As Restated)

ASSETS
Current Assets
Cash and cash equivalents	$877,172	$1,383,204
Restricted investment held in Trust Fund	55,871,783	54,657,439
Prepaid expenses and other current assets	36,668	60,244
Deferred acquisition costs	632,520	—

Total current assets	57,418,143	56,100,887

Total assets	$57,418,143	$56,100,887

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$181,108	$148,033
Income taxes payable	335,000	56,000
Accrued acquisition costs	468,138	—
Derivative liabilities	5,948,850	6,507,700

Total current liabilities	6,933,096	6,711,733

Common stock, subject to possible conversion to cash (2,114,942 shares at conversion value)	11,168,769	10,926,022

Commitments
Stockholders’ Equity
Preferred stock, par value $.0001 per share, 5,000 shares authorized, no shares issued	—	—
Common stock, par value $.0001 per share, 40,000,000 shares authorized, 1,150,100 shares issued and outstanding	115	115
Common stock, Class B, par value $.0001 per share, 12,000,000 shares authorized, 8,465,058 shares issued and outstanding (excluding 2,114,942 shares subject to possible conversion to cash)	847	847
Additional paid-in capital	36,844,795	37,087,542
Retained earnings	2,466,771	1,369,061
Accumulated other comprehensive (loss) income	3,750	5,567

Total stockholders’ equity	39,316,278	38,463,132

Total liabilities and stockholders’ equity	$57,418,143	$56,100,887

See Accompanying Notes to Condensed Financial Statements

Mercator Partners Acquisition Corp.

Condensed Statements of Operations

	For the Three	For the Three	For the Six	Period from Inception
	Months Ended	Months Ended	Months Ended	(January 3, 2005) to
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
		(As Restated)		(As Restated)
	(Unaudited)

Revenue	$—	$—	$—	$—
Operating Expenses:
Professional fees	23,382	28,500	264,307	38,000
Other operating costs	80,774	81,267	157,368	81,736

Loss from operations	(104,156)	(109,767)	(421,675)	(119,736)
Interest income	651,350	315,272	1,239,535	315,576
Gains on derivative liabilities	4,241,050	229,200	558,850	229,200

Income before provision for income taxes	4,788,244	434,705	1,376,710	425,040
Provision for income taxes	186,000	67,000	279,000	67,000

Net income	$4,602,244	$367,705	$1,097,710	$358,040

Weighted average number of shares outstanding:
Basic and diluted	11,730,100	9,925,485	11,730,100	5,045,966

Net income per common share, basic and diluted	$0.39	$0.04	$0.09	$0.07

See Accompanying Notes to Condensed Financial Statements

Mercator Partners Acquisition Corp.

Condensed Statement of Stockholders’ Equity
For the Six Months Ended June 30, 2006

							Accumulated
			Common Stock,		Additional		Other
	Common Stock		Class B		Paid-In	Retained	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Earnings	Income (Loss)	Total
	(Unaudited)

Balance, December 31, 2005 (As Restated)	1,150,100	$115	8,465,058	$847	$37,087,542	$1,369,061	$5,567	$38,463,132

Allocation of value to Class B shares subject to possible conversion to cash	—	—	—	—	(242,747)	—	—	(242,747)
Net income	—	—	—	—	—	1,097,710	—	1,097,710
Change in unrealized gain on available-for-sale securities	—	—	—	—	—	—	(1,817)	(1,817)

Comprehensive income								1,095,893

Balance, June 30, 2006 (Unaudited)	1,150,100	$115	8,465,058	$847	$36,844,795	$2,466,771	$3,750	$39,316,278

See Accompanying Notes to Condensed Financial Statements

Mercator Partners Acquisition Corp.

Condensed Statements of Cash Flows

	For the Six	Period from Inception
	Months Ended	(January 3, 2005) to
	June 30, 2006	June 30, 2005
		(As Restated)
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,097,710	$358,040
Adjustment to reconcile net income to net cash used in operating activities:
Gains on derivative liabilities	(558,850)	(229,200)
Amortization of discount on U.S. Government Securities held in Trust Fund	(1,216,161)	(306,995)
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses and other current assets	23,576	(94,583)
Increase in accounts payable and accrued expenses	33,075	103,036
Increase in income taxes payable	279,000	67,000

Net cash used in operating activities	(341,650)	(102,702)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of U.S. Government Securities held in Trust Fund	(110,030,180)	(53,429,000)
Maturity of U.S. Government Securities held in Trust Fund	110,030,180	—
Payments for deferred acquisition costs	(164,382)	—

Net cash used in investing activities	(164,382)	(53,429,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock and warrants to initial stockholders	—	248,000
Portion of net proceeds from sale of Series B units through public offering allocable to shares of common stock, Class B subject to possible conversion to cash	—	10,680,457
Net proceeds from sale of units through public offering	—	44,370,419

Net cash provided by financing activities	—	55,298,876

Net (decrease) increase in cash and cash equivalents	(506,032)	1,767,174
CASH AND CASH EQUIVALENTS
Beginning of period	1,383,204	—

End of period	$877,172	$1,767,174

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—

Cash paid for interest	$—	$—

Supplemental disclosure of non-cash investing activities:
Accrued acquisition costs	$468,138	$—

See Accompanying Notes to Condensed Financial Statements

Mercator Partners Acquisition Corp.

Notes to Condensed Financial Statements

NOTE 1 — ORGANIZATION AND ACTIVITIES

Mercator Partners Acquisition Corp. (the “Company”) was incorporated in Delaware on January 3, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business (a “Business Combination”) (See Recent Events below). The Company is a “shell company” as that term is defined in Rule 405 promulgated under the Securities Act of 1933 and Rule 12b-2 promulgated under the Securities Exchange Act. As such, the Company is subject to rules adopted by the Securities and Exchange Commission applicable to shell companies. In particular, upon completion of a Business Combination which causes the Company to cease being a shell company, the Company will be obligated to disclose the same type of information it would be required to provide in registering a class of securities under the Securities Exchange Act of 1934.

As further discussed in Note 3, on April 11, 2005, the Company effected an initial public offering of its securities (the “Offering”) which closed on April 15, 2005.

Although substantially all of the proceeds of the Offering are intended to be utilized to effect a Business Combination, the proceeds are not specifically designated for this purpose. The gross proceeds from the sale of the Series B units of $53,429,000 are held in a trust fund (the “Trust Fund”) until the earlier of the completion of a Business Combination or the distribution of proceeds to Class B stockholders. If a Business Combination is consummated, the conversion rights afforded to the Class B stockholders may result in the conversion of up to approximately 19.99% of the aggregate number of Class B shares sold into a pro-rata distribution from the Trust Fund, as further described below. If a Business Combination is not consummated by October 15, 2006 (the “Target Business Acquisition Period”), all of the proceeds of the Trust Fund will be returned to Class B stockholders, subject to potential claims by creditors.

The Company will not effect a Business Combination unless the fair market value of the target, as determined by the Board of Directors of the Company in its sole discretion, based upon valuation standards generally accepted by the financial community including, among others, book value, cash flow, and both actual and potential earnings, is at least equal to 80% of the net assets of the Company at the time of such acquisition.

Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. As discussed previously, if the Company is unable to effect a Business Combination during the Target Business Acquisition Period, the Company’s Certificate of Incorporation provides that the Company’s officers will liquidate the Company as soon as practicable. If the Company were to expend all of the net proceeds of the Offering not held in the Trust Fund prior to liquidation, but recognizing that such net proceeds could become subject to the claims of creditors of the Company which could be prior to the claims of stockholders of the Company, it is possible that the Company’s liquidation value may be less than the amount in the Trust Fund, inclusive of any net interest income thereon. Moreover, all of the Company’s initial stockholders have agreed to waive their respective rights to participate in any such liquidation distribution on shares owned prior to the Offering.

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the Class B common stockholders of the Company. The information presented to the Class B stockholders will include substantially all of the information that the Company would be required to include in its filing on Form 8-K upon consummation of the proposed Business Combination. Class B stockholders that vote against such proposed Business Combination are, under certain conditions, entitled to convert their shares into a pro-rata distribution from the Trust Fund (the “Conversion Right”). In the event that holders of a majority of the outstanding shares of Class B common stock vote for the approval of the Business Combination and that holders owning 20% or more of the outstanding Class B common stock do not exercise their Conversion Rights, the Business Combination may then be consummated. Upon completion of such Business Combination and the payment of any Conversion Rights (and related cancellation of Class B common stock), the remaining shares of Class B common stock would be converted to common stock.

Mercator Partners Acquisition Corp.

Notes to Condensed Financial Statements — (Continued)

At the time the Company seeks Class B stockholder approval of any Business Combination, the Company will offer each Class B stockholder who acquired Class B shares through the Offering or subsequently in the after-market the right to exercise his or her Conversion Right if such Class B stockholder votes against the Business Combination and the Business Combination is approved and completed. The holders of the Company’s common stock are not entitled to seek conversion of their shares. The actual per-share conversion price will be equal to the amount in the Trust Fund (inclusive of any interest thereon) as of two business days prior to the proposed Business Combination, divided by the number of Class B shares sold in the Offering, or approximately $5.28 per share based on the value of the Trust Fund as of June 30, 2006. There will be no distribution from the Trust Fund with respect to the warrants included in the Series A Units (defined in Note 3 below) and Series B Units (defined in Note 3 below). A Class B stockholder may request conversion of his or her shares at any time prior to the vote taken with respect to a proposed Business Combination at a meeting held for that purpose, but such request will not be granted unless such Class B stockholder votes against the Business Combination and the Business Combination is approved and consummated.

It is anticipated that the funds to be distributed to Class B stockholders who have shares converted will be distributed promptly after consummation of a Business Combination. Any Class B stockholder who converts his or her stock into his or her share of the Trust Fund still has the right to exercise the Class W Warrants (defined in Note 6 below) and Class Z Warrants (defined in Note 6 below) that were received as part of the Series B Units. The Company will not consummate any Business Combination if 20% or more of the Class B stockholders exercise their conversion rights. Accordingly, the redemption value of $11,168,769 (2,114,942 shares, or 19.99% of the Class B shares sold in the public offering) has been included as temporary capital on the accompanying balance sheet at June 30, 2006.

Recent Events

On May 23, 2006, the Company entered into a stock purchase agreement with Global Internetworking, Inc. (“GII”) and its three shareholders to acquire all of the outstanding shares of common stock of GII. The agreement with GII specifies that the total purchase price for the GII shares will be cash of $14,000,000, $4,000,000 in 6% subordinated promissory notes issued by the Company due on December 29, 2008, 1,300,000 shares of common stock and 1,450,000 of each of Class W Warrants and Class Z Warrants. Of these warrants, 966,666 warrants of each class will be escrowed subject to release upon certain conditions. Additionally, on May 24, 2006, the Company reached agreement with U.K. based European Telecommunications & Technology, Ltd. (“ETT”) for the Company to purchase all of the outstanding ETT shares for a total purchase price of $37,000,000. The GII and ETT acquisitions are referred to collectively as the “Transactions”.

After giving effect to the Transactions, the Company’s current stockholders will own approximately 90% of the Company’s outstanding common stock. The proposed Transactions are subject to, among other things, the filing of definitive proxy materials with the Securities and Exchange Commission and approval of the Transactions by the Company’s Class B stockholders. The Company filed a Joint Proxy Statement/Form S-4 Registration Statement on June 21, 2006. There can be no assurance that the Transactions will be consummated.

Liquidity

Management had previously believed that the Company would have sufficient available cash resources outside of the Trust Fund to operate through October 15, 2006. Based on further evaluation of the Company’s current liabilities and anticipated additional costs likely to be incurred in order to complete the Transactions, management now does not believe that the Company has sufficient available cash resources outside of the Trust Fund to operate until the Transactions are consummated, without accruing for certain professional expenses, such as legal and accounting costs. To date, the Company has not taken any steps to attempt to reach agreement with any of its service providers to defer their fees. To the extent that these costs exceed amounts available outside the Trust Fund, it may

Mercator Partners Acquisition Corp.

Notes to Condensed Financial Statements — (Continued)

use trust assets to fund the excess costs of the Transactions if the Transactions are completed and the Trust Fund assets are released to the Company. If the Transactions are not approved by our Class B stockholders by October 15, 2006 and, accordingly, the entire Trust Fund is required to be distributed to such Class B stockholders, the Company may not have sufficient funds available to satisfy all of its obligations.

2.	RESTATEMENT AND RECLASSIFICATIONS OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Summary of Restatement Items

In August 2006, the Company concluded that it was necessary to restate its financial results for the period from inception (January 3, 2005) to December 31, 2005 and for the interim period ended March 31, 2006 to reflect liabilities and additional gains and losses related to the classification of and accounting for: (1) the warrants to purchase common stock included in the Series A units and Series B units sold in the Offering and (2) the option to purchase Series A units and Series B units issued to the underwriters in connection with the Offering (Note 3). The Company had previously classified the value of the warrants to purchase common stock sold in the Offering and the option issued to the underwriters as permanent equity. After further review, the Company has determined that these instruments should have been classified as derivative liabilities and, therefore, the fair value of each instrument must be recorded as a derivative liability on the Company’s balance sheet. Changes in the fair values of these instruments will result in adjustments to the amount of the recorded derivative liabilities and the corresponding gain or loss will be recorded in the Company’s statement of operations. At the date of the conversion of each respective instrument or portion thereof (or exercise of the options or warrants or portion thereof, as the case may be), the corresponding derivative liability will be reclassified as equity.

The Company had previously issued financial statements which did not present the derivative liability. The accompanying financial statements for the three and six months ended June 30, 2005 have been restated to effect the changes described above. The impact of the adjustments related to the classification of and accounting for the derivative liability on the previously reported June 30, 2005 financial statements are as follows:

	For the Three Months Ended June 30, 2005
	As Previously
	Reported	As Restated

Gain from derivative liabilities	$—	$229,200
Interest income	315,272	315,272
Income before provision for income taxes	205,505	434,705
Provision for income taxes	67,000	67,000
Net income	138,505	367,705
Weighted average shares:
Basic and Diluted	9,925,485	9,925,485
Earnings per share:
Basic and Diluted	$0.01	$0.04

Mercator Partners Acquisition Corp.

Notes to Condensed Financial Statements — (Continued)

	For the Period from Inception
	(January 3, 2005 to June 30,, 2005
	As Previously
	Reported	As Restated

Gain from derivative liabilities	—	229,200
Interest income	315,576	315,576
Income before provision for income taxes	195,840	425,040
Provision for income taxes	67,000	67,000
Net income	128,840	358,040
Weighted average shares:
Basic and Diluted	5,045,966	5,045,966
Earnings per share:
Basic and Diluted	$0.03	$0.07

NOTE 3 — PUBLIC OFFERING OF SECURITIES

In its initial Offering, effective April 11, 2005 (closed on April 15, 2005), the Company sold to the public 575,000 Series A Units (the “Series A Units” or a “Series A Unit”) and 5,290,000 Series B Units (the “Series B Units” or a “Series B Unit”) at a price of $10.50 and $10.10 per unit, respectively, inclusive of an over allotment option issued to the underwriters to purchase additional Series A Units and Series B Units, which was exercised in full. Net proceeds from the initial public offering, including the exercise of the over allotment option, totaled $55,050,876 which was net of $4,415,624 in underwriting and other expenses. Each Series A Unit consists of two shares of the Company’s common stock, five Class W Warrants, and five Class Z Warrants. Each Series B Unit consists of two shares of the Company’s Class B common stock, one Class W Warrant, and one Class Z Warrant.

Both the common stock and the Class B common stock have one vote per share. However, the Class B stockholders may, and the common stockholders may not, vote in connection with a Business Combination. Further, should a Business Combination not be consummated during the Target Business Acquisition Period, the Trust Fund would be distributed pro-rata to all of the Class B common stockholders, subject to potential claims by creditors, and their Class B common shares would be cancelled and returned to the status of authorized but unissued shares. Any remaining net assets would be distributed to the holders of the Company’s common stock and the Company would be dissolved and liquidated.

Upon closing of the public Offering, the Company sold and issued an option, for $100, to HCFP/Brenner Securities, LLC (“HCFP”), the representative for the underwriters in the Offering (the “Underwriters Purchase Option” or “UPO”), to purchase up to 25,000 Series A units at an exercise price of $17.325 per unit and/or up to 230,000 Series B units at an exercise price of $16.665 per unit (Note 6).

NOTE 4 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements — The accompanying unaudited condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the Company’s audited financial statements and footnotes thereto for the period from inception (January 3, 2005) to December 31, 2005 included elsewhere in this proxy statement. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The financial statements reflect all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management necessary for a fair presentation of the Company’s financial position and

Mercator Partners Acquisition Corp.

Notes to Condensed Financial Statements — (Continued)

results of operations. The operating results for the three and six months ended June 30, 2006 are not necessarily indicative of the results to be expected for any other interim period or any future year.

Cash and Cash Equivalents — Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market and debt instruments with maturities of three months or less when purchased.

Investments — Investment held in the Trust Fund consist of investments acquired with maturities exceeding three months but less than three years. Consistent with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, the Company classifies all debt securities and all investments in equity securities that have readily determinable fair values as available-for-sale, as the sale of such securities may be required prior to maturity to implement management strategies. Such securities are reported at fair value, with unrealized gains or losses excluded from earnings and included in other comprehensive income, net of applicable taxes. Discounts from the face value of restricted investments are amortized using the interest method over the period from the date of purchase to maturity and are included in interest income on the accompanying condensed statement of operations.

The Company’s investment held in Trust Fund at June 30, 2006 consists of United States of America Government treasury securities, with a maturity date of July 20, 2006, and are stated at amortized cost. The fair market value of the restricted investments was $55,871,783 as of June 30, 2006, including $3,750 of unrealized gains, which are reported as a component of other comprehensive income as of June 30, 2006. The Company recognized interest income of $641,086 and $1,216,161 from amortization of the discount on the investment during the three and six months ended June 30, 2006, respectively, which is included in interest income on the accompanying statement of operations.

Deferred Acquisition Costs — Deferred acquisition costs consist principally of accounting fees, legal fees and other fees incurred through the balance sheet date that are related to the proposed Transactions discussed in Note 1. Deferred acquisition costs related to the proposed Transactions will be charged to expense if the acquisition is not consummated or included in the allocation of purchase price should the Transactions be consummated. At June 30, 2006, the Company had incurred acquisition costs of $632,520 relating to the proposed Transactions on the accompanying balance sheets.

Accounting for Derivative Instruments — SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, requires all derivatives to be recorded on the balance sheet at fair value. However, paragraph 11(a) of SFAS No. 133 provides that contracts issued or held by a reporting entity that are both (1) indexed to its own stock and (2) classified as stockholders’ equity in its statement of financial position are not treated as derivative instruments. The Emerging Issues Task Force (“EITF”) 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”) provides criteria for determining whether freestanding contracts that are settled in a company’s own stock, including common stock warrants, should be designated as either an equity instrument, an asset or as a liability under SFAS No. 133. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in a company’s results of operations. A contract designated as an equity instrument is included within equity, and no fair value adjustments are required from period to period. In accordance with EITF 00-19, the Company’s 8,165,000 Class W and 8,165,000 Class Z Warrants to purchase Common Stock included in the Series A Units and Series B Units sold in the Offering and the UPO to purchase up to 25,000 Series A units and/or up to 230,000 Series B units are separately accounted for as liabilities. The agreements related to the Class W Warrants and Class Z Warrants and the UPO provide for the Company to attempt to register and maintain the registration of the shares underlying the securities and are silent as to the penalty to be incurred in the absence of the Company’s ability to deliver registered shares to the holders upon exercise of the securities. Under EITF 00-19, registration of the common stock underlying the warrants and UPO is not within the Company’s control and, as a result, the Company must assume that it could be required to settle the securities on a net-cash basis, thereby necessitating the treatment of the potential settlement

Mercator Partners Acquisition Corp.

Notes to Condensed Financial Statements — (Continued)

obligation as a liability. The fair values of these securities are presented on the Company’s balance sheet as “Derivative liabilities” and the changes in the values of these derivatives are shown in the Company’s statement of operations as “Gain (loss) on derivative liabilities.” Such gains and losses are non-operating and do not result in cash flows from operating activities.

Fair values for traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates. The Class W Warrants and Class Z Warrants sold in the Offering are publicly traded and, consequently, the fair value of these warrants is based on the market price of the applicable class of warrant at each period end. To the extent that the market price increases or decreases, the Company’s derivative liabilities will also increase or decrease, with a corresponding impact on the Company’s statement of operations.

The UPO issued to the underwriters to purchase up to 25,000 Series A units and/or up to 230,000 Series B units is a derivative that is separately valued and accounted for on the Company’s balance sheet. While the underlying shares and warrants are indexed to the Company’s common stock, because the UPO contains certain registration rights with respect to the UPO and the securities issuable upon exercise of the UPO, the Company has classified these instruments as a liability in accordance with EITF 00-19. This derivative liability has been, and will continue to be, adjusted to fair value at each period end.

The pricing model the Company uses for determining the fair value of the UPO at the end of each period is the Black Scholes option-pricing model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, market prices and volatilities. Selection of these inputs involves management’s judgment. The Company uses a risk-free interest rate, which is the rate on U.S. Treasury instruments, for a security with a maturity that approximates the estimated remaining contractual life of the derivative. The Company uses volatility rates based upon a sample of comparable special purpose acquisition corporations. If and when the Company consummates a Business Combination, the volatility rates will then be based on comparable companies to the acquired company. The volatility factor used in the Black Scholes model has a significant effect on the resulting valuation of the derivative liabilities on the Company’s balance sheet. The volatility for the calculation of the UPO was 46.63% as of June 30, 2006. This volatility rate will continue to change in the future. The Company uses the closing market price of the Company’s Series A units and Series B units at the end of a period in the Black Scholes model. The Company’s Series A Unit and Series B Unit prices will also change in the future. To the extent that the Company’s Series A unit and Series B unit prices increase or decrease, the Company’s UPO derivative liability will also increase or decrease, absent any change in volatility rates and risk-free interest rates.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Income Per Share — Net income per share is computed based on the weighted average number of shares of common stock and Class B common stock outstanding.

Basic income per share is computed by dividing income available to common and common, Class B stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. For all periods presented, since the effect of the assumed exercise of 21,280,000 of outstanding warrants to purchase common stock and the outstanding UPO to purchase 25,000 Series A Units and 230,000 Series B Units is anti-dilutive, as their exercise prices are greater than the average market price of common stock during the period,

Mercator Partners Acquisition Corp.

Notes to Condensed Financial Statements — (Continued)

they have been excluded from the Company’s computation of fully diluted net income per share. Therefore, basic and diluted income (loss) per share were the same for the three and six months ended June 30, 2006 and for the three months ended June 30, 2005 and the period from inception (January 3, 2005) to June 30, 2005.

Fair Value of Financial Instruments and Derivatives — The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 approximate their carrying amounts presented in the balance sheet at June 30, 2006.

Use of Estimates and Assumptions — The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results can, and in many cases will, differ from those estimates.

Income Taxes — Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements — The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 5 — COMMITMENTS

The Company has agreed to pay Mercator Capital L.L.C. (“Mercator Capital”), an affiliate of certain stockholders, directors and officers, $7,500 per month, commencing on consummation of the Offering, for office, secretarial and administrative services. During the three and six months ended June 30, 2006 $22,500 and $45,000, respectively, of expense for such services was recorded in the accompanying condensed statements of operations.

The Company has engaged HCFP, on a non-exclusive basis, to act as its agent for the solicitation of the exercise of the Company’s Class W Warrants and Class Z Warrants. In consideration for solicitation services, the Company has agreed to pay HCFP a commission equal to 5% of the exercise price for each Class W Warrant and Class Z Warrant exercised more than one year after the date of the Offering if the exercise is solicited by HCFP. No solicitation services were provided by HCFP during the three and six months ended June 30, 2006, the three months ended June 30, 2005 or for the period from inception (January 3, 2005) to June 30, 2005.

HCFP has also been engaged by the Company to act as the Company’s non exclusive investment banker in connection with a proposed Business Combination (Note 1). For assisting the Company in structuring and negotiating the terms of a Business Combination, the Company is obligated to pay HCFP a cash transaction fee equal to 5% of the first $5,000,000 of Total Consideration, as defined in the Underwriting Agreement, paid and 4% of Total Consideration paid over $5,000,000, with a maximum fee to be paid of $500,000.

NOTE 6 — CAPITAL STOCK

Preferred Stock

The Company is authorized to issue up to 5,000 shares of Preferred Stock with such designations, voting, and other rights and preferences as may be determined from time to time by the Board of Directors.

Mercator Partners Acquisition Corp.

Notes to Condensed Financial Statements — (Continued)

Common Stock and Class B Common Stock

The Company is authorized to issue 40,000,000 shares of common stock and 12,000,000 shares of Class B common stock (Note 3). As of June 30, 2006, there are 1,150,100 shares of the Company’s common stock issued and outstanding and 10,580,000 shares of the Company’s Class B common stock issued and outstanding, including 2,114,942 Class B common shares subject to possible conversion to cash.

As of June 30, 2006, there are 5,769,900 and 960,000 authorized but unissued shares of the Company’s common stock and the Company’s Class B common stock, respectively, available for future issuance, after appropriate reserves for the issuance of common stock in connection with the Class W Warrants and Class Z Warrants sold in the offering, the Underwriters Purchase Option and the officers’ and directors’ Class W Warrants and Class Z Warrants.

The Company will issue a substantial number of additional shares of common stocks and warrants in connection with the Transactions. If the Transactions are consummated, dilution to the interests of the Company’s stockholders who participated in the Offering will occur.

Warrants

In January 2005, the Company sold and issued to its initial stockholders Class W Redeemable Warrants (a “Class W Warrant”), to purchase 2,475,000 shares of the Company’s common stock, and Class Z Redeemable Warrants (a “Class Z Warrant”) to purchase 2,475,000 shares of the Company’s common stock, for an aggregate purchase price of $247,500, or $0.05 per warrant.

In connection with the Offering, the Company sold and issued Class W warrants to purchase 8,165,000 shares of the Company’s common stock. Except as set forth below, the Class W Warrants are callable, subject to adjustment in certain circumstances, and entitle the holder to purchase shares at $5.00 per share for a period commencing on the later of: (a) completion of a Business Combination, or (b) April 11, 2006 and ending April 10, 2010. As of June 30, 2006, there were 10,640,000 Class W Warrants outstanding.

In connection with the Offering, the Company sold and issued Class Z warrants to purchase 8,165,000 shares of the Company’s common stock. Except as set forth below, the Class Z Warrants are callable, subject to adjustment in certain circumstances, and entitle the holder to purchase shares at $5.00 per share for a period commencing on the later of: (a) completion of a Business Combination, or (b) April 11, 2006 and ending April 10, 2010. As of June 30, 2006, there were 10,640,000 Class Z Warrants outstanding.

The Company may redeem the outstanding Class W Warrants and/or Class Z Warrants with the prior consent of HCFP, in whole and not in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.50 per share and $8.75 per share, for a Class W Warrant and Class Z Warrant, respectively, for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption.

The Class W Warrants and Class Z Warrants issued in the Offering are subject to registration provisions which require the Company to file a registration statement with respect to the shares of common stock underlying the warrants, and to use its best efforts to cause the registration statement to become effective and to maintain its effectiveness. The warrants also provide that the Company is not obligated to deliver any securities upon exercise of a warrant unless a registration statement covering those securities is effective.

The 2,475,000 Class W Warrants and 2,475,000 Class Z Warrants outstanding prior to the Offering, all of which are held by the Company’s officers and directors or their affiliates, shall not be redeemable by the Company as long as such warrants continue to be held by such individuals. These warrants are also subject to registration

Mercator Partners Acquisition Corp.

Notes to Condensed Financial Statements — (Continued)

rights. If the Company is unable to register the underlying shares, however, it may satisfy its obligations to the initial security holders by delivering unregistered shares of common stock.

As the proceeds from the exercise of the Class W and Class Z Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

Purchase Option

Upon the closing of the Offering, the Company sold and issued the UPO, for $100, to purchase up to 25,000 Series A units and/or up to 230,000 Series B units. The Company accounted for the fair value of the UPO, inclusive of the receipt of the $100 cash payment, as an expense of the public offering. The Company estimated the fair value of this UPO at the date of issuance, $752,450, using a Black Scholes option-pricing model. The fair value of the UPO granted was estimated as of the date of grant and issuance using the following assumptions: (1) expected volatility of 44.5%, (2) risk-free interest rate of 4.02% and (3) contractual life of 5 years. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the UPO without the payment of any cash. The Series A Units and Series B Units issuable upon exercise of this option are identical to those in the Offering, except that the exercise price of the warrants included in the units are $5.50 per share and the Class Z Warrants shall be exercisable for a period of only five years from the date of the Offering. The UPO is exercisable at $17.325 per Series A Unit and $16.665 per Series B Unit commencing on the later of (a) April 11, 2006 or (b) the completion of a Business Combination with a target business, and expires on April 11, 2010.

The UPO is classified as a derivative liability on the accompanying financial statements. Accordingly the Company uses the Black Scholes option-pricing model for determining fair value of the UPO at the end of each period. The fair value of the UPO of $723,250 at June 30, 2006 of was estimated using the following assumptions: (1) quoted fair value of a Series A Unit of $8.75 and quoted fair value of a Series B Unit of $10.77, (2) expected volatility of 46.63%, (3) risk-free interest rate of 5.13% and (4) contractual remaining life of 3.79 years. The fair value of the UPO at December 31, 2005 of $547,250 was estimated using the following assumptions: (1) quoted fair value of a Series A Unit of $10.00 and quoted fair value of a Series B Unit of $10.90, (2) expected volatility of 34.99%, (3) risk-free interest rate of 4.35% and (4) contractual life of 4.29 years.

NOTE 7 — DERIVATIVE LIABILITIES

The Company’s derivative liabilities are the following at December 31, 2005 and June 30, 2006:

	At December 31,	At June 30,
	2005	2006
		(Unaudited)

Fair value of 8,165,000 Class W Warrants and 8,165,000 Class Z Warrants issued as part of Series A and Series B Units sold in the Offering	$5,960,450	$5,225,600
Fair value of Underwriter Purchase Option	547,250	723,250

Total	$6,507,700	$5,948,850

During the three months ended June 30, 2006 and 2005 the Company recognized gains of $4,241,050 and $229,200, respectively on derivative liabilities as a result of declines in the fair values of the warrants and the UPO. During the six months ended June 30, 2006 and the period from inception(January 3, 2005) to June 30, 2005 the Company recognized gains of $558,850 and $229,200, respectively on derivative liabilities as a result of declines in the fair values of the warrants and the UPO.

Independent Auditors’ Report

To the Board of Directors and Shareholders,
Global Internetworking, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Global Internetworking, Inc. as of September 30, 2005 and 2004 and the related consolidated statements of operations, cash flows, shareholders’ equity and other comprehensive income (loss) for each of the three years in the period ended September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Global Internetworking, Inc. at September 30, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Schwartz Weissman Myerson, PC
Fairfax, Virginia

September 27, 2006

Global Internetworking, Inc.

Consolidated Balance Sheets
September 30, 2005 and 2004

	2005	2004

ASSETS
Current assets:
Cash and cash equivalents	$141,900	$798,633
Certificates of deposit	479,120	468,078
Accounts receivable, net	1,353,966	657,745
Income tax refunds receivable	371,515	166,326
Deferred contract costs	200,063	145,310
Prepaid expenses and other current assets	455,924	361,206

Total current assets	3,002,488	2,597,298
Property and equipment, net	422,045	121,523
Deferred contract costs and other assets	546,748	384,869

Total assets	$3,971,281	$3,103,690

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$476,743	$211,978
Accrued carrier expenses	891,223	421,643
Accrued compensation	267,457	322,967
Unearned revenue	1,381,974	993,446
Deferred revenue	249,495	191,654
Regulatory and sales taxes payable	317,424	140,983
Other accrued expenses	14,176	75,258

Total current liabilities	3,598,492	2,357,929
Deferred revenue	90,665	19,175
Commitments and Contingencies
Shareholders’ equity:
Common Stock:
Class A, $.01 par value; 9,000,000 shares authorized, 2,500,000 shares issued and outstanding	25,000	25,000
Class B, $.01 par value; 1,000,000 shares authorized, No shares issued or outstanding	—	—
Additional paid-in-capital	279,461	279,461
Stock subscription receivable	—	(500)
Retained earnings (deficit)	(22,337)	422,625

Total shareholders’ equity	282,124	726,586

Total liabilities and shareholders’ equity	$3,971,281	$3,103,690

The accompanying notes are an integral part of these financial statements.

Global Internetworking, Inc.

Consolidated Statements of Operations
For the Years Ended September 30, 2005, 2004 and 2003

	2005	2004	2003

Revenues:
Telecommunications services sold	$14,167,849	$9,263,497	$8,671,583
Operating expenses:
Cost of telecommunications services provided	9,424,964	6,062,912	5,585,370
Operations and administration	5,335,053	3,571,549	2,482,752
Depreciation and amortization	109,135	58,224	42,558

Operating income (loss)	(701,303)	(429,188)	560,903
Other income:
Interest income, net of expense	32,008	23,273	26,817
Other	19,142	16,029	19,097

Total other income	51,150	39,302	45,914

Income (loss) income before benefit (provision) for income taxes:	(650,153)	(389,886)	606,817
Income tax benefit (provision)	205,189	166,326	(227,361)

Net (loss) income	$(444,964)	$(223,560)	$379,456

Earnings per share calculation:
Net (loss) income per share — basic and diluted	$(0.18)	$(0.09)	$0.15

Weighted average shares outstanding — basic and diluted	2,500,000	2,500,000	2,500,000

The accompanying notes are an integral part of these financial statements.

Global Internetworking, Inc.

Consolidated Statements of Changes in Shareholders’ Equity
For the Years Ended September 30, 2005, 2004 and 2003

	Common Stock		Common Stock		Additional	Stock	Retained
	Class A		Class B		Paid in	Subscription	Earnings
	Shares	Amount	Shares	Amount	Capital	Receivable	(Deficit)	Total

Balance, September 30, 2002	2,500,000	$25,000	—	—	$279,461	$(500)	$266,731	$570,692
Net income	—	—	—	—	—	—	379,456	379,456

Balance, September 30, 2003	2,500,000	25,000	—	—	279,461	(500)	646,187	950,148
Net loss	—	—	—	—	—	—	(223,560)	(223,560)

Balance, September 30, 2004	2,500,000	25,000	—	—	279,461	(500)	422,627	726,588
Stock subscription paid	—	—	—	—	—	500	—	500
Net loss	—	—	—	—	—	—	(444,964)	(444,964)

Balance, September 30, 2005	2,500,000	$25,000	—	—	$279,461	$—	$(22,337)	$282,124

The accompanying notes are an integral part of these financial statements.

Global Internetworking, Inc.

Consolidated Statements of Cash Flows
For the Years Ended September 30, 2005, 2004 and 2003

	2005	2004	2003

Cash flows from operating activities:
Net (loss) income	$(444,964)	$(223,560)	$379,456
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	109,135	58,224	42,558
Provision for bad debt	—	34,482	45,976
Gain on sale of property and equipment	3,692	—	—
Changes in operating assets and liabilities:
Accounts receivable, net	(696,221)	(266,491)	115,960
Income tax refunds receivable	(205,189)	(166,326)	—
Deferred contract costs	(54,753)	(145,310)	—
Prepaid expenses and other current assets	(94,718)	(148,375)	47,451
Deferred contract costs and other assets	(161,880)	(384,869)	—
Accounts payable	264,765	106,225	(107,120)
Accrued carrier expenses	469,580	(165,616)	230,112
Accrued compensation	(55,510)	155,802	31,215
Unearned revenue	388,528	(12,017)	102,752
Deferred revenue	89,826	210,827	—
Regulatory and sales taxes payable	176,441	(24,001)	43,753
Other accrued expenses	(61,082)	75,258	—
Income taxes payable	—	(18,602)	(193,732)

Net cash (used in) provided by operating activities	(272,350)	(914,349)	738,381
Cash flows from investing activities:
Purchases of property and equipment	(413,348)	(81,105)	(76,261)
Loans repaid — Shareholder	39,508	—	—
(Purchases) redemptions of certificates of deposit	(11,043)	815,204	(1,015,218)
Purchase of certificate of deposit backing letter of credit	—	(268,000)	—

Net cash (used in) provided by investing activities	(384,883)	466,099	(1,091,479)
Cash flows from financing activities:
Payment received for stock subscription	500	—	—

Net cash provided by financing activities	500	—	—

Net change in cash and cash equivalents	(656,733)	(448,250)	(353,098)
Cash and cash equivalents, beginning of year	798,633	1,246,883	1,599,981

Cash and cash equivalents, end of year	$141,900	$798,633	$1,246,883

Supplementary cash flow information:
Interest paid	$—	$1,748	$—

Income taxes paid	$—	$—	$209,759

The accompanying notes are an integral part of these financial statements.

Global Internetworking, Inc.

Notes To Consolidated Financial Statements
For the Fiscal Years Ended September 30, 2005, 2004 and 2003

Note 1 — Organization, Basis of Presentation and Summary of Significant Accounting Policies

The Company

Founded in 1998, Global Internetworking, Inc. (the “Company”) is a knowledge-based, facilities-neutral, high capacity communications network solutions provider for carriers, service providers, systems integrators, government agencies and communications-intensive enterprise customers. The Company’s fiscal year end is September 30th.

Within the wholesale telecom market, the Company helps customers obtain diverse, cost-effective, off-net connectivity, from anywhere to anywhere in the United States and in over 40 overseas markets. Within the enterprise and government sectors, the Company specializes in providing diverse, high-capacity solutions for wide area network applications. The Company offers a turn-key, single-point-of-contact approach which allows customers to achieve optimal end-to-end solutions without having to find, manage and interconnect multiple local and long-haul telecom carriers.

Basis of Presentation

The Company has three wholly-owned subsidiaries:  Global Internetworking, LLC; Global Internetworking Government Services, LLC; and Global Internetworking of Virginia, Inc. These subsidiaries were formed to provide the same products and services provided by Global Internetworking, Inc., but in separate entities for marketing, legal and regulatory purposes. The subsidiaries adhere to the accounting policies of Global Internetworking, Inc. None of the subsidiaries purchased assets, incurred liabilities, earned revenue or incurred expenses in the fiscal years ended September 30, 2005, 2004, and 2003.

Summary of Significant Accounting Policies

Revenue Recognition

GII provides data connectivity solutions (i.e., dedicated circuit access, access aggregation, and hubbing), managed network services, and professional services to its customers. It recognizes revenue in connection with each service as follows:

Data Connectivity:  Data connectivity services are provided pursuant to service contracts that typically provide for payments of recurring charges on a monthly basis for use of the services over a committed term.

•	Recurring Revenue: Recurring charges for data connectivity are generally billed pursuant to fixed price contracts one month in advance and are recorded as unearned revenue when billed. This unearned revenue is recognized monthly for as long as such service is provided and collectibility is reasonably assured, in accordance with SEC Staff Accounting Bulletin No. 104. Pursuant to the service contracts, service is first considered provided upon the issuance of a start of service notice.

•	Non-recurring Revenue. Non-recurring charges for data connectivity typically take the form of one-time, non-refundable provisioning fees established pursuant to service contracts. The amount of the provisioning fee included in each contract is generally determined by marking up or passing through the corresponding charge from GII’s supplier imposed pursuant to GII’s purchase agreement. Starting with the fiscal year ending September 30, 2004, non-recurring provisioning fees imposed in connection with the delivery of recurring communications services are recognized evenly over the term of service starting upon commencement of the service contract term. Installation costs that are directly attributable to a service contract are capitalized as deferred contract costs and expensed over the defined term of that contract.

Prior to fiscal 2004, GII treated non-recurring revenue as a separate unit of accounting, recognizing such revenue when it initiated procurement of the underlying service from its suppliers if collectibility was

Global Internetworking, Inc.

Notes To Consolidated Financial Statements — (Continued)

reasonably assured, and GII recognized the costs of the underlying service at the same time as it recognized non-recurring revenues. GII estimates that non-recurring revenues for the fiscal years ending September 30, 2001 through September 30, 2003 would have been $82,717 less, non-recurring costs of revenue would have been $53,257 less, and pre-tax net income would have been $29,460 less over the three-year period (during which period GII reported total net income of $961,935) had the method adopted in fiscal 2004 been adopted as of the start of fiscal 2001. GII estimates that deferred revenue at September 30, 2005 would have been $3,158 less had the method been implemented as of October 1, 2000 through September 30, 2005. GII therefore believes this prior method of revenue and expense recognition did not result in net income calculations materially different from the method adopted beginning with fiscal 2004.

•	Other Revenue: From time to time, GII recognizes revenue in the form of fixed or determinable cancellation (pre-installation) or termination (post-installation) charges imposed pursuant to the service contract. These revenues are earned when a customer cancels or terminates a service agreement prior to the end of its committed term. These revenues are recognized when billed if collectibility is reasonably assured. In addition, GII occasionally sells equipment in connection with data networking applications. GII recognizes revenue from the sale of equipment at the contracted selling price when title to the equipment passes to the customer (generally F.O.B. origin) and when collectibility is reasonably assured.

Managed Network Services:  Because the same general contract terms apply to these services and because the services are typically billed in the same manner, GII recognizes revenue for managed network services in the same manner as it does for data connectivity.

Professional Services:  Fees for professional services are typically specified as applying on a fee per hour basis pursuant to agreements with customers and are computed based on the hours of service provided by GII. Invoices for professional services performed on an hourly basis are rendered in the month following that in which the professional services have been performed. Because such invoices for hourly fees are for services that have already been performed by GII and because such work is undertaken pursuant to an executed statement of work with the customer that specifies the applicable hourly rate, GII recognizes revenues based upon hourly fees as billed if collectibility is reasonably assured.

In certain circumstances, GII engages in professional services projects pursuant to master agreements and statements of work for each project. Fees from the performance of projects by GII are specified in each executed statement of work by reference to certain agreed-upon and defined milestones and/or the project as a whole. Invoices for professional services projects are rendered pursuant to the payment plans that are specified in the executed statement of work with the customer.

Recognition of revenue is determined independently of issuance of the invoice to the customer or receipt of payment from the customer. Instead, revenue is recognized based upon the degree of delivery, performance and completion of such professional services projects as stated expressly in the contractual statement of work. The performance, completion and delivery of obligations on projects are determinable by GII based upon the underlying contract or statement of work terms, particularly by reference to any customer acceptance provisions or other performance criteria that may be defined in the contract or statement of work. Furthermore, even if a project has been performed, completed and delivered in accordance with all applicable contractual requirements and an invoice has been issued consistent with those contractual requirements, professional services revenues are not recognized unless collectibility is reasonably assured (assuming payment has not already been made).

In cases where a project is billed on a milestone or other partial basis, revenue is allocated for recognition purposes based upon the fair market value of the individual milestone or deliverable. For this purpose, fair market value is determined by reference to factors such as how GII would price the particular deliverable on a standalone basis and/or what competitors may charge for a similar standalone product. Where GII is unable for whatever reason to make an objective determination of fair market value of a deliverable by reference to such factors, the amount paid will only be recognized upon performance, completion and delivery of the project as a whole.

Global Internetworking, Inc.

Notes To Consolidated Financial Statements — (Continued)

GII does not use estimates in determining amounts of revenue to be recognized. Each service contract for data connectivity and managed services has a fixed monthly cost and a fixed term, in addition to a fixed installation charge (if applicable). At the end of the initial term of most service contracts for data connectivity and managed services, the contracts roll forward on a month-to-month basis and continue to bill at the same fixed recurring rate. If any cancellation or termination charges become due from the customer as a result of early cancellation or termination of a service contract, those amounts are calculated pursuant to a formula specified in each contract. With respect to professional services, each service contract has a specified project scope and terms for payments on either an hourly basis or on a project milestone basis.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and money market funds.

Fair Value of Financial Instruments

The carrying values of current assets and liabilities approximated their fair values at the respective balance sheet dates.

Accounts Receivable

For the years ending September 30, 2005 and 2004, the Company accrued $23,034 and $73,074, respectively, as allowance for doubtful accounts. These estimates are based upon management’s assessment of the Company’s ability to collect its outstanding accounts receivable. The Company, pursuant to its standard service contracts, is entitled to impose a finance charge of 1.5% per month with respect to all amounts that are past due. The Company’s standard terms require payment within 30 days of the date of the invoice. The Company treats invoices as past due when they remain unpaid, in whole or in part, beyond the payment time set forth in the applicable service contract. At such time as an invoice becomes past due the Company applies the finance charge as stated in the applicable service contract.

The Company utilizes the allowance method of accruing for bad debt expense. The Company accrues for bad debt expense at a rate of 0.55% of billed revenue on a monthly basis; this percentage is based upon management’s historical experiences with respect to bad debt. Actual bad debts, when determined, reduce the allowance, the adequacy of which management then reassesses. The Company writes off accounts after a determination by management that the amounts at issue are no longer likely to be collected, following the exercise of reasonable collection efforts and upon management’s determination that the costs of pursuing collection outweigh the likelihood of recovery.

Information related to the activity of the allowance for doubtful accounts is as follows:

	2005	2004	2003

Beginning Balance	(73,074)	(58,476)	(12,500)
Provision for bad debt	(78,635)	(52,109)	(47,694)
Reversals	—	—	—
Specific charges against allowance	128,675	37,511	1,718

Ending balance	(23,034)	(73,074)	(58,476)

Property and Equipment, Software Capitalization

Property and equipment are stated at cost, net of accumulated depreciation computed using the straight-line method. Depreciation on these assets was computed over the estimated useful lives of the assets ranging from three

Global Internetworking, Inc.

Notes To Consolidated Financial Statements — (Continued)

to seven years. Leasehold Improvements are amortized over the life of the lease, 10 years, excluding optional extensions.

The Company purchases software for internal use. The Company accounts for these costs, including employee compensation and related costs, in accordance with AICPA SOP 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use. Software costs are amortized on a straight-line basis over a three year period.

Depreciable lives used by the Company for its classes of asset are as follows:

Furniture and Fixtures	7 years
Leasehold Improvements	10 years
Computer Hardware and Software	3 years
Office and telephone equipment	5 years

Gains or losses on disposition of property and equipment are recognized currently in the Statement of Operations with the related cost and accumulated depreciation removed from the Balance Sheet. Repairs and maintenance, which do not significantly extend the life of the related assets are expensed as incurred.

Total depreciation expense was $109,135, $58,224, and $42,558 for the years ended September 30, 2005, 2004, and 2003, respectively.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, primarily property, equipment and security deposits, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company estimates, where applicable, the future cash flows expected from the asset. If the sum of the expected undiscounted cash flows is less than the carrying amount of the long-lived asset, the Company recognizes an impairment loss by reducing the depreciated or amortized cost of the long-lived asset to its estimated fair value.

Accrued Carrier Expenses

The Company accrues for estimated charges owed to its suppliers for services. The Company bases this accrual on the supplier contract, the individual service order executed with the supplier for that service, the length of time the service has been active, and the overall supplier relationship. It is common in the telecommunications industry for users and suppliers to engage in disputes over amounts billed (or not billed) in error or over interpretation of contract terms. The Accrued Costs of Revenue category on the Company’s financial statements includes disputed but unresolved amounts claimed as due by suppliers, unless management is confident, based upon its experience and its review of the relevant facts and contract terms, that the outcome of the dispute will not result in liability for the Company. Management estimates this liability monthly, and reconciles the estimates with actual results quarterly as the liabilities are paid, as disputes are resolved, or as the appropriate statute of limitations with respect to a given dispute expires.

As of September 30, 2005, 2004 and 2003, open disputes totaled $1,006,460, $564,217 and $347,615, respectively. As of September 30, 2005, 2004 & 2003, based upon its experience with each vendor and similar disputes in the past, and based upon its individual review of the facts and contract terms applicable to each dispute, management has determined that the most likely outcome is that the Company will be liable for $138,366, $95,824 and $66,355, respectively in connection with these disputes, for which accruals were recorded.

Net Income (Loss) Per Share

Basic Net Income (Loss) per share is computed using the weighted average number of shares of Class A and Class B common stock outstanding during the period. Diluted income (loss) per share does not differ from basic loss

Global Internetworking, Inc.

Notes To Consolidated Financial Statements — (Continued)

per share since the potential dilutive effect of common shares issuable from the exercise of stock options are anti-dilutive for all periods presented.

Stock Based Compensation

At September 30, 2005, the Company has a stock-based employee compensation plan, which is more fully described in Note 9. The Company accounts for stock-based employee compensation arrangements in accordance with the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). Under APB 25, compensation expense is based on the difference, if any, between the fair value of the Company’s stock at the grant date and the exercise price of the option. No compensation expense has been reflected for options issued to employees or directors as these options were granted at exercise prices no less than the fair market value of the Company’s stock at the date of the grant. As permitted, the Company elected not to adopt the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation (“FAS No. 123”). In accordance with the provisions of FASB Statement No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, the following table illustrates the effect on net income and earnings per share if the fair value method of SFAS No. 123 had been applied to all outstanding and unvested awards in each period.

	Fiscal Year Ended September 30
	2005	2004	2003

Net (loss) income as reported	$(444,964)	$(223,560)	$379,456
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(60,679)	(36,352)	(24,286)

Proforma net (loss) income	$(505,643)	$(259,912)	$355,170

(Loss)/Earnings per share: basic and diluted as reported	$(0.18)	$(0.09)	$0.15

(Loss)/Earnings per share: basic and diluted, proforma	$(0.20)	$(0.10)	$0.14

Volatility	.01%	.01%	.01%
Dividend yield	0%	0%	0%
Risk-free interest rate	4.85%	4.88%	5.03%
Expected life in years	10	10	10

As permitted for privately held companies, the Company uses the minimum value method to estimate volatility for all employee and director options.

Reclassifications

Certain accounts were reclassified from the prior year to give a more accurate representation of the Company’s operations, and do not affect the representation of the Company’s overall performance.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Global Internetworking, Inc.

Notes To Consolidated Financial Statements — (Continued)

Recent Accounting Pronouncements

During December 2004, the FASB issued Statement of Financial Accounting Standards No. 123(R), Share Based Payment, (“SFAS 123R”), which requires all share based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the consolidated financial statements based on their fair value. As amended by SEC Staff Accounting Bulletin No. 107 (“SAB 107”), in March, 2005, SFAS No. 123R is effective for annual periods beginning after December 15, 2005, and includes two transition methods. Upon adoption, the Company will be required to use either the modified prospective or the modified retrospective transition method. Under the modified retrospective approach, the previously reported amounts are restated for all periods presented to reflect the SFAS No. 123 amounts on the income statement. Under the modified prospective method, awards that are granted, modified or settled after the date of adoption should be measured and accounted for in accordance with SFAS No. 123R. Unvested equity-classified awards that were granted prior to the effective date should continue to be accounted for in accordance with SFAS No. 123 except that amounts must be recognized in the income statement. The Company will adopt SFAS No. 123R on October 1, 2006, the beginning of its fiscal year, and will utilize the modified prospective application transition alternative.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, (“SFAS No. 153”). The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary transaction has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 was effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material impact on the Company’s consolidated financial position and results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections — a Replacement of APB No. 20 and FASB Statement No. 3 (“SFAS No. 154”). SFAS No. 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. SFAS No. 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented using the new accounting principle. SFAS No. 154 is effective for accounting changes and correction of errors in fiscal years beginning after December 15, 2005. The implementation of SFAS No. 154 is not expected to have a material impact on the Company’s consolidated financial statements.

In June 2005, the FASB’s Emerging Issues Task Force reached a consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements (“EITF 05-6”). The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. The guidance was effective for fiscal periods beginning after June 29, 2005. The adoption of EITF 05-6 did not have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

Note 2 — Certificates of Deposit

As of September 30, 2005 and 2004, the Company had three current certificates of deposits totaling $479,120 and $468,078. All certificates of deposit included in current assets either mature within 12 months of the date of these statements, or and have a non-penalty withdrawal feature, or both.

Note 3 — Property and Equipment

Property and equipment consists of the following at September 30, 2005 and 2004.

Global Internetworking, Inc.

Notes To Consolidated Financial Statements — (Continued)

	September 30,
	2005	2004

Furniture and fixtures	$134,048	$56,664
Computer hardware and software	218,611	172,103
Telecomunications equipment	223,270	56,396
Leashold improvements	109,858	—

Property and equipment, gross	685,787	285,163
Less: Accumulated depreciation	(263,742)	(163,640)

Property and equipment, net	$422,045	$121,523

Note 4 — Other Assets

Other assets at September 30, 2005 and 2004 include the following:

Restricted certificates of deposit securing facilities lease (see Note 8)	$281,784	$268,000
Security deposits placed with vendors	73,616	101,863
Receivable from vendor net of $23,682 allowance	120,396	—
Long-term deferred contract costs	70,952	15,006

Total Other Assets	$546,748	$384,869

Note 5 — Related Party Transactions

During the years ended September 30, 2005, 2004 and 2003, the Company rented storage space on a month-to-month basis from a shareholder at a rate approximating market rental rates for similar space. Related party expense for the years ended September 30, 2005, 2004, and 2003 was $3,600, $7,200 and $7,200, respectively. This rental terminated in February, 2005.

Note 6 — Taxes

Income Taxes

The Company reports its income taxes in accordance with Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. Under this method, a deferred tax asset or liability is recognized based on the difference between the financial statement and income tax basis of accounting for assets and liabilities, then measured using existing income tax rates. At September 30, 2005, the deferred tax asset was comprised principally of net operating loss (NOL) carryforwards and differences in depreciation for book purposes versus tax depreciation.

During the fiscal years ended September 30, 2005 and 2004, the Company incurred taxable losses of $650,153 and $389,886, respectively. The fiscal 2005 NOL creates $277,355 of future tax benefit calculated at a 42.66% combined federal and state tax rate, and the fiscal 2004 NOL creates $166,326 of future tax benefit calculated at a 42.66% combined federal and state tax rate.

Under current tax law, tax NOLs must be carried back for two years before being carried forward. In the event of a change in ownership of the Company, these income tax benefits are subjected to limitations described in Internal Revenue Code Section 382 (b)(1), which require the Company to limit the post-change-in-control carryforwards to an amount not to exceed the value of the Company immediately before the change of control, multiplied by the Federal long-term tax-exempt rate.

Global Internetworking, Inc.

Notes To Consolidated Financial Statements — (Continued)

$480,987 of the Company’s tax loss in fiscal 2005 was offset by taxable income from the fiscal year ended September 30, 2003, and $169,166 will be offset by future income, net of the deferred tax liability arising from book/tax depreciation differences. The Company’s NOL in fiscal 2004 was fully offset by taxable income from the fiscal year ended September 30, 2002. This NOL gives rise to income tax refunds receivable of $205,189 arising from the fiscal 2005 loss, and $166,326 arising from the fiscal 2004 loss, totaling $371,515 in tax refunds receivable at September 30, 2005.

The remaining $72,167 of tax benefit arising from the fiscal 2005 loss, less $9,985 of tax liability arising from the book to tax depreciation difference, is the subject of a $62,182 valuation allowance, bringing the net realizable future value of the remaining fiscal 2005 remaining net operating loss carryforward to zero. In order for GII to recognize the tax benefit arising from the fiscal 2005 NOL carryforward, management is required to identify objective factors which indicate that GII is more likely than not to achieve near-term future profitability sufficient to absorb the previous losses.

The losses over the preceding two fiscal years were planned and anticipated by management in connection with its strategic plan to accelerate hiring to promote sales growth through additional market penetration and operational capabilities. GII has continued to manage carefully its expenses and its contract and other business risks, and believes that it has made steady progress toward future profitability beginning in fiscal 2006. However, in recognition of the fact that these factors constitute subjective evidence of future profitability, GII’s management has elected to recognize a valuation allowance of 100% with respect to the $62,182 tax benefit for fiscal 2005 in the absence of more precise and objective evidence.

Amended tax returns are being prepared for fiscal 2002 and fiscal 2003 to claim the refunds from the NOL created in fiscal 2004, and are expected to be filed during the fourth calendar quarter of 2006. The fiscal 2002 amendments are being made currently following the recent discovery that previous income tax accounting had not provided for the NOL carryback. Amended tax returns are being prepared for fiscal 2003 to claim the refunds from the NOL created in fiscal 2005, and are expected to be filed during the fourth calendar quarter of 2006. The fiscal 2003 amendments are being made currently following completion of the accounting for the fiscal year.

Components of the deferred income tax asset are as follows:

	2005	2004	2003

Deferred Tax Asset-Beginning of Year	$—	$—	$—
Income tax expense from current year operations	—	—	(227,361)
Deferred Income Tax Benefit Arising from:
Net operating loss carryback to 2002	—	17,504	—
Net operating loss carryforward to 2020	72,167	—	—
Deferred Income Tax Liability Arising from:
Depreciation-book/tax differences of $23,408, $41,032, and -0- respectively	(9,985)	(17,504)	—
Deferred tax asset valuation allowance	(62,182)	—	—

Deferred Tax Asset-End of Year	-0-	-0-	-0-

Income Tax Refunds Due
Carryback to 2002	—	131,528	—
Carryback to 2003	205,189	34,798	—
Current Year Income Tax Benefit (Provision)	205,189	166,326	(227,361)

Global Internetworking, Inc.

Notes To Consolidated Financial Statements — (Continued)

Other Taxes

The Company is liable for collecting Universal Service Fees and certain sales taxes from its customers and remitting the fees and taxes to the governing authorities. Estimates of the liability and associated receivables are presented in the financial statements.

Note 7 — Concentrations

Concentration — Revenue and Accounts Receivable

For the years ended September 30, 2005, 2004, and 2003, four customers represent an aggregate of 38%, 43% and 63% of revenue, in each year, respectively. At September 30, 2005, one customer represented 15% of accounts receivable and at September 30, 2004, two customers represented 34% of accounts receivable. If these individually significant customers ceased to be customers or became unable to meet their financial obligations, results of operations of the Company could be adversely affected.

Concentration — Cash Balances

At times during the fiscal years ended September 30, 2005 and 2004, the Company had funds in excess of the $100,000 insured by the Federal Deposit Insurance Corporation on deposit at financial institutions. At September 30, 2005 and 2004, the uninsured amounts, including the CD backing the letter of credit, were $1,168,056 and $1,231,302, respectively.

Note 8 — Commitments and Contingencies

Commitment — Security Interest Granted to Vendor

In October 2001, the Company entered into a Wholesale Services Agreement with a vendor. As security for the Company’s financial performance under that agreement, the Company granted the vendor a security interest and continuing lien upon all of the Company’s accounts receivable, accounts (customer base), negotiable instruments, contract rights, general intangibles and chattel paper then owned or thereafter acquired, and the products, proceeds, and substitutions, of all of the foregoing, including but not limited to insurance proceeds (collectively, the “Collateral”). The vendor, in accordance with the agreement and for no reason of the Company’s credit performance, filed a UCC lien on August 26, 2002 with respect to the Collateral. This Collateral may be used by the vendor to offset defaults by the Company under the agreement should such defaults occur and not be cured within the time frames called for under the agreement. The Company had a payable of $136,673 to the vendor as of September 30, 2005, none of which was past due under the terms of the agreement. The Company is in compliance with all material terms of the agreement. The vendor has become one of the Company’s largest suppliers, and has also been a competitor to the Company for certain business opportunities from time to time over the term of the contract. The existing agreement is currently in month-to-month status. A new contract, which supersedes the prior agreement and does not require a lien as additional security, has been executed by the Company and is pending execution by the vendor.

Commitment — Capacity Purchases

The Company’s purchases of communications capacity can generally be divided into two types of purchases: a) “Take-or-Pay” Purchase Commitments; or b) Service-by-Service Commitments.

a) “Take-or-Pay” Purchase Commitments

Some of the Company’s capacity purchase contracts call for the Company to make payments to suppliers whether or not the Company is currently utilizing the underlying capacity (commonly referred to in the industry as “take-or-pay” commitments). As of September 30, 2005 and 2004, the Company’s aggregate

Global Internetworking, Inc.

Notes To Consolidated Financial Statements — (Continued)

obligations under such take-or-pay commitments over the remaining term of all of those contracts totaled $1,725,000 and $285,000, respectively. All of the $1,725,000 in aggregate commitments as of September 30, 2005 expire by May 2008. All capacity purchase commitments under take-or-pay contracts were fully utilized by the Company’s customers throughout the years ended September 30, 2005, 2004 and 2003.

b) Service-by-Service Commitments — Early Termination Liability

The Company, to the extent practicable, matches the quantity, duration and other terms of individual purchases of communications capacity with agreements to supply communications to individual customers on a service-by-service basis. The Company recognizes profit on communications sales to the extent its revenue from supplying communications exceeds its cost to purchase the underlying capacity. In the year ended September 30, 2004, the Company began purchasing capacity under five-year commitments from one of its vendors in order to secure more competitive pricing. These five-year purchase commitments are not, in all cases, matched with five-year supply agreements to customers. In such cases, if a customer disconnects its service before the five-year term ordered from the vendor expires, and if the Company is unable to find another customer for the capacity, the Company would be subject to an early termination liability. Under standard telecommunications industry practice (commonly referred to in the industry as “portability”), this early termination liability may be waived by the vendor if the Company orders replacement service with the vendor of equal or greater revenue to the service cancelled. As of September 30, 2005 and 2004, the total potential early termination liability exposure to the Company was $288,119 and $198,500, respectively.

Commitment — Leases

Office Lease, letter of credit

In November 2001, the Company entered into a thirty-six month (36) lease for office space in Vienna, Virginia which expired November 30, 2004. In June 2004, the Company entered into a ten-year lease for office space in McLean, Virginia. Rent payments commenced on January 1, 2005. Under the terms of the 2005 office lease, the Company is required to provide the landlord with a letter of credit to provide protection from default under the lease. The Company has provided the landlord with a letter of credit in the amount of $268,000 supported by hypothecation of a CD held by the bank in the same amount. Office lease expense for the years ended September 30, 2005, 2004 and 2003 was $164,081, $122,503 and $112,469, respectively.

Minimum Future Office Lease Obligation:

Fiscal Year Ending September 30,
2006	214,590
2007	280,229
2008	287,234
2009	294,415
2010	301,776
2011 and thereafter	1,368,243

Total	$2,746,487

Automobile Lease

In June 2005 the Company entered into a thirty-six (36) month operating lease for an automobile.

Global Internetworking, Inc.

Notes To Consolidated Financial Statements — (Continued)

Minimum Future Auto Lease Obligation:

Fiscal Year Ending September 30,
2006	10,668
2007	10,668
2008	8,001

Total	$29,337

Contingency — Legal Proceedings

The Company is not a party to any material litigation and is not aware of any pending or threatened litigation that could have a material adverse effect upon the Company’s business, operating results or financial condition.

Note 9 —	Employee Benefit Plans

Retirement Plan

In 2002, the Company established a 401(k) plan for its employees. In 2005, 2004 and 2003, the Company matched 50% of employees’ contributions to the plan. During the fiscal year ended September 30, 2005, 401(k) expense was $87,560, all of which was accrued at September 30, 2005. During the fiscal year ended September 30, 2004, 401(k) expense was $56,638, all of which was accrued at September 30, 2004. During the fiscal year ended September 30, 2003, 401(k) expense was $52,835, all of which was accrued at September 30, 2003.

Stock Option Plan and Options Outstanding

In 2001, the Company adopted a stock option plan (the “Plan”). The total number of shares reserved for issuance under the Plan is 300,000 effective January 31, 2005. Prior to January 31, 2005, 250,000 were reserved for the Plan. Stock options granted under the Plan are non-qualified stock options for its Class B common stock. Management determines who will receive options under the Plan and determines the vesting period pursuant to authority granted by the Board of Directors. Exercise prices are no less than the fair market value of the Class B common stock at the grant dates, as determined by management. All options granted under the Plan through September 30, 2005 were to employees or members of the board of directors, with the exception of 75,000 fully vested options granted to a consultant in 2000. In the event of a change of control of the Company, the Board of Directors may, in its sole discretion, accelerate the awards, pay a cash amount in exchange for cancellation of the awards, and/or require issuance of substitute awards. The weighted average fair value of the options granted in 2005, 2004 and 2003 was $1.88, $1.88 and $3.12, respectively.

	Number of Class B	Weighted Average
	Option Shares	Exercise Price

Balance at September 30, 2002	146,700	$3.95
Granted	2,400	$5.50
Exercised	—
Forfeited	—

Balance at September 30, 2003	149,100	$3.97
Granted	75,000	$5.50
Exercised	—
Forfeited	—

Global Internetworking, Inc.

Notes To Consolidated Financial Statements — (Continued)

	Number of Class B	Weighted Average
	Option Shares	Exercise Price

Balance at September 30, 2004	224,100	$4.48
Granted	58,500	$5.67
Exercised	—
Forfeited	—

Balance at September 30, 2005	282,600	$4.73

The options outstanding at September 30, 2005 have exercise prices ranging from $2.50 to $6.00 per share. Additional information with regard to the outstanding options is as follows:

		Weighted Average
	Outstanding at	Remaining	Weighted Average
Exercise Price	Fiscal Year End	Contractual Life	Exercise Price

$2.50	76,000	4.67 years	$2.50
$5.50	186,600	6.80 years	$5.50
$6.00	20,000	9.40 years	$6.00

Note 10 — Capital Stock

The Company has two classes of common stock authorized, Class A and Class B common stock. At September 30, 2005 and 2004 there were 2,500,000 shares of Class A common stock issued and outstanding and no shares of Class B common stock issued and outstanding. The Class A common stock and the Class B common stock have identical rights except that the Class B common shares are non-voting.

Note 11 —	Communication Supply Arrangements

At September 30, 2005 and 2004, the Company had entered into agreements to supply communications capacity in the future to 94 customers and 61 customers, respectively, at fixed rates in the dollar amounts for the years shown, as follows:

At September 30, 2005

FYE 2006	FYE 2007	FYE 2008	FYE 2009	FYE 2010	Total

$11,209,018	$4,529,418	$3,197,061	$1,669,826	$357,992	$20,963,316

At September 30, 2004

FYE 2005	FYE 2006	FYE 2007	FYE 2008	FYE 2009	Total

$8,183,830	$3,467,969	$2,454,956	$1,948,045	$1,371,350	$17,426,150

Note 12 — Subsequent Events

On May 23, 2006, the Company entered into a definitive agreement (the “Agreement”) to merge with Mercator Partners Acquisition Corporation (MPAC). MPAC intends to acquire the Company and European Telecommunications and Technology (ETT), a UK-based company providing telecommunications information services to the global access market. The Agreement calls for the Company’s shareholders to exchange 100% of the outstanding shares of the Company’s common stock for consideration consisting of cash, notes, and equity of MPAC. The name of the combined company is currently expected to be changed to Global Telecommunications and Technology (GTT). Under the Agreement, the merger would be conditioned upon, among other things, certain regulatory and shareholder approvals. There exists a material risk that the merger will not be consummated.

Global Internetworking, Inc.

Unaudited Condensed Consolidated Interim Financial Statements

Global Internetworking, Inc.

Condensed Consolidated Balance Sheets
June 30, 2006 and September 30, 2005

	June 30, 2006	September 30, 2005
	Unaudited	Audited

ASSETS
Current assets:
Cash and cash equivalents	$516,402	$141,900
Certificates of deposit	487,805	479,120
Accounts receivable, net	1,217,487	1,353,966
Income tax refunds receivable	371,515	371,515
Deferred contract costs	226,525	200,063
Prepaid expenses and other current assets	654,149	455,924

Total current assets	3,473,883	3,002,488
Property and equipment, net	325,910	422,045
Preferred contract costs and other assets	523,450	546,748

Total assets	4,323,243	3,971,281

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	959,577	476,743
Accrued carrier expenses	830,482	891,223
Accrued compensation	237,122	267,457
Unearned revenue	1,607,713	1,381,973
Deferred revenue	289,385	249,495
Regulatory and sales taxes payable	396,508	317,425
Other accrued expenses	90,725	14,176

Total current liabilities	4,411,512	3,598,492
Deferred revenue	46,583	90,665
Accrued long term liabilities	75,143	—
Shareholders’ (deficit) equity:
Common Stock:
Class A, $.01 par value; 9,000,000 shares authorized, 2,500,000 shares issued and outstanding	25,000	25,000
Class B, $.01 par value; 1,000,000 shares authorized, Shares issued or outstanding	—	—
Additional paid-in-capital	279,461	279,461
Accumulated deficit	(514,456)	(22,337)

Total shareholders’ equity	(209,995)	282,124

Total liabilities and shareholders’ equity	$4,323,243	$3,971,281

Global Internetworking, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ending		Nine Months Ending
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues:
Telecommunications services sold	$4,699,953	$3,759,361	$13,226,792	$10,127,894
Operating expenses:
Cost of telecommunications services provided	3,350,254	2,456,387	9,492,091	6,759,172
Operations and administration	1,313,846	1,359,436	4,055,937	3,863,769
Depreciation and amortization	30,876	25,000	111,460	75,000

Operating income (loss)	4,977	(81,462)	(432,697)	(570,047)
Other income (expense):
Interest income, net of expense	9,944	9,324	23,331	30,734
Other	5,862	6,795	(82,753)	13,113

Total other income (expense)	15,806	16,119	(59,422)	43,847
Income (loss) before benefit for income (taxes) benefit	20,783	(65,343)	(492,119)	(526,201)
Income tax benefit	—	—	—	205,189

Net Income (loss)	$20,783	$(65,343)	$(492,119)	$(321,012)

Net income (loss) per share — basic and diluted	$0.01	$(0.03)	$(0.20)	$(0.13)

Weighted average shares outstanding — basic and diluted	2,576,000	2,500,000	2,500,000	2,500,000

Global Internetworking, Inc.

Consolidated Statements of Changes in Shareholders’ Equity (Deficit)

			Common Stock		Additional	Stock		Total
	Common Stock Class A		Class B		Paid	Subscription	Retained	Shareholders
	Shares	Amount	Shares	Amount	In Capital	Receivable	Earnings	Equity

Shareholders’ equity, September 30, 2004	2,500,000	$25,000	—	$—	$279,461	$(500)	$422,825	$726,586
Comprehensive Income QE December 31, 2004							(105,550)
Shareholders’ equity, December 31, 2004	2,500,000	25,000	—	—	279,461	(500)	317,075	$621,036
Comprehensive Income QE March 31, 2005							(158,705)
Shareholders’ equity, March 31, 2005	2,500,000	25,000	—	—	279,461	(500)	158,370	$462,331
Comprehensive Income QE June 30, 2005							(50,754)
Shareholders’ equity, June 30, 2005	2,500,000	25,000	—	—	279,461	(500)	107,616	$411,577
Comprehensive Income QE September 30, 2005							(129,953)
Stock Subscription Paid						500	—
Shareholders’ equity, September 30, 2005	2,500,000	25,000	—	—	279,461	—	(22,337)	$282,124
Comprehensive Income QE December 31, 2005							(434,962)
Shareholders’ equity, December 31, 2005	2,500,000	25,000	—	—	279,461	—	(457,299)	$(152,838)
Comprehensive Income QE March 31, 2006							(77,940)
Shareholders’ equity, March 31, 2006	2,500,000	25,000	—	—	279,461	—	(535,239)	$(230,778)
Comprehensive Income QE June 30, 2006							20,783
Shareholders’ equity, June 30, 2006	2,500,000	$25,000	—	$—	$279,461	—	$(514,456)	$(209,995)

Global Internetworking, Inc.

Statements of Cash Flows

	Nine Months Ending
	June 30, 2006	June 30, 2005
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net (loss)	$(492,119)	$(321,012)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	111,460	75,000
Changes in operating assets and liabilities:
Accounts receivable, net	136,479	(597,527)
Income tax refunds receivable	—	(205,189)
Deferred contract costs	(1,992)	(92,268)
Prepaid expenses and other current assets	(187,472)	12,171
Other assets	—	14,744
Accounts payable	482,834	255,309
Accrued carrier expense	(71,496)	241,925
Accrued compensation	(30,335)	34,337
Unearned revenue	225,739	316,367
Deferred revenue	5,838	115,062
Regulatory and sales tax payable	79,084	129,900
Other accrued expenses	151,692	(22,388)

Net cash provided (used) by operating activities	409,713	(43,569)
Cash flows from investing activities:
Purchase of property and equipment	(15,325)	(369,100)
(Purchase) or redemptions of certificates of deposit	(19,886)	(11,047)

Net cash used in investing activities	(35,211)	(380,147)

Net change in cash and cash equivalents	374,502	(423,716)
Cash and cash equivalents, beginning of year	141,900	798,633

Cash and cash equivalents, end of period	$516,402	$374,917

Supplementary cash flow information:
Interest paid	$—	$—

Income taxes paid	$—	$—

Global Internetworking, Inc.

Notes to Consolidated Condensed Financial Statements
June 30, 2006

Note 1 — Organization, Basis of Presentation and Summary of Significant Accounting Policies

The Company

Founded in 1998, Global Internetworking, Inc. (the “Company”) is a knowledge-based, facilities-neutral, high capacity communications network solutions provider for carriers, service providers, systems integrators, government agencies and communications-intensive enterprise customers. The Company’s fiscal year end is September 30th.

Within the wholesale telecom market, the Company helps customers obtain diverse, cost-effective, off-net connectivity, from anywhere to anywhere in the United States and in over 40 overseas markets. Within the enterprise and government sectors, the Company specializes in providing diverse, high-capacity solutions for wide area network applications. The Company offers a turn-key, single-point-of-contact approach which allows customers to achieve optimal end-to-end solutions without having to find, manage and interconnect multiple local and long-haul telecom carriers.

Basis of Presentation

The Company has three wholly-owned subsidiaries: Global Internetworking, LLC; Global Internetworking Government Services, LLC; and Global Internetworking of Virginia, Inc. These subsidiaries were formed to provide the same products and services provided by Global Internetworking, Inc., but in separate entities for marketing, legal and regulatory purposes. The subsidiaries adhere to the accounting policies of Global Internetworking, Inc. None of the subsidiaries purchased assets, incurred liabilities, earned revenue or incurred expenses in the fiscal years ended September 30, 2005 and 2004, or in the first six months of fiscal 2006. During the three months ended June 30, 2006, Global Internetworking, LLC and Global Internetworking Government Services, LLC commenced operations. Results of these subsidiaries’ operations have been included in the financial statements. Intercompany transactions and balances have been eliminated.

Summary of Significant Accounting Policies

Interim financial statements

The interim condensed consolidated financial statements presented are unaudited, but in the opinion of management, have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a basis consistent with those of the annual consolidated financial statements. Such interim condensed consolidated financial statements reflect all adjustments (consisting principally of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of results to be expected for any other interim period or for the year ending September 30, 2006. Interim condensed consolidated financial statements should be read in conjunction with the audited annual financial statements as of September 30, 2005 and 2004 and the accompanying notes included elsewhere in this document.

Revenue Recognition

GII provides data connectivity solutions (i.e., dedicated circuit access, access aggregation, and hubbing), managed network services, and professional services to its customers. It recognizes revenue in connection with each service as follows:

Data Connectivity:  Data connectivity services are provided pursuant to service contracts that typically provide for payments of recurring charges on a monthly basis for use of the services over a committed term.

•	Recurring Revenue: Recurring charges for data connectivity are generally billed pursuant to fixed price contracts one month in advance and are recorded as unearned revenue when billed. This unearned revenue is recognized monthly for as long as such service is provided and collectibility is reasonably

Global Internetworking, Inc.

Notes to Consolidated Condensed Financial Statements — (Continued)
June 30, 2006

assured, in accordance with SEC Staff Accounting Bulletin No. 104. Pursuant to the service contracts, service is first considered provided upon the issuance of a start of service notice.

•	Non-recurring Revenue: Non-recurring charges for data connectivity typically take the form of one-time, non-refundable provisioning fees established pursuant to service contracts. The amount of the provisioning fee included in each contract is generally determined by marking up or passing through the corresponding charge from GII’s supplier imposed pursuant to GII’s purchase agreement. Starting with the fiscal year ending September 30, 2004, non-recurring provisioning fees imposed in connection with the delivery of recurring communications services are recognized evenly over the term of service starting upon commencement of the service contract term. Installation costs that are directly attributable to a service contract are capitalized as deferred contract costs and expensed over the defined term of that contract.

Prior to fiscal 2004, GII treated non-recurring revenue as a separate unit of accounting, recognizing such revenue when it initiated procurement of the underlying service from its suppliers if collectibility was reasonably assured, and GII recognized the costs of the underlying service at the same time as it recognized non-recurring revenues. GII estimates that non-recurring revenues for the fiscal years ending September 30, 2001 through September 30, 2003 would have been $82,717 less, non-recurring costs of revenue would have been $53,257 less, and pre-tax net income would have been $29,460 less over the three-year period (during which period GII reported total net income of $961,935) had the method adopted in fiscal 2004 been adopted as of the start of fiscal 2001. GII believes that deferred revenue at September 30, 2005 would have been $3,158 less had the method been implemented as of October 1, 2000 through September 30, 2005. GII therefore believes this prior method of revenue and expense recognition did not result in net income calculations materially different from the method adopted beginning with fiscal 2004.

•	Other Revenue: From time to time, GII recognizes revenue in the form of fixed or determinable cancellation (pre-installation) or termination (post-installation) charges imposed pursuant to the service contract. These revenues are earned when a customer cancels or terminates a service agreement prior to the end of its committed term. These revenues are recognized when billed if collectibility is reasonably assured. In addition, GII occasionally sells equipment in connection with data networking applications. GII recognizes revenue from the sale of equipment at the contracted selling price when title to the equipment passes to the customer (generally F.O.B. origin) and when collectibility is reasonably assured.

Managed Network Services:  Because the same general contract terms apply to these services and because the services are typically billed in the same manner, GII recognizes revenue for managed network services in the same manner as it does for data connectivity.

Professional Services:  Fees for professional services are typically specified as applying on a fee per hour basis pursuant to agreements with customers and are computed based on the hours of service provided by GII. Invoices for professional services performed on an hourly basis are rendered in the month following that in which the professional services have been performed. Because such invoices for hourly fees are for services that have already been performed by GII and because such work is undertaken pursuant to an executed statement of work with the customer that specifies the applicable hourly rate, GII recognizes revenues based upon hourly fees as billed if collectibility is reasonably assured.

In certain circumstances, GII engages in professional services projects pursuant to master agreements and statements of work for each project. Fees from the performance of projects by GII are specified in each executed statement of work by reference to certain agreed-upon and defined milestones and/or the project as a whole. Invoices for professional services projects are rendered pursuant to the payment plans that are specified in the executed statement of work with the customer.

Global Internetworking, Inc.

Notes to Consolidated Condensed Financial Statements — (Continued)
June 30, 2006

Recognition of revenue is determined independently of issuance of the invoice to the customer or receipt of payment from the customer. Instead, revenue is recognized based upon the degree of delivery, performance and completion of such professional services projects as stated expressly in the contractual statement of work. The performance, completion and delivery of obligations on projects are determinable by GII based upon the underlying contract or statement of work terms, particularly by reference to any customer acceptance provisions or other performance criteria that may be defined in the contract or statement of work. Furthermore, even if a project has been performed, completed and delivered in accordance with all applicable contractual requirements and an invoice has been issued consistent with those contractual requirements, professional services revenues are not recognized unless collectibility is reasonably assured (assuming payment has not already been made).

In cases where a project is billed on a milestone or other partial basis, revenue is allocated for recognition purposes based upon the fair market value of the individual milestone or deliverable. For this purpose, fair market value is determined by reference to factors such as how GII would price the particular deliverable on a standalone basis and/or what competitors may charge for a similar standalone product. Where GII is unable for whatever reason to make an objective determination of fair market value of a deliverable by reference to such factors, the amount paid will only be recognized upon performance, completion and delivery of the project as a whole.

GII’s professional service arrangements have typically provided for the performance of services and/or provision of deliverables on a short-term (e.g., immediate to 21-day) basis, and have involved services such as providing technical support and guidance to clients within a single day or performing assessment and analysis activities over a multi-week period. During the nine months ended June 30, 2006, less than 1% of GII’s revenues were derived from professional services provided to customers. During the preceding fiscal years, GII did not operate its professional services as a separately defined line of business, although it from time to time had minor engagements in which it provided consultative assistance or professional services to a customer. GII believes that the revenue associated with such engagements during the preceding fiscal years equaled less than 0.1% of revenues for each such fiscal year.

GII does not use estimates in determining amounts of revenue to be recognized. Each service contract for data connectivity and managed services has a fixed monthly cost and a fixed term, in addition to a fixed installation charge (if applicable). At the end of the initial term of most service contracts for data connectivity and managed services, the contracts roll forward on a month-to-month basis and continue to bill at the same fixed recurring rate. If any cancellation or termination charges become due from the customer as a result of early cancellation or termination of a service contract, those amounts are calculated pursuant to a formula specified in each contract. With respect to professional services, each service contract has a specified project scope and terms for payments on either an hourly basis or on a project milestone basis.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and money market funds.

Fair Value of Financial Instruments

The carrying values of current assets and liabilities approximated their fair values at the respective balance sheet dates.

Accounts Receivable

At June 30, 2006, and September 30, 2005 the Company had accrued $50,231 and $23,034, respectively, as allowance for doubtful accounts. These estimates are based upon management’s assessment of the Company’s ability to collect its outstanding accounts receivable. The Company, pursuant to its standard service contracts, is entitled to charge a finance charge of 1.5% per month with respect to all amounts that are past due. The Company’s standard terms require payment within thirty (30) days of the date of the invoice. The Company treats invoices as past due when they remain unpaid, in whole or in part, beyond the payment time set forth in the applicable service

Global Internetworking, Inc.

Notes to Consolidated Condensed Financial Statements — (Continued)
June 30, 2006

contract. At such time as an invoice becomes past due the Company applies the finance charge as stated in the applicable service contract.

The Company utilizes the allowance method of accruing for bad debt expense. The Company accrues for bad debt expense at a rate of 0.55% of billed revenue on a monthly basis; this percentage is based upon the Company’s historical bad debt experience. Actual bad debts, when determined, reduce the allowance, the adequacy of which management then reassesses. The Company writes off accounts after management’s determination that the amounts at issue are not likely to be collected, and following the exercise of reasonable collection efforts, or upon management’s determination that the costs of pursuing collection outweigh the likelihood of recovery.

Information related to the activity of the allowance for doubtful accounts is as follows:

		Fiscal Year Ended
	At June 30,	September 30
	2006	2005	2004

Beginning Balance	(23,034)	(73,074.00)	(58,476)
Provision for bad debt	(70,929)	(78,635.00)	(52,109)
Reversals	18,426	—	—
Specific charges against allowance	—	128,675.00	37,511

Ending balance	(50,231)	(23,034)	(73,074)

Property and Equipment, Software Capitalization

Property and equipment are stated at cost, net of accumulated depreciation computed using the straight-line method. Depreciation on these assets was computed over the estimated useful lives of the assets ranging from three to seven years. Leasehold Improvements are amortized over the life of the lease, 10 years, excluding optional extensions.

Prior to 2003, the Company developed proprietary software, the ultimate usefulness of which was not known at the time it was developed. Subsequent to development the software was installed and continues to be further modified and used. This software was developed by Company employees; payroll and other related expenses were charged to expense in the period incurred. The Company purchases software for internal use. Since 2003, the Company has accounted for these costs in accordance with AICPA SOP 98-1, “Accounting for Costs of Computer Software Developed or Obtained for Internal Use”. Software costs are amortized on a straight-line basis over a three year period.

Depreciable lives used by the Company for its classes of asset are as follows:

Furniture and Fixtures	7 years
Leasehold Improvements	10 years
Computer Hardware and Software	3 years
Office and telephone equipment	5 years

Gains or losses on disposition of property and equipment are recognized currently in the Statements of Operations with the related cost and accumulated depreciation removed from the Balance Sheet. Repairs and maintenance which do not significantly extend the life of the related assets are expensed as incurred.

For the nine months ended June 30, 2006 and 2005 depreciation expense was $111,460 and $75,000. For the three months ended June 30, 2006 and 2005 depreciation expense was $30,876 and $25,000 respectively.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, primarily property, equipment and security deposits, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Global Internetworking, Inc.

Notes to Consolidated Condensed Financial Statements — (Continued)
June 30, 2006

The Company estimates where applicable, the future cash flows expected from the asset. If the sum of the expected undiscounted cash flows is less than the carrying amount of the long-lived asset, the Company recognizes an impairment loss by reducing the depreciated or amortized cost of the long-lived asset to its estimated fair value.

Accrued Carrier Expenses

The Company accrues for estimated charges owed to its suppliers for services. The Company bases this accrual on the supplier contract, the individual service order executed with the supplier for that service, the length of time the service has been active, and the overall supplier relationship. It is common in the telecommunications industry for users and suppliers to engage in disputes over amounts billed (or not billed) in error or over interpretation of contract terms. The Accrued Costs of Revenue category on the Company’s financial statements includes disputed but unresolved amounts claimed as due by suppliers, unless management is confident, based upon its experience and its review of the relevant facts and contract terms, that the outcome of the dispute will not result in liability for the Company. Management estimates this liability monthly, and reconciles the estimates with actual results quarterly as the liabilities are paid, as disputes are resolved, or as the appropriate statute of limitations with respect to a given dispute expires.

As of June 30, 2006, the Company had 15 open disputed issues with 6 vendors totaling $190,060. The three largest disputed issues involve a total of $120,606. Of the total disputed amounts, based upon its experience with each vendor and similar disputes in the past, and based upon its individual review of the facts and contract terms applicable to each dispute, management has determined that the most likely outcome is that the Company will be liable for $66,638, for which an accrual has been recorded.

Net Income (Loss) Per Share

Basic net income (loss) per share is computed using the weighted average number of shares of Class A and Class B common stock outstanding during the period. Diluted income (loss) per share does not differ from basic loss per share since the potential dilutive effect of common shares issuable from the exercise of stock options are anti-dilutive for all periods presented.

Global Internetworking, Inc.

Notes to Consolidated Condensed Financial Statements — (Continued)
June 30, 2006

Stock Based Compensation

At June 30, 2006 and September 30, 2005, the Company had a stock-based employee compensation plan, which is more fully described in Note 7. The Company accounts for stock-based employee compensation arrangements in accordance with the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). Under APB 25, compensation expense is based on the difference, if any, between the fair value of the Company’s stock at the grant date and the exercise price of the option. No compensation expense has been reflected for options issued to employees or directors as these options were granted at exercise prices no less than the fair market value of the Company’s stock at the date of the grant. As permitted, the Company elected not to adopt the fair value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation‘ (“FAS No. 123”). In accordance with the provisions of FASB Statement No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, the following table illustrates the effect on net income and earnings per share if the fair value method of SFAS No. 123 had been applied to all outstanding and unvested awards in each period.

	Three Months Ending		Nine Months Ending
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net loss	20,783	(65,343)	(492,119)	(321,012)
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(9,617)	(30,392)	(37,042)	(65,804)

Proforma net income (loss)	$11,166	$(95,735)	$(529,161)	$(386,816)
Loss per share: basic and diluted as reported	$(0.00)	$(0.02)	$(0.20)	$(0.13)

Proforma loss per share: basic and diluted	$(0.00)	$(0.04)	$(0.22)	$(0.15)

Volatility	0.01%	0.01%	0.01%	0.01%
Dividend yield	0%	0%	0%	0%
Risk-free interest rate	4.35%	4.95%	4.33%	4.58%
Expected life in years	10	10	10	10

As permitted for privately held companies, the Company uses the minimum value method to estimate volatility for all employee and director options.

Reclassifications

Certain accounts were reclassified from the prior year to give a more accurate representation of the Company’s operations, and do not affect the representation of the Company’s overall performance.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Global Internetworking, Inc.

Notes to Consolidated Condensed Financial Statements — (Continued)
June 30, 2006

Recent Accounting Pronouncements

During December 2004, the FASB issued Statement of Financial Accounting Standards No. 123(R), Share Based Payment, (“SFAS 123R”), which requires all share based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the consolidated financial statements based on their fair value. As amended by SEC Staff Accounting Bulletin No. 107 (“SAB 107”), in March, 2005, SFAS No. 123R is effective for annual periods beginning after December 15, 2005, and includes two transition methods. Upon adoption, the Company will be required to use either the modified prospective or the modified retrospective transition method. Under the modified retrospective approach, the previously reported amounts are restated for all periods presented to reflect the SFAS No. 123 amounts on the income statement. Under the modified prospective method, awards that are granted, modified or settled after the date of adoption should be measured and accounted for in accordance with SFAS No. 123R. Unvested equity-classified awards that were granted prior to the effective date should continue to be accounted for in accordance with SFAS No. 123 except that amounts must be recognized in the income statement. The Company will adopt SFAS No. 123R on October 1, 2006, the beginning of its fiscal year, and will utilize the modified prospective application transition alternative.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, (“SFAS No. 153”). The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary transaction has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 was effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material impact on the Company’s consolidated financial position and results of operations.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections — a Replacement of APB No. 20 and FASB Statement No. 3” (“SFAS No. 154”). SFAS No. 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. SFAS No. 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented using the new accounting principle. SFAS No. 154 is effective for accounting changes and correction of errors in fiscal years beginning after December 15, 2005. The implementation of SFAS No. 154 is not expected to have a material impact on the Company’s consolidated financial statements.

In June 2005, the FASB’s Emerging Issues Task Force reached a consensus on Issue No. 05-6, “Determining the Amortization Period for Leasehold Improvements” (“EITF 05-6”). The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. The guidance was effective for fiscal periods beginning after June 29, 2005. The adoption of EITF 05-6 did not have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

Note 2 — Certificates of Deposit

As of June 30, 2006 and September 30, 2005, the Company had four certificates of deposit totaling $487,805 and $479,120. Certificates of deposit included in current assets either mature within 12 months of the date of these statements, or have a non-penalty withdrawal feature, or both.

Global Internetworking, Inc.

Notes to Consolidated Condensed Financial Statements — (Continued)
June 30, 2006

Note 3 — Related Party Transactions

For the nine months ended June 30, 2006 and 2005, the Company rented storage space on a month-to-month basis from a shareholder at a rate approximating market rental rates for similar space. Related party expenses for the nine months then ended were -0- and $3,000, respectively. This rental terminated February, 2005.

Note 4 — Taxes

Income Taxes

The Company reports its income taxes in accordance with Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. Under this method, a deferred tax asset or liability is recognized based on the difference between the financial statement and income tax basis of accounting for assets and liabilities, then measured using existing income tax rates. At September 30, 2005, the deferred tax asset was comprised principally of net operating loss (NOL) carryforwards and differences in depreciation for book purposes versus tax depreciation.

During the fiscal years ended September 30, 2005 and 2004, the Company incurred taxable losses of $650,153 and $389,886, respectively. The fiscal 2005  NOL creates $277,355 of future tax benefit calculated at a 42.66% combined federal and state tax rate, and the fiscal 2004 NOL creates $166,326 of future tax benefit calculated at a 42.66% combined federal and state tax rate. During the nine months ending June 30, 2006, the Company incurred a taxable loss of $492,119. This loss creates $209,938 of future tax benefit calculated at a 42.66% combined federal and state tax rate.

Under current tax law, tax NOLs must be carried back for two years before being carried forward. In the event of a change in ownership of the Company, these income tax benefits are subjected to limitations described in Internal Revenue Code Section 382 (b)(1), which require the Company to limit the post-change-in-control carryforwards to an amount not to exceed the value of the Company immediately before the change of control, multiplied by the Federal long-term tax-exempt rate.

$480,987 of the Company’s tax loss in fiscal 2005 was offset by taxable income from the fiscal year ended September 30, 2003, and $169,166 will be offset by future income, net of the deferred tax liability arising from book/tax depreciation differences. The Company’s NOL in fiscal 2004 was fully offset by taxable income from the fiscal year ended September 30, 2002. This NOL gives rise to income tax refunds receivable of $205,189 arising from the fiscal 2005 loss, and $166,326 arising from the fiscal 2004 loss, totaling $371,515 in tax refunds receivable at September 30, 2005.

The remaining $72,167 of tax benefit arising from the fiscal 2005 loss, less $9,985 of tax liability arising from the book to tax depreciation difference, is the subject of a $62,182 valuation allowance, bringing the net realizable future value of the remaining fiscal 2005 NOL carryforward to zero. In order for GII to recognize the tax benefit arising from the fiscal 2005 NOL carryforward, management is required to identify objective factors which indicate that GII is more likely than not to achieve near-term future profitability sufficient to absorb the previous losses.

The $209,938 of tax benefit arising from the loss during the nine month period ending June 30, 2006, less $10,199 of tax liability arising from the book to tax depreciation difference, is the subject of a $199,739 valuation allowance, bringing the net realizable future value of the remaining NOL carryforward arising during the nine months ending June 30, 2006, to zero. In order for GII to recognize the tax benefit arising from this loss, management is required to identify objective factors which indicate that GII is more likely than not to achieve near-term future profitability sufficient to absorb the previous losses.

The Company’s losses over the preceding two fiscal years and continuing into fiscal 2006 were planned and anticipated by management in connection with its strategic plan to accelerate hiring to promote sales growth through additional market penetration and operational capabilities. GII has continued to manage carefully its expenses and its contract and other business risks, resulting in a profit during the three months ended June 30, 2006.

Global Internetworking, Inc.

Notes to Consolidated Condensed Financial Statements — (Continued)
June 30, 2006

However, even though recently returning to profitability, GII’s management has recognized a valuation allowance of 100% with respect to the $199,739 deferred tax asset as of June 30, 2006 pending the development of more precise and objective evidence of future profitability.

Amended tax returns are being prepared for fiscal 2002 and fiscal 2003 to claim the refunds from the NOL created in fiscal 2004, and are expected to be filed during the fourth calendar quarter of 2006. These amendments are being made currently following the recent discovery that previous income tax accounting had not provided for the NOL carryback. Amended tax returns are also being prepared for fiscal 2003 to claim the refunds from the NOL created in fiscal 2005, and are expected to be filed during the fourth calendar quarter of 2006. The fiscal 2003 amendments are being made currently following completion of the accounting for the fiscal year.

Components of the deferred income tax asset are as follows:

	At June 30	At September 30	At September 30
	2006	2005	2004

Deferred Tax Asset-Beginning of Year	$—	$—	$—
Income tax expense from current year operation	—	—	—
Deferred Income Tax Benefit Arising from:
Net operating loss carryback to 2002		—	17,504
Net operating loss carryforward to 2020		72,167	—
Net operating loss carryforward to 2021	209,938
Deferred Income Tax Liability Arising from:
Depreciation-book/tax differences of $23,908, $23,408 and $41,032 respectively	(10,199)	(9,985)	(17,504)

Deferred tax asset valuation allowance	(199,739)	(62,182)	0
Deferred Tax Asset-End of Year	—	—	—

Income Tax Refunds Due
Carryback to 2002	—	—	131,528
Carryback to 2003	—	205,189	34,798

Current Year Income Tax Benefit (Provision)	—	205,189	166,326

Other Taxes

The Company is liable for collecting Universal Service Fees and certain sales taxes from its customers and remitting the fees and taxes to the governing authorities. Estimates of the liability and associated receivables are presented in the financial statements.

Note 5 — Concentrations

Concentration — Revenue and Accounts Receivable

For the nine months ending June 30, 2006, four customers represented 36.4% of the Company’s revenues. For the fiscal year ending September 30, 2005, four customers represented 38% of the Company’s revenues. At June 30, 2006, two customers represented 15% of accounts receivable and at September 30, 2005, two customers represented 28% of accounts receivable. If these individually significant customers became unable to meet their financial obligations, results of operations of the Company would be materially adversely affected.

Global Internetworking, Inc.

Notes to Consolidated Condensed Financial Statements — (Continued)
June 30, 2006

Concentration — Cash Balances

Throughout the nine months ending June 30, 2006 and the fiscal year ending September 30, 2005, the Company had funds in excess of the $100,000 insured by the Federal Deposit Insurance Corporation on deposit at financial institutions. At June 30, 2006 and September 30, 2005, the uninsured amounts, including the CD backing the letter of credit, were $1,488,117 and $1,168,056, respectively.

Note 6 — Commitments and Contingencies

Commitment — Security Interest Granted to Vendor

In October 2001, the Company entered into a Wholesale Services Agreement with a vendor. As security for the Company’s financial performance under that agreement, the Company granted the vendor a security interest and continuing lien upon all of the Company’s accounts receivable, accounts (customer base), negotiable instruments, contract rights, general intangibles and chattel paper then owned or thereafter acquired, and the products, proceeds, and substitutions, of all of the foregoing, including but not limited to insurance proceeds (collectively, the “Collateral”). The vendor, in accordance with the agreement and for no reason of the Company’s credit performance, filed a UCC lien on August 26, 2002 with respect to the Collateral.

This Collateral may be used by the vendor to offset any defaults by the Company under the agreement should such defaults occur and not be cured within the time frames called for under the agreement. The Company had accounts payable of $180,743 and $136,673 to this vendor as of June 30, 2006 and September 30, 2005, respectively. At June 30, 2006 and September 30, 2005 the Company was in compliance with all material terms of this agreement. The vendor has become one of the Company’s largest suppliers, and has also been a competitor to the Company for certain business opportunities from time to time over the term of the contract. The existing agreement is currently in month-to-month status. A new contract, which supersedes the prior agreement and does not require a lien as additional security, has been executed by the Company and is pending execution by the vendor.

Commitment — Capacity Purchases

The Company’s purchases of communications capacity can generally be divided into two types of purchases: a) “Take-or-Pay” Purchase Commitments; or b) Service-by-Service Commitments.

a) “Take-or-Pay” Purchase Commitments

Some of the Company’s capacity purchase contracts call for the Company to make payments to suppliers whether or not the Company is currently utilizing the underlying capacity. (These are commonly referred to in the industry as “take-or-pay” commitments). At June 30, 2006 and September 30, 2005, the Company’s aggregate contractual obligations under such take-or-pay commitments over the remaining term of all of those contracts totaled $1,125,000 and $1,725,000, respectively. All of the Company’s capacity purchase commitments under take-or-pay contracts were fully utilized by the Company’s customers throughout the nine months ended June 30, 2006 and the fiscal year ended September 30, 2005.

b) Service-by-Service Commitments — Early Termination Liability

The Company, to the extent practicable, matches the quantity, duration and other terms of individual purchases of communications capacity with agreements to supply communications to individual customers on a service-by-service basis. The Company recognizes profit on communications sales to the extent its revenue from supplying communications exceeds its cost to purchase the underlying capacity. During the fiscal year ended September 30, 2004, the Company began purchasing capacity under five-year commitments from one of its vendors in order to secure more competitive pricing. These five-year purchase commitments are not, in all cases, matched with five-year supply agreements to customers. In such cases, if a customer disconnects its service before the five-

Global Internetworking, Inc.

Notes to Consolidated Condensed Financial Statements — (Continued)
June 30, 2006

year term ordered from the vendor expires, and if the Company is unable to find another customer for the capacity, the Company would be subject to an early termination liability. Under standard telecommunications industry practice (commonly referred to in the industry as “portability”), this early termination liability may be waived by the vendor if the Company orders replacement service with the vendor of equal or greater revenue to the service cancelled. At June 30, 2006 and September 30, 2005, the Company’s maximum potential early termination liability exposure was $276,717 and $288,119, respectively.

Note 7 — Employee Benefit Plans

Retirement Plan

In 2002, the Company established a 401(k) plan for its employees. Under the terms of the plan, management determines, in its sole discretion, whether and in what amount, subject to tax and employment regulations, employer contributions will be made to the plan. In 2005, 2004 and 2003, the Company matched 50% of employees’ contributions to the plan. During the fiscal year ended September 30, 2005, 401(k) expense was $87,560, all of which was accrued at September 30, 2005. For the nine months ending June 30, 2006 and 2005, 401(k) the company’s retirement plan expense was $0, and $48,250, respectively. For the three months ending June 30, 2006 and 2005 this expense was $0 and $25,500. Management does not determine whether or not an employer contribution, if any, will be made until year end operating results can be reasonably predicted.

Stock Option Plan and Options Outstanding

In 2001, the Company adopted a stock option plan (the “Plan”). The total number of shares reserved for issuance under the Plan is 300,000 effective January 31, 2005. Prior to January 31, 2005, 250,000 were reserved for the Plan. Stock options granted under the Plan are non-qualified stock options for its Class B common stock. Management determines who will receive options under the Plan and determines the vesting period pursuant to authority granted by the Board of Directors. Exercise prices are no less than the fair market value of the Class B common stock at the grant dates, as determined by management. All options granted under the Plan through June 30, 2006 were to employees or members of the board of directors, with the exception of 75,000 fully vested options granted to a consultant in 2001. In the event of a change of control of the Company, the Board of Directors may, in its sole discretion, accelerate the awards, pay a cash amount in exchange for cancellation of the awards, and/or require issuance of substitute awards.

Global Internetworking, Inc.

Notes to Consolidated Condensed Financial Statements — (Continued)
June 30, 2006

Weighted average fair value of the options granted in 2006, 2005 and 2004 was $1.82, $1.88 and $1.88, respectively.

	Number of Class B	Weighted Average
	Option Shares	Exercise Price

Balance at October 1, 2003	149,100	$3.97
Granted	75,000	5.50
Exercised	0
Forfeited	0

Balance at September 30, 2004	224,100	$4.48
Granted	58,500	5.67
Exercised	0
Forfeited	0

Balance at September 30, 2005	282,600	$4.73

Granted	0
Exercised	0
Forfeited	0

Balance at December 31, 2005	282,600	$4.73

Granted	0
Exercised	0
Forfeited	0

Balance at March 31, 2006	282,600	$4.73

Granted	0
Exercised	0
Forfeited	50,000

Balance at June 30, 2006	232,600	$4.56

The options outstanding at June 30, 2006 have exercise prices ranging from $2.50 to $6.00 per share. Additional information with regard to the outstanding options is as follows:

		Weighted Average
	Outstanding at	Remaining	Weighted Average
Exercise Price	Fiscal Year End	Contractual Life	Exercise Price

$2.50	76,000	3.98 years	$2.50
$5.50	186,600	6.11 years	$5.50
$6.00	20,000	8.70 years	$6.00

Note 8-Capital Stock

The Company has two classes of common stock authorized, Class A and Class B common stock. At June 30, 2006 and at September 30, 2005 and 2004, there were 2,500,000 shares of Class A common stock issued and outstanding and no shares of Class B common stock issued or outstanding. The Class A common stock and the Class B common stock have identical rights except that the Class B common shares are non-voting.

Global Internetworking, Inc.

Notes to Consolidated Condensed Financial Statements — (Continued)
June 30, 2006

Note 9 — Communication Supply Arrangements

At June 30, 2006 and September 30, 2005, the Company had entered into agreements to supply communications capacity in the future to its customers at fixed rates in the dollar amounts for the years shown, as follows: Supply arrangements for the period ending June 30, 2006 and September 30, 2005 represent 113 and 96 customers respectively.

At June 30, 2006

				FYE 2010 &
FYE 2006	FYE 2007	FYE 2008	FYE 2009	Beyond	Total

$3,773,124	8,837,601	4,119,242	2,654,958	1,910,965	$21,295,890

At September 30, 2005

FYE 2006	FYE 2007	FYE 2008	FYE 2009	FYE 2010	Total

$11,209,018	$4,529,418	$3,197,061	$1,669,826	$357,992	$20,963,316

Note 10 — Subsequent Events

On May 23, 2006, the Company entered into a definitive agreement (the “Agreement”) to merge with Mercator Partners Acquisition Corporation (MPAC). MPAC intends to acquire the Company and European Telecommunications and Technology (ETT), a UK-based company providing telecommunications information services to the global access market. The Agreement calls for the Company’s shareholders to exchange 100% of the outstanding shares of the Company’s common stock for consideration consisting of cash, notes, and equity of MPAC. The name of the combined company is currently expected to be changed to Global Telecommunications and Technology (GTT). Under the Agreement, the merger would be conditioned upon, among other things, certain regulatory and shareholder approvals. There exists a material risk that the merger will not be consummated.

European Telecommunications & Technology Limited

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of European Telecommunications & Technology Limited

We have audited the accompanying consolidated balance sheet of European Telecommunications & Technology Limited and subsidiaries as of December 31, 2005 and the related consolidated statement of income and comprehensive income, stockholders’ deficit, and cash flows for the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of European Telecommunications & Technology Limited and subsidiaries at December 31, 2005, and the results of its operations and its cash flows for the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

Signed BDO Stoy Hayward LLP
London, England
June 1, 2006

European Telecommunications & Technology Limited

Report of Independent Auditors

To the Board of Directors and Shareholders of European Telecommunications & Technology Limited (ETT Ltd):

We have audited the accompanying consolidated balance sheet of ETT Ltd and its subsidiaries (“the Company”) as of 31 December, 2004 and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ deficit, cash flows for each of the two years in the period ended 31 December, 2004. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ETT Ltd. at 31 December, 2004, and the consolidated results of its operations, comprehensive loss, changes in stockholders’ deficit and its cash flows for each of the two years in the period ended 31 December 2004, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations since inception and has a net capital deficiency. Management’s plans with regard to these matters are also described in Note 1.

PricewaterhouseCoopers LLP
London, England
21 June 2006

European Telecommunications & Technology Limited

Consolidated Balance Sheets
December 31, 2005 and 2004

	2005	2004
	$	$

ASSETS
Current assets:
Cash	4,087,053	5,265,863
Accounts receivable, net of allowance for doubtful accounts of $67,519 and $75,578 at December 31, 2005 and 2004	4,393,640	5,084,370
Deferred contract costs	1,080,317	1,729,645
Prepaid expenses and other current assets	297,449	297,361

Total current assets	9,858,459	12,377,239
Property & equipment, net	440,572	469,671
Deferred contract costs and other assets	977,756	1,447,302

Total assets	11,276,787	14,294,212

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term obligations	899,244	691,895
Accounts payable	8,963,031	10,269,042
Accrued expenses and other current liabilities	2,104,549	2,381,026
Deferred revenue	2,039,332	2,530,703

Total current liabilities	14,006,156	15,872,666
Long-term obligations, less current maturities	499,029	1,627,335
Deferred revenue	158,867	457,931

Total non-current liabilities	657,896	2,085,266
Commitments and contingencies (Note 10)	—	—
Shareholders’ deficit
Preferred ordinary shares; par value $0.000172 (£0.0001); 100,000,000 shares authorized; 72,366,941 shares issued and outstanding at December 31, 2005 and 2004	10,597	10,597
Ordinary shares; par value $0.000172 (£0.0001); 100,000,000 shares authorized; 64,445,538 shares issued and outstanding at December 31, 2005 and 2004	10,170	10,170
A Ordinary shares; par value $0.000172 (£0.0001); 100,000,000 shares authorized; 37,700,006 shares issued and outstanding at December 31, 2005 and 2004	5,967	5,967
Additional paid-in capital	19,293,471	19,293,471
Accumulated deficit	(24,739,313)	(24,508,313)
Accumulated other comprehensive income	2,653,843	2,146,388
Treasury shares, at cost	(622,000)	(622,000)

Total shareholders’ deficit	(3,387,265)	(3,663,720)

Total liabilities and shareholders’ deficit	11,276,787	14,294,212

The accompanying notes are an integral part of the consolidated financial statements.

European Telecommunications & Technology Limited

Consolidated Statements of Operations
For the years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
	$	$	$

Revenue	34,711,639	35,075,501	26,328,311
Costs of revenue	24,506,895	25,754,951	19,426,059

Gross profit	10,204,744	9,320,550	6,902,252
Operating expenses:
Selling expenses	5,150,563	5,070,455	5,391,898
General and administrative	5,288,986	4,810,101	4,385,115

Total operating expenses	10,439,549	9,880,556	9,777,013

Operating loss	(234,805)	(560,006)	(2,874,761)
Other income (expense):
Interest income	181,938	117,955	70,879
Interest expense	(178,133)	(48,147)	(54,481)

Total other income (expense)	3,805	69,808	16,398

Loss before income taxes	(231,000)	(490,198)	(2,858,363)
Income taxes	—	—	—

Net loss	(231,000)	(490,198)	(2,858,363)

Net loss per share:
Basic and diluted	—	—	(0.02)

Weighted average shares:
Basic and diluted	174,512,485	174,512,485	174,413,826

Consolidated Statements of Comprehensive Income (Loss)

	2005	2004	2003
	$	$	$

Net loss	(231,000)	(490,198)	(2,858,363)
Foreign currency gain (loss) on translation	507,455	(200,503)	(394,209)

Total comprehensive income (loss)	276,455	(690,701)	(3,252,572)

The accompanying notes are an integral part of the consolidated financial statements.

European Telecommunications & Technology Limited

Consolidated Statements of changes in Shareholders’ Deficit
For the years ended December 31, 2005, 2004 and 2003

							Additional		Accumulated other
	Ordinary shares		A Ordinary shares		Preferred ordinary shares		paid-in	Treasury	comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	capital	shares	income	deficit	Total
		$		$		$	$	$	$	$	$

Balance, January 1, 2003	64,319,846	10,152	37,700,006	5,967	72,366,941	10,597	19,265,188	(622,000)	2,741,100	(21,159,752)	251,252
Issuance of Ordinary Common shares	125,692	18	—	—	—	—	28,283	—	—	—	28,301
Net loss	—	—	—	—	—	—	—	—	—	(2,858,363)	(2,858,363)
Foreign currency translation	—	—	—	—	—	—	—	—	(394,209)	—	(394,209)

Balance, December 31, 2003	64,445,538	10,170	37,700,006	5,967	72,366,941	10,597	19,293,471	(622,000)	2,346,891	(24,018,115)	(2,973,019)
Net loss	—	—	—	—	—	—	—	—	—	(490,198)	(490,198)
Foreign currency translation	—	—	—	—	—	—	—	—	(200,503)	—	(200,503)

Balance, December 31, 2004	64,445,538	10,170	37,700,006	5,967	72,366,941	10,597	19,293,471	(622,000)	2,146,388	(24,508,313)	(3,663,720)
Net loss	—	—	—	—	—	—	—	—	—	(231,000)	(231,000)
Foreign currency translation	—	—	—	—	—	—	—	—	507,455	—	507,455

Balance, December 31, 2005	64,445,538	10,170	37,700,006	5,967	72,366,941	10,597	19,293,471	(622,000)	2,653,843	(24,739,313)	(3,387,265)

The accompanying notes are an integral part of the consolidated financial statements.

European Telecommunications & Technology Limited

Consolidated Statements of Cash Flows
For the years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
	$	$	$

Cash Flows From Operating Activities:
Net loss	(231,000)	(490,198)	(2,858,363)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	269,513	298,764	275,299
Other	21,027	—	—
Changes in operating assets and liabilities:
Accounts receivable	(118,562)	(984,392)	1,143,241
Deferred contract costs, prepaid expenses and other assets	1,051,281	(667,933)	(39,778)
Accounts payable	(192,227)	1,988,044	1,455,771
Accrued expenses and other current liabilities	(35,006)	554,279	(948,355)
Deferred revenue	(522,955)	536,190	(396,919)

Net cash provided by (used in) operating activities	242,071	1,234,754	(1,369,104)
Cash Flows From Investing Activities:
Property and equipment purchases	(291,167)	(98,704)	(425,579)

Net cash used in investing activities	(291,167)	(98,704)	(425,579)
Cash Flows From Financing Activities:
Principal payments on long-term obligations	(637,760)	(396,938)	(170,587)
Cash proceeds from long-term obligations	—	1,832,770	—
Issuance of shares	—	—	32,711

Net cash provided by (used in) financing activities	(637,760)	1,435,832	(137,876)
Effect of exchange rate changes on cash	(491,954)	302,114	303,509

Net increase (decrease) in cash	(1,178,810)	2,873,996	(1,629,050)
Cash at beginning of year	5,265,863	2,391,867	4,020,917

Cash at end of year	4,087,053	5,265,863	2,391,867

Supplemental disclosure of cash flow information:
Cash paid for interest during the year	178,133	48,147	54,481

Supplemental disclosure of non-cash financing:
Capital Lease obligations	—	—	551,483

The accompanying notes are an integral part of the consolidated financial statements.

European Telecommunications & Technology Limited

Notes to the Consolidated Financial Statements

1.	Nature of Operations

European Telecommunications & Technology Limited and its subsidiaries (the “Company”), is a non-facilities based supplier of dedicated managed data networks and value-added services serving over 100 multinational enterprise customers in 45 countries. The Company is headquartered in London, England, and its customers are located throughout the world.

The Company incurred a consolidated net loss of $231,000 for the year ended December 31, 2005, and current liabilities exceeded current assets by $4,147,697 at December 31, 2005. In view of these matters, recoverability of a portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon future profitable operations of the Company and generation of cash flow sufficient to meet its obligations. The directors have reviewed the current trading position, forecasts and prospects of the Company, the funding position from lenders and shareholders and the terms of trade in operation with customers and suppliers. The Company believes that current cash resources and bank facilities available to the Company will provide the Company with adequate liquidity to allow support for its business operations through December 31, 2006.

2.	Summary of Significant Accounting Policies

Basis of consolidation

The accompanying consolidated financial statements include the accounts of European Telecommunications & Technology Limited, and its wholly-owned subsidiaries. All inter-company balances and transactions have been eliminated in consolidation. The Company held 100% of the ordinary share capital in the following subsidiary undertakings at December 31, 2005 and 2004:

European Telecommunications & Technology SARL, incorporated in France
European Telecommunications & Technology Inc., incorporated in the United States of America
ETT European Telecommunications & Technology Deutschland GmbH, incorporated in Germany
ETT (European Telecommunications & Technology) Private Limited, incorporated in India
European Telecommunications & Technology (S) Pte Limited, incorporated in Singapore
ETT Network Services Limited, incorporated in UK

The subsidiary undertakings are telecommunication integration companies and have December year-ends, except for India which has a March year-end. All consolidation amounts are as of and for the years ended December.

Translation of foreign currencies

Foreign currency assets and liabilities of the Company’s foreign subsidiaries are translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities are accumulated as part of the foreign currency translation adjustment in shareholders’ deficit. The Company has determined the functional currency to be the Great Britain pound.

These financial statements have been reported in United States dollars by translating asset and liability amounts at the closing exchange rate, the equity amounts at historical rates, and the results of operations and cash flow at the average exchange rate in effect during the periods reported. Certain per share information is disclosed in the Great Britain pound as well as the United States dollar.

A summary of exchange rates used is as follows:

	2005	2004	2003

Closing exchange rate	1.72079	1.92620	1.77850
Average exchange rate during the period	1.82069	1.83277	1.63554

European Telecommunications & Technology Limited

Notes to the Consolidated Financial Statements — (Continued)

Transactions denominated in foreign currencies are recorded at the rates of exchange ruling at the time of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date. Exchange differences arising are recorded in the statement of operations.

Use of estimates

The preparation of financial statements and related disclosures in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. Actual results could differ from those estimates. Significant estimates are used in the deferred tax valuation allowance and impairment decisions. Significant changes in the estimate of the deferred tax valuation allowance could materially affect the financial statements.

Revenue recognition

Revenue is primarily derived from arrangements with multiple elements such as monthly connection charges, installation, maintenance, equipment and usage charges. The arrangements are separated into units of accounting based on the following criteria; whether the delivered items have value to the customer on a standalone basis, there is objective and reliable evidence of the fair value of the undelivered items and there is a general right of return and delivery or performance of the undelivered items is considered probable and substantially within the control of the Company. When the fair value of the undelivered elements is unable to be determined revenue is recognized evenly over the term of the contract from the date that completion of the installation is verified by customer acceptance. Deferred revenue relates to up-front payments received on contracts and amounts received in advance from customers for services yet to be rendered.

The Company also evaluates relevant facts and circumstances regarding recording revenue at gross or net and records revenue at the gross amount billed to customers because management has determined the Company has earned the revenue from the sale of the goods or services.

Installation costs that are directly attributable to a managed service contract are capitalised as deferred contract costs and expensed over the term of the contract from the date the installation is verified by the customer.

Monthly connection charges and installation are determined to be one unit of accounting as there is no stand alone value to the customer and the revenue is recognized over the life of the contract. Maintenance revenue is determined to be a separate unit of accounting and the revenue is recognized over the life of the contract.

Equipment revenue is recognized when there is persuasive evidence of an agreement with the customer, the equipment is shipped and title has passed, the amount due from the customer is fixed and determinable, and collectibility is reasonably assured.

Usage charge revenue is recognized as the connection is utilized by the customer in accordance with the agreement.

Accounts receivable

Credit extended is based on an evaluation of the customer’s financial condition and is granted to customers on an unsecured basis. Accounts receivable from sales of services and monthly connection billings are typically due from customers within 30 days of invoicing.

Accounts receivable balances are stated at amounts due from the customer net of an allowance for doubtful accounts listed below. Accounts outstanding longer than the contractual payments terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade

European Telecommunications & Technology Limited

Notes to the Consolidated Financial Statements — (Continued)

receivables are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. Specific reserves are also established on a case-by-case basis by management. The Company writes-off accounts receivable when they become uncollectible. Credit losses have historically been within management’s expectations.

Information related to the activity of the allowance for doubtful accounts is as follows:

	2005	2004	2003
	$	$	$

Beginning balance	75,578	130,521	117,744
Bad debt expense	9,255	49	361
Reversals	—	(52,175)	—
Write-offs	(9,255)	(10,465)	(361)
Foreign currency exchange	(8,059)	7,648	12,777

Ending balance	67,519	75,578	130,521

Cash

Cash includes cash on hand and cash held in banks. The Company does not maintain insurance for cash deposits. Foreign cash balances held at various financial institutions located in countries outside the UK totalled $1,172,724 and $525,627 at December 31, 2005 and 2004.

Property and equipment

Property and equipment, including leasehold improvements, are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Computer equipment and furniture is depreciated over lives ranging from three to five years, and leasehold improvements are depreciated over the term of the lease or estimated useful life, whichever is shorter. Upon retirement or other disposition of the assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in results of operations. Expenditures for maintenance, repairs and renewals of minor items are charged to expense as incurred. Major renewals and improvements are capitalized when they increase the estimated useful life of the asset.

Leased assets

Where the Company retains substantially all the risks and rewards of ownership of an asset subject to a lease, the lease is treated as a capital lease. The amount capitalised in property and equipment is the lesser of fair value or present value of the minimum lease payments payable during the lease term and is depreciated over the shorter of the lease term or its estimated useful life. The corresponding lease commitments are recorded as capital lease obligations. Leases other than capital leases are treated as operating leases. Costs in respect of operating leases are charged on a straight-line basis over the lease term.

Impairment of long-lived assets

The Company reviews long-lived assets to be held-and-used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows the asset is considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

European Telecommunications & Technology Limited

Notes to the Consolidated Financial Statements — (Continued)

Income taxes

The Company accounts for income taxes under the liability method. Deferred tax liabilities are recognized for temporary differences that will result in taxable amounts in future years. Deferred tax assets are recognized for deductible temporary differences and tax operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled. A valuation allowance is provided to offset the net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has concluded that a full valuation allowance against its deferred tax assets is appropriate.

Treasury shares

The Company accounts for purchases of its own shares as treasury shares under the cost method. All of the shares held as treasury shares are expected to be used to meet exercises of share options granted to employees.

Other comprehensive income

In addition to net income, comprehensive income (loss) includes charges or credits to equity that is not as a result of transactions with shareholders. For the Company this consists of foreign currency translation adjustments.

Fair value of financial instruments

The Company’s financial instruments including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses are carried at cost, which approximates fair value due to the short-term maturity of these instruments. Long-term obligations approximate fair value as the instruments are stated at a variable interest rate.

Defined contribution plans

The Company does not operate a company sponsored pension plan but makes discretionary contributions of up to 10% of the gross salary to the defined contribution plans. The expense is charged to the profit and loss account in the year to which it relates.

Share-based compensation

The Company uses the intrinsic value method to value the share options issued to employees and directors. Under the intrinsic value method the difference between the market value of the shares at the measurement date and the exercise price of the option is credited to shareholders’ equity and charged to the profit and loss account over the vesting period. Changes in the fixed terms of share options require specific accounting treatment and possible re-measurement. In the years presented, no share-based employee compensation expense is reflected in net loss.

Had the fair value method been applied, the compensation expense would not have been different in the periods presented as all options only vest upon a certain event (see Note 6).

The weighted average fair value of employee options granted during December 31, 2005 was not calculated as the cancellation and re-grant of options made the plan a variable option plan. The weighted average fair value of employee share options granted was £0.02 per share during the years ended December 31, 2004 and 2003. The fair value of options granted was estimated on the date of grant using the minimum value model, with the following assumptions; average expected life of 5 years, average risk-free interest rate of 2.82%, and no dividend yield.

European Telecommunications & Technology Limited

Notes to the Consolidated Financial Statements — (Continued)

Net loss per share

Basic net loss per share is computed using the weighted daily average number of shares of common shares outstanding during the period. Diluted loss per common share incorporates the incremental shares issuable upon the assumed exercise of share options and warrants, if dilutive. Share options totalling 14,175,000, 14,670,000 and 13,615,000 for the years ended December 31, 2005, 2004 and 2003, were excluded from the diluted calculation because their effect was anti-dilutive. Warrants for the purchase of shares were excluded from the dilutive calculation because they are contingently convertible (see note 5).

Recent Accounting Pronouncements

Share-Based Payments

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payments, that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions using the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires that such transactions be accounted for using a fair value based method and recognized as expenses in the statement of operations. The statement requires companies to assess the most appropriate model to calculate the value of the options. There are a number of other requirements under the new standard that will result in differing accounting treatment than that currently required. These differences include, but are not limited to, the accounting for the tax benefit on employee stock options.

In March 2005, the Securities and Exchange Commission (SEC) staff issued Staff Accounting Bulletin (SAB) No. 107. The interpretations in this SAB express views of the SEC staff regarding the interaction between SFAS No. 123R and certain SEC rules and regulations and provide the SEC staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB No. 107 provides guidance related to share-based payment transactions with non-employees, the transition from non-public to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS No. 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS No. 123R, the modification of employee share options prior to adoption of SFAS No. 123R and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS No. 123R.

The effective date of SFAS No. 123R for the Company is for periods beginning after December 15, 2005. Management has determined that there will be no impact on the Company’s results of operations from adopting SFAS 123R and applying the interpretations of SAB No. 107.

Accounting for the Exchange of Non-monetary Assets

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets — an amendment of APB Opinion No. 29. SFAS No. 153 addresses the measurement of exchanges of non-monetary assets. It eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets of APB Opinion No. 29 Accounting for Non-monetary Transactions and replaces it with general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary transaction has commercial substance where the future cash flows of the entity are expected to change significantly as a result of the exchange. The effective date for the Company of the new standard is January 1, 2006. The adoption of SFAS No. 153 is not expected to have a material impact on the Company’s consolidated financial statements.

European Telecommunications & Technology Limited

Notes to the Consolidated Financial Statements — (Continued)

Accounting for Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB statement No. 3 (“SFAS No. 154”), which changes the requirements for the accounting for and reporting of voluntary changes in accounting principles. SFAS No. 154 requires retrospective application to prior periods’ consolidated financial statements of changes in accounting principles, unless impracticable. SFAS No. 154 supersedes APB Opinion No. 20, Accounting Changes, which previously required that most voluntary changes in accounting principles be recognized by including in the current period’s net income the cumulative effect of changing to the new accounting principle. SFAS No. 154 also makes a distinction between retrospective application of an accounting principle and the restatement of consolidated financial statements to reflect the correction of an error. SFAS No. 154 carries forward without changing the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued consolidated financial statements and a change in accounting estimate. SFAS No. 154 applies to voluntary changes in accounting principles that are made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS No. 154 to have a material impact on its consolidated financial statements.

Accounting for Hybrid Financial Instruments

In March 2006, the FASB issued SFAS No. 155, Accounting for Hybrid Financial Instruments. SFAS No. 155 addresses unresolved issues related to accounting for certain beneficial interests in securitized financial assets and requires that an entity analyze beneficial interests in securitized financial assets to determine whether the interests represent freestanding derivatives or hybrid financial instruments that contain embedded derivative instruments. SFAS No. 155 permits an entity to recognize and re-measure at fair value all hybrid financial instruments that contain embedded derivatives that would otherwise require bifurcation in accordance with Statement 133, not just interests in securitized financial assets that contain embedded derivatives. The adoption of SFAS No. 155 is not expected to have a material impact on the Company’s consolidated financial statements.

Accounting for Servicing of Financial Assets

In May 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets: an amendment of FASB Statement No. 140. SFAS No. 156 requires that all separately recognized servicing assets and liabilities be initially measured at fair value, if practicable. The Statement also permits an entity to choose to subsequently measure each class of recognized servicing assets or servicing liabilities using either the amortization method specified in SFAS No. 140 or the fair value measurement method. The adoption of SFAS No. 156 is not expected to have a material impact on the Company’s consolidated financial statements.

European Telecommunications & Technology Limited

Notes to the Consolidated Financial Statements — (Continued)

3.	Property and Equipment

Property and equipment are as follows:

	2005	2004
	$	$

Cost
Computer equipment	1,303,466	1,156,583
Furniture	266,950	298,815
Leasehold improvements	321,611	356,478

	1,892,027	1,811,876

Accumulated depreciation
Computer equipment	1,032,696	963,911
Furniture	221,035	207,323
Leasehold improvements	197,724	170,971

	1,451,455	1,342,205

Net book value	440,572	469,671

Depreciation expense was as follows:

	2005	2004	2003
	$	$	$

Selling expenses	101,292	110,924	97,732
General and administrative	168,221	187,840	177,567

	269,513	298,764	275,299

European Telecommunications & Technology Limited

Notes to the Consolidated Financial Statements — (Continued)

4.	Financing

The company has the following financing agreements:

	2005	2004
	$	$

Finance leases with the Bank of Scotland to purchase equipment for use in the provision of services to customers. Repayments are due in monthly instalments of $10,836 and the lease bears implicit interest at 8.5% and is collateralized by the equipment leased. There are no covenants with this agreement	107,680	441,185
$453,525 term loan with the Bank of Scotland for the purpose of capital expenditure originated in January 2004. The loan is due in monthly instalments commencing in August 2004 through August 2006 and bears interest at 2.5% over the bank’s base rate (effective rate of 7% and 7.25% at December 31, 2005 and 2004).(**)	240,911	433,395
$1,438,050 term loan with the Bank of Scotland for the purpose of capital expenditure originated in December 2004. The loan is due in monthly instalments commencing in June 2005 through November 2007 and bears interest at 2.5% over the bank’s base rate (effective rate of 7% and 7.25% at December 31, 2005 and 2004).(**)	1,049,682	1,444,650

	1,398,273	2,319,230
Less current maturities of long-term obligations	899,244	691,895

Long-term obligations	499,029	1,627,335

Maturities of long-term obligations for the years ended December 31 are as follows:
2006	899,244
2007	499,029

	1,398,273

(* *)	Both term loans are collateralized against all of the Company’s assets (including future assets) through a debenture originally put in place on February 7, 2002, and granted by the Company in favour of the Bank of Scotland. The term loans are both subject to a series of affirmative covenants as well as the following specific financial covenants:

a)	The ratio of EBITDA to senior interest shall not be less than 1:1 prior to 31 March 2006. On 31 March 2006 and thereafter, the ratio of EBITDA to senior interest shall not be less than 2:1 unless other wise agreed.

b)	The ratio of trade debtors to net borrowings due to the Bank of Scotland shall not at any time be less than 2:1.

The Company was in compliance with the above covenants at December 31, 2005.

The Company has a $430,197 credit facility outstanding with the Bank of Scotland which may be drawn as an overdraft, guarantees or letters of credit. The credit facility does not have an expiration date, but rather is reviewed annually by the bank. The rate of interest applicable to the facility is 2.5% plus the bank’s base rate (effective rate of 7% and 7.25% at December 31, 2005 and 2004). The credit facility is collateralized against all of the Company’s assets through the debenture disclosed above. As long as the credit facility remains outstanding, the Company shall maintain a ratio of Good Trade Debtors to Bank Borrowings of 2:1 or higher, to be tested on a monthly basis. The Company was in compliance with this covenant at December 31, 2005.

European Telecommunications & Technology Limited

Notes to the Consolidated Financial Statements — (Continued)

5.	Shareholders’ Equity

During the years ended December 31, 2005 and 2004 no new shares were issued. During the year ended December 31, 2003, 125,692 Ordinary Shares were issued for $28,301 cash at a price of $0.2250 (£0.1591) per share. The Preferred Ordinary Shares are non-cumulative and rank pari passu with the other shares in voting rights. On a return of assets on liquidation, or other reduction of capital, the holders of the Preferred Ordinary Shares will be entitled, after payment of the Company’s liabilities, in priority to other shareholders, to receive an amount equivalent to their original investment, with the balance being distributed pro rata amongst all shareholders, including the holders of Preferred Ordinary Shares.

On a sale of the whole or substantial part of the Company where proceeds are distributed to shareholders, a buyer acquiring 50% or more of the total voting rights of the shares in the Company or an initial public offering, a proportion of the Ordinary and A Ordinary Shares will be converted into deferred shares, which have no voting rights and no rights to capital or income. The number of shares to be so converted will be determined in the event of one of the above occurring in accordance with the terms set out in the articles of association of the Company. In accordance with this process, the proposed MPAC offer for sale (see note 12) will result in a proportion of the Ordinary and A Ordinary Shares being converted into deferred shares. The number of A Ordinary and Ordinary Shares to be converted into deferred shares shall result (on a fully diluted basis) in the holders of Preferred Ordinary Shares holding such number of shares then in issue as shall entitle each Preferred Shareholder to receive their Investor Return, as defined in the Company’s Articles of Association. Deferred shares are liable to compulsory acquisition by the Company at their fair value forthwith after the offer is declared unconditional in all respects. Deferred shares carry no right to vote and no right to any distribution of profit. They are therefore considered to be of limited value.

The investors who purchased Preferred Ordinary Shares (“Original Preferred Investors”) also received warrants as part of the share purchase agreements. The warrant holder can subscribe for further preferred shares in the circumstances detailed as follows; the number of shares to purchase with the warrants is variable based on a formula related to subsequent issuance. The holder would only exercise if subsequent share subscriptions were at a lesser price per share than that at which the Original Preferred Investors purchased their shares (£0.159). If shares are never issued below the share price the Original Preferred Investors paid, then the warrant holders would not exercise their rights. The warrants are exercisable for £.0001.

6.	Share Options

The entity has three separate share option plans that have similar terms. The Company has purchased 14,016,667 shares of treasury shares reserved for share options and can also issue up to 5% of issued share capital (Preferred Ordinary Shares, Ordinary Shares and A Ordinary Shares) in share options. In respect of the plans an option holder may exercise all or any of his options, subject to meeting any performance conditions that may apply, in whole or in part only on or after: (1) the making of an application for a public listing (as defined in the rules of the plan) (2) the receipt of a notice from the directors that negotiations for a disposal (as defined in the rules of the plans) are proceeding and (3) the receipt of a notice from the Directors that negotiations are proceeding which may give rise to a person becoming an acquiring group or an acquiring person (as defined in the rules of the plans). Accordingly, there are no options that are vested or exercisable at December 31, 2005 or 2004. No share option is exercisable later than 10 years from its date of grant and the weighted average remaining contractual life of the outstanding options is 8.8 years as of December 31, 2005.

Certain options granted were subject to the achievement of certain performance targets. These targets related to revenue and sales growth in respective years. All these performance targets were achieved in relation to each year.

European Telecommunications & Technology Limited

Notes to the Consolidated Financial Statements — (Continued)

Share options at December 31, 2005, 2004 and 2003 are as follows:

		Weighted Average	Weighted Average
	Number of Shares	Exercise Price ($’s)	Exercise Price (£’s)

Outstanding at January 1 2003	12,595,000	$0.193	£0.120
Granted	3,880,000	$0.256	£0.159
Exercised	—	—	—
Forfeited	(2,860,000)	$(0.238)	£(0.143)

Outstanding at December 31 2003	13,615,000	$0.226	£0.127
Granted	5,415,000	$0.288	£0.159
Exercised	—	—	—
Forfeited	(4,360,000)	$(0.276)	£(0.148)

Outstanding at December 31 2004	14,670,000	$0.260	£0.135
Granted	19,556,000	$0.053	£0.030
Exercised	—	—	—
Cancelled	(18,756,000)	$(0.194)	£(0.109)
Forfeited	(1,295,000)	$(0.134)	£(0.073)

Outstanding at December 31 2005	14,175,000	$0.052	£0.030

In July 2005 the Company wrote to share option holders stating that it had agreed to re-value all share options granted under the above plans at an exercise price of $0.283 (£0.159). This involved the respective option holders waiving their rights over the old options in return for new options to be granted at an exercise price of $0.053 (£0.03). On August 4, 2005 the Company granted new unapproved share options at the revised value of $0.053 (£0.03) and the old share options were cancelled. The Company determined that the options have the same exercise price as the fair value on the date that they re-priced the options and therefore no compensation expense was required to be recognized on the date of re-pricing.

In December 2005 the Company wrote to certain share option holders stating that it had agreed to re-grant unapproved share options granted in July 2005 (see above) under its Enterprise Management Incentive scheme (EMI) where option holders were eligible under the EMI scheme. The valuation was agreed with the Inland Revenue in December 2005. This involved the respective option holders waiving their rights over the old options in return for new options to be granted at an exercise price of $0.053 (£0.03). On December 19, 2005 the Company granted new EMI share options at the revised value of $0.053 (£0.03) and the old share options were cancelled. The Company determined that the options have the same exercise price as the fair value on the date that they re-priced the options and therefore no compensation expense was required to be recognized on the date of re-pricing. Due to the cancellation and re-granting of the share options the share option plans are accounted for as variable plans. When the contingency requirements are met the Company will record compensation expense.

7.	Taxation

There is no current income taxes payable, domestic or foreign, for the years ended December 31, 2005, 2004 and 2003 due to the losses incurred. The Company’s provision for income taxes differs from the expected tax benefit amount as a result of the valuation allowance recorded against all net deferred tax assets.

European Telecommunications & Technology Limited

Notes to the Consolidated Financial Statements — (Continued)

The following reconciles income taxes based on the domestic statutory tax rate to the Company’s income tax expense:

	2005	2004	2003

Statutory rate	(69,301)	(147,060)	(857,509)
Non-Deductible differences	105,808	99,113	10,698
Foreign tax effects	(38,082)	189,674	161,991
Change in valuation allowance	1,575	(141,727)	684,820

Deferred tax assets consisting primarily of the carry forward of net operating losses totalled $6,936,190 and $7,762,494 at December 31, 2005 and 2004, respectively. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty of future taxable income, which is necessary to realize the benefits of the deferred tax assets. The Company had net operating loss carry-forwards of approximately $20,913,028 at December 31, 2005 which have no expiration date.

Information related to the activity of the valuation allowance for deferred tax assets is as follows:

	2005	2004	2003
	$	$	$

Beginning balance	7,762,494	7,304,800	5,917,941
Increase (decrease) in valuation allowance	1,575	(141,727)	684,820
Foreign currency exchange	(827,879)	599,421	702,039

Ending balance	6,936,190	7,762,494	7,304,800

8.	Defined contribution plans

The Company made contributions to defined contribution plans during the year of $209,643, $203,590 and $199,953 for the years ended December 31, 2005, 2004 and 2003, which was charged to the statements of operations at the time of payment.

9.	Segmental reporting

The Company has determined it operates under one reportable segment as the chief financial decision maker reviews operating results and makes decisions on a consolidated basis. A summary of the Company’s operations by geographic area follows:

	2005	2004	2003
	$	$	$

Revenue
UK	23,271,310	26,009,250	20,384,681
Germany	6,431,810	5,991,873	4,165,084
Rest of the world	5,008,519	3,074,378	1,778,546

	34,711,639	35,075,501	26,328,311

Sales are attributed to countries or region based on the location of the customer.

10.	Commitments and contingencies

Leases

The Company has entered into certain non-cancellable operating lease agreements related to office, equipment and vehicles. The lease terms vary from 1 to 5 years and the land and building lease has a 5 year provision for

European Telecommunications & Technology Limited

Notes to the Consolidated Financial Statements — (Continued)

renewal. Total rent expense under operating leases was $754,363, $770,033 and $645,482 for the years ended December 31, 2005, 2004 and 2003. Estimated annual commitments under non-cancellable operating leases are as follows at December 31, 2005:

	Land and
	Buildings	Other
	$	$

2006	639,217	62,835
2007	594,831	31,207
2008	504,608	25,325
2009	403,895	1,036
2010	336,258	—
Thereafter	504,386	—

	2,983,195	120,403

Supply agreements

In the ordinary course of business, the Company enters into contracts with suppliers to provide telecommunication services typically for a period between 12 and 36 months. These supplier contracts are entered into when the Company has entered into sales contracts with customers. The key terms and conditions of the supplier and customer contracts are substantially the same. The Company has commitments of $17,124,036 (2004: $27,253,153) in respect of such agreements and the Company has in excess of this value as contractual commitments from its customers over matching periods.

Legal proceedings

The Company is subject to legal proceedings arising in the ordinary course of business. In the opinion of management, the ultimate disposition of those matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity. No material reserves have been established for any pending legal proceeding, either because a loss is not probable or the amount of a loss, if any, cannot be reasonably estimated.

11.	Concentrations

Significant concentrations are as follows:

	2005	2004	2003

Revenue
Customer A	24.62%	34.05%	28.26%
Customer B	20.94%	21.11%	17.53%
Accounts receivable
Customer A	27.07%	53.13%	39.76%
Costs of revenue
Vendor A	14.62%	12.32%	13.45%
Vendor B	*	10.35%	10.73%

*	Amount less than 10%.

Approximately 63% of revenue is currently generated by managed and IP services (in contrast to pure connectivity), under contracts having terms ranging from 12 to 42 months. These contracts are mainly with large multi-national companies. The most significant operating expense is the cost of contracting for the leasing of bandwidth and other services from suppliers. The company’s contracts with suppliers generally have terms ranging from 12 to 36 months. The Company is subject to risks and uncertainties common to rapidly growing technology-

European Telecommunications & Technology Limited

Notes to the Consolidated Financial Statements — (Continued)

based companies, including rapid technology change, actions of competitors, dependence on key personnel and availability of sufficient capital.

12.	Subsequent Events

Subsequent to the year ended December 31, 2005, the Company received an offer for sale of the whole of its issued share capital to Mercator Partners Acquisition Corp (“MPAC”), a company registered in the United States. This offer, which was sent to the Company’s shareholders on the June 13, 2006, is subject to MPAC’s shareholders’ approval, acceptances for which are expected to be received by October 15, 2006. The Shareholders of the Company, holding an aggregate of 166,870,716 Ordinary, A Ordinary and Preferred Ordinary Shares, representing approximately 96% of the total issued share capital of ETT, have provided irrevocable undertakings to accept the offer to MPAC. As a result of the application of the compulsory acquisition provisions of the Company’s Articles of Association, all ETT shareholders were deemed to have accepted the offer as of July 28, 2006, and no further approval of ETT’s shareholders is required. On the date immediately preceding the offer becoming conditional in all respects, a proportion of the Ordinary and A Ordinary Shares will be converted into Deferred shares. The number of A Ordinary and Ordinary shares to be converted into Deferred shares shall result (on a fully diluted basis) in the holders of Preferred Ordinary shares holding such numbers of shares then in issue as shall entitle each Preferred shareholder to receive their Investor Return, as defined in the Company’s Articles of Association. Deferred shares are liable to compulsory acquisition by the Company at their fair value forthwith after the offer is declared unconditional in all respects. Deferred shares carry no right to vote and no right to any distribution of profit. They are therefore considered to be of limited value.

European Telecommunications & Technology Limited

Unaudited Consolidated Interim Financial Statements

European Telecommunications & Technology Limited

Consolidated Balance Sheets

	June 30,	December 31,
	2006	2005
	$	$
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	2,302,193	4,087,053
Accounts receivable, net of allowance for doubtful accounts of $71,930 and $75,578 at June 30, 2006 and December 31, 2005, respectively	5,664,980	4,393,640
Deferred contract costs	1,059,863	1,080,317
Prepaid expenses and other current assets	364,514	297,449

Total current assets	9,391,550	9,858,459

Property & equipment, net	434,640	440,572

Long-term deposits and other assets	818,135	977,756

Total assets	10,644,325	11,276,787

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term obligations	920,217	899,244
Accounts payable	9,823,747	8,963,031
Accrued expenses and other current liabilities	1,479,827	2,104,549
Deferred revenue	1,707,024	2,039,332

Total current liabilities	13,930,815	14,006,156

Long-term obligations, less current maturities	208,872	499,029
Deferred revenue	167,417	158,867

Total non-current liabilities	376,289	657,896

Commitments and contingencies	—	—

Shareholders’ deficit
Preferred ordinary shares; par value $0.000182 (£0.0001); 100,000,000 shares authorized; 72,366,941 shares issued and outstanding	10,597	10,597
Ordinary shares; par value $0.000182 (£0.0001); 100,000,000 shares authorized; 64,445,538 shares issued and outstanding	10,170	10,170
A Ordinary shares; par value $0.000182 (£0.0001); 100,000,000 shares authorized; 37,700,006 shares issued and outstanding	5,967	5,967
Additional paid-in capital	19,293,471	19,293,471
Accumulated deficit	(24,738,778)	(24,739,313)

	(5,418,573)	(5,419,108)
Accumulated other comprehensive income (loss)	2,377,794	2,653,843
Treasury shares, at cost	(662,000)	(622,000)

Total shareholders’ deficit	(3,662,779)	(3,387,265)

Total liabilities and shareholders’ deficit	10,644,325	11,276,787

The accompanying notes are an integral part of the consolidated financial statements.

European Telecommunications & Technology Limited
Consolidated Statements of Operations

	Three Months	Three Months	Six Months	Six Months
	Ended June 30	Ended June 30	Ended June 30	Ended June 30
	2006	2005	2006	2005
	$	$	$	$
	(Unaudited)

Revenue	8,392,533	9,042,067	16,437,846	18,184,841
Costs of revenue	5,719,336	6,298,857	11,430,590	13,102,188

Gross profit	2,673,197	2,743,210	5,007,256	5,082,653
Operating expenses:
Selling expenses	1,297,707	1,499,989	2,505,337	2,718,825
General and administrative	1,382,318	1,222,308	2,521,135	2,320,127

Total operating expenses	2,680,025	2,722,297	5,026,472	5,038,952

Operating profit (loss)	(6,828)	20,913	(19,216)	43,701
Other income (expense):
Interest income	34,423	43,272	69,244	102,139
Interest expense	(24,216)	(29,748)	(49,493)	(62,601)

Total other income (expense)	10,207	13,524	19,751	39,538

Profit (loss) before income taxes	3,379	34,437	535	83,239
Income taxes	—	—	—	—

Net income (loss)	3,379	34,437	535	83,239

Net profit (loss) per share:
Basic and diluted	—	—	—	—

Weighted average shares:
Basic and diluted	174,512,485	174,512,485	174,512,485	174,512,485

Consolidated Statements of Comprehensive Income (Loss)

	Three Months	Three Months	Six Months	Six Months
	Ended June 30,	Ended June 30,	Ended June 30,	Ended June 30,
	2006	2005	2006	2005
	$	$	$	$
	(Unaudited)
Net income (loss)	3,379	34,437	535	83,239
Foreign currency gain (loss) on translation	(237,815)	14,942	(276,049)	177,351

Total comprehensive income (loss)	(234,436)	49,379	(275,514)	260,590

The accompanying notes are an integral part of the consolidated financial statements.

European Telecommunications & Technology Limited

Consolidated Statements of Cash Flows
For the six months ended June 30, 2006 and 2005

	2006	2005
	$	$
	(Unaudited)

Cash Flows From Operating Activities:
Net income (loss)	535	83,239
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	124,597	156,259
Changes in operating assets and liabilities:
Accounts receivable	(988,223)	(813,851)
Deferred contract costs, prepaid expenses and other assets	214,609	405,784
Accounts payable	363,257	700,079
Accrued expenses and other current liabilities	(721,082)	80,104
Deferred income	(427,804)	(205,841)

Net cash used in operating activities	(1,434,111)	405,773
Cash Flows From Investing Activities:
Property and equipment purchases	(94,844)	(164,888)

Net cash used in investing activities	(94,844)	(164,888)
Cash Flows From Financing Activities:
Principal payments on long-term obligations	(341,706)	(239,740)

Net cash used in financing activities	(341,706)	(239,740)
Effect of exchange rate changes on cash	85,801	(355,328)

Net decrease in cash	(1,784,860)	(354,183)
Cash and cash equivalents at beginning of period	4,087,053	5,265,863

Cash and cash equivalents at end of period	2,302,193	4,911,680

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	44,493	64,920

The accompanying notes are an integral part of the consolidated financial statements.

European Telecommunications & Technology Limited

Notes to the consolidated financial statements

1.	Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared by European Telecommunications & Technology Limited and its subsidiaries (the “Company”) and reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary to state fairly the financial position and the results of operations for the interim periods. The statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and Article 10-01 of Regulation S-X. Certain information and footnote disclosures in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Therefore, these Consolidated Financial Statements should be read in conjunction with the Company’s Financial Statements for the year ended December 31, 2005. Results for interim periods presented are not necessarily indicative of results to be expected for the year ending December 31, 2006.

The Company incurred a consolidated net loss and current liabilities exceeded current assets. In view of these matters, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon future profitable operations of the Company and generation of cash flow sufficient to meet its obligations. The directors have reviewed the current trading position, forecasts and prospects of the Company, the funding position from lenders and shareholders and the terms of trade in operation with customers and suppliers. The Company believes that current cash resources and bank facilities available to the Company will provide the Company with adequate liquidity to allow support for its business operations through December 31, 2006.

2.	Translation of foreign currencies

Foreign currency assets and liabilities of the Company’s foreign subsidiaries are translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities are accumulated as part of the foreign currency translation adjustment in shareholders’ deficit. The Company has determined the functional currency to be the Great Britain pound.

These financial statements have been reported in United States dollars by translating asset and liability amounts at the closing exchange rate, the equity amounts at historical rates, and the results of operations and cash flow at the average exchange rate in effect during the periods reported. Certain per share information is disclosed in the Great Britain pound as well as the U.S. dollar.

A summary of exchange rates used is as follows:

	June	December	June
	2006	2005	2005

Closing exchange rate	1.81595	1.72079	1.80480
Average exchange rate during the period	1.78972	na	1.87462

Transactions denominated in foreign currencies are recorded at the rates of exchange ruling at the time of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date. Exchange differences arising are recorded in the statement of operations.

European Telecommunications & Technology Limited

Notes to the consolidated financial statements — (Continued)

3.	Financing

The company has the following financing agreements:

	June 30,	December 31,
	2006	2005
	$	$

Finance leases with the Bank of Scotland to purchase equipment for use in the provision of services to customers. Repayments are due in monthly instalments of $11,437 and the lease bears implicit interest at 8.5% and is collateralized by certain equipment. There are no covenants with this agreement	57,484	107,680
$453,525 term loan with the Bank of Scotland for the purpose of capital expenditure originated in January 2004. The loan is due in monthly instalments commencing in August 2004 through August 2006 and bears interest at 2.5% over the bank’s base rate (effective rate of 7% at June 30, 2006 and December 31, 2005).(* *)	163,464	240,911
$1,438,050 term loan with the Bank of Scotland for the purpose of capital expenditure originated in December 2004. The loan is due in monthly instalments commencing in June 2005 through November 2007 and bears interest at 2.5% over the bank’s base rate (effective rate of 7% at June 30, 2006 and December 31, 2005).(* * )	908,141	1,049,682

	1,129,089	1,398,273
Less current maturities of long-term obligations	920,217	899,244

Long-term obligations	208,872	499,029

(* *)	Both term loans are collateralized against all of the Company’s assets (including future assets) through a debenture originally put in place on February 7, 2002, and granted by the Company in favour of the Bank of Scotland. The term loans are both subject to a series of affirmative covenants as well as the following specific financial covenants:

a)	The ratio of EBITDA to senior interest shall not be less than 1:1 prior to 31 March 2006. On 31 March 2006 and thereafter, the ratio of EBITDA to senior interest shall not be less than 2:1 unless other wise agreed.

b)	The ratio of trade debtors to net borrowings due to the Bank of Scotland shall not at any time be less than 2:1.

The Company was in compliance with the above covenants at June 30, 2006.

The Company has a $453,988 credit facility outstanding with the Bank of Scotland which may be drawn as an overdraft, guarantees or letters of credit. The credit facility does not have an expiration date, but rather is reviewed annually by the bank. The rate of interest applicable to the facility is 2.5% plus the bank’s base rate (effective rate of 7% at June 30, 2006 and December 31, 2005). The credit facility is collateralized against all of the Company’s assets through the debenture disclosed above. As long as the credit facility remains outstanding, the Company shall maintain a ratio of Good Trade Debtors to Bank Borrowings of 2:1 or higher, to be tested on a monthly basis. The Company was in compliance with this covenant at June 30, 2006.

4.	Share Options

The entity has three separate share option plans that have similar terms. The Company has purchased 14,016,667 shares of treasury shares reserved for share options and can also issue up to 5% of issued share capital

European Telecommunications & Technology Limited

Notes to the consolidated financial statements — (Continued)

(Preferred Ordinary, Ordinary and A Ordinary) in share options. In respect of the plans an option holder may exercise all or any of his options, subject to meeting any performance conditions that may apply, in whole or in part only on or after: (1) the making of an application for a public listing (as defined in the rules of the plan) (2) the receipt of a notice from the directors that negotiations for a disposal (as defined in the rules of the plans) are proceeding and (3) the receipt of a notice from the Directors that negotiations are proceeding which may give rise to a person becoming an acquiring group or an acquiring person (as defined in the rules of the plans). Accordingly, there are no options that are vested or exercisable at June 30, 2006 and December 31, 2005. No share option is exercisable later than 10 years from its date of grant.

Share option activity is as follows:

	Number of	Weighted Average	Weighted Average
	Shares	Exercise Price ($s)	Exercise Price (£s)

Outstanding at December 31, 2005	14,175,000	$0.052	£0.0300
Granted	—	—	—
Exercised	—	—	—
Forfeited	(1,220,000)	$(0.054)	£0.0300

Outstanding at June 30, 2006	12,955,000	$(0.054)	£0.0300

5.	Net loss per share

Basic net loss per share is computed using the weighted daily average number of shares of common shares outstanding during the period. Diluted loss per common share incorporates the incremental shares issuable upon the assumed exercise of share options and warrants, if dilutive. Share options totalling 12,955,000 and 14,330,000 for the six month periods ended June 30, 2006 and 2005, were excluded from the diluted calculation because their effect was anti-dilutive. Warrants for the purchase of shares were excluded from the dilutive calculation because they are contingently convertible.

6.	Commitments and contingencies

Supply agreements

In the ordinary course of business, the Company enters into contracts with suppliers to provide telecommunication services typically for a period between 12 and 36 months. These supplier contracts are entered into when the Company has entered into sales contracts with customers. The key terms and conditions of the supplier and customer contracts are substantially the same. The Company has commitments of $17,538,799 at June 30, 2006 and $17,124,036 at December 31, 2005, in respect of such agreements and the Company has in excess of this value as contractual commitments from its customers over matching periods.

European Telecommunications & Technology Limited

Notes to the consolidated financial statements — (Continued)

7.	Concentrations

Significant concentrations are as follows:

	Six Months Ended
	June 30,
	2006	2005

Revenue
Customer A	22.35%	20.36%
Customer B	14.88%	25.65%
Customer C	12.33%	*
Accounts receivable
Customer A	*	*
Customer B	18.43%	20.81%
Customer C	*	*
Costs of revenue
Vendor A	15.34%	13.82%
Vendor B	*	11.52%

* Amount less than 10%.

Approximately 63% of revenue is currently generated by managed and IP services (in contrast to pure connectivity), under contracts having terms ranging from 12 to 36 months. These contracts are mainly with large multi-national companies. The most significant operating expense is the cost of contracting for the leasing of bandwidth and other services from suppliers and employment costs. The company’s contracts with suppliers generally have terms ranging from 12 to 36 months. The Company is subject to risks and uncertainties common to rapidly growing technology-based companies, including rapid technology change, actions of competitors, dependence on key personnel and availability of sufficient capital.

8.	Subsequent Events

Subsequent to the year ended December 31, 2005, the Company received an offer for sale of the whole of its issued share capital to Mercator Partners Acquisition Corp (“MPAC”), a company registered in the United States. This offer, which was sent to the Company’s shareholders on the June 13, 2006, is subject to MPAC’s shareholders’ approval, acceptances for which are expected to be received by October 15, 2006. The Shareholders of the Company, holding an aggregate of 166,870,716 Ordinary, A Ordinary and Preferred Ordinary Shares, representing approximately 96% of the total issued share capital of ETT, have provided irrevocable undertakings to accept the offer to MPAC. As a result of the application of the compulsory acquisition provisions of the Company’s Articles of Association, all ETT shareholders were deemed to have accepted the offer as of July 28, 2006, and no further approval of ETT’s shareholders is required. On the date immediately preceding the offer becoming conditional in all respects, a proportion of the Ordinary and A Ordinary Shares will be converted into Deferred shares. The number of A Ordinary and Ordinary shares to be converted into Deferred shares shall result (on a fully diluted basis) in the holders of Preferred Ordinary shares holding such numbers of shares then in issue as shall entitle each Preferred shareholder to receive their Investor Return, as defined in the Company’s Articles of Association. Deferred shares are liable to compulsory acquisition by the Company at their fair value forthwith after the offer is declared unconditional in all respects. Deferred shares carry no right to vote and no right to any distribution of profit. They are therefore considered to be of limited value.

Annex A

STOCK PURCHASE AGREEMENT
BY AND AMONG
MERCATOR PARTNERS ACQUISITION CORP.,
GLOBAL INTERNETWORKING, INC.
AND

D. MICHAEL KEENAN,
TODD J. VECCHIO, AND
RAYMOND E. WISEMAN

DATED AS OF MAY 23, 2006

A-i

A-ii

A-iii

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made and entered into as of May 23, 2006, by and among Mercator Partners Acquisition Corp., Ltd., a Delaware corporation (“Buyer”), Global Internetworking, Inc., a Virginia corporation (“Company”), and each of the following persons: D. Michael Keenan (“Keenan”), Todd J. Vecchio (“Vecchio”), and Raymond E. Wiseman (“Wiseman”), such persons being all of the stockholders of the Company (each a “Stockholder” and, collectively, the “Stockholders”). The term “Agreement” as used herein refers to this Stock Purchase Agreement, as the same may be amended from time to time, and all schedules hereto (including the Company Schedule and the Parent Schedule, as defined in the preambles to Articles II and III hereof, respectively).

RECITALS

A. The Stockholders own all of the issued and outstanding capital stock of the Company consisting of an aggregate of 2,500,000 shares of Class A Common Stock, par value $0.01 per share (the “Shares”).

B. Buyer desires to purchase, and the Stockholders desire to sell, all of the Shares on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (defined terms used in this Agreement are listed alphabetically in Article IX, together with the Section and, if applicable, paragraph number in which the definition of each such term is located):

ARTICLE I

PURCHASE AND SALE OF SHARES

1.1  Purchase and Sale of Shares.  On the basis of the representations and warranties and undertakings set forth in this Agreement, and on the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.3 hereof), each Stockholder shall sell his Shares to Buyer, and Buyer shall purchase such Shares from each Stockholder (the “Stock Purchase”), free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature (together, “Encumbrances”).

1.2  Purchase Price.  On the terms and subject to the conditions set forth in this Agreement, the total purchase price for the Shares (the “Purchase Price”) will be paid as follows:

(a) An aggregate of Fourteen Million Dollars ($14,000,000) less the Cash Option Buyout Amount pursuant to Section 1.8 (the “Total Cash Consideration”);

(b) Promissory Notes in the aggregate principal amount of Four Million Dollars ($4,000,000.00), which Promissory Notes shall be in the form attached hereto as Exhibit A;

(c) An aggregate of One Million Three Hundred Thousand (1,300,000) shares of common stock, par value $.0001 per share, of Buyer (“Buyer Common Stock”);

(d) An aggregate of One Million Four Hundred Fifty Thousand (1,450,000) Class W Warrants of Buyer (the “Class W Warrants”) (each of which entitle the holder thereof to purchase one share of Buyer Common Stock at a price of $5.00 per share); and

(e) An aggregate of One Million Four Hundred Fifty Thousand (1,450,000) Class Z Warrants of Buyer (the “Class Z Warrants”) (each of which entitle the holder thereof to purchase one share of Buyer Common Stock at a price of $5.00 per share).

For purposes of this Agreement, the Class W and Class Z Warrants to be issued are sometimes referred to as the “Warrants”, the Warrants and the shares of Buyer Common Stock to be issued are sometimes referred to as the

“Buyer Securities” and the Buyer Securities, Promissory Notes and cash to be paid to the holders of Company Common Stock are sometimes referred to as the “Purchase Consideration.”

The Purchase Price will be payable ratably to the Stockholders in accordance with their ownership percentage of the Shares as set forth on Schedule 1.2 hereof, each percentage being such Stockholder’s “Pro Rata Portion”.

1.3  Closing.  Unless this Agreement shall have been terminated pursuant to Section 8.1, the closing of the Stock Purchase (the “Closing”) shall take place at the offices of Greenberg Traurig (“Greenberg Traurig”), counsel to Buyer, at 1750 Tysons Boulevard, Suite 1200, McLean, VA 22102, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”). Closing signatures may be transmitted by facsimile.

1.4  Escrow.  As the sole remedy for the indemnity obligations set forth in Article VII, at the Closing the Stockholders shall deposit in escrow, to be held for twelve (12) months following the date of Closing (the “Escrow Period”), Three Hundred Thousand (300,000) of the shares of Buyer Common Stock received by such Stockholders as a result of the Stock Purchase (the “Escrow Shares”), which shares shall be allocated among the Stockholders in their Pro Rata Portion. In addition, the Buyer will have an off-set right against the Promissory Notes (the “Right of Off-set”), allocated among the Stockholders in their Pro Rata Proportions which Right of Off-set will be in an aggregate amount of Five Hundred Thousand Dollars ($500,000). In the event that the Promissory Notes are repaid in whole or in part prior to the termination of the Escrow Period, Buyer shall have the right to deposit up to Five Hundred Thousand Dollars ($500,000) (the “Substitute Cash Escrow”), from the repayment of the Promissory Notes, to be held in escrow with the Escrow Agent (as defined below), or a mutually agreed upon substitute Escrow Agent, on terms substantially similar to those set forth in the Escrow Agreement (as defined below). The Escrow Shares along with the Substitute Escrow Cash (if applicable) is collectively referred to as the “Escrow Fund”. The Escrow Fund shall be administered in accordance with the terms and conditions of the Escrow Agreement to be entered into at the Closing between Buyer, the Company Stockholder Representative (the “Representative”) (who shall be Keenan until a successor is appointed pursuant to Section 1.14(b)) and a mutually agreed upon institution to serve as escrow agent (the “Escrow Agent”), in a form to be mutually agreed upon by the parties (the “Escrow Agreement”). Subject to Article VII, on the first business day following the conclusion of the Escrow Period, the Escrow Agent shall deliver the Escrow Funds, less any such shares and/or cash applied in satisfaction of a claim for indemnification and any shares and/or cash then in dispute pursuant to a timely filed Notice of Claim related to the indemnification obligations set forth in Article VII, to each Stockholder in the same proportions as initially deposited in escrow. Any Escrow Shares and Substitute Escrowed Cash (if applicable), to the extent not applied in satisfaction of a claim for indemnification or then in dispute pursuant to a timely filed Notice of Claim related to the indemnification obligations set forth in Article VII, will be distributed to the Stockholders promptly upon resolution of the dispute or claim.

1.5  Rule 145.  All Buyer Securities, inclusive of the shares of Buyer Common Stock underlying the Warrants, issued pursuant to this Agreement to “affiliates” of the Company listed on Schedule 1.5 will be subject to certain resale restrictions under Rule 145 promulgated under the Securities Act and all certificates representing such Buyer Securities shall bear an appropriate restrictive legend.

1.6  Stockholder Matters.  (a) By his, her or its execution of this Agreement, each Stockholder, in his, her or its capacity as a stockholder of the Company, hereby approves and adopts this Agreement and authorizes the Company, its directors and officers to take all actions reasonably necessary for the consummation of the Stock Purchase and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits, subject to the provisions of Article VI in relation to conditions to obligations to effect the Stock Purchase.

(b) Each Stockholder, for himself, herself or itself, represents and warrants that the execution and delivery of this Agreement by such Stockholder does not, and the performance of his, her or its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a “Governmental Entity”), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the

Securities Exchange Act of 1934, as amended (“Exchange Act”), state securities laws (“Blue Sky Laws”), and the rules and regulations thereunder, (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 10.2(a)) on such Stockholder or the Company or, after the Closing, the Buyer, or prevent consummation of the Stock Purchase or otherwise prevent the parties hereto from performing their obligations under this Agreement, and (iii) for applicable requirements, if any, of any telecommunications regulatory authority.

1.7  Committee and Representative for Purposes of Escrow Agreement.  (a) Buyer Committee. Prior to the Closing, the Board of Directors of Buyer shall appoint a committee consisting of one of its then members to act on behalf of Buyer to take all necessary actions and make all decisions pursuant to the Escrow Agreement regarding Buyer’s right to indemnification pursuant to Article VII hereof. In the event of a vacancy in such committee, the Board of Directors of Buyer shall appoint as a successor a Person who was a director of Buyer prior to the Closing Date or some other Person who would qualify as an “independent” director of Buyer and who has not had any relationship with the Company prior to the Closing. Such committee is intended to be the “Committee” referred to in Article VII hereof and the Escrow Agreement.

(b) Representative.  The Stockholders hereby designate Keenan to represent the interests of the Persons entitled to receive cash and Buyer Common Stock as a result of the Stock Purchase for purposes of the Escrow Agreement. If such Person ceases to serve in such capacity for any reason, such Person shall designate his or her successor. Failing such designation within 10 business days after the Representative has ceased to serve, those members of the Board of Directors of Buyer who were directors of the Company prior to the Closing shall appoint as successor a Person who was a former stockholder of the Company, or such other Person as such members shall designate. Such Person or successor is intended to be the “Representative” referred to in Section 1.4 and Article VII hereof and the Escrow Agreement.

1.8  Outstanding Company Derivative Securities.  The Company shall arrange that the holders of all outstanding options, warrants and other derivative securities of the Company agree to the termination thereof. Such termination may be made contingent upon the occurrence of the Closing. A listing of all outstanding Company Stock Options (as defined in Section 2.3 hereof) and the holders thereof (determined without regard to vesting) is set forth on Schedule 2.3 hereof. The Stockholders agree to deliver to Buyer at the Closing, Stock Option Cancellation Agreements, in form and substance reasonably satisfactory to the Buyer, executed by each holder of Stock Options and providing for the termination of the Stock Option Agreements related thereto (the “Stock Option Cancellation Agreements”). The parties acknowledge and agree that the Stock Option Cancellation Agreements will provide for an aggregate payment by Buyer to the holders of Stock Options in an amount of cash set forth in Schedule 2.3 to be delivered by the Company ten (10) days prior to Closing (the “Cash Option Buyout Amount”). In the event that any holder of Company Stock Options (a “Option Holder”) elects to exercise such Company Stock Options after the date hereof and Buyer, following the Closing, repurchases the shares issued upon exercise of the Company Stock Options, by cash-out merger or otherwise, if such repurchase occurs within one year from the Closing, the Stockholders hereby agree to jointly and severally indemnify Buyer for any amounts expended by Buyer in connection with such repurchase (less the amount of proceeds received by the Company as a result of the exercise of the Company Stock Options by the Option Holder). Such right of indemnification shall not be subject to the Deductible as defined in Section 7.4(b).

1.9  Warrant Escrow.  At the Closing the Stockholders shall deposit in escrow, to be held pursuant to the terms hereof, an aggregate of nine hundred sixty-six thousand six hundred sixty-six (966,666) of the Class W Warrants (the “Class W Escrow Warrants”) and nine hundred sixty-six thousand six hundred sixty-six (966,666) of the Class Z Warrants (the “Class Z Escrow Warrants” which along with the Class W Escrow Warrants are collectively referred to herein as the “Escrowed Warrants”), which Class W Escrow Warrants and Class Z Escrow Warrants shall be allocated among the Stockholders in their Pro Rate Portions, all in accordance with the terms and conditions of the Warrant Escrow Agreement to be entered into at the Closing between Buyer, the “Representative” (who shall be Keenan until a successor is appointed pursuant to Section 1.7(b)) and a mutually agreed upon institution to serve as escrow agent, in a form to be mutually agreed upon by the parties (the “Warrant Escrow

Agreement”). The Class W Escrow Warrants shall be placed in escrow, and released to the Stockholders when a majority of the Class W Warrants issued and outstanding as of the date of this Agreement are exercised, redeemed, or otherwise converted into cash or equity securities of Buyer. The Class Z Escrow Warrants shall be placed in escrow, and released to the Stockholders as and when a majority of the Class Z Warrants issued and outstanding as of the date of this Agreement are exercised, redeemed, or otherwise converted into cash or equity securities of Buyer. In the event Keenan or Vecchio (collectively, the “Principals”) are dismissed from employment by Buyer (other than for “cause” as may be defined in employment agreements entered into with Buyer) or if there is a Change of Control (as defined below), the release of the Escrowed Warrants shall be accelerated. For purposes hereof, the term “Change of Control” shall mean (i) the consummation of a merger or consolidation of the Buyer with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s (or its parent) securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Buyer immediately prior to such merger, consolidation or other reorganization (other than through acquisition of Buyer common stock in open market transactions); or (ii) the sale, transfer or other disposition of all or substantially all of the Buyer’s assets; provided, however, that a transaction shall not constitute a Change in Control if its sole effect is to change the state of the Buyer’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Buyer’s securities immediately before such transaction.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Subject to the exceptions set forth in Schedule 2 attached hereto (the “Company Schedule”) and as inducement to the Buyer to enter into the Agreement and to consummate the transactions contemplated hereby, the Stockholders, jointly and severally, represent and warrant to Buyer, as follows (as used in this Article II and elsewhere in this Agreement, the term “Company” includes the Subsidiaries, as hereinafter defined, unless the context clearly otherwise indicates):

2.1  Organization and Qualification.  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Except as set forth in Schedule 2.1(a), the Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Complete and correct copies of the certificate of incorporation and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of the Company, as amended and currently in effect, have been heretofore delivered or made available to Buyer or Buyer’s counsel. The Company is not in violation of any of the provisions of the Company’s Charter Documents.

(b) Except as set forth in Schedule 2.1(b), the Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each jurisdiction in which the Company is so qualified or licensed is listed in Schedule 2.1(b).

(c) The minute books of the Company contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders (“Corporate Records”) since January 1, 2000. Copies of such Corporate Records of the Company have been heretofore made available to Buyer or Buyer’s counsel.

(d) The stock transfer, warrant and option transfer and ownership records of the Company contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving the capital stock and other securities of the Company since January 1, 2000. Copies of such records of the Company have been heretofore made available to Buyer or Buyer’s counsel.

2.2  Subsidiaries.  (a) The Company has no subsidiaries other than those listed on Schedule 2.2(a) (each, a “Subsidiary” and, collectively, the “Subsidiaries”). Except for the Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state of incorporation (as listed on Schedule 2.2(b)) and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Subsidiary that is a limited liability company is duly organized or formed, validly existing and in good standing under the laws of its state of organization or formation (as listed on Schedule 2.2(b)) and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Except as set forth in Schedule 2.2(b), each Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have been heretofore delivered or made available to Buyer or Buyer’s counsel. No Subsidiary is in violation of any of the provisions of its Charter Documents.

(c) Except as set forth in Schedule 2.2(c), each Subsidiary is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary. Each jurisdiction in which each Subsidiary is so qualified or licensed is listed in Schedule 2.2(c).

(d) The minute books of each Subsidiary contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders since January 1, 2000. Copies of the Corporate Records of each Subsidiary have been heretofore made available to Buyer or Buyer’s counsel.

2.3  Capitalization.  (a) The authorized capital stock of the Company consists of: (I) 9,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Company Class A Common Stock”) of which 2,500,000 shares of such Company Class Common Stock are issued and outstanding as of the date of this Agreement; and (II) 1,000,000 shares of Class B Common Stock, par value $0.01 per share (the “Company Class B Common Stock” which, together with the Company Class A Common Stock, is collectively referred to herein as the “Company Common Stock”) of which no shares of such Company Class B Common Stock are issued and outstanding as of the date of this Agreement. All issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and are owned by the Persons who are Stockholders. As of the date of this Agreement and as it may be revised as of the Closing Date in accordance with the terms of this Agreement, except as set forth on Schedule 2.3(a)(i) no shares of Company Common Stock are reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock granted to employees of Company or other parties (“Company Stock Options”), and (ii) no shares of Company Common Stock are reserved for issuance upon the exercise of outstanding warrants or other rights (other than Company Stock Options) to purchase Company Common Stock. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.3(a), there are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Company Stock Option as a result of the Stock Purchase. All outstanding shares of Company Common Stock and all outstanding Company Stock Options have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Company Contracts (as defined in Section 2.19). The Company has heretofore delivered or made available to Buyer or Buyer’s counsel true and accurate copies of the forms of documents used for the issuance of Company Stock Options and a true and complete list of the holders thereof, including their names and the numbers of shares of Company Common Stock underlying such holders’ Company Stock Options.

(b) Except as contemplated by this Agreement and except as set forth in Section 2.3(a) hereof and Schedule 2.3(b), there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(c) Except as contemplated by this Agreement and except as set forth on Schedule 2.3(c) hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security of any class of the Company.

(d) The authorized and outstanding capital stock or membership interests of each Subsidiary are set forth in Schedule 2.3(d) hereto. The Company owns all of the outstanding equity securities of each Subsidiary, free and clear of all Liens, either directly or indirectly through one or more other Subsidiaries. There are no outstanding options, warrants or other rights to purchase securities of any Subsidiary.

2.4  Authority Relative to this Agreement.  Except as set forth in Schedule 2.4, the Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby (including the Stock Purchase). The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Stock Purchase) have been duly and validly authorized by all necessary corporate action on the part of the Company (including the approval by its Board of Directors and stockholders, subject in all cases to the satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Article VI), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to the VSCA and the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.5  No Conflict; Required Filings and Consents.  (a) Except as set forth in Schedule 2.5(a) hereof, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Company’s Charter Documents, (ii) conflict with or violate any Legal Requirements (as defined in Section 10.2(b)), (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Company Contracts, or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Company Contract, including any “change in control” or similar provision of any Company Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company.

(b) Except as set forth in Schedule 2.5(b), the execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or, after the Closing, the Buyer, or prevent consummation of the Stock Purchase or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.6  Compliance.  Except as set forth in Schedule 2.6: (i) the Company has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company; (ii) the Company is not in default or violation of any term, condition or provision of any applicable Charter Documents; (iii) no written notice of non-compliance with any Legal Requirements has been received by the Company (and the Company has no Knowledge of any such notice delivered to any other Person), except for failures to comply or violations which, individually or in the aggregate, have not had and are not likely to have a Material Adverse Effect on the Company; and (iv) the Company is not in violation of any term of any Material Company Contract, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company.

2.7  Financial Statements.  (a) The Company has provided to Buyer or its counsel or other representatives a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of the Company for the fiscal years ended September 30, 2005, September 30, 2004 and September 30, 2003 (the “Audited Financial Statements”). The Audited Financial Statements were prepared in accordance with generally accepted accounting principles of the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b) Company has provided to Buyer a correct and complete copy of the unaudited consolidated financial statements (including, in each case, any related notes thereto) of the Company for the calendar quarter ended December 31, 2005 and the six months ended March 31, 2006, respectively (the “Unaudited Financial Statements”). The Unaudited Financial Statements comply as to form in all material respects, and were prepared in accordance with, U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements do not contain notes and are subject to normal adjustments that are not expected to have a Material Adverse Effect on the Company.

(c) Since January 1, 2000, the books of account, minute books, stock certificate books and stock transfer ledgers and other similar books and records of the Company have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which are not so set forth, except for transactions which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company.

(d) Except as otherwise noted in the Audited Financial Statements or the Unaudited Financial Statements, or as set forth in Schedule 2.7(d), the accounts and notes receivable of the Company reflected on the balance sheets included in the Audited Financial Statements and the Unaudited Financial Statements (i) arose from bona fide transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) to the Knowledge of the Stockholders, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) to the Knowledge of the Stockholders, are not subject to any valid set-off or counterclaim except to the extent set forth in such balance sheet contained therein, and (iv) are not the subject of any actions or proceedings brought by or on behalf of the Company.

2.8  No Undisclosed Liabilities.  Except as set forth in the Company’s Audited Financial Statements, to the Knowledge of the Stockholders, the Company has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the Unaudited Financial Statements which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on the Company, except: (i) liabilities provided for in or otherwise disclosed in the balance sheet included in the Unaudited Financial Statements, (ii) such liabilities arising in the ordinary course of the Company’s business since September 30, 2005 or liabilities asserted prior thereto for which the Company is contesting in good faith the validity thereof, none of which would have a Material Adverse Effect on the Company; and (iii) those matters set forth in Schedule 2.8 hereto.

2.9  Absence of Certain Changes or Events.  Except as set forth in Schedule 2.9 hereto or in the Unaudited Financial Statements, or as otherwise provided in this Agreement, since September 30, 2005, there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company’s capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any Governmental Entity, (vi) any material change by the Company in its accounting methods, principles or practices, (vii) any change in the auditors of the Company, (viii) any issuance of capital stock of the Company, (ix) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business, or (x) any agreement, whether written or oral, to do any of the foregoing.

2.10  Litigation.  Except as disclosed in Schedule 2.10 hereto, there are no claims, suits, actions or proceedings pending or, to the Knowledge of the Stockholders, threatened against the Company before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Stock Purchase.

2.11  Employee Benefit Plans.  (a) Except as set forth in Schedule 2.11(a), all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the

Company, or any trade or business (whether or not incorporated) which is under common control with the Company, with respect to which the Company has liability (collectively, the “Plans”) have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, except as would not reasonably be expected to have a Material Adverse Effect on the Company, and all material liabilities with respect to the Plans have been properly reflected in the financial statements and records of the Company. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the Knowledge of the Stockholders, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the Knowledge of the Stockholders, threatened by any governmental agency with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. The Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to enter into any new Plan. Except as required or prohibited by law, each Plan can be amended, terminated or otherwise discontinued after the Closing to the extent permitted by its terms, without liability to Buyer or the Company (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b) Except as disclosed in Schedule 2.11(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.12  Labor and Employment Matters.  (a) (i) There are no claims, suits, actions, or proceedings pending or, to the Knowledge of the Stockholders, threatened in writing between the Company or its Subsidiaries, on the one hand, and any of their respective employees or former employees, on the other hand; and (ii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, work council agreement, work force agreement or any other labor union contract applicable to persons employed by the Company or its Subsidiaries, nor, to the Knowledge of the Stockholders, are there any activities or proceedings of any labor union to organize any such employees. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, the Company has not received written notice of any pending charge of (i) an unfair labor practice as defined in the National Labor Relations Act, as amended; (ii) safety violations under the Occupational Safety and Health Act violations; (iii) wage or hour violations; (iv) discriminatory acts or practices in connection with employment matters; or (v) claims by governmental agencies that the Company has failed to comply with any material Law relating to employment or labor matters. To the Knowledge of the Stockholders, the Company is not currently and has not been the subject of any threatened or actual “whistleblower” or similar claims by past or current employees or any other persons, except for any such claims that would not reasonably be expected to have a Material Adverse Effect on the Company.

(b) Except as set forth in Schedule 2.12(b), the Company is currently in compliance with all laws relating to employment, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity all amounts required to be withheld from Company employees and is not liable for any arrears of wages, taxes penalties or other sums for failing to comply with any of the foregoing, except in each case in this Section 2.12(b) as would not reasonably be expected to have a Material Adverse Effect on the Company.

(c) (i) Except as otherwise set forth in Schedule 2.12(c), all contracts of employment to which the Company or, to the Knowledge of the Stockholders, any of its Subsidiaries is a party are terminable by the Company or its Subsidiaries on three (3) months’ or less notice without penalty; and (ii) there are no legally binding established practices, plans or policies of the Company or, to the Knowledge of the Stockholders, any of its Subsidiaries,

requiring the payment of any material amounts or the provision of any material benefits as a result of the termination of employment of any of its employees (whether voluntary or involuntary) beyond payment of four (4) weeks salary to the particular employee; (iii) neither the Company nor, to the Knowledge of the Stockholders, any of its Subsidiaries has any outstanding liability to pay compensation for loss of office or employment or a severance payment to any present or former employee or to make any payment for breach of any agreement listed in Schedule 2.12(c); (iv) there is no term of employment of any employee of the Company or, to the Knowledge of the Stockholders, any of its Subsidiaries which shall entitle that employee to treat the consummation of the Stock Purchase as amounting to a breach of his contract of employment or entitling him to any payment or benefit whatsoever or entitling him to treat himself as redundant or otherwise dismissed or released from any obligation.

(d) Schedule 2.12(d) sets forth a list of the Company’s employees as of the date hereof including such employee’s job title, current compensation rate, accrued unpaid leave or vacation, and accrued salary to be paid at Closing.

(e) Schedule 2.12(e) sets forth a list of those employees who have been terminated or have resigned during the 90-day period ending on the date hereof.

(f) Schedule 2.12(f) sets forth a list of each employment agreement to which the Company is a party that contains change of control provisions.

(g) Schedule 2.12(g) sets forth a list of the Company employees that have not executed a confidentiality agreement or an invention assignment agreement with the Company, the forms of which agreements have been provided or made available to Buyer or its counsel or other representatives.

2.13  Restrictions on Business Activities.  Except as disclosed in Schedule 2.13 hereto, to the Knowledge of the Stockholders, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or its assets or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by Company as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

2.14  Title to Property.  (a) The Company does not own any real property. Schedule 2.14(a) hereto sets forth all leases of real property held by the Company (the “Leased Real Property”). The Leased Real Property and all personal property and other property and assets of the Company owned, used or held for use in connection with the business of the Company (collectively, the “Personal Property”) are shown or reflected on the balance sheet included in the Audited Financial Statements or the Unaudited Financial Statements, to the extent required by U.S. GAAP, as of the dates of such Audited Financial Statements or Unaudited Financial Statements. The Company has a good, valid and enforceable leasehold interest in each item of Leased Real Property and owns and has good and marketable title to each other item of Personal Property, and all such Personal Property is in each case held free and clear of all Liens except for liens and encumbrances disclosed in the Audited Financial Statements, the Unaudited Financial Statements or in Schedule 2.14(a) hereto. All items of Leased Real Property and Personal Property are in good and operable condition, ordinary wear and tear excepted, and are suitable for the purposes for which they are intended to be used, except where the failure to comply with the foregoing is not reasonably expected to have a Material Adverse Effect on the Company.

(b) All leases for Leased Real Property and Personal Property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or, to the Knowledge of the Stockholders, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default would not reasonably be expected to have a Material Adverse Effect on the Company.

2.15  Taxes.  (a) Definition of Taxes. For the purposes of this Agreement, “Tax” or “Taxes” refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(b) Tax Returns and Audits.  Except as set forth in Schedule 2.15 hereto:

(i) The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by the Company with any Tax authority prior to the date hereof, except such Returns which are not material to Company. All such Returns are true, correct and complete in all material respects. The Company has paid all Taxes shown to be due on such Returns.

(ii) All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable, except where failure to withhold or collect would not be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company

(iii) The Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax, except where any such delinquency, deficiency, or waiver would not be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

(iv) To the Knowledge of the Stockholders, no audit or other examination of any Return of the Company by any Tax authority is presently in progress. The Company has not been notified of any request for such an audit or other examination.

(v) No adjustment relating to any Returns filed by the Company has been proposed in writing, formally or informally, by any Tax authority to the Company or, to the Knowledge of the Stockholders, to any representative thereof.

(vi) The Company has no liability for any material unpaid Taxes which has not been accrued for or reserved on the Company’s balance sheets included in the Audited Financial Statements or the Unaudited Financial Statements, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Company in the ordinary course of business.

2.16  Environmental Matters.  (a) Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) the Company has complied with all applicable Environmental Laws; (ii) the properties currently operated by the Company (including soils, groundwater, surface water, buildings or other structures) have not been contaminated with any Hazardous Substances by any action of the Company; (iii) the properties formerly owned by the Company were not contaminated with Hazardous Substances during the period of ownership or operation by the Company or, to the Company’s knowledge, during any prior period; (iv) the Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the Company has not been associated with any release of any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of or liable under any Environmental Law; and (vii) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(b) As used in this Agreement, the term “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(c) As used in this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law. The Company, and, to the Knowledge of the Stockholders, each other Person that operates the Properties and the Leased Real Property, has obtained all permits, licenses, franchises, authorities, consents and approvals, and has made all material filings and maintained all material data, documentation and records necessary for owning and operating the Properties and the Leased Real Property under Applicable Environmental Law, and all such permits, licenses, franchises, authorities, consents, approvals and filings remain in full force and effect.

(d) There are no pending or, to the Knowledge of the Stockholders, threatened claims, demands, actions, administrative proceedings, lawsuits or inquiries relating to (i) the Properties and the Leased Real Property under Environmental Law, or (ii) the restoration, remediation or reclamation of any Properties or Leased Real Property, except as set forth on Schedule 2.16.

(e) Except as set forth on Schedule 2.16, there are no environmental investigations, studies or audits with respect to any of the Properties or Leased Real Property owned or commissioned by, or in the possession of, the Company.

2.17  Brokers; Third Party Expenses.  Except for the fee paid at Closing by Buyer (on behalf of the Company and Stockholders) to Brooks, Houghton & Company (the “Broker’s Fee”) as more fully described in Schedule 2.17 hereto, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except pursuant to Sections 1.2 and 1.8, no shares of common stock, options, warrants or other securities of either Company or Buyer are payable to any third party by Company as a result of the Stock Purchase.

2.18  Intellectual Property.  For the purposes of this Agreement, the following terms have the following definitions:

“Intellectual Property” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet; (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, “Trademarks”); (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated, and (x) any similar or equivalent rights to any of the foregoing (as applicable).

“Company Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company, including software and software programs developed by or exclusively licensed to the Company (specifically excluding any off the shelf or shrink-wrap software).

“Registered Intellectual Property” means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

“Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, Company.

“Company Products” means all current versions of products or service offerings of Company.

(a) Except as disclosed on Schedule 2.18 hereto, no Company Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on the Company.

(b) Except as disclosed on Schedule 2.18 hereto, the Company owns and has good and exclusive title to each material item of Company Intellectual Property owned by it free and clear of any liens and encumbrances (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business); and the Company is the exclusive owner of all material registered Trademarks used in connection with the operation or conduct of the business of the Company including the sale of any products or the provision of any services by the Company.

(c) To the Knowledge of the Stockholders, the operation of the business of the Company as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the Company Products and (ii) the Company’s use of any product, device or process has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

2.19  Agreements, Contracts and Commitments.  (a) Schedule 2.19 hereto sets forth a complete and accurate list of all Material Company Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term “Company Contracts” shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations of any kind, whether written or oral, to which the Company is a party or by or to which any of the properties or assets of Company may be bound, subject or affected (including without limitation notes or other instruments payable to the Company), (ii) the term “Routine Operating Contracts” shall mean: (A) any agreement for the purchase or sale of telecommunication service in the regular course of business, and (B) any agreement routinely used in the day to day operations of the Company that involves payment by or to the Company less than $15,000 per month or $180,000 per year, and (iii) the term “Material Company Contracts” shall mean (x) each Company Contract that is not a Routine Operating Contract and (I) which provides for payments (present or future) to the Company in excess of $180,000 in the aggregate or (II) under which or in respect of which the Company presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $180,000, (y) each Company Contract that is not a Routine Operating Contract and that otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company and (z) without limitation of subclause (x) or subclause (y), each of the following Company Contracts (but excluding in every case Routine Operating Contracts), the relevant terms of which remain executory:

(i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Company, or any officer, director or Stockholder (“Insider”) of the Company;

(ii) any guaranty, direct or indirect, by the Company or any Insider of the Company of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business and guarantees by Subsidiaries of Company obligations;

(iii) any Company Contract of employment;

(iv) any Company Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Company or (y) providing for any right

(exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company;

(v) any obligation to register any shares of the capital stock or other securities of the Company with any Governmental Entity;

(vi) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vii) any collective bargaining agreement with any labor union;

(viii) any lease or similar arrangement for the use by the Company of personal property (other than leases of vehicles, office equipment or operating equipment where the annual lease payments are less than $180,000 in the aggregate); and

(ix) any Company Contract to which any Insider of the Company is a party.

(b) Each Company Contract was entered into at arms’ length and in the ordinary course, is in full force and effect, is valid and binding upon and enforceable against the Company, except where any such failures are not reasonably likely to have a Material Adverse Effect on the Company, and, to the Knowledge of the Stockholders, is valid and binding upon and enforceable against each of the other parties thereto. True, correct and complete copies of all Material Company Contracts (or written summaries in the case of oral Material Company Contracts) have been heretofore made available to Buyer or Buyer’s counsel.

(c) Except as set forth in Schedule 2.19, neither the Company :nor, to the best of Knowledge of the Stockholders, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Company Contract. No party to any Material Company Contract has given any written notice of any claim of any breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company.

2.20  Insurance.  Schedule 2.20 sets forth the Company’s insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”) of the Company which the Company reasonably believes are adequate in amount and scope for the Business in which they are engaged.

2.21  Governmental Actions/Filings.  Except as set forth in Schedule 2.21: (i) the Company has been granted and holds, and has made, all Governmental Actions/Filings (including, without limitation, the Governmental Actions/Filings required for the provision of all services provided by the Company (as presently conducted) or used or held for use by the Company, except where any such failure in compliance would not have a Material Adverse Effect upon the Company, and true, complete and correct copies of which have heretofore been made available to Buyer or to Buyer’s counsel; (ii) each such Governmental Action/Filing is in full force and effect and will not expire prior to December 31, 2006 (except to the extent such expiration is not reasonably expected to have a Material Adverse Effect), and the Company is in substantial compliance with all of its obligations with respect thereto except where any such failure in compliance would not have a Material Adverse Effect upon the Company; (iii) no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon the Company; and (iv) no Governmental Action/Filing is necessary to be obtained, secured or made by the Company to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice except such actions or filings, either individually or in the aggregate, that would not have a Material Adverse Effect upon the Company. For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

2.22  Interested Party Transactions.  Except as set forth in the Schedule 2.22 hereto or in the Audited Financial Statements or the Unaudited Financial Statements, no employee, officer, director or stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 2.22, to the Knowledge of the Stockholders, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company is affiliated or with whom the Company has a contractual relationship, or in any Person that competes with the Company, except that each employee, stockholder, officer or director of Company and members of their respective immediate families may own less than 1% of the outstanding stock in publicly traded companies that may compete with Company. Except as set forth in Schedule 2.22, to the Knowledge of the Stockholders, no officer, director or Stockholder or any member of their immediate families is, directly or indirectly, interested in any Material Company Contract with the Company (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Company or such Person’s employment with the Company).

2.23  Corporate Approvals.  The board of directors of the Company has, as of the date of this Agreement, duly approved this Agreement and the transactions contemplated hereby. The shares of Company Common Stock owned by the Stockholders constitute, in the aggregate, the requisite amount of shares necessary for the adoption of this Agreement and the approval of the Stock Purchase by the stockholders of the Company in accordance with the VSCA and the execution of this Agreement by the Stockholders constitutes such adoption and approval.

2.24  Registration Statement; Proxy Statement/Prospectus.  (a) The written information to be supplied by the Company, specifically regarding the Company, for inclusion (or incorporation by reference, as the case may be) in the combined registration/proxy statement on Form S-4 (or such successor form as shall then be appropriate) pursuant to which the Buyer Securities will be registered by Buyer under the Securities Act (including any amendments or supplements thereto, the “Registration Statement”) shall not, at the time the Registration Statement is declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and at the Closing Date, contain, to the Knowledge of the Stockholders, (i) any untrue statement of a material fact; or (ii) omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(b) The written information to be supplied by the Company, specifically regarding the Company, for inclusion in the proxy statement made part of the Registration Statement to be sent to the stockholders of the Buyer in connection with the special meeting of stockholders of the Buyer (the “Special Meeting”) to consider and vote on a proposal to adopt this Agreement (such proxy statement/prospectus, as the same may be amended or supplemented, the “Proxy Statement”) shall not on the date the Proxy Statement is first mailed to the stockholders of the Buyer, at the time of the Special Meeting and at the Closing Date, to the Knowledge of the Stockholders (i) contain any untrue statement of a material fact or (ii) omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or (iii) omit to state any material fact necessary to correct any statement in any earlier written communication constituting a solicitation of proxies by the Buyer for the Special Meeting which has in the interim become false or misleading in any material respect.

2.25  Representations and Warranties Complete.  The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are, to the Knowledge of the Stockholders (i) true and complete in all material respects, (ii) do not contain any untrue statement of a material fact or (iii) omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

2.26  Survival of Representations and Warranties.  The representations and warranties of the Company set forth in this Agreement shall survive the Closing until one (1) year after the Closing Date, except that the representations and warranties set forth in Sections 2.3 and 2.15 shall survive the Closing until the first to occur of (i) the expiration of the applicable statute of limitations, or (ii) three (3) years after the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as set forth in Schedule 3 attached hereto (the “Buyer Schedule”), Buyer represents and warrants to the Stockholders, as follows:

3.1  Organization and Qualification.  (a) Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Buyer is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Buyer to be conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer. Complete and correct copies of the Charter Documents of Buyer, as amended and currently in effect, have been heretofore delivered or made available to the Company. Buyer is not in violation of any of the provisions of the Buyer’s Charter Documents.

(b) Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer.

3.2  Subsidiaries.  Buyer has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and Buyer has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

3.3  Capitalization.  (a) As of the date of this Agreement, the authorized capital stock of Buyer consists of 40,000,000 shares of common stock, par value $0.0001 per share (“Buyer Common Stock”), 12,000,000 shares of Class B common stock, par value $0.0001 per share (“Buyer Class B Common Stock”) and 5,000 shares of preferred stock, par value $0.0001 per share (“Buyer Preferred Stock”), of which 1,150,100 shares of Buyer Common Stock, 10,580,000 shares of Buyer Class B Common Stock and no shares of Buyer Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.3(a), (i) no shares of Buyer Common Stock, Buyer Class B Common Stock or Buyer Preferred Stock are reserved for issuance upon the exercise of outstanding options to purchase Buyer Common Stock, Buyer Class B Common Stock or Buyer Preferred Stock granted to employees of Buyer or other parties (“Buyer Stock Options”) and there are no outstanding Buyer Stock Options; (ii) other than with respect to 10,640,000 outstanding Class W Warrants and 10,640,000 outstanding Class Z Warrants, no shares of Buyer Common Stock, Buyer Class B Common Stock or Buyer Preferred Stock are reserved for issuance upon the exercise of outstanding warrants to purchase Buyer Common Stock, Buyer Class B Common Stock or Buyer Preferred Stock; and (iii) no shares of Buyer Common Stock, Buyer Class B Common Stock or Buyer Preferred Stock are reserved for issuance upon the conversion of the Buyer Preferred Stock or any outstanding convertible notes, debentures or securities (“Buyer Convertible Securities”). All shares of Buyer Common Stock, Buyer Class B Common Stock and Buyer Preferred Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Buyer Common Stock, all outstanding shares of Buyer Class B Common Stock, and all outstanding Warrants have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Buyer Contracts (as defined below). Buyer has heretofore delivered or made available to the Company true, complete and accurate copies of the Buyer Warrants, including any and all documents and agreements relating thereto. For purposes hereof, the term “Buyer Contracts” shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations of any kind, whether written or oral, to which the Buyer is a party or by or to which any of the properties or assets of Buyer may be bound, subject or affected (including without limitation notes or other instruments payable to the Buyer).

(b) The shares of Buyer Common Stock to be issued by Buyer in connection with the Stock Purchase, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such shares of Buyer Common Stock will be fully paid and nonassessable.

(c) Except as contemplated by this Agreement or the Buyer SEC Reports (as defined in Section 3.7), there are no registrations rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which the Buyer is a party or by which the Buyer is bound with respect to any equity security of any class of the Buyer.

3.4  Authority Relative to this Agreement.  Buyer has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Buyer has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Buyer’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Stock Purchase). The execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby (including the Stock Purchase) have been duly and validly authorized by all necessary corporate action on the part of Buyer (including the approval by its Board of Directors), and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Buyer Stockholder Approval (as defined in Section 5.1(a)). This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.5  No Conflict; Required Filings and Consents.  (a) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer shall not: (i) conflict with or violate Buyer’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Buyer’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer pursuant to, any Buyer Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Buyer.

(b) The execution and delivery of this Agreement by Buyer does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Buyer is qualified to do business, (ii) the qualification of Buyer as a foreign corporation in those jurisdictions in which the business of the Company makes such qualification necessary, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer, or prevent consummation of the Stock Purchase or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.6  Compliance.  Buyer has complied with, is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Buyer. The business and activities of Buyer have not been and are not being conducted in violation of any Legal Requirements. Buyer is not in default or violation of any term, condition or provision of its Charter Documents. No written notice of non-compliance with any Legal Requirements has been received by Buyer.

3.7  SEC Filings; Financial Statements.  (a) Buyer has made available to the Company and the Stockholders a correct and complete copy of each report, registration statement and definitive proxy statement filed by Buyer with the SEC (the “Buyer SEC Reports”), which are all the forms, reports and documents required to be filed by Buyer with the SEC prior to the date of this Agreement. As of their respective dates the Buyer SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Buyer makes no representation or warranty whatsoever concerning the Buyer SEC Reports as of any time other than the time they were filed.

(b) Each set of financial statements (including, in each case, any related notes thereto) contained in Buyer SEC Reports, including each Buyer SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Buyer at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Buyer taken as a whole.

3.8  Indebtedness.  Buyer has no indebtedness for borrowed money.

3.9  Over-the-Counter Bulletin Board Quotation.  Buyer Common Stock is quoted on the Over-the-Counter Bulletin Board (“OTC BB”). There is no action or proceeding pending or, to Buyer’s knowledge, threatened against Buyer by NASDAQ or NASD, Inc. (“NASD”) with respect to any intention by such entities to prohibit or terminate the quotation of Buyer Common Stock on the OTC BB.

3.10  Board Approval.  The Board of Directors of Buyer (including any required committee or subgroup of the Board of Directors of Buyer) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Stock Purchase and approved this Agreement and the transactions contemplated hereby, (ii) determined that the Stock Purchase is in the best interests of the stockholders of Buyer, and (iii) determined that the fair market value of the Company (together with the fair market value of the Parallel Target as defined in Section 3.14) is equal to at least 80% of Buyer’s net assets.

3.11  Trust Fund.  As of the date hereof and at the Closing Date, Buyer has and will have no less than Fifty Five Million Dollars ($55,000,000.00) invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 in a trust account administered by Continental Stock Transfer and Trust Company (the “Trust Fund”), less such amounts, if any, as Buyer is required to pay to stockholders who elect to have their shares converted to cash in accordance with the provisions of Buyer’s Charter Documents.

3.12  Representations and Warranties Complete.  The representations and warranties of Buyer included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

3.13  Survival of Representations and Warranties.  The representations and warranties of Buyer set forth in this Agreement shall survive the Closing until one (1) year after the Closing Date, except that the representations and warranties set forth in Section 3.3 shall survive the Closing until the first to occur of (i) the expiration of the applicable statute of limitations, or (ii) three (3) years after the Closing Date.

3.14  Representations and Warranties as to Parallel Target.  Buyer represents and warrants that: (i) prior to execution of the Agreement, it shall have completed all reasonable due diligence as to European Telecommunications and Technology, Ltd. (the “Parallel Target”) and made all due diligence materials with respect to Parallel Target available to the Company reasonably in advance of the execution of the Agreement; and (ii) to Buyer’s Knowledge, Parallel Target has not breached in any material respect any representation or warranty made by Parallel Target to Buyer in connection with the Parallel Transaction (as defined in the Letter of Intent).

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1  Conduct of Business by Company and Buyer.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and Buyer shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its material relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and Buyer shall not do any of the following:

(a) Waive any stock repurchase rights, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of the Company or Buyer, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall the Company or Buyer license on an exclusive basis or sell any Intellectual Property of the Company, or Buyer as applicable;

(d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, provided, however, Buyer shall have the right to declare a dividend to its stockholders as of a record date prior to the Closing Date if Buyer retains sufficient funds to consummate the Stock Purchase hereunder;

(e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company and Buyer, as applicable, including repurchases of unvested shares at cost in connection with the termination of the relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date hereof, provided, however, Buyer shall have the right to make payments on those shares of its Buyer Common Stock that are converted into cash in accordance with the Buyer’s charter;

(f) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities; provided, however, the Buyer may raise capital through the issuance of debt or equity securities (in a single transaction or series of substantially related transactions);

(g) Amend its Charter Documents, provided, however, Buyer shall have the right to amend its charter to change its name and to otherwise consummate the Stock Purchase hereunder;

(h) Except for a Parallel Transaction (as defined in the Letter of Intent) with the Parallel Target as defined in Section 3.14, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Buyer or the Company as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

(i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of services and licenses of software in the ordinary course of business consistent with past practice, (B) sales of inventory in the ordinary course of business consistent with past practice, (C) and the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

(j) Incur any indebtedness for borrowed money in excess of $25,000 in the aggregate (other than guaranties with respect to services purchased in the ordinary course of business and purchase money debt in connection with the acquisition by the Company of vehicles, office equipment and operating equipment not exceeding $500,000 in the aggregate) or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Buyer or the Company, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices, provided, however: (i) Buyer shall have the right to adopt an equity incentive plan for employees, directors, advisors and consultants; (ii) the foregoing shall not prohibit the Company from terminating any such plans, policies, or arrangements to the extent permitted by law and the terms of the applicable plan; (iii) the foregoing shall not prohibit the Company from paying any accrued salary as set forth on Schedule 2.12(d); and (iv) the foregoing shall not prohibit the Company from complying with the provisions of Section 1.8 regarding stock options.

(l) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the Unaudited Financial Statements or in the most recent financial statements included in the Buyer SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which Buyer is a party or of which Buyer is a beneficiary, as applicable;

(m) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Company Contract or Buyer Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(o) Except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment other than a Routine Operating Contract;

(p) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

(q) Form, establish or acquire any subsidiary except as contemplated by this Agreement;

(r) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans, except as required by Section 1.8;

(s) Make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice;

(t) Make or omit to take any action which would be reasonably anticipated to have a Material Adverse Effect;

(u) Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders or other affiliates (other than payment of salary and benefits in the ordinary course of business consistent with past practice); or

(v) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (v) above.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1  Registration Statement; Proxy Statement; Special Meeting.  (a) As promptly as practicable after the execution of this Agreement, the Buyer will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included. Buyer, with the reasonable assistance of Company, will respond to any comments of the SEC and will use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and Buyer will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the execution of this Agreement, the Buyer will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Stock Purchase and the transactions contemplated by this Agreement, (collectively, the “Other Filings”). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Registration Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Registration Statement, the Stock Purchase or any Other Filing. The Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or any Other Filing, the Company or Buyer, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Buyer, such amendment or supplement. The proxy materials will be sent to the stockholders of Buyer for the purpose of soliciting proxies from holders of Buyer Common Stock to vote in favor of: (i) the adoption of this Agreement and the approval of the Stock Purchase (“Buyer Stockholder Approval”); (ii) the change of the name of Buyer to Global Telecom & Technology, Inc. (the “Name Change Amendment”); (iii) an increase in the number of authorized shares of Buyer Common Stock to Eighty Million (80,000,000) (the “Capitalization Amendment”); and (iv) the adoption of an equity incentive plan at a meeting of holders of Buyer Common Stock to be called and held for such purpose (the “Special Meeting”). The Buyer Plan shall provide that an aggregate of Three Million (3,000,000) shares of Buyer Common Stock shall be reserved for issuance pursuant to the equity incentive plan. Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting such proxies from holders of Buyer Common Stock (the “Proxy Statement”). The Company shall furnish to Buyer all information concerning the Company as Buyer may reasonably request in connection with the preparation of the Proxy Statement. The Company and its counsel shall be given an opportunity to review and comment on the Proxy Statement and the Registration Statement prior to filing with the SEC. Buyer, with the assistance of the Company, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use reasonable best efforts to cause the Proxy Statement to be approved for issuance by the SEC as promptly as practicable. Buyer shall also take any and all such actions to satisfy the requirements of the Securities Act and the Exchange Act. Prior to the Closing Date, Buyer shall use its reasonable best efforts to cause the Buyer Securities to be registered or qualified under all applicable Blue Sky Laws of each of the states and territories of the United States in which it is believed, based on information furnished by the Company, holders of the Company Common Stock reside and to take any other such actions that may be necessary to enable the Buyer Common Stock to be issued pursuant to the Stock Purchase in each such jurisdiction.

(b) As soon as practicable following its approval by the SEC, Buyer shall distribute the Proxy Statement to the holders of Buyer Common Stock and, pursuant thereto, shall call the Special Meeting in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Stock Purchase and the other matters presented to the stockholders of Buyer for approval or adoption at the Special Meeting, including, without limitation, the matters described Section 5.1(a).

(c) Buyer shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, Buyer shall ensure that the Proxy Statement does not, as of the date on which it is distributed to the holders of Buyer Common Stock, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Buyer shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement).

(d) Buyer, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of Buyer Common Stock vote in favor of the adoption of this Agreement and the approval of the Stock Purchase, and shall otherwise use reasonable best efforts to obtain the Buyer Stockholder Approval.

5.2  Directors and Officers of Buyer After Stock Purchase.  At the Closing, (i) Keenan shall be appointed Chief Executive Officer of Buyer and shall be named to Buyer’s Board of Directors, and (ii) Vecchio shall be appointed as a senior officer of the Company and shall be named as a non-voting observer of Buyer’s Board of Directors with the right to attend Board meetings and enjoy all other rights and privileges of the other Board Meetings excepting the right to vote. The board rights of the Principals as stated above shall continue for so long as either Keenan is Chief Executive Officer of Buyer or during such time as the Stockholders hold at least 7% of the outstanding shares of Buyer Common Stock. The initial independent directors of Buyer shall be subject to the mutual consent of Buyer and the Company or its Stockholders.

5.3  Other Actions.  (a) At least five (5) days prior to Closing, Buyer shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Stock Purchase in any report or form to be filed with the SEC (“Stock Purchase Form 8-K”), which shall be in a form reasonably acceptable to the Company and in a format acceptable for EDGAR filing. Prior to Closing, Buyer and the Company shall prepare the press release announcing the consummation of the Stock Purchase hereunder (“Press Release”). Promptly following the Closing, Buyer shall file the Stock Purchase Form 8-K with the SEC and distribute the Press Release.

(b) The Company and Buyer shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Stock Purchase and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including the respective independent accountants of the Company and Buyer) and/or any Governmental Entity in order to consummate the Stock Purchase or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Company and Buyer shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Stock Purchase and the other transactions contemplated hereby. In exercising the foregoing right, each of the Company and Buyer shall act reasonably and as promptly as practicable.

5.4  Required Information.  In connection with the preparation of the Stock Purchase Form 8-K and Press Release, and for such other reasonable purposes, the Company shall, following written request by the Buyer, furnish the Buyer with reasonable written information concerning the Company, its directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Stock Purchase, or any other statement, filing, notice or application made by or on behalf of the Buyer to any third party and/or any Governmental Entity in connection with the Stock Purchase and the other transactions contemplated hereby.

5.5  Confidentiality; Access to Information.  (a) Confidentiality. With the exception of Section 3 of the Non-disclosure and Standstill Agreement dated January 24, 2006 (which provision shall be incorporated herein by reference as if stated herein), any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article VIII hereof, each party (i) will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Stock Purchase contemplated hereby, and (ii) will use its reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Stock Purchase contemplated hereby.

(b) Access to Information.  (i) Company will afford Buyer and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company, as Buyer may reasonably request. No information or knowledge obtained by Buyer in any investigation pursuant to this Section 5.5 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Stock Purchase.

(ii) Buyer will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Buyer and the Parallel Target during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Buyer and the Parallel Target, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Stock Purchase.

(iii) Notwithstanding anything to the contrary contained herein, each party (“Subject Party”) hereby agrees that by proceeding with the Closing, it shall be conclusively deemed to have waived for all purposes hereunder any inaccuracy of representation or breach of warranty by another party which is actually known by the Subject Party prior to the Closing.

5.6  Charter Protections; Directors’ and Officers’ Liability Insurance.  (a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of Buyer and the Company as provided in the Charter Documents of Buyer and the Company or in any indemnification agreements shall survive the Stock Purchase and shall continue in full force and effect in accordance with their terms.

(b) If Buyer or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer assume the obligations set forth in this Section 5.6.

(c) The provisions of this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of Buyer or Company for all periods ending on or before the Closing Date and may not be changed without the consent of Committee referred to in Section 1.7(a).

5.7  Public Disclosure.  From the date of this Agreement until Closing or termination, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it (including, but not limited to, all filings or notices necessary to provide to third parties or Governmental Entities to obtain necessary consents and/or approvals with respect to contemplated transactions), and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Buyer (in the case of the Company and the Stockholders) or the Company (in the case of Buyer), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a trading system. Each party will not unreasonably withhold approval from the others with respect to any press release, public announcement, provision of notice, or request for third party consent, or notification or other filing with any Governmental Entity relating to this Agreement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors. Notwithstanding the foregoing, the parties hereto agree that promptly as practicable after the execution of this Agreement, Buyer will file with the SEC a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, with respect to which Buyer shall consult with the Company. Unless objected to by the Company by written notice given to Buyer within five (5) business days after such filing specifying the language to which objection is taken, any language included in such Current Report shall be deemed to have been approved by the Company and may be used in other filings made by Buyer with the SEC.

5.8  Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, including, but not limited to the provisions of Article VI, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Stock Purchase and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including without limitation the consents referred to in Schedule 2.5 of the Company Disclosure Schedule, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Buyer and its board of directors and the Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Stock Purchase, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Stock Purchase and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Buyer or the Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

5.9  No Buyer Securities Transactions.  Each officer, director and Stockholder of the Company shall agree that he shall not sell, transfer or otherwise dispose of an interest in any of the Buyer Securities he receives as a result of the Stock Purchase other than as permitted pursuant to the Lock-Up Letter in the form of Exhibit B hereto executed by such Person prior to the Closing Date.

5.10  Certain Claims.  Except as provided for in Section 5.6 of this Agreement, as additional consideration for the issuance of the Stock Purchase Consideration pursuant to this Agreement, each of the Stockholders hereby releases and forever discharges, effective as of the Closing Date, the Company and its directors, officers, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown arising out of or resulting from such Stockholder’s (i) status as a holder of an equity interest in the Company; and (ii) employment, service, consulting or other similar agreement entered into with the Company prior to Closing, to the extent that the bases for claims under any such agreement that survives the Closing arise prior to the Closing, provided, however, the foregoing shall not release any obligations of Buyer set forth in this Agreement.

5.11  No Securities Transactions.  Neither the Company nor any Stockholder or any of their affiliates, directly or indirectly, shall engage in any transactions involving the securities of Buyer prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The Company shall use its best efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

5.12  No Claim Against Trust Fund.  The Company and the Stockholders acknowledge that, if the transactions contemplated by this Agreement are not consummated by Buyer by October 15, 2006, Buyer may be obligated to return to its stockholders the amounts being held in the Trust Fund. Accordingly, the Company and the Stockholders hereby waive all rights against Buyer to collect from the Trust Fund any moneys that may be owed to them by Buyer for any reason whatsoever, including but not limited to a breach of this Agreement by Buyer or any negotiations, agreements or understandings with Buyer (other than as a result of the Stock Purchase, pursuant to which the Company would have the right to collect the monies in the Trust Fund), and will not seek recourse against the Trust Fund for any reason whatsoever.

5.13  Disclosure of Certain Matters.  Each of Buyer and the Company will provide the other with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VI will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of Buyer, the Company, or the Parallel Target, or (e) would require any amendment or supplement to the Proxy Statement. The parties shall have the obligation to supplement or amend the Company Schedules and Buyer Schedules (the “Disclosure Schedules”) being delivered concurrently with the execution of this Agreement and annexed hereto, and to provide additional Disclosure Schedules, with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in a Disclosure Schedule. The obligations of the parties to amend or supplement the Disclosure Schedules being delivered herewith and to provide any additional Disclosure Schedules shall terminate on the Closing Date. Notwithstanding any such amendment, supplementation, or addition, for purposes of Sections 6.2(a), 6.3(a), 8.1(d) and 8.1(e), the representations and warranties of the parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement, subject to such anticipated changes as are set forth in Schedule 4.1 or otherwise expressly contemplated by this Agreement or which are set forth in the Disclosure Schedules as they exist on the date of this Agreement.

5.14  Nasdaq Listing.  Buyer shall use its best efforts to obtain the listing for trading on Nasdaq (or any other nationally recognized securities exchange) of the Buyer Common Stock, the class of warrants issued in Buyer’s initial public offering and the Units issued in Buyer’s initial public offering (each Unit consisting of one share of Buyer Common Stock and two such warrants). If such listing is not obtained by the Closing, Buyer shall continue to use its best efforts after the Closing to obtain such listing.

5.15  No Solicitation.

(a) The Company will not, and will cause its Affiliates, employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Buyer and its designees) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction.

(b) Except with respect to the acquisition of the Parallel Target, Buyer will not, and will cause its employees, agents and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than the

Company and its designees) concerning any merger, purchase of ownership interests and/or assets, recapitalization or similar transaction.

5.16  Company and Stockholder Actions.  Each of the Company and the Stockholders shall use its commercially reasonable efforts to take such actions as are reasonably necessary to fulfill its obligations under this Agreement and to enable Buyer to fulfill its obligations hereunder. The failure of the Stockholders to waive a condition set forth herein shall not be deemed a violation of this Section.

5.17  Post Transaction Name, Headquarters, and Operations.  The name of the Company shall continue to be “Global Internetworking” for all major portions of its business except that the name of Buyer will be changed to Global Telecom & Technology, Inc., and the corporate headquarters of Buyer and the Company Corporation shall be located in McLean, Virginia at 8484 Westpark Drive, Suite 720, or such other place as may be mutually agreed upon. Buyer shall offer employment to substantially the entire current workforce of the Company and provide similar compensation and fringe benefits to current employees of the Company. The costs of employee attrition resulting from the implementation of any business plan will, unless otherwise agreed, become a cost paid by Buyer. From and after the Closing Date, Buyer shall honor, or shall cause the Company to honor, in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the Company as in effect immediately prior to the Closing Date that are applicable to any current or former employees or directors of the Company. Employees of the Company shall receive credit for purposes of eligibility, participation and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by the Buyer or the Company for service accrued or deemed accrued prior to the Closing Date with the Company; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Buyer shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of Buyer or its subsidiaries and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of the Company in the calendar year in which the Closing Date occurs.

ARTICLE VI

CONDITIONS TO THE TRANSACTION

6.1  Conditions to Obligations of Each Party to Effect the Stock Purchase.  The respective obligations of each party to this Agreement to effect the Stock Purchase shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No Order.  No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Stock Purchase illegal or otherwise prohibiting consummation of the Stock Purchase, substantially on the terms contemplated by this Agreement.

(b) Stockholder Approval.  The Buyer Stockholder Approval, the Name Change Amendment and the Capitalization Amendment shall have been duly approved and adopted by the stockholders of Buyer by the requisite vote under the laws of the State of Delaware and the Buyer Charter Documents and an executed copy of an amendment to Buyer’s Certificate of Incorporation reflecting the Name Change Amendment and the Capitalization Amendment shall have been filed with the Delaware Secretary of State to be effective as of the Closing.

(c) Buyer Common Stock.  Holders of twenty percent (20%) or more of the shares of Buyer Common Stock issued in Buyer’s initial public offering of securities and outstanding immediately before the Closing shall not have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with Buyer’s Charter Documents.

(d) Governmental Approvals.  Final and unappealable approvals from any Governmental Entity (if any) necessary for the consummation of the Stock Purchase shall have been obtained and any waiting period applicable to the consummation of the Stock Purchase shall have expired or been terminated.

6.2  Additional Conditions to Obligations of Stockholders.  The obligations of the Stockholders to consummate and effect the Stock Purchase shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Stockholders:

(a) Representations and Warranties.  Each representation and warranty of Buyer contained in this Agreement that is qualified as to materiality shall have been true and correct (i) as of the date of this Agreement and (ii) on and as of the Closing Date with the same force and effect as if made on the Closing Date. Each representation and warranty of Buyer contained in this Agreement that is not qualified as to materiality shall have been true and correct (i) in all material respects as of the date of this Agreement and (ii) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of Buyer by an authorized officer of Buyer (“Buyer Closing Certificate”).

(b) Agreements and Covenants.  Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Buyer) does not, or will not, constitute a Material Adverse Effect with respect to Buyer, and the Buyer Closing Certificate shall include a provision to such effect.

(c) No Litigation.  No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely or otherwise encumber the title of the shares of Buyer Common Stock to be issued by Buyer in connection with the Stock Purchase and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Consents.  Buyer shall have obtained all consents, waivers and approvals required to be obtained by Buyer in connection with the consummation of the transactions contemplated hereby (including, but not limited to, those relating to the acquisition of the Parallel Target), other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Buyer and the Buyer Closing Certificate shall include a provision to such effect.

(e) Material Adverse Effect.  No Material Adverse Effect with respect to Buyer or Parallel Target shall have occurred since the date of this Agreement.

(f) SEC Compliance.  Immediately prior to Closing, Buyer shall be in compliance with the reporting requirements under the Exchange Act.

(g) Opinion of Counsel.  The Company and stockholders shall have received from Greenberg Traurig, counsel to Buyer, an opinion of counsel in substantially the form of Exhibit C annexed hereto.

(h) Other Deliveries.  At or prior to Closing, Buyer shall have delivered to the Company (i) copies of resolutions and actions taken by Buyer’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

(i) Press Release.  Buyer shall have delivered the Press Release to the Company, in a form reasonably acceptable to the Company.

(j) Trust Fund.  Buyer shall have made appropriate arrangements with American Stock Transfer & Trust Company to have the Trust Fund, which shall contain no less than the amount referred to in Section 3.1, dispersed to Buyer immediately upon the Closing.

(k) Principals.  Employment Agreements between the Company and each of the Principals, in the form of Exhibit D, shall be in full force and effect immediately after Closing.

(l) Parallel Transaction.  The Parallel Transaction shall have been consummated at or prior to Closing of the transactions contemplated hereby on terms and conditions substantially as set forth in the Offer Document between Buyer and Parallel Target which Offer Document is attached hereto as Exhibit F. In no event will Buyer waive the Parallel Target’s breach of any representation or warranty or compliance with any covenant if such breach or non-compliance is, or is likely to have, a Material Adverse Effect on the business of the Parallel Target without obtaining the consent of the Company to such waiver, which consent shall not be unreasonably withheld.

(m) Registration.  Buyer shall have filed with the SEC the Registration Statement (in which the Proxy Statement will be included) so that the Buyer Securities will be registered upon the completion of such process.

(n) Lock-Up Agreement.  The Lock-Up Agreements in the form of Exhibit B shall be in full force and effect.

(o) Purchase Price.  Subject to the Sections 1.4 and 1.9 hereof, with respect to the required deposit of the Escrow Fund and the Escrowed Warrants, respectively, Buyer shall have delivered the Purchase Price to each of the Stockholders.

6.3  Additional Conditions to the Obligations of Buyer.  The obligations of Buyer to consummate and effect the Stock Purchase shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

(a) Representations and Warranties.  Each representation and warranty of the Stockholders and Company contained in this Agreement that is qualified as to materiality shall have been true and correct (i) as of the date of this Agreement and (ii) subject to the provisions of the last sentence of Section 5.13, on and as of the Closing Date with the same force and effect as if made on the Closing Date. Each representation and warranty of the Stockholders and Company contained in this Agreement that is not qualified as to materiality shall have been true and correct (i) in all material respects as of the date of this Agreement and (ii) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Buyer shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company (“Company Closing Certificate”).

(b) Agreements and Covenants.  The Company and the Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Company) does not, or will not, constitute a Material Adverse Effect on the Company, and the Company Closing Certificate shall include a provision to such effect.

(c) No Litigation.  No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of Buyer to own, operate or control any of the assets and operations of the Company following the Stock Purchase and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Consents.  The Stockholders and the Company shall have obtained all consents, waivers, permits and approvals required to be obtained by the Company in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and the Company Closing Certificate shall include a provision to such effect.

(e) Material Adverse Effect.  No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

(f) Opinion of Counsel.  Buyer shall have received from Rees, Broome & Diaz, P.C., counsel to the Company, an opinion of counsel in substantially the form of Exhibit E annexed hereto.

(g) Employment Agreements.  Employment Agreements between the Company and each of the Principals, in the form of Exhibit D, shall be in full force and effect.

(h) Lock-Up Agreements.  The Lock-Up Agreements in the form of Exhibit B shall be in full force and effect.

(i) Other Deliveries.  At or prior to Closing, the Company shall have delivered to Buyer: (i) copies of resolutions and actions taken by the Company’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Buyer and its counsel in order to consummate the transactions contemplated hereunder.

(j) Derivative Securities.  There shall be outstanding no options, warrants or other derivative securities entitling the holders thereof to acquire shares of Company Common Stock or other securities of the Company.

(k) Delivery of Shares.  Each of the Stockholders shall have delivered to the Buyer certificates for the Shares, free of any Encumbrances, in the names of the Stockholders duly endorsed to Buyer or accompanied by separate stock powers.

ARTICLE VII

INDEMNIFICATION

7.1  Indemnification.  (a) Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), from and after the Closing Date, Buyer and its successors and permitted assigns (the “Buyer Indemnitees”) shall be indemnified, defended and held harmless by the Stockholders from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Buyer Indemnitee by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of Company contained in this Agreement or any Schedule; and

(ii) the non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement.

(b) From and after the Closing Date, subject to the terms and conditions set forth herein, the Stockholders and their respective heirs, successors, and permitted assigns (collectively, the “Stockholder Indemnitees”) shall be indemnified, defended and held harmless by the Buyer from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Stockholder Indemnitee by reason of, arising out of or resulting from: (i) any inaccuracy or breach of any of the representations or warranties given or made by Buyer in this Agreement or any Schedule; or (ii) the non-fulfillment or breach of any covenant or agreement of the Buyer contained in this Agreement.

(c) As used in this Article VII, subject to the limitations set forth in Section 7.4 hereof, the term “Losses” shall include all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments made by third parties whether or not ultimately determined to be valid. Each Indemnified Person (as defined below) shall take commercially reasonable actions to mitigate Losses, and shall reasonably consult and cooperate with each Indemnifying Person (as defined below) with a view toward mitigating Losses, in connection with Third Party Claims (as defined below) for which an Indemnified Person seeks indemnification under this Article VII. Furthermore, the amount of any Losses payable hereunder shall be reduced by the amount of any reserves or accruals reflected as a current liability on the Audited Financial Statements and/or the Unaudited Financial Statements which relate to the facts giving rise to such Losses. The Indemnified Person shall use commercially reasonable efforts to pursue insurance claims or third-party damns that may reduce or eliminate Losses. NO PARTY WILL IN ANY EVENT BE LIABLE UNDER THIS AGREEMENT, AND NO CLAIM MAY IN ANY EVENT BE ASSERTED HEREUNDER, FOR ANY CONSEQUENTIAL OR PUNITIVE DAMAGES (OTHER THAN IN SUCH CASES WHERE A THIRD PARTY IS ENTITLED TO RECOVER PUNITIVE DAMAGES FROM AN INDEMNIFIED PERSON BASED ON THE ACTIONS OF THE INDEMNIFYING PERSONS) BY REASON OF A BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT CONTAINED HEREIN.

7.2  Indemnification Procedure.  The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against Buyer or the Company by a Person (a “Third Party Claim”) shall be subject to the following terms and conditions:

(a) Notice of Claim.  The party seeking indemnification (the Indemnified Party”) pursuant to Section 7.1 will give the other party (such other party being the Representative in the case of the Stockholders) prompt written notice (and in any event no later than ten (10) business days) after becoming aware of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a “Notice of Claim”) which Notice of Claim shall set forth (i) a brief description of the nature of the Third Party Claim and the material facts relating thereto, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance, and the Representative shall be entitled to participate in the defense of Third Party Claim at its expense. A Notice of Claim shall be effective only if provided prior to the date of expiration of the relevant Survival Period.

(b) Defense.  The party to provide indemnification (the “Indemnifying Party”) shall (subject to the limitations set forth in subsection 7.2(c) below and subject to the following sentence), at its own expense, by written notice to the Indemnified Party, assume the entire control of, subject to the right of the Indemnified Party to participate (at its expense and with counsel of its choice) in, the defense of the Third Party Claim as to which such Notice of Claim has been given. All expenses, fees, and costs associated with the defense of such Third Party Claim by the Representative on behalf of the Stockholders as Indemnifying Party shall be first paid from the Escrowed Cash and then (should such amount be fully extinguished) from the proceeds from the sale of the Escrowed Shares. If the Indemnifying Party is permitted to assume the defense of a Third Party Claim:

(i) the Indemnifying Party shall diligently and in good faith defend such Third Party Claim and shall keep Indemnifying Party reasonably informed of the status of such defense; provided, however, that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, the Indemnifying Party shall have the right to approve the settlement, which approval will not be unreasonably withheld, conditioned, or delayed;

(ii) Indemnified Party shall cooperate fully in all respects with the Indemnifying Party in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel (which counsel shall be reasonably acceptable to the Indemnified Party), and Indemnified Party shall make available to the Indemnifying Party all pertinent information and documents under its control; and

(iii) for purposes of clarification, to the extent that Stockholders are required to act as an Indemnifying Party pursuant to this Article VII, at such time after the Escrowed Cash is fully exhausted, the Representative shall be entitled on their behalf, without reference to and regardless of any lock ups or restrictions that would otherwise be applicable to the Escrowed Shares (and subject to applicable securities laws), to sell or pledge such Escrowed Shares at any time during the Escrow Period to assist in the defense of and/or to pay any Losses. The parties agree to take all steps necessary, including execution of subsequent documentation, in order to enable Representative to act in accordance with this Article VII.

(c) Limitations of Right to Assume Defense.  The Indemnifying Party shall not be entitled to assume control of such defense if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation arising in connection with the potential criminal conduct of that party; or (ii) there is a reasonable likelihood that a Third Party Claim will materially and adversely affect the Indemnifying Party other than as a result of money damages or other money payments.

(d) Other Limitations.  Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not affect the Indemnifying Party’s duty or obligations under this Article VII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the Indemnifying Party to defend against or reduce the Stockholders’ or Buyer’s (as applicable) liability or caused or increased such liability or otherwise caused the damages for which the Stockholders or Buyer (as applicable) are obligated to be greater than such damages would have been had Buyer given the Indemnifying Party prompt notice hereunder. So long as the Indemnifying Party is defending any such action actively and in good faith, the Indemnified Party shall not settle such action. The Indemnified Party shall make available to Indemnifying Party all relevant records and other relevant materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

(e) Failure to Defend.  If the Indemnifying Party, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim actively and in good faith, the Indemnified Party will (upon further written notice and subject to all other limitations set forth in this Article VII) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, provided that the Indemnifying Party shall have the right to approve any settlement, which approval will not be unreasonably withheld, conditioned, or delayed.

(f) Indemnified Party’s Rights.  Anything in this Section 7.3 to the contrary notwithstanding, the Indemnifying Party shall not, without the written consent of Indemnified Party, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a full and unconditional release from all liability and obligation in respect of such action without any payment by the Indemnified Party.

(g) Representative Consent.  Where the Stockholders are the Indemnifying Party, unless the Representative has consented to a settlement of a Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the Loss and such amount shall be determined in accordance with the provisions of the Escrow Agreement.

7.3  Insurance Effect.  To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance, the Indemnified Party shall use commercially reasonable efforts to obtain a defense pursuant to the insurance and the maximum recovery under such insurance; provided that, in the event such insurance is unavailable to pay a Loss, Buyer shall be entitled to bring a claim for indemnification under this Article VII in respect of such Losses and the time limitations set forth in Section 7.4 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by the Indemnified Party for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing. If Indemnified Party has received the payment required by this Agreement from the Indemnifying Party in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of the Indemnifying Party and shall pay to the Indemnifying Party, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to (in the case only of the Stockholders as Indemnifying Party) the aggregate amount of any payments received from the Escrow Account pursuant to this Agreement in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

7.4  Limitations on Indemnification.

(a) Survival; Time Limitation.  The representations, warranties, covenants and agreements in this Agreement or in any writing delivered by each party to the other in connection with this Agreement (including the certificate required to be delivered to each party pursuant to Sections 6.2(a) and 6.3(a)) shall survive the Closing until one (1) year after the Closing Date, except that the representations and warranties set forth in Sections 2.3, 2.15, and 3.3 shall survive the Closing until the first to occur of(i) the expiration of the applicable statute of limitations, or (ii) three (3) years after the Closing Date (the “Survival Period”). The indemnification and other obligations under this Article VII shall survive for the same Survival Period and shall terminate with the expiration of such Survival Period, except that: (i) any claims for breach of representation or warranty made by a party hereunder by filing a demand for arbitration under Section 10.12 shall be preserved until final resolution thereof despite the subsequent expiration of the Survival Period and (ii) any claims set forth in a Notice of Claim sent prior to the expiration of such Survival Period shall survive until final resolution thereof Except as set forth in clause (ii) above, no claim for indemnification under this Article VII shall be brought after the end of the applicable Survival Period.

(b) Deductible.  No amount shall be payable under Article VII by the Stockholders as Indemnifying Party or Buyer as Indemnifying Party unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds $200,000 (the “Deductible”), in which event the amount payable shall only be the amount in excess of the amount of the Deductible.

(c) Aggregate Amount Limitation.  The aggregate liability for the Stockholders for Losses pursuant to Section 7.1 shall not in any event exceed the Escrow Fund, and Buyer shall have no claim against the Company’s stockholders other than for the Escrow Fund (and any proceeds of the Escrow Fund or distributions with respect to the Escrow Fund). Under no circumstances shall the liability of the Representative or any other single Stockholder (including, but not limited to, such expenses, fees, and costs associated with indemnification under this Agreement) exceed that Stockholder’s proportionate share of the Escrow Fund. The aggregate liability of the Buyer (as Indemnifying Party) for Losses pursuant to Section 7.1 shall not in any event exceed Two Million Dollars ($2,000,000). Notwithstanding any other provision to the contrary herein, the parties acknowledge and agree that Buyer’s Right of Off-set shall not exceed Five Hundred Thousand ($500,000) against the Promissory Notes in the event of any Losses in which Buyer is the Indemnified Party, but in no event will such Right of Off-set be deemed to expand a Stockholder’s liability in an amount beyond such Stockholder’s Pro Rata Portion of the Escrow Fund.

7.5  Exclusive Remedy.  Each party hereby acknowledges and agrees that, from and after the Closing, its sole remedy with respect to any and all claims for Losses arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VII (and more specifically, solely to the Escrow Fund and the Right of Offset, in the case of the Buyer); provided, however, that for claims arising under Sections 2.3 and 2.15, after the Escrow Period, the Stockholders shall be jointly liable to Buyer (proportionate to their Pro Rata Portion) subject to the Deductible set forth in Section 7.4(b) and a limitation on the Stockholders’ aggregate liability equal to Two Million Dollars ($2,000,000). Notwithstanding any of the foregoing, nothing contained in this Article VII shall in any way impair, modify or otherwise limit Buyer’s or Company’s right to bring any claim, demand or suit against the other party based upon such other party’s actual fraud or intentional or willful misrepresentation or omission, it being understood that a mere breach of a representation and warranty, without intentional or willful misrepresentation or omission, does not constitute fraud; provided, however, that in the case of any allegation of a Stockholder’s actual fraud or intentional or willful misrepresentation or omission, such claim, demand, or suit, Buyer’s sole remedy shall be to bring a claim, demand, or suit only against the particular Stockholder alleged to have committed such actual fraud or intentional or willful misrepresentation or omission.

7.6  Damages; No Adjustment to Consideration.  Amounts paid for indemnification under Article VII shall constitute damages paid by the Stockholders for breach of contract and not as an adjustment to the value of the shares of Buyer Common Stock issued by Buyer as a result of the Stock Purchase.

7.7  Representative Capacities; Application of Escrow Fund.  The parties acknowledge that the Representative’s obligations on behalf of the Stockholders under this Article VII are solely as a representative of the Stockholders in the manner set forth in the Escrow Agreement with respect to the obligations to indemnify Buyer under this Article VII and that the Representative shall have no personal responsibility for any expenses incurred by him in such capacity and that all payments to Buyer as a result of such indemnification obligations shall be made solely from, and to the extent of, the Escrow Funds first from cash and then from the shares of Buyer Common Stock. The parties further acknowledge that all actions to be taken by Buyer pursuant to this Article VII shall be taken on its behalf by the Committee in accordance with the provisions of the Escrow Agreement. The Escrow Agent, pursuant to the Escrow Agreement after the Closing, may apply all or a portion of the Escrow Funds to satisfy any claim for indemnification pursuant to this Article VII. The Escrow Agent will hold the remaining portion of the Escrow Funds until final resolution of all claims for indemnification or disputes relating thereto.

ARTICLE VIII

TERMINATION

8.1  Termination.  This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Buyer and the Company at any time;

(b) by either Buyer or the Company if the Stock Purchase shall not have been effective by October 15, 2006;

(c) by either Buyer or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Stock Purchase, which order, decree, ruling or other action is final and nonappealable;

(d) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Buyer is curable by Buyer prior to the Closing Date, then the Company may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Company to Buyer of such breach, provided Buyer continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by Buyer is cured during such thirty (30)-day period);

(e) by Buyer, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by the Company prior to the Closing Date, then Buyer may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Buyer to the Company of such breach, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Buyer may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by the Company is cured during such thirty (30)-day period); or

(f) by either Buyer or the Company, if, at the Special Meeting including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Buyer Common Stock required under Buyer’s certificate of incorporation, or the holders of 20% or more of the number of shares of Buyer Common Stock issued in Buyer’s initial public offering and outstanding as of the date of the record date of the Special Meeting exercise their rights to convert the shares of Buyer Common Stock held by them into cash in accordance with Buyer’s certificate of incorporation.

8.2  Notice of Termination; Effect of Termination.  Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Stock Purchase shall be abandoned, except for and subject to the following: (i) Sections 5.5, 5.14, the limitation of liability set forth in Section 7.1(c), 8.2, 8.3 and 8.4 and Article X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement, including a breach by a party electing to terminate this Agreement pursuant to Section 8.1(b) caused by the action or failure to act of such party constituting a principal cause of or resulting in the failure of the Stock Purchase to occur on or before the date stated therein; provided, however, if Buyer terminates this Agreement pursuant to Section 8.1(e) in relation to any amendment, supplementation or addition to a Company Schedule, no claim for damages may be made.

8.3  Fees and Expenses.  Except as otherwise provided in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Stock Purchase is consummated. Each party (i.e., Buyer, Stockholders and Company) shall be responsible for all professional and other fees and expenses that each incurs in connection with the Stock Purchase; provided, that, the Broker’s Fee contingent upon successful closing of the Stock Purchase shall be paid by Buyer on behalf of the Company and the Stockholders in an amount not to exceed Five Hundred Eighty Thousand Dollars ($580,000.00); and the Company shall be responsible for all legal fees incurred in connection with the negotiation and Closing of this Agreement. The Stockholders shall be responsible only for the personal professional expenses each may individually incur in connection with the Stock Purchase. Buyer agrees that it shall pay each month the reasonable expenses Company incurs: (i) to its accountants in connection with the inclusion of the Company financial statements into the Proxy Statement and into the Form 8-K that Buyer shall file following the closing of the Stock Purchase; (ii) to its attorneys, Rees, Broome & Diaz, P.C.(or such other counsel as required in the reasonable judgment of the management of the Company) specifically relating to preparation and review of the Proxy Statement; (iii) in all respects relating to any corporate restructuring in connection with the Stock Purchase; and (iv) in all respects in connection with the transfer of all Company licenses that must occur to complete the Stock Purchase.

ARTICLE IX

DEFINED TERMS

Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“AAA” Section 10.12

“Affiliate” Section 10.2(f)

“Agreement” preamble

“Applicable Environmental Law” Section 2.16(c)

“Approvals” Section 2.1(a)

“Audited Financial Statements” Section 2.7(a)

“Blue Sky Laws” Section 1.6(b)

“Buyer” Heading

“Buyer Class B Common Stock” Section 3.3(a)

“Buyer Closing Certificate” Section 6.2(a)

“Buyer Common Stock” Section l.2(c)

“Buyer Contracts” Section 3.3(a)

“Buyer Convertible Securities” Section 3.3(a)

“Buyer Indemnitees” Section 7.1(a)

“Buyer Plan” Section 5.1(a)

“Buyer Preferred Stock” Section 3.3(a)

“Buyer SEC Reports” Section 3.7(a)

“Buyer Schedule” Article III Preamble

“Buyer Securities” Section 1.2

“Buyer Stockholder Approval” Section 5.1(a)

“Buyer Stock Options” Section 3.3(a)

“Buyer Warrants” Section 3.3(a)

“Broker’s Fee” Section 2.17

“Capitalization Amendment” Section 5.1(a)

“Change of Control” Section 1.9

“Charter Documents” Section 2.1

“Class W Escrow Warrants” Section 1.9

“Class W Warrants” Section 1.2(d)

“Class Z Escrow Warrants” Section 1.9

“Class Z Warrants” Section 1.2(e)

“Closing” Section 1.3

“Closing Date” Section 1.3

“Committee” Section 1.7(a)

“Company” Heading

“Company Closing Certificate” Section 6.3(a)

“Company Common Stock” Section 2.3(a)

“Company Contracts” Section 2.19(a)

“Company Intellectual Property” Section 2.18

“Company Products” Section 2.18

“Company Registered Intellectual Property” Section 2.18

“Company Schedule” Article II Preamble

“Company Stock Options” Section 2.3(a)

“Corporate Records” Section 2.1(c)

“Deductible” Section 7.4(b)

“Disclosure Schedules” Section 5.13

“Encumbrances” Section 1.1

“Escrow Agreement” Section 1.4

“Escrow Fund” Section 1.4

“Escrow Period” Section 1.4

“Escrow Shares” Section 1.4

“Escrowed Warrants” Section 1.9

“Exchange Act” Section 1.6(b)

“Governmental Action/Filing” Section 2.21

“Governmental Entity” Section 1.6(b)

“Greenberg Traurig” Section 1.2

“Insider” Section 2.19(a)(i)

“Insurance Policies” Section 2.20

“Intellectual Property” Section 2.18

“Knowledge” Section 10.2(d)

“Leased Real Property” Section 2.14(a)

“Legal Requirements” Section 10.2(b)

“Letter of Intent” Section 10.4

“Lien” Section 10.2(e)

“Losses” Section 7.1(b)

“Material Adverse Effect” Section 10.2(a)

“Material Company Contracts” Section 2.19(a)

“Stock Purchase Form 8-K” Section 5.3(a)

“Name Change Amendment” Section 5.1(a)

“NASD” Section 3.9

“Notice of Claim” Section 7.2(a)

“OTC BB” Section 3.9

“Other Filings” Section 5.1(a)

“Patents” Section 2.18

“Person” Section 10.2(c)

“Personal Property” Section 2.14(a)

“Plans” Section 2.11(a)

“Press Release” Section 5.3(a)

“Pro Rata Portion” Section 1.2

“Proxy Statement” Section 2.24(b)

“Purchase Consideration” Section 1.2

“Registered Intellectual Property” Section 2.18

“Registration Statement” Section 2.24(a)

“Representative” Section 1.4

“Returns” Section 2.15(b)(i)

“Right of Off-set” Section 1.4

“Routine Operating Contracts” Section 2.19(a)

“SEC” Section 2.24

“Securities Act” Section 1.6(b)

“Special Meeting” Section 2.24(b)

“Stockholder/Stockholders” Heading

“Subject Party” Section 5.5(b)(iii)

“Subsidiary/Subsidiaries” Section 2.2(a)

“Substitute Cash Escrow” Section 1.4

“Survival Period” Section 7.4(a)

“Tax/Taxes” Section 2.15(a)

“Third Party Claim” Section 7.2

“Total Cash Consideration” 1.2(a)

“Trademarks” Section 2.18

“Trust Fund” Section 3.11

“U.S. GAAP” Section 2.7(a)

“Unaudited Financial Statements” Section 2.7(b)

“Warrants” Section 1.2

“Warrant Escrow Agreement” Section 1.9

ARTICLE X

GENERAL PROVISIONS

10.1  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice if then followed by postal mail of such notice or communication):

if to Buyer, to:

Mercator Partners Acquisition Corp
One Fountain Square
11911 Freedom Drive, Suite 1080
Reston, VA 20190
Attention: Rhodric C. Hackman
Telephone: 703-995-5534
Facsimile: 703-995-5535

with a copy to:

Mark J. Wishner, Esq.
Greenberg Traurig
1750 Tysons Boulevard, Suite 1200
McLean, VA 22102
Telephone: 703-749-1352
Facsimile: 703-714-8359

if to the Company or Stockholders, to:

Global Internetworking, Inc.
8484 Westpark Drive, Suite 720
McLean, VA 22102
Attention: D. Michael Keenan
Telephone: (703) 442-5500
Facsimile: (703) 442-5595

with a copy to:

Reese, Broome & Diaz
8133 Leesburg Pike
Ninth Floor
Vienna, VA 22182
Attention: Joel M. Birken
Phone: (703) 790-1911
Fax: (703) 848-2530

10.2  Interpretation.  When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of’’ an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. For purposes of this Agreement:

(a) the term “Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity, it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (ii) changes in general national or regional economic conditions, (iii) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell, or (iv) changes in economic conditions in the telecommunications industry generally;

(b) the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable Company Contracts or Buyer Contracts;

(c) the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(d) the term “Knowledge” means actual knowledge or awareness as to a specified fact or event of a Person that is an individual or of an executive officer or director of a Person that is a corporation or of a Person in a similar capacity of an entity other than a corporation.

(e) the term “Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest);

(f) the term “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and

(g) all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

10.3  Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement amid shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.4  Entire Agreement; Third Party Beneficiaries.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the letter of intent between Buyer and the Company dated March 31, 2006 (the “Letter of Intent”) is hereby terminated in its entirety and shall be of no further force and effect; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

10.5  Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6  Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.7  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Virginia regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10.8  Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.9  Assignment.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.10  Amendment.  This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

10.11  Extension; Waiver.  At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.12  Arbitration.  Except with respect to pre-Closing disputes between the parties with respect to title and environmental issues, the procedures for resolution of which are set out in Section 5.4 as the exclusive means for resolving such disputes, any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association (“AAA”). The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Washington, D.C. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. Each party hereby consents to the exclusive jurisdiction of the federal and state courts located in the Commonwealth of Virginia, for such purpose. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

MERCATOR PARTNERS ACQUISITION CORP.

By:	/s/ Rhodric C. Hackman
Rhodric C. Hackman, President

GLOBAL INTERNETWORKING, INC.

By:	/s/ D. Michael Keenan
D. Michael Keenan, CEO

STOCKHOLDERS:

/s/  D. Michael Keenan
D. Michael Keenan

/s/  Todd J. Vecchio
Todd J. Vecchio

/s/  Raymond E. Wiseman
Raymond E. Wiseman

LIST OF OMITTED SCHEDULES TO THE STOCK PURCHASE AGREEMENT

SCHEDULE 1.15	—	AFFILIATES OF THE COMPANY
SCHEDULE 2	—	COMPANY DISCLOSURE SCHEDULE
Schedule 2.1	—	Organization and Qualification
Schedule 2.2	—	Subsidiaries
Schedule 2.3	—	Capitalization
Schedule 2.5	—	No Conflict
Schedule 2.6	—	Non-Compliance with Legal Requirements
Schedule 2.7	—	Financial Statements
Schedule 2.8	—	No Undisclosed Liabilities
Schedule 2.9	—	Absence of Certain Changes or Events
Schedule 2.10	—	Litigation
Schedule 2.11	—	Employee Benefit Plans
Schedule 2.13	—	Restrictions on Business Activities
Schedule 2.14	—	Title to Property
Schedule 2.15	—	Taxes
Schedule 2.16	—	Environmental Matters
Schedule 2.17	—	Brokers; Third Party Expenses
Schedule 2.18	—	Intellectual Property
Schedule 2.19	—	Agreements, Contacts and Commitments
Schedule 2.20	—	Insurance
Schedule 2.22	—	Interested Party Transactions
SCHEDULE 3	—	PARENT DISCLOSURE SCHEDULE
Schedule 3.3	—	Capitalization
Schedule 3.14	—	Title to Property
Schedule 3.19	—	Agreements, Contracts and Commitments
Schedule 3.26	—	Governmental Filings
SCHEDULE 4.1	—	PERMITTED PARENT AND COMPANY ACTIONS
SCHEDULE 5.2	—	DIRECTORS AND OFFICERS OF PARENT AND COMPANY
SCHEDULE 6.2(J)	—	PARENT RESIGNATIONS

AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made this 25th day of September, 2006, by and among Mercator Partners Acquisition Corp., Global Internetworking, Inc., D. Michael Keenan, Todd J. Vecchio, and Raymond E. Wiseman.

RECITALS

A. The parties to this Amendment are parties to a Stock Purchase Agreement dated May 23, 2006 (the “Agreement”). For purposes of this Amendment, capitalized terms shall have the meanings assigned thereto in the Agreement.

B. Upon their issuance under the Agreement, Buyer is obligated to have registered in accordance with the Securities Act of 1933, as amended, the Buyer Securities Buyer is to issue to the Stockholders.

C. The Stockholders have agreed to rescind the obligation of Buyer to have registered upon their issuance the Buyer Securities subject to obtaining the right to require the registration of the Buyer Securities in accordance with the provisions of this Amendment.

D. By this Amendment, the parties have agreed to amend the Agreement to reflect their understandings regarding the registration of the Buyer Securities.

NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending legally to be bound agree as follows:

1. Amendments to Agreement.

(a) Section 1.5 of this Agreement is deleted.

(b) Section 2.24 of the Agreement is deleted and the following is substituted in place thereof:

2.24  Proxy Statement. The written information to be supplied by the Company, specifically regarding the Company, for inclusion in the Proxy Statement to be sent to the stockholders of the Buyer in connection with the special meeting of stockholders of the Buyer (the “Special Meeting”) to consider and vote on a proposal to adopt this Agreement (such proxy statement, as the same may be amended or supplemented, the “Proxy Statement”) shall not on the date the Proxy Statement is first mailed to the stockholders of the Buyer, at the time of the Special Meeting and at the Closing Date, to the Knowledge of the Stockholders (i) contain any untrue statement of a material fact or (ii) omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or (iii) omit to state any material fact necessary to correct any statement in any earlier written communication constituting a solicitation of proxies by the Buyer for the Special Meeting which has in the interim become false or misleading in any material respect.

(c) Section 5.1(a) of the Agreement is deleted and the following is substituted in place thereof:

5.1  Proxy Statement; Special Meeting.

(a) As promptly as practicable after the execution of this Agreement, the Buyer will prepare and file with the SEC the Proxy Statement. Buyer, with the reasonable assistance of Company, will respond to any comments of the SEC and will use its commercially reasonable efforts to have the Proxy Statement mailed to its stockholders at the earliest practicable time. As promptly as practicable after the execution of this Agreement, the Buyer will prepare and file any other filings required under the Exchange Act relating to the Stock Purchase and the transactions contemplated by this Agreement, (collectively, the “Other Filings”). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Proxy Statement, the Stock Purchase or any Other Filing. The Proxy Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Company or Buyer, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Buyer, such amendment or supplement. The proxy materials will be sent to the stockholders of Buyer for the purpose of soliciting proxies from holders of Buyer Common Stock to vote in favor of: (i) the adoption of this Agreement and the approval of the Stock Purchase (“Buyer Stockholder Approval”); (ii) the change of the name of Buyer to Global Telecom & Technology, Inc. (the “Name Change Amendment”); (iii) an increase in the number of authorized shares of Buyer Common Stock to Eighty Million (80,000,000) (the “Capitalization Amendment”); and (iv) the adoption of an equity incentive plan at a meeting of holders of Buyer Common Stock to be called and held for such purpose (the “Special Meeting”). The Buyer Plan shall provide that an aggregate of Three Million (3,000,000) shares of Buyer Common Stock shall be reserved for issuance pursuant to the equity incentive plan. Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting such proxies from holders of Buyer Common Stock. The Company shall furnish to Buyer all information concerning the Company as Buyer may reasonably request in connection with the preparation of the Proxy Statement. The Company and its counsel shall be given an opportunity to review and comment on the Proxy Statement prior to filing with the SEC. Buyer, with the assistance of the Company, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use reasonable best efforts to cause the Proxy Statement to be approved for issuance by the SEC as promptly as practicable. Buyer shall also take any and all such actions to satisfy the requirements of the and the Exchange Act.

(d) A new Section 5.18 is hereby added to the Agreement as follows:

5.18  Registration of Buyer Securities. The Stockholders shall have the right to obtain registration of their Buyer Securities in accordance with the provisions of this Section 5.18.

(a) Piggyback Registration.

(i) If (but without any obligation to do so) Buyer proposes to register (including for this purpose any registration effected by Buyer for any stockholder or warrantholders or by the Buyer to register any shares issuable upon exercise of outstanding warrants) any of its stock or other securities under the Securities Act of 1933 in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Buyer stock plan, or a registration statement covering the shares of Common Stock to be issued in connection with an acquisition (a “Buyer Registration Statement”), Buyer shall, at each such time, promptly give the Stockholders notice of such registration. Upon the written request of a Stockholder, Buyer shall, subject to the provisions of hereof, cause to be registered under the Act all of the Buyer Securities that such Stockholder has requested to be registered under the Buyer Registration Statement and use its best efforts to cause the managing underwriters or underwriters of a proposed underwritten offering to permit Stockholder’s Buyer Securities to be included in Buyer Registration Statement on the same terms and conditions as the Buyer or others requesting such registration. In the event that Buyer decides for any reason not to complete the registration of shares under the Buyer Registration Statement, Buyer shall have no obligation under this Section 5.18(a) to continue with the registration. Any request pursuant to this Section 5.18(a) to register a Stockholder’s Buyer Securities as part of an underwritten public offering of Buyer’s Common Stock or other securities shall specify that such Stockholder’s Buyer Securities are to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through underwriters under such registration.

(ii) If a registration under this paragraph (a) is an underwritten offering, Buyer shall not be required under this Section 5.18(a) to include any securities of any Stockholder in a Buyer Registration Statement unless such selling Stockholder accepts the terms of the underwriting as agreed upon between Buyer and the underwriters selected by it. If the underwriters advise Buyer that marketing factors require a limitation on the number of shares, including a Stockholder’s securities, to be included in such offering, then Buyer shall so advise the Stockholders and all other holders of securities of Buyer that may be included therewith in such registration and that would otherwise have been underwritten pursuant to this Section 5.18(a), and the number of shares, including a Stockholder’s Buyer Securities, that may be included in the registration shall be apportioned first to Buyer, then pro rata among the Stockholders, and then to other Buyer stockholders who desire to sell their shares of Buyer Common Stock under such registration.

(iii) The number of shares of a Stockholder that may be excluded from an offering under this Section 5.18(a) may include all of such Stockholder’s shares.

(b) Demand Registration.

(i) Upon demand of the Stockholders holding at least 20% of the shares of Common Stock issued to the Stockholders under this Agreement which may be made at any time after three months after the Closing, Buyer shall promptly prepare and file with the SEC a registration statement covering the resale of all or any part of the Buyer Securities then held by the Stockholders. The registration statement required hereunder shall be on Form S-3 (except if Buyer is not then eligible to register for resale the Buyer Securities on Form S-3, in which case the registration shall be on another appropriate form in accordance herewith) (the “Stockholders’ Registration Statement”). Buyer shall use its reasonable best efforts to cause the Stockholders’ Registration Statement to be declared effective under the Securities Act as promptly as possible and Buyer shall use its commercially reasonable efforts to keep the Stockholders’ Registration Statement continuously effective, supplemented and amended under the Securities Act until such date when all Buyer Securities covered by the Stockholders’ Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k), as determined by the counsel to Stockholders pursuant to a written opinion letter to such effect.

(ii) If the initial Stockholders’ Registration Statement is on a Form S-1 and Buyer is thereafter eligible to use Form S-3, the Stockholders then holding at least 20% of the shares of Common Stock issued under this Agreement shall have the right to demand the registration of their Buyer Securities on a Form S-3. (“S-3 Registration Statement”). Buyer shall use its reasonable best efforts to cause the S-3 Registration Statement to be declared effective under the Securities Act as promptly as possible and Buyer shall use its commercially reasonable efforts to keep the S-3 Registration Statement continuously effective, supplemented and amended under the Act until such date when all Buyer Securities covered by the S-3 Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k), as determined by the counsel to Stockholders pursuant to a written opinion letter to such effect. If while the Form S-1 is effective Buyer becomes eligible to use a Form S-3, Buyer shall amend its Form S-1 to a Form S-3.

(iii) Notwithstanding the foregoing and except for offers and sales of Buyer Securities pursuant to a sales plan adopted pursuant to Rule 10b5-1, Buyer may prohibit offers and sales of Buyer Securities pursuant to the Stockholders’ Registration Statement or S-3 Registration Statement at any time if (i) (A) it is in possession of material non-public information, (B) the Board of Directors of Buyer determines based on advice of counsel that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information, and (C) the Board of Directors of Buyer determines in good faith that disclosure of such material non-public information would not be in the best interests of Buyer and its stockholders; or (ii) Buyer has made a public announcement relating to an acquisition or business combination transaction including Buyer and/or one or more of its subsidiaries (A) that is material to Buyer and its subsidiaries taken as a whole, and (B) the Board of Directors of Buyer reasonably determines in good faith that offers and sales of Buyer Securities pursuant to the Stockholders’ Registration Statement or S-3 Registration Statement prior to the consummation of such transaction (or such earlier date as the Board of Directors shall determine) is not in the best interests of Buyer and its stockholders (the period during which any such prohibition of offers and sales of Buyer Securities pursuant to the Stockholders’ Registration Statement or S-3 Registration Statement is in effect pursuant to clause (i) or (ii) of this subparagraph (iv) is referred to herein as a “Suspension Period”). A Suspension Period shall commence on and include the date on which Buyer provides written notice to the Stockholders that offers and sales of Buyer Securities cannot be made thereunder in accordance with this subparagraph (iv) and shall end three (3) business days after the earlier to occur of (x) in the case of a Suspension Period resulting from clause (i) of this subparagraph (iv), the date on which such material information is disclosed to the public or ceases to be material or Buyer is able to so comply with its disclosure obligations and SEC requirements, (y) the date Buyer delivers notice to the Stockholders terminating the Suspension Period, or (z) ninety (90) days after written notice is provided by Buyer to the Stockholders of such Suspension Period. Each notice shall state to the extent, if any, as is practicable, an estimate of the expected duration of the Suspension Period. Buyer may prohibit offers and sales pursuant to this Section 5.18(b)(iii) not more than one time in any consecutive 12 month period.

(iv) Each Stockholder agrees that, upon receipt of any notice from Buyer of a Suspension Period, such holder shall forthwith discontinue disposition of such shares until such holder’s receipt of (A) copies of the supplemented or amended prospectus contemplated hereunder, or until counsel for Buyer shall have determined that such disclosure is not required due to subsequent events, (B) notice in writing from Buyer that the use of the prospectus may be resumed, (C) copies of any additional or supplemental filings with respect to the prospectus, or (D) until the expiration of the Suspension Period.

(c) Buyer’s Obligations. Whenever required hereunder to effect the registration of any Buyer Securities under a registration statement, Buyer shall, as expeditiously as reasonably possible:

(i) Prepare and file with the SEC a registration statement with respect to such Buyer Securities and use its commercially reasonable efforts to cause such registration statement to become effective;

(ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(iii) Furnish to the Stockholders such copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request to facilitate the disposition of all securities covered by such registration statement;

(iv) List the Buyer Securities being registered on any national securities exchange on which a class of Buyer’s equity securities is listed or qualify the Buyer Securities being registered for inclusion on NASDAQ if Buyer’s securities of a similar class are listed on NASDAQ; and

(v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in form and substance as is customary for such offerings, with the managing underwriter(s) of such offering. Any Stockholder shall also enter into and perform its obligations under such an agreement, if electing to participate in such an offering pursuant to Section 5.18 (a).

(d) Furnish Information. It shall be a condition precedent to the obligations of Buyer to take any action pursuant to paragraphs (a) and (b) of this Section 5.18 that each Stockholder furnish to Buyer such information regarding itself, the Buyer Securities held by it and the intended method of disposition of such securities as Buyer shall reasonably request to effect the registration of their Buyer Securities and shall execute such documents in connection with such registration as Buyer may request. Each holder of Buyer Securities as to which any registration statement is being effected agrees prior to effecting any sale of the Buyer Securities thereunder to furnish promptly to Buyer all information required to be disclosed in order to make any requisite information previously furnished to Buyer by such holder of Buyer Securities not materially misleading or necessary to cause such registration statement not to omit a material fact with respect to such holder of Buyer Securities necessary in order to make the statements therein not misleading.

(e) Expenses of Registration. In connection with any registration pursuant to this Section 5.18, Buyer shall be responsible for the payment of all reasonable expenses of the registration, with the exception of underwriting discounts and commissions, which shall be paid by Buyer, the Stockholder and any other selling holder of Buyer’s securities in proportion to the aggregate value of the securities offered for sale by each of them. The expenses to be paid by Buyer shall include, without limitation, all registration, filing and qualification fees, printing and accounting fees and the fees and disbursements of counsel for Buyer.

(f) Assignment of Registration Rights. The rights to cause Buyer to register Buyer Securities pursuant to this Agreement may be assigned by any Stockholder.

(g) Other Registration Rights. Buyer is not a party to any other registration rights agreement except for the Registration Rights Agreement described in Section 5.18(h) below and will not grant any registration rights with rights senior to or equal to the rights provided in this Section 5.18. Notwithstanding anything herein to the contrary, Stockholders acknowledge and agree that Buyer may file a Registration Statement on Form S-3 for the benefit of the holders of the publicly registered warrants issued in its initial public offering (but excluding those Warrants included in the Registration Rights Agreement in Section 5.18(h) below) in order to register the shares of common stock issuable on exercise thereof.

(h) Registration Procedures. Buyer will comply with the obligations of Buyer set forth in Section 3 of the Registration Rights Agreement between Buyer and the Investors therein identified as filed with Buyer’s Form S-1 in connection with its initial public offering as if set forth herein for the benefit of Stockholders.

1. Section 5.19 of the Agreement is added to the Agreement as follows:

Nasdaq Listing. Buyer shall use its best efforts to have the Common Stock, Class W Warrants and Class Z Warrants included for quotation on the Nasdaq National Market and shall file an application with Nasdaq for such purpose as promptly as practicable after Closing but in no event later than 30 days after Closing.

2. Continuing Effect. Except as expressly provided in Section 1 of this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

3. Miscellaneous. Section and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Amendment. This Amendment may be executed in one or more counterparts, each of which will be deemed an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of Virginia applicable to contracts made and performed in such State.

(f) Section 6.2(m) of the Agreement is deleted.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

MERCATOR PARTNERS ACQUISITION CORP.

By:	/s/ Rhodric C. Hackman
Rhodric C. Hackman, President

GLOBAL INTERNETWORKING, INC.

By:	/s/ D. Michael Keenan
D. Michael Keenan, CEO

STOCKHOLDERS:

By:	/s/ D. Michael Keenan
D. Michael Keenan

/s/  Todd J. Vecchio
Todd J. Vecchio

/s/  Raymond E. Wiseman
Raymond E. Wiseman

ANNEX B

[stockholder letterhead]

Mercator Partners Acquisition Corp.
One Fountain Square
11911 Freedom Drive
Suite 1080
Reston
Virginia 20190
USA
(the “Offeror”)

May 2006

Dear Sirs

Offer by the Offeror for European Telecommunications & Technology Limited (the “Company”)

1.	UNDERTAKING TO ACCEPT

1.1 In consideration of the Offeror agreeing to make the offer (the “Offer”) in all material respects on the terms and subject to the conditions referred to in the draft offer document dated 23 May 2006 (the “Offer Document”), we, the undersigned, hereby irrevocably and unconditionally (save as specified below) undertake, represent and warrant to and confirm and agree with you that:-

1.1.1 We are the beneficial owner (and unless otherwise specified in the schedule hereto are also the registered holder and to the extent that we are not the registered holder we will procure compliance by such registered holder(s) with the terms of this undertaking) or are otherwise able to procure the transfer on the terms set out in the Offer Document, and have all relevant authority (and will at all relevant times continue to have all relevant authority) to accept, or procure the acceptance of, the Offer in respect of the number of A ordinary shares of 0.01 pence each (“A Ordinary Shares”) in the capital of the Company specified in the schedule hereto (“Committed Shares”), which expression shall include any other A ordinary shares in the Company issued after the date hereof and attributable to or derived from such Committed Shares) and we will not later than 12.00 noon on the seventh day after the posting of the formal document containing the Offer (“Offer Document”) complete or procure the completion and delivery to you or your agent of form(s) of acceptance of the Offer (in accordance with its terms) in respect of the Committed Shares by the registered holder(s) and shall forward, or procure the forwarding of, with such acceptance(s) the share certificate(s) and/or other document(s) of title or evidence of authority in respect thereof or a form of indemnity acceptable to the directors of the Company in respect of any lost certificates;

1.1.2 other than the share(s) specified in paragraph 1 of the schedule hereto, there are no other shares in the Company registered in our name or beneficially owned, or managed and controlled by us, or in which we have an interest and we have no rights, warrants or options to acquire or subscribe for shares in the Company;

1.1.3 save pursuant to an undertaking given in respect of a previous offer to purchase the entire issued share capital of the Company made by 20/20 Technologies Inc. which has now lapsed and this undertaking, we have not agreed conditionally or otherwise, to dispose of all or any of the Committed Shares or an interest therein;

1.1.4 unless and until the Offer closes, lapses or is withdrawn or until the date falling 21 days after the date of this irrevocable, whichever is the earlier, and wholly conditional upon no material amendment to the terms of the Offer Document, we will not:-

1.1.4.1 except pursuant to the Offer, sell, transfer, charge, encumber, grant any options over or otherwise dispose of, or permit the sale, transfer, charging, encumbering, granting of any option over or other disposal of, all or any of the Committed Shares or of any interest therein; nor

1.1.4.2 withdraw the acceptance(s) referred to at paragraph 1.1 above in respect of all or any of the Committed Shares and shall procure that our acceptance of the Offer in respect of the Committed Shares is not withdrawn; nor

1.1.4.3 purchase or otherwise acquire any shares or other securities in the Company or any interest therein or rights thereover, whether or not such acquisition or purchase might require the Offeror to increase the consideration due under the Offer; nor

1.1.4.4 convene any meeting of the members of the Company, in our capacity as a shareholder, nor exercise or permit the exercise of the voting rights attaching to the Committed Shares in any manner which would or is likely to frustrate the Offer or prevent the Offer becoming or being declared unconditional in all respects; nor

1.1.4.5 (other than pursuant to the Offer) enter into any agreement, arrangement or obligation or permit any agreement, arrangement or obligation to be entered into with any person whether conditional or unconditional to do all or any of the acts referred to in this paragraph 1.1.4.

1.2 In the event that we do acquire or purchase any additional shares, securities or interest in the Company or rights therein, such shares, securities, interests or rights shall be deemed to be included in the definition of “Committed Shares”.

2.	CONFIRMATIONS

We, the undersigned, hereby irrevocably and unconditionally warrant to you that:-

2.1 our interests in shares in the Company are correctly described and the registered holder(s) of the shares to which they relate as set out in the schedule are true and accurate in all respects; and

2.2 we have full power and authority to enter into this undertaking and to perform all our obligations hereunder in accordance with their terms.

3.	CONDITIONS

The provisions of this letter are conditional upon the posting of the Offer Document and appropriate form(s) of acceptance within 21 days of the date hereof or such later time as may be agreed in writing by us and in the event of such condition failing to be satisfied by the appropriate time and date mentioned herein or if the Offer is withdrawn or lapses or if any material amendment is made to the terms set out in the Offer Document, this irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against any other save in respect of any prior breach of this undertaking.

4.	GENERAL

4.1 In this undertaking, reference to the “Offer” means the offer, details of the terms and conditions of which are set out in the Offer Document and shall include any revised offer which is at least as favourable as that contained in the Offer Document.

4.2 We recognise and acknowledge that if we should fail to comply with our obligations and undertakings hereunder, damages may not be an adequate remedy and that an order for specific performance or other equitable remedy may be the only adequate remedy for such breach.

4.3 Any time, date or period mentioned in this undertaking may be extended by mutual agreement between the Offeror and ourselves or otherwise as provided herein but as regards any time, date or period originally fixed or extended as aforesaid time shall be of the essence.

4.4 We acknowledge and agree that the particulars of this undertaking will be contained in the Offer Document.

5.	GOVERNING LAW AND SUBMISSIONS TO JURISDICTION

5.1 This undertaking (and any dispute, controversy, proceedings or claim whatsoever nature arising out of or in any way relating to this undertaking or its formation) shall be governed by and construed in accordance with the law of England and Wales.

5.2 Each of the parties to this undertaking irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes which may arise out of or in connection with this undertaking and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England and Wales.

IN WITNESS whereof this undertaking has been executed and delivered as a deed on the date first above written.

SCHEDULE

Committed Shares

The details of our Committed Shares are as follows:-

Name of Registered Holder	No and Class of Committed Shares

EXECUTED as a deed by _ _ by the signatures of:-	Director

Director/Secretary
SIGNED by _ _
for and on behalf of MERCATOR PARTNERS ACQUISITION CORP.

WITNESS:	(Signature)

Signature: _ _	(Date)
Name: _ _
Address: _ __ _

Occupation: _ _

(PLEASE COMPLETE IN CAPITALS)

ANNEX C

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made between Mercator Partners Acquisition Corp., Ltd., a Delaware corporation (the “Company”), and D. Michael Keenan (the “Executive”) and is entered into as of [          , 2006] and shall become effective immediately after the closing pursuant to the Stock Purchase Agreement (the “Purchase Agreement”) entered into as of May 23, 2006 (the “Purchase Agreement Date”), by and among the Company, Global Internetworking, Inc., a Virginia corporation, the Executive, Todd J. Vecchio and Raymond E. Wiseman (the “Effective Date”).

1. Employment; Scheduled Term.  Subject to the terms and conditions of this Agreement, Company agrees to employ Executive, and Executive accepts employment and agrees to be employed by Company during the time period commencing on the Effective Date and ending on the termination of this Agreement as provided in Section 7 below. The obligations of Executive set forth in the Executive Assignment of Inventions and Confidentiality Agreement referred to in Section 6 below shall survive the Scheduled Term and shall survive the termination of Executive’s employment, regardless of the cause of such termination. Executive hereby represents and warrants to Company that Executive is free to enter into and fully perform this Agreement and the agreements referred to herein without breach or violation of any agreement or contract to which Executive is a party or by which Executive is bound.

2. Duties.  Executive shall serve as Chief Executive Officer of Company with such duties and responsibilities as may from time to time be assigned to Executive by the Board of Directors of Company (the “Board”), commensurate with and customarily assigned to Executive’s title and position described in this sentence. The duties and services to be performed by Executive under this Agreement are collectively referred to herein as the “Services”. Executive shall report directly to the Board. Executive agrees that to the best of his ability and experience he shall at all times conscientiously perform all of the duties and obligations assigned to him under the terms of this Agreement. At Company’s option, it will be entitled to reasonable use of Executive’s name in promotional, advertising and other materials used in the ordinary course of its business without additional compensation unless prohibited by law. Executive initially shall report to the offices located in McLean, Virginia; provided that Executive’s duties will include reasonable travel, including but not limited to travel to offices of Company, its subsidiaries and affiliates and current and prospective customers as is reasonably necessary and appropriate to the performance of Executive’s duties hereunder. Executive will comply with and be bound by Company’s operating policies, procedures, and practices from time to time in effect during Executive’s employment.

3. Exclusive Service.  During the term of employment, Executive will not perform services for any other entity if such service would be in direct conflict with the Company’s business interests. Executive will apply his skill and experience to the performance of his duties and advancing Company’s interests in accordance with Executive’s experience and skills. Accordingly, Executive shall not engage in any outside work, business, consulting activity or render any commercial or professional services, directly or indirectly, for or on behalf of himself or any other person or organization, whether for compensation or otherwise, if such services would be in direct conflict with the Company’s business interests, except with the prior written approval of Company and Executive shall otherwise do nothing inconsistent with the performance of Executive’s duties hereunder.

4. Non-Competition and Other Covenants.

4.1 Non-Competition Agreement.  Beginning the Effective Date and continuing for so long thereafter as Executive is employed by Company or a subsidiary or affiliate of Company, and for the later of (i) three years from the Effective Date or (ii) one (1) year period following the termination of Executive’s employment with Company (collectively, the “Restricted Period”), Executive will not, directly or indirectly, individually or as an employee, partner, officer, director or shareholder (except to the extent permitted in Section 3 above) or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation other than Company or its subsidiaries:

(a) Own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner with any business engaged, in the geographical areas referred to in

Section 4.2 below, in the design, research, development, marketing, sale, or licensing of managed data network services that are substantially similar to or competitive with the business of Company and any of its affiliates; or

(b) Recruit, attempt to hire, solicit, or assist others in recruiting or hiring, in or with respect to the geographical areas referred to in Section 4.2 below, any person who is an employee of Company or any of its subsidiaries or induce or attempt to induce any such employee to terminate his employment with Company or any of its subsidiaries.

4.2 Geographical Areas.  The geographical areas in which the restrictions provided for in this Section 4 apply include all cities, counties and states of the United States, and all other countries in which Company (or any of its subsidiaries) are conducting business or are contemplating conducting business at the time. Executive acknowledges that the scope and period of restrictions and the geographical area to which the restrictions imposed in this Section 4 applies are fair and reasonable and are reasonably required for the protection of Company and that this Agreement accurately describes the business to which the restrictions are intended to apply.

4.3 Non-Solicitation of Customers.  In addition to, and not in limitation of, the non-competition covenants of Executive set forth above in this Section 4, Executive agrees with Company that, for the Restricted Period, Executive will not, either for Executive or for any other person or entity, directly or indirectly (other than for Company and any of its subsidiaries or affiliates), solicit business from, or attempt to sell, license or provide the same or similar products or services as are then provided, or are then contemplated of being provided, by Company or any subsidiary or affiliate of Company to any customer of Company.

4.4 Non-Solicitation of Executives or Consultants.  In addition to, and not in limitation of, the non-competition covenants of Executive set forth above in this Section 4, Executive agrees with Company that, for the Restricted Period, Executive will not, either for Executive or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any employee, consultant or contractor of Company or any affiliate of Company, to terminate his or her employment or his, her or its services with, Company or any subsidiary or affiliate of Company or to take employment with another party.

4.5 Amendment to Retain Enforceability.  It is the intent of the parties that the provisions of this Section 4 will be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Section is adjudicated to be invalid or unenforceable, this Agreement will be deemed amended to revise that provision or portion to the minimum extent necessary to render it enforceable. Such amendment will apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

4.6 Injunctive Relief.  Executive acknowledges that any breach of the covenants of this Section 4 will result in immediate and irreparable injury to Company and, accordingly, consents that the Company shall have the right to seek injunctive relief and such other equitable remedies for the benefit of Company as may be appropriate in the event such a breach occurs or is threatened. The foregoing remedies will be in addition to all other legal remedies to which Company may be entitled hereunder, including, without limitation, monetary damages

4.7 Executive Acknowledgment.  Executive acknowledges that for purposes of enforcement thereof, the covenants set forth in this Section 4 shall also be applied and construed as if they were set forth in the Purchase Agreement as additional consideration extended by the Company thereunder.

5. Compensation and Benefits.

5.1 Salary.  During the term of this Agreement, Company shall pay Executive an initial salary of $250,000 per annum. Executive’s salary shall be payable as earned at Company’s customary payroll periods in accordance with Company’s customary payroll practices. Executive’s salary shall be subject to review and adjustment in accordance with Company’s customary practices concerning salary review for similarly situated employees of Company or its subsidiaries.

5.2 Benefits.  Executive will be eligible to participate in Company’s employee benefit plans of general application as they may exist from time to time, including without limitation those plans covering pension and profit sharing, executive bonuses, stock purchases, stock options, and those plans covering life, health, and dental insurance in accordance with the rules established for individual participation in any such plan and applicable law.

Executive will receive such other benefits, including vacation, holidays and sick leave, as Company generally provides to its employees holding similar positions as that of Executive. Executive has received a summary of Company’s standard employee benefits policies in effect as of the date hereof, which shall not be less than Executive receives as of the Purchase Agreement Date unless such benefits are reduced for all employees holding similar positions as that of Executive. The Company reserves the right to change or otherwise modify, in its sole discretion, the benefits offered herein to conform to the Company’s general policies as may be changed from time to time during the term of this Agreement

5.3 Cash Bonus.  Executive will be eligible to earn up to a $250,000 bonus (the “Maximum Bonus”) during his first year of employment with Company. One-half of the Maximum Bonus shall be based on the Executive’s performance against reasonable performance criteria set by the Board and communicated to the Executive and one half of such potential bonus shall be awarded solely at the discretion of the Board.

5.4 Stock Bonus.  Executive will be granted 150,000 shares of restricted stock of Company as promptly as practicable after the Effective Date under Company’s equity incentive plan. Such shares of restricted stock shall vest in four (4) equal amounts over a four (4) year period with the first 37,500 shares of restricted stock vesting on the first anniversary of the Effective Date. Executive will be eligible to receive additional restricted stock grants in such amounts, at such times and with such vesting schedules and other terms as are determined from time to time by the Board.

5.5 Expenses.  Company will reimburse Executive for all reasonable and necessary expenses incurred by Executive in connection with Company’s business are in accordance with Company’s applicable policy and are properly documented and accounted for in accordance with the requirements of the Internal Revenue Service. Reimbursement for expenses shall include a car allowance pursuant to Company’s policy in effect from time to time, that shall not be less than the car allowance in effect on the Purchase Agreement Date unless such benefits are reduced for all employees holding similar positions as that of Executive.

6. Proprietary Rights.  Executive hereby agrees to execute an Executive Invention Assignment and Confidentiality Agreement with Company in substantially the form attached hereto as Exhibit A.

7. Termination.

7.1 Upon Death.  The Executive’s employment hereunder shall terminate automatically upon the death of the Executive. The Company shall pay to the Executive’s beneficiaries or estate, as appropriate, the compensation to which he is entitled pursuant to Section 5.1 through the end of the month in which death occurs, plus the average of the annual bonuses payable to Executive pursuant to Section 5.3 for each of the last three (3) completed fiscal years of the Company completed prior to the date of Executive’s death, plus vesting of a pro rata portion (based upon his service through the date of death) of any restricted stock granted to Executive pursuant to Section 5.4 determined as if vesting was on a monthly basis over a 48 month period.

7.2 Upon Disability.  If, in the opinion of a medical doctor specializing in the appropriate medical specialty, the Executive is prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than 180 days in the aggregate in any twelve month period, then, to the extent permitted by law, the Executive’s employment hereunder shall terminate and Executive shall receive all compensation due him pursuant to Section 5.1 through the date of termination, plus the average of the annual bonuses payable to Executive pursuant to Section 5.3 for each of the last three (3) completed fiscal years of the Company completed prior to the date of Executive’s disability, plus vesting of a pro rata portion (based upon his service through the date of disability) of any restricted stock granted to Executive pursuant to Section 5.4 determined as if vesting was on a monthly basis over a 48 month period, as well as the continuation of health benefits for a period of twelve (12) months after the termination of his employment. Nothing in this Section 7.2 shall affect the Executive’s rights under any Company sponsored disability plan in which he is a participant.

7.3 By Company for Cause.  Company may terminate the Executive’s employment hereunder for Cause (as defined below) at any time by giving written notice to the Executive. The Company shall pay Executive the compensation to which he is entitled pursuant to Section 5.1 through the end of the day of such termination. For purposes of this Agreement, the Company shall have “Cause” to terminate the Executive’s employment during the term of this Agreement only if: (i) the Executive materially breaches any provision of this Agreement after written notice identifying the substance of the material breach; (ii) Executive fails or refuses to comply with any lawful direction or instruction of Company’s Board of Directors, which failure or refusal is not timely cured, (iii) the Executive commits an act of fraud, embezzlement, misappropriation of funds, or dishonesty, (iv) the Executive commits a breach of his fiduciary duty based on a good faith determination by the Company’s Board of Directors and after reasonably opportunity to cure if such breach is curable, (v) the Executive is grossly negligent or engages in willful misconduct in the performance of his duties hereunder, and fails to remedy such breach within ten (10) days of receiving written notice thereof from the Board, provided, however, that no act, or failure to act, by the Executive shall be considered “grossly negligent” or an act of “willful misconduct” unless committed in good faith and with a reasonable belief that the act or omission was in or not opposed to the Company’s best interest; (vi) the Executive is convicted of a felony or a crime of moral turpitude; or (vi) Executive has a drug or alcohol dependency.

7.4 By Company without Cause; By Executive for Good Reason.  The Company may terminate the Executive’s employment hereunder at any time, without any Cause, and Executive may resign for Good Reason (as hereinafter defined), without any liability other than to pay to the Executive (i) his base salary through the effective date of termination and (ii) all compensation due pursuant to Section 5.1 as well as the continuation of salary and health benefits for a period of twelve (12) months after the termination of his employment, plus the average of the annual bonuses payable to Executive pursuant to Section 5.3 for each of the last three (3) completed fiscal years of the Company completed prior to the date of Executive’s termination (but not less than two-thirds of the maximum grantable bonus), plus vesting of all restricted stock granted to Executive pursuant to Section 5.4.

7.5 Definition of Good Reason.  For purposes hereof, “Good Reason” shall mean a termination by the Executive within ninety (90) days following (i) the relocation of the primary office of the Executive more than ten (10) miles from McLean, Virginia, without the consent of Executive, (ii) a material change in the Executive’s duties such that he is no longer the Chief Executive Officer of the Company or (iii) removal of Executive as Chief Executive or failure to nominate him for a position on the board of directors; (iv) the assignment to the Executive of duties that are inconsistent with his position or that materially alter his ability to function as Chief Executive Officer; or (v) a reduction in the Executive’s total base compensation as set forth in Sections 5.1, 5.2, 5.3 and 5.4.

7.6 By Executive without Cause.  The Executive may terminate his employment hereunder with thirty (30) days notice at any time.

7.7 Surrender of Records and Property.  Upon termination of his employment with Company for any reason, the Executive shall deliver promptly to Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, whether in tangible or electronic format or media, which are the property of Company or which relate in any way to the business, products, practices or techniques of Company, and all other property, trade secrets and confidential information of Company, including, but not limited to, all documents or electronic records which in whole or in part contain any trade secrets or confidential information of Company, which in any of these cases are in his possession or under his control.

7.8 Survival.  Notwithstanding any termination of the Executive’s employment hereunder, and unless specifically provided therein, the Executive shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Executive’s employment. Further, Company’s obligation to pay severance upon termination of the Executive’s employment without cause shall survive termination of this Agreement.

8. Miscellaneous.

8.1 Severability.  If any provision of this Agreement shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

8.2 Remedies.  Company and Executive acknowledge that the service to be provided by Executive is of a special, unique, unusual, extraordinary and intellectual character, which gives it peculiar value the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, Executive and Company hereby consent and agree that for any breach or violation by Executive of any of the provisions of this Agreement including, without limitation, Section 3 and 4), a restraining order and/or injunction may be sought against either of the parties, in addition to any other rights and remedies the parties may have, at law or equity, including without limitation the recovery of money damages.

8.3 No Waiver.  The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

8.4 Assignment.  This Agreement and all rights hereunder are personal to Executive and may not be transferred or assigned by Executive at any time. Company may assign its rights, together with its obligations hereunder, to any subsidiary, affiliate or successor of Company, or in connection with any sale, transfer or other disposition of all or substantially all the business and assets of Company or any of their respective subsidiaries or affiliates, whether by sale of stock, sale of assets, merger, consolidation or otherwise; provided, that any such assignee assumes Company’s obligations hereunder. This Agreement shall be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties hereto.

8.5 Withholding.  All sums payable to Executive hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law to be withheld by Company.

8.6 Entire Agreement.  This Agreement (and the exhibit(s) hereto) constitutes the entire and only agreement and understanding between the parties relating to employment of Executive with Company and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect to Executive’s employment; except that the Executive Invention Assignment and Confidentiality Agreement shall remain as an independent contract and shall remain in full force and effect according to its terms.

8.7 Amendment.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended only by an agreement in writing executed by both parties hereto.

8.8 Notices.  All notices and other communications required or permitted under this Agreement shall be in writing and hand delivered, sent by telecopier, sent by certified first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party shall notify the other parties:

If to Company:

Telecopier:

Attention:

If to Executive:

Telecopier:

Attention:

8.9 Binding Nature.  This Agreement shall be binding upon, and inure to the benefit of, the successors and personal representatives of the respective parties hereto.

8.10 Headings.  The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female referents, and the word “or” is used in the inclusive sense.

8.11 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

8.12 Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws.

[Remainder of page intentionally left blank; next page is signature page]

IN WITNESS WHEREOF, Company and Executive have executed this Agreement as of the date first above written.

“COMPANY”	‘‘EMPLOYEE”

By: Rhodric C. Hackman	By: D. Michael Keenan

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

Annex D

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MERCATOR PARTNERS ACQUISITION CORP.

Pursuant to Sections 242 and 245 of the
Delaware General Corporation Law

FIRST:  The name of the corporation is Global Telecom & Technology, Inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND:  The registered office of the Corporation is to be located at 874 Walker Road, Suite C, Dover, Delaware. The name of its registered agent at that address is United Corporate Services Inc.

THIRD:  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH:  (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 80,005,000 of which:

(i) 80,000,000 shares shall be Common Stock, with a par value of $.0001 per share; and

(ii) 5,000 shares shall be Preferred Stock, with a par value of $.0001 per share.

(b) Preferred Stock.   The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

(c) Common Stock.

(i) Dividends.   Subject to the preferential dividend rights applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive only such dividends as may be declared by the Board of Directors.

(ii) Liquidation.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled, ratably, in proportion to the number of shares held by them, to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock.

(iii) Voting Rights.   Except as otherwise required by statute or as otherwise provided in this Second Amended and Restated Certificate of Incorporation, each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

(iv) Conversion.   The holders of shares of Common Stock shall have no conversion rights under any circumstances.

FIFTH:  (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Second Amended and Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders of the Corporation. The number of directors of the Corporation shall be fixed from time to time in the manner provided in the Bylaws of the Corporation. The directors of the Corporation shall not be classified into separate classes and all directors shall be elected to a new term of office at each annual meeting of the stockholders of the Corporation.

(b) Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SIXTH:  The Corporation is to have perpetual existence.

SEVENTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a) Election of directors need not be by ballot unless the Bylaws of the Corporation so provide.

(b) The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Bylaws of the Corporation as provided in the Bylaws of the Corporation.

(c) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

(d) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the GCL, this Second Amended and Restated Certificate of Incorporation, and any Bylaws from time to time duly adopted made by the stockholders; provided, however, that no bylaw so adopted shall invalidate any prior act of the directors.

EIGHTH:  (a) To the fullest extend permitted by the GCL as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

(b) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(c) The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was an employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as an employee at the request of the Corporation or any predecessor to the Corporation.

(d) Neither any amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

NINTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Annex E

MERCATOR PARTNERS ACQUISITION CORP.

2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Mercator Partners Acquisition Corp. 2006 Employee, Director and Consultant Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $.0001 par value per share.

Company means Mercator Partners Acquisition Corp., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or the Nasdaq Stock Market or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock as reported for the trading day immediately preceding the applicable date;

(2) If clause (1) does not apply and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock on the trading day immediately preceding the applicable date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Mercator Partners Acquisition Corp. 2006 Employee, Director and Consultant Stock Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan, including an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be 3,000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.

(b) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a. Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b. Determine which Employees, directors and consultants shall be granted Stock Rights;

c. Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 200,000 Shares be granted to any Participant in any fiscal year;

d. Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

e. Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right.

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

a. Non-Qualified Options:  Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

i. Option Price:  Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

ii. Number of Shares:  Each Option Agreement shall state the number of Shares to which it pertains.

iii. Option Periods:  Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

b. ISOs:  Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

i. Minimum standards:  The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above.

ii. Option Price:  Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A. 10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

B. More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

iii. Term of Option:  For Participants who own:

A. 10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B. More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

iv. Limitation on Yearly Exercise:  The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.  TERMS AND CONDITIONS OF STOCK GRANTS.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b) Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c) Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Board shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above or (g) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(ii).

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option.

10.	ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above; or (e) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11.  RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

12.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b. Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c. The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d. Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e. A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f. Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a. All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b. For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c. “Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

d. Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i) To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

(ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

b. A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

c. The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

a. In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i) To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

b. If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all Company rights of repurchase, if any, shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock Grant as to which the Company’s repurchase rights have not lapsed.

19.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Stock Grant Agreement, if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” all Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at $.0001.

20.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company’s rights of repurchase, if any, have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.	EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a. The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b. At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

a. Stock Dividends and Stock Splits.  If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant may be appropriately increased or decreased proportionately, and appropriate adjustments may be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitation in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

b. Corporate Transactions.  If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

c. Recapitalization or Reorganization.  In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

d. Adjustments to Stock-Based Awards.  Upon the happening of any of the events described in Subparagraphs A, B or C above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect if any, of a Change in Control and, subject to Paragraph 4, its determination shall be conclusive.

e. Modification of ISOs.  Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph a, b or c above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

25.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.	TERMINATION OF THE PLAN.

The Plan will terminate on May 21, 2006, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

32.  EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
PROXY
MERCATOR PARTNERS ACQUISITION CORP.
One Fountain Square
11911 Freedom Drive — Suite 590
Reston, Virginia 20190
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF MERCATOR PARTNERS ACQUISITION CORP.
     The undersigned appoints Rhodric C. Hackman and David Ballarini, and each of them, with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock and/or Class B common stock of Mercator Partners Acquisition Corp. (“Mercator”) held of record by the undersigned on September 20, 2006, at the Special Meeting of Stockholders to be held on October 13, 2006, or any postponement or adjournment thereof.
     ONLY SHARES OF CLASS B COMMON STOCK MAY VOTE FOR PROPOSAL NUMBER 1. NO SHARES OF COMMON STOCK MAY VOTE FOR PROPOSAL NUMBER 1.
     THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL NOT BE VOTED EITHER FOR OR AGAINST PROPOSAL NUMBER 1, BUT WILL BE VOTED “FOR” PROPOSAL NUMBERS 2, 3, 4 AND 5. THE BOARD OF DIRECTORS OF MERCATOR UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH PROPOSAL SHOWN ON THE REVERSE SIDE.
(Continued and to be signed on reverse side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
PROXY
ONLY SHARES OF CLASS B COMMON STOCK MAY VOTE FOR PROPOSAL NUMBER 1. NO SHARES OF COMMON STOCK MAY VOTE FOR PROPOSAL NUMBER 1.
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL NOT BE VOTED EITHER FOR OR AGAINST PROPOSAL NUMBER 1, BUT WILL BE VOTED “FOR” PROPOSAL NUMBERS 2, 3, 4 AND 5. THE BOARD OF DIRECTORS OF MERCATOR UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.	To approve the acquisitions of (a) Global Internetworking, Inc. (“GII”) pursuant to the terms of the Stock Purchase Agreement dated May 23, 2006, as amended, by and among Mercator, GII and the shareholders of GII, and (b) European Telecommunications & Technology Limited (“ETT”) pursuant to the terms of the offer made by Mercator to the shareholders of ETT.			FOR ☐	AGAINST ☐	ABSTAIN ☐

	If you voted “AGAINST” Proposal Number 1 and you hold shares of Mercator Class B common stock issued in Mercator’s initial public offering, you may exercise your conversion rights and demand that Mercator convert your shares of Class B common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box to the right. If you exercise your conversion rights, then you will be exchanging your shares of Mercator Class B common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the acquisitions of GII and ETT are completed and you continue to hold these shares through the effective time of the acquisitions and tender your stock certificate to Mercator. Failure to (a) vote against proposal Number 1, (b) check the “Exercise Conversion Rights” box to the right and (c) submit this proxy in a timely manner, will result in the loss of your conversion rights.			EXERCISE CONVERSION RIGHTS		☐

2.	To amend and restate Mercator’s Certificate of Incorporation to (i) change Mercator’s name from “Mercator Partners Acquisition Corp” to “Global Telecom & Technology, Inc.” (ii) increase the number of shares of common stock Mercator is authorized to issue from 40,000,000 to 80,000,000 and (iii) remove certain provisions only applicable to Mercator prior to the completion of a business combination.			FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To approve the 2006 Mercator Employee, Director and Consultant Stock Plan				FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To elect directors
	Nominees:			FOR	WITHHOLD	FOR ALL
		H. Brian Thompson	___	all the	authority to vote	EXCEPT
		Rhodric C. Hackman	___	nominees	for all the
		D. Michael Keenan	___	listed at left	nominees listed at
		Morgan O’Brien	___		left
		Alex Mandl	___	☐	☐	☐
		Didier Delepine	___
		Howard Janzen	___			INSTRUCTION:
		Sudhakar Shenoy	___			To withhold
authority to vote
for any individual
nominee(s), mark
“FOR ALL
EXCEPT” and fill
in the blank next to
each nominee you
wish to withhold,
with an “X”.

5.	To approve any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies.			FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.